UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           SCHEDULE 14A INFORMATION
                                _______________
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 Filed by Registrant X
Filed by a party other than the Registrant
Check the appropriate box:
X     Preliminary Proxy Statement

      Confidential, for Use of the  Commission  Only (as permitted by Rule  14a-
       6(e)(2))

      Definitive Proxy Statement

      Definitive Additional Materials

      Soliciting  Material  Pursuant  to   section   240.14a-11(c)  or  section
       240.14a-12

                        SUPERIOR ENERGY SERVICES, INC.
               (Name of Registrant as Specified in its Charter)


     (Name of Person Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
      No fee required

X     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
       0-11.
      (1)   Title of each class of securities to which the transaction applies:
            (i) Common Stock, par value $0.001 per share of Superior Energy Services, Inc. ("Superior"), ("Superior Common Stock") to be issued by Superior in the transaction.
      (2)   Aggregate  number  of  securities  to  which  transaction  applies:
            30,321,260, being the maximum number of shares of Superior Common Stock estimated to be issued in the transaction.
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: The filing fee of $1,910 is calculated in accordance with Rule 0-11(c)(1) under the Exchange Act as one-fiftieth of one percent of $9,547,386, which is the aggregate book value as of March 31, 1999 of the 75,336 shares of Cardinal capital stock (including shares issuable upon the exercise of outstanding rights to acquire Cardinal capital stock and the $45,000,000 worth of Cardinal capital stock to be issued as a condition to closing the transaction) to be cancelled in the transaction.
      (4)   Proposed    maximum    aggregate    value   of   the   transaction:
            $9,547,386.00.
      (5)   Total fee paid:  $1,910.

      Fee paid previously with preliminary materials.

      Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                        SUPERIOR ENERGY SERVICES, INC.
                               1105 PETERS ROAD
                              HARVEY, LOUISIANA   70058
                                 (504) 362-4321



                                                                 June ___, 1999



Dear Stockholder:

   You are cordially invited to attend the annual meeting of Superior Energy Services, Inc. ("Superior"), which will be held on ______________, 1999 at 10:00 a.m. local time at 201 St. Charles Ave., 52nd Floor, New Orleans, La.

   At the annual meeting you will be asked to approve the issuance of shares of Superior common stock pursuant to an Agreement and Plan of Merger dated as of April 20, 1999, providing for the merger (the "Merger") of a wholly-owned subsidiary of Superior with and into Cardinal Holding Corp. ("Cardinal"). As a result of the Merger, Cardinal will become a wholly-owned subsidiary of Superior.

   Consummation of the Merger is subject to satisfaction of certain other conditions, including approval by Superior stockholders of amendments to Superior's Certificate of Incorporation and a new 1999 Stock Incentive Plan, as well as the election by Superior stockholders of a new slate of directors.

   In the materials accompanying this letter, you will find a Notice of Annual Meeting of Stockholders, a Proxy Statement relating to the actions to be taken by Superior stockholders at the annual meeting and a proxy card. The Proxy Statement more fully describes the proposed Merger and includes information about Superior and Cardinal. I urge you to read this material carefully.

   Our investment banking firm, Johnson Rice & Company, L.L.C. ("Johnson Rice"), has given us its opinion that the terms of the Merger are fair from a financial point of view to you as a stockholder. The entire written opinion of Johnson Rice is attached as Appendix B to this Proxy Statement. You are urged to read the entire Johnson Rice opinion carefully.

   THE SUPERIOR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AND THE RELATED TRANSACTIONS AND HAS DETERMINED THAT THEY ARE FAIR TO AND IN THE BEST INTERESTS OF SUPERIOR AND ITS STOCKHOLDERS. YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE ISSUANCE OF SUPERIOR COMMON STOCK PURSUANT TO THE MERGER AND THE ELECTION OF DIRECTORS AND OTHER PROPOSALS DESCRIBED HEREIN.

   The formal notice of the annual meeting is attached, and a form of proxy is enclosed for your use. Whether or not you expect to attend the meeting, it is very important that your shares be represented and it would therefore be helpful if you would return your signed and dated proxies promptly in the enclosed addressed, postage-paid envelope.

   This Proxy Statement and the accompanying proxy card are first being mailed to stockholders of record as of June ______, 1999, the record date, on or about June ___, 1999.



                                    Sincerely,


                                    Terence E. Hall
                                    Chairman  of  the Board and Chief Executive
                                    Officer

                        SUPERIOR ENERGY SERVICES, INC.
                               1105 PETERS ROAD
                           HARVEY, LOUISIANA  70058

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Holders of Common Stock of Superior Energy Services, Inc.:

   The annual meeting (the "Meeting") of stockholders of Superior Energy Services, Inc. ("Superior") will be held at 201 St. Charles Avenue, 52nd Floor, New Orleans, Louisiana 70170, on ____________, _____________, 1999 at 10:00
a.m., New Orleans time, to consider and vote on:

   1. Approval of the issuance of a number of shares of Superior common stock equal to 51% of the outstanding shares after giving effect to such issuance, calculated on a fully diluted basis, in accordance with the terms of an Agreement and Plan of Merger, pursuant to which a wholly-owned subsidiary of Superior would merge (the "Merger") with and into Cardinal Holding Corp. ("Cardinal") and Cardinal would become a wholly-owned subsidiary of Superior;

   2. The election of six directors;

   3. Approval of an amendment to Superior's Certificate of Incorporation to increase the number of authorized shares of Superior common stock from 40,000,000 to 125,000,000;

   4. Approval of an amendment to Superior's Certificate of Incorporation to regulate the ownership of the capital stock of Superior by persons who are not citizens of the United States;

   5. Approval of the Superior Energy Services, Inc. 1999 Stock Incentive Plan; and

   6. Such other business as may properly come before the Meeting or any adjournment thereof.

   YOUR VOTE IS VERY IMPORTANT. Consummation of the Merger is conditioned upon the approval by Superior's stockholders of proposals 1 through 5 (the "Merger Proposals") and each of proposals 2 through 5 are conditioned upon consummation of the Merger.

   The Proxy Statement, which you are encouraged to read carefully, provides important information about the Merger and about the business of Superior and Cardinal. In particular, you should review the sections entitled "Reasons for the Merger" and "Recommendation of the Superior Board of Directors" under the heading "The Merger" for the reasons why we believe the Merger is in the best interests of Superior's stockholders.

   Your Board of Directors believes that the Merger with Cardinal is in the best interests of Superior and its stockholders and unanimously recommends that you vote FOR approval of all of the Merger Proposals.

   The Board of Directors of Superior has fixed the close of business on June ___, 1999 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Meeting or any adjournment or postponement thereof.

   Even if you now expect to attend the Meeting, you are requested to mark, sign, date, and return the accompanying proxy in the enclosed addressed, postage-paid envelope. If you attend the Meeting, you may vote in person, whether or not you have sent in your proxy. A proxy may be revoked at any time prior to the voting thereof.

                                     By Order of the Board of Directors

                                              Carolyn Plaisance
                                                  Secretary
Harvey, Louisiana
June ___, 1999

 WHERE YOU CAN FIND MORE INFORMATION

      Superior files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). You can inspect and copy that information at the public reference room of the Commission at 450 Fifth Street, NW, Washington, D.C. 20549. You may call the Commission at 1-800-SEC-0330 for more information about the public reference room. The Commission also maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants, like us, that file reports with the Commission electronically. The Commission's Internet address is http://www.sec.gov.

      The  Commission  allows  Superior   to  "incorporate  by  reference"  the
information it files with the Commission, which means that Superior can disclose important information to you by referring to documents on file with the Commission. Certain information that Superior currently has on file is incorporated by reference and is an important part of this Proxy Statement. Certain information that Superior will file later with the Commission will automatically update and supersede this information.

      Superior incorporates by reference the following documents that it has filed with the Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"):

      *     Annual  Report  on Form 10-KSB for the fiscal year ended December
            31, 1998

      *     Quarterly Report  on Form 10-Q for the fiscal quarter ended March
            31, 1999

      * All documents filed by Superior with the Commission pursuant to Sections 13(a), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to the date of the Meeting

      You can obtain any of the above listed documents from us or the Commission. Documents listed above are available from us without charge, excluding all appendices unless the appendices have been specifically incorporated by reference into this Proxy Statement. Stockholders may request copies by writing or telephoning us at:

                        Superior Energy Services, Inc.
                               1105 Peters Road
                           Harvey, Louisiana  70058
                            Attn: Carolyn Plaisance
                          Telephone:  (504) 362-4321

                               TABLE OF CONTENTS

                                                                          PAGE

SUMMARY                                                                     1
   The Annual Meeting                                                       1
   Purpose of the Meeting                                                   1
   Quorum; Vote Required to Pass Proposals                                  1
   Structure and Terms of the Merger (Proposal 1)                           2
   The Companies                                                            2
   Effective Time of the Merger                                             2
   Reasons for the Merger                                                   2
   Board Recommendation                                                     3
   Opinion of Financial Advisors                                            3
   Other Terms and Conditions to the Merger                                 3
   Rights of Superior Stockholders; Dilution                                5
   Appraisal Rights                                                         5
   Accounting Treatment                                                     5
   Federal Income Tax Consequences                                          6
   Election of Directors (Proposal 2)                                       6
   Amendment to Certificate of Incorporation to Increase the Number of
      Authorized Shares of Superior Common Stock (Proposal 3)               6
   Amendment to Certificate of Incorporation  to Restrict Ownership by
      Non-U.S. Citizens (Proposal 4)                                        6
   Superior Energy Services, Inc. 1999 Stock Incentive Plan (Proposal 5)    6
   SUMMARY HISTORICAL FINANCIAL DATA SUPERIOR ENERGY SERVICES, INC.         8
   SUMMARY HISTORICAL FINANCIAL DATA CARDINAL HOLDING CORP.                10
   SUMMARY PRO FORMA CONSOLIDATED FINANCIAL INFORMATION                    12
   COMPARATIVE PER SHARE DATA                                              13
   MARKET PRICES AND DIVIDENDS                                             14
THE ANNUAL MEETING                                                         15
   Date and Place of the Annual Meeting                                    15
   Purpose of the Meeting                                                  15
   Record Date; Stockholders Entitled to Vote                              15
   Quorum; Vote Required                                                   15
   Solicitation, Voting and Revocability of Proxies                        16
THE MERGER                                                                 17
   The Merger Agreement                                                    17
   Structure and Terms of the Merger                                       17
   Background of the Merger                                                18
   Reasons for the Merger                                                  19
   Recommendation of the Superior Board of Directors                       19
   Opinion of Financial Advisers                                           20
   Effective Time of the Merger                                            23
   Exchange of Stock Certificates                                          23
   Certain Terms of the Merger Agreement                                   23
   Hart-Scott-Rodino Clearance                                             26
   Other Conditions to the Merger                                          26
   Interests of Certain Persons in the Merger                              27
   Conduct of Business by Cardinal and Superior Pending the Merger         29
   No Solicitation                                                         30
   Restrictions on the Funds                                               31
   Amendment; Waiver; Termination                                          31
   Fees and Expenses                                                       33
   Rights of Superior Stockholders; Dilution                               33
   Appraisal Rights                                                        33
   Accounting Treatment                                                    33
   Certain Federal Income Tax Consequences                                 33
   Federal Securities Law Consequences                                     34
   Vote Required                                                           34
BUSINESS OF THE COMPANIES                                                  35
   Description of Business of Superior                                     35
   Description of Business of Cardinal                                     36
SELECTED CONSOLIDATED FINANCIAL DATA OF SUPERIOR ENERGY SERVICES, INC      41
SELECTED CONSOLIDATED FINANCIAL DATA OF CARDINAL HOLDING CORP              43
PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS                                45
SUPERIOR ENERGY SERVICES, INC. MANAGEMENT'S DISCUSSION  AND ANALYSIS OF
   FINANCIAL CONDITION AND RESULTS OF OPERATIONS                           53
   Overview                                                                53
   Comparison of the Results of Operations for the Quarters Ended March
      31, 1999 and 1998                                                    53
   Comparison of the Results of Operations for the Years Ended December
      31, 1998 and 1997                                                    53
   Comparison of Results of Operations for the Years  Ended  December
      31, 1997 and 1996                                                    54
   Liquidity and Capital Resources                                         55
   New Accounting Pronouncements                                           56
   Year 2000                                                               56
   Quantitative and Qualitative Disclosures About Market Risk              57
CARDINAL  HOLDING  CORP.  MANAGEMENT'S  DISCUSSION  AND  ANALYSIS  OF
   FINANCIAL CONDITION AND RESULTS OF OPERATIONS                           58
   General                                                                 58
   Acquisitions                                                            59
   Recapitalization and Refinancing                                        59
   Results of Operations                                                   60
   Quarter Ended March 31, 1999 Compared to Quarter Ended March 31, 1998   60
   Year ended December 31, 1998 Compared to Year Ended December 31, 1997   61
   Year ended December 31, 1997 Compared to Year Ended December 31, 1996   62
   Liquidity and Capital Resources                                         62
   Year 2000 Issues                                                        63
   Quantitative and Qualitative Disclosures About Market Risk              64
ELECTION OF DIRECTORS                                                      65
   Voting Procedure                                                        65
   Information About Directors                                             65
   Board Committees                                                        66
   Director Compensation                                                   66
   Information About Executive Officers                                    67
PRINCIPAL STOCKHOLDERS                                                     68
EXECUTIVE COMPENSATION                                                     71
   Summary of Executive Compensation                                       71
   Summary Compensation Table                                              71
   Executive Employment Agreements                                         71
   1998 Stock Option and Stock Appreciation Right Grants                   73
   Aggregate Option Exercises During 1998 and Option Values at Fiscal
    Year End                                                               73
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                             74
   Section 16(a) Beneficial Ownership Reporting Compliance                 74
PROPOSED AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE
   NUMBER OF AUTHORIZED SHARES                                             75
   Purposes and Effects of the Proposal                                    75
   Vote Required                                                           75
PROPOSED AMENDMENT TO CERTIFICATE OF INCORPORATION TO RESTRICT
   OWNERSHIP BY NON-UNITED STATES CITIZENS                                 76
   General                                                                 76
   Background and Purpose of the Citizenship Amendment                     76
   Description of Citizenship Amendment Provisions                         76
   Effect of Amendment on Stockholders                                     78
   Vote Required                                                           78
PROPOSAL  TO  APPROVE  THE  SUPERIOR ENERGY SERVICES, INC. 1999 STOCK
   INCENTIVE PLAN                                                          79
   General                                                                 79
   Purpose of the Proposal                                                 79
   Terms of the Plan                                                       79
   Awards To Be Granted                                                    82
   Federal Income Tax Consequences of Stock Options                        82
   Vote Required                                                           83
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS                           83
STOCKHOLDER PROPOSALS                                                      83
INDEX TO FINANCIAL STATEMENTS                                              F-1
APPENDIX A: Agreement and Plan of Merger                                   A-1
APPENDIX B: Fairness Opinion of Johnson Rice & Company L.L.C.              B-1
APPENDIX C: Authorized Share Amendment                                     C-1
APPENDIX D: Citizenship Amendment                                          D-1
APPENDIX E: Superior Energy Services, Inc. 1999 Stock Incentive Plan       E-1

                                    SUMMARY

   This summary is not a complete statement of all of the features or effects of the proposals to be voted upon at the Meeting. This summary is qualified in its entirety by the more detailed information contained in this Proxy Statement and the Appendices attached hereto.

THE ANNUAL MEETING

   The annual meeting (the "Meeting") of Superior Energy Services, Inc., a Delaware corporation ("Superior"), will be held at 201 St. Charles Avenue, 52nd Floor, New Orleans, Louisiana 70170, on ____________, _____________, 1999 at
10:00 a.m., New Orleans time. Only holders of record of shares of Superior common stock, $.001 par value per share ("Superior Common Stock"), at the close of business on June __, 1999 (the "Record Date") are entitled to notice of and to vote at the Meeting. On the Record Date, there were [28,792,523] shares of Superior Common Stock issued and outstanding, with each share entitled to cast one vote with respect to each matter properly presented at the Meeting.

PURPOSE OF THE MEETING

   At the Meeting, holders of Superior Common Stock will be asked to:

   1. Approve the issuance of a number of shares of Superior Common Stock equal to 51% of the outstanding shares after giving effect to such issuance, calculated on a fully diluted basis (the "Share Issuance") in accordance with the terms of an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which a wholly-owned subsidiary of Superior would merge (the "Merger") with and into Cardinal Holding Corp. ("Cardinal") and Cardinal would become a wholly-owned subsidiary of Superior;

   2. Elect six directors;

   3. Approve an amendment to Superior's Certificate of Incorporation to increase the number of authorized shares of Superior Common Stock from 40,000,000 to 125,000,000;

   4. Approve an amendment to Superior's Certificate of Incorporation to regulate the ownership of the capital stock of Superior by persons who are not citizens of the United States; and

   5. Approve the Superior Energy Services, Inc. 1999 Stock Incentive Plan (the "Plan").

QUORUM; VOTE REQUIRED TO PASS PROPOSALS

   The presence, in person or by proxy, of a majority of the outstanding shares of Superior Common Stock entitled to vote is necessary to constitute a quorum. Stockholders voting, or abstaining from voting, on any issue will be counted as present for purposes of constituting a quorum.

   Under the Delaware General Corporation Law ("DGCL"), neither the Merger Agreement nor the Shares Issuance is required to be approved by Superior's stockholders. However, the rules of the Nasdaq National Market, upon which the Superior Common Stock is traded, require that the Share Issuance be submitted to the Superior stockholders and be approved by at least a majority of the votes cast on the proposal.

   The approval of each of the proposed amendments to Superior's Certificate of Incorporation requires the affirmative vote of the holders of at least a majority of the outstanding shares of Superior Common Stock. Approval of the Plan requires the affirmative vote of holders of at least a majority of the shares of Superior Common Stock present, in person or by proxy, at the Meeting. Superior directors will be elected by a plurality of the votes cast at the Meeting.

   An abstention will have no effect on the approval of the Share Issuance or the election of directors, but will have the effect of a vote against each of the other proposals. If brokers do not receive instructions from beneficial owners as to the granting or withholding of proxies and may not or do not exercise discretionary power to grant a proxy with respect to such shares (a "broker non-vote") on the proposals, shares not voted on such proposals, other than the election of directors, as a result will be counted as not present and not cast with respect to the proposals. Thus, broker non-votes will have no effect on the Share Issuance or the proposal to approve the Plan, but will have the effect of a vote against the proposals to amend Superior's Certificate of Incorporation.

STRUCTURE AND TERMS OF THE MERGER (PROPOSAL 1)

      On April 20, 1999, Superior, Superior Cardinal Acquisition Company, Inc., a wholly-owned subsidiary of Superior, Cardinal and two major stockholders of Cardinal, First Reserve Fund VII, Limited Partnership and First Reserve Fund VIII, L.P. (the "Funds"), entered into the Merger Agreement, pursuant to which the wholly-owned subsidiary of Superior would be merged with and into Cardinal and Cardinal would become a wholly-owned subsidiary of Superior. The terms of the Merger Agreement provide that at the Effective Time (as defined below) of the Merger, all of the outstanding shares of Cardinal capital stock will be converted into the right to receive, in the aggregate, a number of shares of Superior Common Stock (the "Merger Shares") equal to 51% (the "Exchange Percentage") of the then outstanding Superior Common Stock after giving effect to such issuance, calculated on a fully diluted basis.

   The number of shares of Superior Common Stock that will be issued upon consummation of the Merger will be calculated based on the number of shares of Superior Common Stock that will be used by Superior to calculate its fully diluted earnings per share in accordance with generally accepted accounting principles ("GAAP") for its fiscal quarter ending June 30, 1999. If this calculation were made as of March 31, 1999, the average price for Superior Common Stock was $2.75, the number of issued and outstanding shares of Superior Common Stock was 28,792,523, and the number of fully diluted shares of Superior Common Stock was 28,822,296. Thus, 29,998,716 shares of Superior Common Stock (51% of the fully diluted shares plus the number of shares issued in the Merger) would be issued to Cardinal stockholders upon consummation of the Merger, or 51% of the shares of Superior Common Stock actually issued and outstanding after giving effect to the Merger. See "The Merger - Structure and Terms of the Merger" and "- Effective Time of the Merger."

THE COMPANIES

       Superior provides oil tool rentals, well plug and abandonment services, and other specialized products and services to oil companies operating in the Gulf of Mexico and Gulf Coast land regions. Superior is located at 1105 Peters Road, Harvey, Louisiana 70058, telephone (504) 362-4321. See "Business of the Companies - Description of the Business of Superior."

      Cardinal provides liftboat rentals and other production related services, including mechanical wireline services and plug and abandonment services to oil companies operating in the Gulf of Mexico. Cardinal's principal place of business is located at 3703 South Lewis Street, New Iberia, Louisiana 70560, telephone (318) 364-4545. See "Business of the Companies - Description of the Business of Cardinal."

EFFECTIVE TIME OF THE MERGER

   The Merger will become effective at the time (the "Effective Time") and on the date (the "Effective Date") the Certificate of Merger is filed with the Secretary of State of Delaware. Unless Superior and Cardinal otherwise agree, the Merger will be consummated as soon as possible after all stockholder approvals described in this Proxy Statement have been obtained and the other conditions to the Merger have been satisfied or waived (the "Closing Date"). See "The Merger - Hart-Scott-Rodino Clearance" and "- Other Conditions to the Merger."

REASONS FOR THE MERGER

      Superior's Board believes the terms of the Merger are fair to and in the best interests of Superior and its stockholders. The Board believes the Merger will provide Superior with a means of achieving certain long-term financial and strategic objectives, and believes the Merger offers various synergistic opportunities, including the ability to: (i) achieve broader penetration in the well life cycle by bundling product and service offerings; (ii) become a market leader in the well service market through the combination of Cardinal's and Superior's well service operations; (iii) reduce corporate and field operating costs as a percentage of revenue; (iv) expand internationally given the increased size of the combined company; and (v) increase revenues and market share by capitalizing on cross-marketing opportunities. See "The Merger
- Background of the Merger," "- Reasons for the Merger" and "- Recommendation of the Superior Board of Directors."

BOARD RECOMMENDATION

      Superior's Board of Directors believes that the Merger is in the best interests of Superior and its stockholders and recommends that stockholders vote in favor of the Share Issuance and the related proposals (described below) to elect directors, amend Superior's Certificate of Incorporation and adopt the 1999 Stock Incentive Plan. The Board believes that if the Merger is consummated, Superior will have greater prospects for future success.

OPINION OF FINANCIAL ADVISORS

      Johnson Rice & Company, L.L.C. ("Johnson Rice") was retained by Superior to provide a fairness opinion in connection with the Merger. On April 13, 1999 Johnson Rice rendered its oral opinion to the Superior Board, later confirmed in writing, that as of such date and based upon factors and assumptions set forth therein, the Exchange Percentage was fair from a financial point of view to holders of Superior Common Stock. In rendering its opinion, Johnson Rice took into account that the consideration to be paid to Cardinal stockholders in connection with the Merger was determined through arms'-length negotiations between Cardinal and Superior. Superior has agreed to pay Johnson Rice a fee for its fairness opinion and related advisory services of $1,200,000 payable upon the consummation of the Merger. Superior has also agreed to reimburse Johnson Rice for its expenses related to the engagement and to indemnify Johnson Rice and its affiliates against certain liabilities and expenses, including liabilities under federal securities laws in connection with Johnson Rice's engagement. The full text of the Johnson Rice letter is attached to this Proxy Statement as Appendix B. See "The Merger - Opinion of Financial Advisers."

OTHER TERMS AND CONDITIONS TO THE MERGER

   In addition to the foregoing, the Merger Agreement contains certain other terms and conditions, including:

      EQUITY CONTRIBUTION. In March 1999, Cardinal completed an offering of $5 million of equity to the current holders of Cardinal capital stock, and the consummation of the Merger is conditioned upon Cardinal's completion of a private placement of an additional $45 million of equity to the current holders of Cardinal capital stock or other institutional investors, the net proceeds of which will be used to reduce Cardinal's indebtedness upon consummation of the Merger. Each of the Funds has committed to subscribe for its pro rata portion of the offering (approximately $28 million in the aggregate). See "The Merger
- Certain Terms of the Merger Agreement - Equity Contribution."

      FINANCING. Under the terms of the Merger Agreement, prior to the consummation of the Merger, Superior must obtain a new credit facility, which may be in the form of an offering of senior notes, or secured or unsecured bank debt, or any other form reasonably satisfactory to Superior and Cardinal, containing usual and customary covenants, and on terms that are mutually agreed upon by Superior and Cardinal, in a principal amount (the "Financing") that will produce proceeds sufficient to repay or refinance certain existing indebtedness of both Cardinal and Superior. The completion of the Financing is a condition to the consummation of the Merger. As of the date of this Proxy Statement, Superior is evaluating several indications of interest from lenders for the Financing. See "The Merger - Certain Terms of the Merger Agreement - Financing."

      CONSTITUTION OF SUPERIOR'S BOARD; STOCKHOLDERS' AGREEMENT. The Merger Agreement requires Superior's Board to nominate a slate of directors to be elected at the Meeting, consisting of (i) two individuals designated by Superior, one of whom is Superior's Chief Executive Officer, (ii) two individuals designated by Cardinal, and (iii) two individuals who are independent of both Superior and Cardinal, and who have been designated by Cardinal. Accordingly, Superior's Board has nominated six individuals meeting this criteria to replace the current board members, all of whose terms expire at the Meeting.

      As a condition to the Merger, Superior and the Funds must execute a stockholders' agreement (the "Stockholders' Agreement") that provides, among other things, that following the Closing Date the Board of Directors of Superior will continue to consist of six directors nominated as provided above (except that following the Merger the Funds, rather than Cardinal, will designate the directors initially designated by Cardinal). However, the second individual, other than the Chief Executive Officer, initially selected by Superior will only be nominated for re-election at the first annual meeting of Superior's stockholders following the Closing Date and will serve until the expiration of his term at the second annual meeting of Superior's stockholders following the Closing Date, at which time this board seat will be filled by an independent director designated by a majority vote of the entire Board. The Stockholders' Agreement also contains certain covenants pursuant to which the Funds' ability to acquire or dispose of Superior Common Stock is restricted. See "The Merger - Certain Terms of the Merger Agreement - Constitution of Superior's Board Following the Merger; Stockholder's Agreement" and "Election of Directors."

      AGREEMENT AND RELEASE. The Merger Agreement also requires that all of Cardinal's stockholders execute an agreement and release, pursuant to which, among other things, each stockholder releases and discharges Cardinal from any obligations it may have under charter documents, contracts or applicable law, waives any preemptive rights such stockholder may have, waives any appraisal rights such stockholder may have under applicable law, agrees to terminate certain existing agreements, and agrees to accept the Merger Shares to which such stockholder will become entitled in accordance with the terms of the Merger Agreement in full payment for such stockholder's shares of Cardinal capital stock exchanged therefor. See "The Merger - Certain Terms of the Merger Agreement - Agreement and Release."

      REGISTRATION RIGHTS AGREEMENTS. The Merger Agreement also requires Superior to execute separate registration rights agreements with each of the Funds and all other Cardinal stockholders. The registration rights agreement with the Funds provides, among other things, that at any time after one year following the Closing Date, the Funds may request that Superior file a registration statement under the Securities Act of 1933 (the "Securities Act") for the offer and sale of not less than 20% of the Superior Common Stock owned by the Funds following the Merger. The registration rights agreement with the other stockholders of Cardinal provides, among other things, that Superior will file a shelf registration statement under the Securities Act within 90 days after the Closing Date registering the resale from time to time of the Superior Common Stock owned by such stockholders and maintain the effectiveness of such registration statement for two years after the Closing Date. Both agreements provide that the respective stockholders may include their shares on any registration statement filed by Superior to register the offer and sale of Superior Common Stock by Superior or other stockholders, subject to certain limitations. See "The Merger - Certain Terms of the Merger Agreement - Registration Rights Agreements."

      HART-SCOTT-RODINO CLEARANCE. The obligations of Superior and Cardinal to consummate the Merger are subject to the expiration or earlier termination of the requisite waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). Superior and Cardinal each made their required initial filings under the HSR Act on May ___, 1999. If not earlier terminated, the waiting period will expire on June _____, 1999. See "The Merger - Hart-Scott-Rodino Clearance."

      OTHER CONDITIONS. In addition to Superior stockholder approval and HSR clearance and the other matters discussed above, the consummation of the Merger is also conditioned upon approval by Cardinal's stockholders of the Merger, the receipt by Superior and Cardinal of an opinion of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P., counsel to Superior, to the effect that the Merger will constitute a tax-free reorganization, the receipt of any necessary third party consents or approvals, the receipt by both parties of customary legal opinions and other customary closing conditions. See "The Merger - Other Conditions to the Merger."

      INTERESTS OF CERTAIN PERSONS IN THE MERGER. In considering the recommendation of Superior's Board of Directors with respect to the Merger, Superior's stockholders should be aware that certain of the directors and officers of Superior, Cardinal and the Funds have certain interests respecting the Merger separate from their interests as holders of Superior Common Stock or Cardinal capital stock, as the case may be. These include employment agreements that will be entered into between Superior and certain Superior executive officers and the receipt of stock options by certain of these officers and directors pursuant to Superior's 1999 Stock Incentive Plan. Certain officers of Cardinal will also receive employment contracts and stock options following consummation of the Merger. In addition, two of Superior's current directors will maintain their positions on Superior's Board and the Funds will designate two directors to Superior's Board.

      Further, the Merger Agreement provides that Superior will indemnify the present and former officers and directors of Cardinal and its wholly-owned subsidiary, Cardinal Services, Inc., in accordance with Cardinal's Certificate of Incorporation, and will purchase and maintain an extension of Cardinal's directors' and officers' liability insurance policy for the Cardinal officers and directors. In addition, all current Cardinal employees who become employees of Superior following the Merger will receive the same employee benefits available to current Superior employees. See "The Merger - Interests of Certain Persons in the Merger," "Proposal to Approve the Superior Energy Services, Inc. 1999 Stock Incentive Plan" and "Election of Directors."

      CONDUCT OF BUSINESS BY THE PARTIES PENDING THE MERGER. Pursuant to the Merger Agreement, each of Superior and Cardinal has agreed to use its reasonable best efforts to preserve the goodwill of suppliers, customers and others having business relations with it and its subsidiaries and to do nothing knowingly to impair its ability to keep and preserve its business. See "The Merger - Conduct of Business by Cardinal and Superior Pending the Merger."

      NO SOLICITATION. The Merger Agreement prohibits Superior, Cardinal and their respective subsidiaries, affiliates, officers, directors, representatives and agents from soliciting, initiating or encouraging the submission of a proposal for an alternative sale transaction, entering into or giving any approval with respect to any such sale transaction, or participating in any discussions or negotiations regarding or furnishing to any person information with respect to any proposal that constitutes, or may reasonably be expected to lead to any such sale transaction. If the Board of either party determines in good faith, based upon the advice of outside counsel, that it is necessary to do so in order to comply with its fiduciary responsibilities, it may respond to an unsolicited proposal for an alternative sale transaction, furnish information with respect to itself to the person making such a proposal, and participate in negotiations regarding such a proposal. Each party, in such circumstances, may also modify or withdraw its recommendation of the Merger or recommend an alternative sale transaction to its stockholders but only after terminating the Merger Agreement and paying a termination fee equal to $3 million to the other party. See "The Merger - No Solicitation."

      AMENDMENT; WAIVER; TERMINATION. The Merger Agreement may be amended at any time upon written agreement of the parties, provided that any amendment that by law requires approval of the stockholders of either party must receive such approval. The Merger Agreement may be terminated by the parties under certain circumstances, however, if the Merger Agreement is terminated by either party in connection with its acceptance of a competing sale transaction, a termination fee equal to $3 million will be due to the other party.

      Moreover, if the Agreement is terminated due to (i) a breach of the other party's representations, warranties or covenants, (ii) the withdrawal or modification of the recommendation of the Merger by the other party's Board,
(iii) the commencement of a tender or exchange offer for the other party's stock that is not opposed by such other party's Board, (iv) the acquisition of 30% or more of the outstanding stock of the other party, or (v) the failure of the stockholders of the other party to approve the Merger, AND within three months of the termination, the other party enters into a written agreement for another sale transaction and the other sale transaction is ultimately consummated, the party entering into such other sale transaction will owe a termination fee of $3 million to the other party. See "The Merger - Amendment; Waiver; Termination."

RIGHTS OF SUPERIOR STOCKHOLDERS; DILUTION

   The rights of the Superior stockholders will not be altered as a result of the consummation of the Merger, except as those rights are affected by the proposed amendments to Superior's Certificate of Incorporation. The Merger will significantly dilute Superior's current stockholders. If the Merger is completed, Superior's current stockholders will own in the aggregate 49% of the total number of shares of Superior Common Stock then outstanding on a fully diluted basis, with the former stockholders of Cardinal owning in the aggregate the remaining 51%. See "Comparative Per Share Data" and "The Merger - Rights of Superior Stockholders; Dilution."

APPRAISAL RIGHTS

      Superior stockholders do not have appraisal rights in connection with the Merger. Under the DGCL, Cardinal stockholders would be entitled to appraisal rights in connection with the Merger; however, it is a condition to the Merger that each of the Cardinal stockholders sign an Agreement and Release in which it affirms that it has waived any and all appraisal rights. See "The Merger - Appraisal Rights" and "- Certain Terms of the Merger Agreement - Agreement and Release."

ACCOUNTING TREATMENT

      The Merger will result in the former stockholders of Cardinal owning 51% of the outstanding shares of Superior Common Stock on a fully diluted basis. For accounting purposes, the Merger will be treated as if Cardinal was the acquiror (a reverse acquisition) of Superior using the purchase method of
accounting.   See "The Merger - Accounting Treatment."

FEDERAL INCOME TAX CONSEQUENCES

      Management of Superior believes that the Merger will constitute a tax-free reorganization within the meaning of the Internal Revenue Code. The Merger is conditioned upon the receipt of an opinion of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P., Superior's counsel, to that effect. See "The Merger - Certain Federal Income Tax Consequences."

ELECTION OF DIRECTORS (PROPOSAL 2)

      It is a condition to the Merger that Superior's stockholders approve the election of the following nominees to serve as the directors of Superior for a one-year term ending at Superior's 2000 Annual Meeting of Stockholders: (i) William E. Macaulay and Ben A. Guill, two individuals selected by Cardinal,
(ii) Robert E. Rose and Richard A. Bachmann, two individuals selected by Cardinal who are independent of both Cardinal and Superior, (iii) Terence E. Hall, Superior's Chief Executive Officer and (iv) Justin L. Sullivan, a current Superior director. These director nominees are described in detail under "Election of Directors." The four nominees selected by Cardinal will only take office if the Merger is consummated. If, after the Meeting, the Merger is not consummated for any reason, Superior will call a special meeting of stockholders to elect substitute nominees in replacement of the four persons selected by Cardinal. See "Election of Directors."

AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF SUPERIOR COMMON STOCK (PROPOSAL 3)

      Currently, Superior's Certificate of Incorporation authorizes 40,000,000 shares of Superior Common Stock, of which [28,792,523] are issued and outstanding, and 1,651,500 are reserved for issuance upon the exercise of outstanding stock options. Superior will be required to increase the number of authorized shares in order to have sufficient shares available to be issued to Cardinal's stockholders pursuant to the Merger and upon the exercise of new options proposed to be granted under the 1999 Stock Incentive Plan. The Board of Directors has approved an amendment to Superior's Certificate of Incorporation increasing the number of shares of authorized Superior Common Stock to 125,000,000 to become effective only upon consummation of the Merger. It is a condition to the Merger that this amendment be approved by Superior's stockholders; likewise, if the Merger is not consummated, the charter amendment will not be effected. See "Proposed Amendment to Certificate of Incorporation to Increase Number of Authorized Shares."

AMENDMENT TO CERTIFICATE OF INCORPORATION TO RESTRICT OWNERSHIP BY NON-U.S. CITIZENS (PROPOSAL 4)

      Cardinal currently operates vessels in United States coastwide trade, which subjects it to the domestic stock ownership requirements of the Maritime Laws (as defined below). In order to enable Superior to comply with the Maritime Laws following the Merger, the Board has approved an amendment to Superior's Certificate of Incorporation to regulate the ownership of the capital stock of Superior by persons who are not citizens of the United States. It is a condition to the Merger that this amendment be approved by Superior's stockholders; likewise, if the Merger is not consummated, the charter amendment will not be effected. See "Proposed Amendment to Certificate of Incorporation to Restrict Ownership by Non-United States Citizens."

SUPERIOR ENERGY SERVICES, INC. 1999 STOCK INCENTIVE PLAN (PROPOSAL 5)

      The Merger is also conditioned on the approval by the Superior stockholders of the Superior Energy Services, Inc. 1999 Stock Incentive Plan (the "Plan"). The Plan has been adopted by the Board of Directors, subject to approval by the stockholders at the Meeting.

      Officers, key employees, consultants or advisers of Superior (including officers who are also directors of Superior and including individuals who are currently Cardinal officers, key employees, consultants or advisers) will be eligible to receive awards ("Incentives") under the Plan when designated by the Compensation Committee. Incentives under the Plan may be granted in any one or a combination of the following forms: (i) incentive stock options under Section 422 of the Internal Revenue Code (the "Code") and non-qualified stock options;
(ii) restricted stock; and (iii) other stock-based awards.

      Directors of Superior who are not also full-time employees of Superior (the "Outside Directors") will automatically be granted non-qualified stock options under the Plan upon joining the Board and on an annual basis thereafter. If the Plan is approved by the stockholders, Superior proposes to grant non-qualified stock options to certain officers, including persons who become officers of Superior in connection with the Merger. See "Proposal to Approve the Superior Energy Services, Inc. 1999 Stock Incentive Plan" and "The Merger - Interests of Certain Persons in the Merger."

                       SUMMARY HISTORICAL FINANCIAL DATA
                        SUPERIOR ENERGY SERVICES, INC.
                   (IN THOUSANDS EXCEPT EARNINGS PER SHARE)

      The following summary historical financial information for each of the years ended December 31, 1996 through 1998 has been derived from Superior's audited Consolidated Financial Statements. The summary historical financial information for the three months ended March 31, 1999 has been derived from Superior's unaudited interim Consolidated Financial Statements. Such unaudited interim historical financial information reflects all adjustments (consisting only of normally recurring accruals) which Superior's management considers necessary to present fairly the financial information for such period. The results of operations for the interim period are not necessarily indicative of results for a full year. The information set forth below is qualified by reference to and should be read in conjunction with Superior's Consolidated Financial Statements and related notes included elsewhere in this Proxy Statement.




                                                                                                  THREE MONTHS
                                                    YEAR ENDED DECEMBER 31,                           ENDED
                                       --------------------------------------------------           MARCH 31,
                                          1996                1997                1998                1999
                                       ----------          ----------          ----------          ----------
STATEMENT OF OPERATIONS DATA(1):
Revenues                               $   23,638          $   54,256          $   91,334          $   18,042
                                       ----------          ----------          ----------          ----------
Cost and expenses:
   Cost of services                        11,040              23,216              43,734               7,601
   Depreciation and amortization            1,323               3,272               7,494               2,142
   Special charges(2)                         ---                 ---              13,763                 ---
   General and administrative               5,531              12,530              22,921               6,149
                                       ----------          ----------          ----------          ----------
      Total cost and expenses              17,894              39,018              87,912              15,892
                                       ----------          ----------          ----------          ----------
Income from operations                      5,744              15,238               3,422               2,150
Other income (expense)
   Interest expense - net                    (127)               (722)             (1,490)               (500)
   Merger termination(3)                      ---                 ---              (2,237)                ---
   Gain on sale of subsidiary                 ---                 ---               1,176                 ---
                                       ----------          ----------          ----------          ----------
Income before taxes                         5,617              14,516                 871               1,650
   Provisions for income taxes              1,685               5,061               4,979                 627
                                       ----------          ----------          ----------          ----------
Net income (loss)                      $    3,932          $    9,455          $   (4,108)         $    1,023
                                       ==========          ==========          ==========          ==========
Income (loss) per share (diluted)      $      .22          $      .43          $    (0.14)         $      .04
                                       ==========          ==========          ==========          ==========
Weighted average shares outstanding
 (diluted)                                 17,619              21,993              28,982              28,822
                                           ======              ======              ======              ======

BALANCE SHEET DATA (END OF PERIOD):
Cash and cash equivalents              $      433          $    1,902          $      737          $    1,131
Property, plant and equipment - net         9,894              51,797              76,187              76,647
Total assets                               28,200             118,060             131,144             124,032
Total long-term debt, including
 current portion                            1,772              11,339              27,955              25,006
Total stockholders' equity(4)              20,349              88,853              82,704              83,727

__________________
(1) In 1996, Superior acquired all of the outstanding common stock of two companies for a combined $2.7 million in cash, 1.6 million shares of Superior Common Stock, a note payable of $1.0 million and promissory notes providing for payments of up to $0.8 million.

      In 1997, Superior acquired all of the outstanding common stock of six companies for a combined $50.2 million in cash, 1.5 million shares of Superior Common Stock and promissory notes providing for payments of up to $20.6 million.

      In 1998, Superior acquired all of the outstanding common stock of two companies for a combined $3.9 million in cash. Additional consideration, if any, will be based on a multiple of earnings, not to exceed a combined $50.1 million.

      The   promissory  notes  and  additional  consideration  are  subject  to contingencies and were not reflected in the purchase price of the respective acquisitions.

(2) In 1998, Superior recorded a pre-tax special charge which consisted of $12.1 million for impairment of goodwill, $930,000 in patents and $690,000 in associated inventory as a result of obsolescence and $650,000 associated with a reduction in employees as a result of the general decline in the industry. The portion of the special charge related to inventory obsolescence is included in costs of services in the consolidated statement of operations.

(3) In 1998, Superior entered into an agreement to merge with Parker Drilling Company ("Parker"). Superior and Parker subsequently jointly agreed to terminate the merger. As part of the termination, Superior agreed to pay a termination fee.

(4)   Superior issued $36.9 million of Superior Common Stock in November 1997.

                       SUMMARY HISTORICAL FINANCIAL DATA
                            CARDINAL HOLDING CORP.
                       (IN THOUSANDS EXCEPT SHARE DATA)

         The following summary financial data for the three years ended December 31, 1998 are derived from the audited consolidated financial statements of Cardinal. The financial data for the three month period ended March 31, 1999 are derived from unaudited financial statements. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which Cardinal considers necessary for a fair presentation of the financial position and the results of operations for this period. Operating results for the three months ended March 31, 1999 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1999. The data should be read in conjunction with the consolidated financial statements, related notes, and other financial information included herein.


                                                                                                 THREE MONTHS
                                                      YEAR ENDED DECEMBER 31,                        ENDED
                                       --------------------------------------------------          MARCH 31,
                                          1996                1997                1998               1999
                                       ----------          ----------          ----------         ----------
STATEMENT OF OPERATIONS DATA(1):
Operating Revenue                      $   48,128          $   63,412          $   82,223         $   18,978
Operating expenses:
        Labor                              14,872              18,709              25,075              7,061
        Maintenance                         4,557               4,451               4,626              1,207
        Insurance                           2,681               2,503               3,746                734
        Depreciation and amortization       3,509               4,207               6,118              1,810
        Cost of goods sold                  1,627               2,087               1,809                503
        Other                               4,219               5,386               9,350              1,714
                                       ----------          ----------          ----------         ----------
           Total operating expenses        31,465              37,343              50,724             13,029
                                       ----------          ----------          ----------         ----------
Gross profit                               16,663              26,069              31,499              5,949

General and administrative expenses         8,317              10,842              15,729              3,297
Income from operations                      8,346              15,227              15,770              2,652
Other income (expense):
        Interest(2)                        (3,448)             (5,464)            (12,641)            (3,201)
        Consulting fees paid to
         related party                       (300)             (1,150)                ---                ---
        Other, net                              2                  58                (777)                (2)
                                       ----------          ----------          ----------         ----------
Income (loss) before income taxes and
 extraordinary loss                         4,600               8,671               2,352               (551)

Income taxes (benefit)                      1,706               4,350               1,149                (98)
                                       ----------          ----------          ----------         ----------
Income (loss) before extraordinary
 loss(3)                                    2,894               4,321               1,203               (453)
Extraordinary loss, net of income tax
 benefit                                      ---                 ---             (10,885)               ---
                                       ----------          ----------          ----------         ----------
Net income (loss)                      $    2,894          $    4,321          $   (9,682)        $     (453)
                                       ==========          ==========          ==========         ==========

Income (loss) per share of common
 stock:
        Basic:
           Income (loss) before
            extraordinary loss         $    50.61          $    76.64          $    21.09         $   (64.53)
           Extraordinary loss                 ---                 ---             (493.71)               ---
                                       ----------          ----------          ----------         ----------
           Net income (loss)           $    50.61          $    76.64          $  (472.62)        $   (64.53)
                                       ==========          ==========          ==========         ==========

        Assuming dilution:
           Income (loss) before
            extraordinary loss         $    47.69          $    72.23          $    21.09         $   (64.53)
           Extraordinary loss                 ---                 ---             (493.71)               ---
                                       ----------          ----------          ----------         ----------
           Net income (loss)           $    47.69          $    72.23          $  (472.62)        $   (64.53)
                                       ==========          ==========          ==========         ==========

        Average shares outstanding:
           Basic                           56,000              56,000              22,047             16,674
                                       ==========          ==========          ==========         ==========
           Assuming dilution               59,420              59,420              22,047             16,674
                                       ==========          ==========          ==========         ==========

BALANCE SHEET DATA (END OF PERIOD):
Cash and cash equivalents              $      153          $      ---          $      421         $      266
Property, plant and equipment - net        28,986              43,737              60,328             59,661
Total assets                               11,630              62,387             107,961            102,426
Long-term obligations                      26,905              36,804             127,620            126,182
Total shareholder's equity (deficiency)     4,197               5,646             (39,940)           (35,263)

__________________


(1)     From  December  1996  to   March  1998   Cardinal  contracted  for  the
        construction and took delivery of three lift boats for a total price of $17.6 million.

        In 1998, Cardinal purchased all of the outstanding common stock of three companies for a combined $22.4 million in cash and $1.4 million in stock.

(2) In connection with the refinancing that occurred in October 1995, Cardinal issued warrants to holders of its subordinated debt to purchase approximately nine percent (on a diluted basis) of Cardinal Services, Inc.'s nonvoting common stock at a price of $.01 per share. These warrants allowed the warrant holders to put the warrants to Cardinal Services under certain circumstances, including the passage of time and the occurrence of certain capital transactions. The estimated value at the end of each year was amortized over the earliest put date of the warrants. Interest expense in 1996, 1997 and 1998 includes $280,000, $2,173,000 and $362,000, respectively, related to these warrants. On February 26, 1998, Cardinal redeemed the warrants for $13.3 million.

(3) On February 26, 1998, Cardinal completed a re capitalization which included (i) the issuance of 10,267 shares of Class A Common Stock for $30 million, (ii) the issuance of 10,267 shares of Class C Preferred Stock for $30 million, (iii) the redemption of 51,583 shares of Class A Common Stock for $114.68 million, and (iv) the redemption of warrants related to 11,870 shares of Cardinal Services, Inc. nonvoting common stock in exchange for $13.3 million (the "Recapitalization"). In addition, Cardinal refinanced substantially all of its long-term debt (the "Refinancing"). The Recapitalization and Refinancing were funded through the issuance of $105 million of senior secured debt, $20 million of subordinated debt which includes $2 million accounted for as original issue discount relating to the issuance of 350 shares of Class A Common Stock and 350 shares of Class C Preferred Stock, and $60 million of equity investments discussed in (i) and (ii) above. On the date of the Recapitalization and Refinancing, Cardinal charged off $10.9 million, which included the unamortized estimated value of the warrants of $10.5 million and unamortized debt acquisition costs of $380,000 (net of $235,000 tax benefit).

                        SUMMARY PRO FORMA CONSOLIDATED
                             FINANCIAL INFORMATION
                     (in thousands, except per share data)

      The following summary unaudited pro forma condensed financial information combines the historical consolidated balance sheets and statements of income of Superior and Cardinal for the fiscal year ended December 31, 1998 and the quarter ended March 31, 1999 after giving effect to the Merger. The following is a summary of the Unaudited Pro Forma Financial Information appearing elsewhere in this Proxy Statement, which was prepared using the purchase method of accounting for business combinations. The following information is not necessarily indicative of the financial position or operating results that would have occurred had the Merger been consummated on the dates as of which, or at the beginning of the periods for which, the Merger is being given effect, nor is it necessarily indicative of future operating results or financial position.


                                                                                          THREE MONTHS
                                                               YEAR ENDED                    ENDED
                                                              DECEMBER 31,                 MARCH 31,
                                                                  1998                       1999
                                                              ------------               -------------
STATEMENT OF OPERATIONS DATA:
Revenues                                                      $    189,665               $      37,020
                                                              ------------               -------------
Cost and expenses:
      Cost of services                                              97,859                      18,820
      Depreciation and amortization                                 15,579                       4,203
      Special charges                                               13,763                         ---
      General and administrative                                    43,857                       9,509
                                                              ------------               -------------
         Total cost and expenses                                   171,058                      32,532
                                                              ------------               -------------
Income from operations                                              18,607                       4,488
Other income (expense)
      Interest expense - net                                       (10,851)                     (2,686)
      Merger termination                                            (2,237)                        ---
      Other                                                            399                          (2)
                                                              ------------               -------------
Income before taxes and extraordinary loss                           5,918                       1,800
      Provisions for income taxes                                    7,569                         720
                                                              ------------               -------------
Income (loss) before extraordinary loss                       $     (1,651)              $       1,080
                                                              ============               =============
Income (loss) per share (diluted)                             $       (.03)              $         .02
                                                              ============               =============
Weighted average shares outstanding (diluted)                       58,981                      58,821
                                                              ============               =============

BALANCE SHEET DATA (END OF PERIOD):
Cash and cash equivalents                                                                $       1,397
Property, plant and equipment - net                                                            136,308
Total assets                                                                                   257,567
Total long-term debt, including current portion                                                106,188
Total stockholders' equity                                                                     121,573

                          COMPARATIVE PER SHARE DATA

      The following summary presents comparative historical unaudited per share data for both Superior and Cardinal and pro forma per share information for Superior. The pro forma amounts assume the Merger was effective as of the commencement of the periods presented and was accounted for as a reverse acquisition. Superior's pro forma amounts represent the combined pro forma results of Superior and Cardinal. The data presented should be read in conjunction with the historical financial statements and related notes thereto included elsewhere herein or incorporated by reference herein.

                                                         YEAR ENDED                 THREE MONTHS ENDED
                                                      DECEMBER 31, 1998               MARCH 31, 1999
                                                      ----------------                --------------
Historical - Superior
      Earnings (loss) per common share                 $        (0.14)                  $       0.04
      Cash Dividends per common share                             ---                            ---
      Book Value per common share                                2.85                           2.90
Historical - Cardinal
      Earnings (loss) per common share(1)              $        21.09                  $      (64.53)
      Cash Dividends per common share                             ---                            ---
      Book Value per common share                               (1.81)                         (2.11)
Pro Forma per common share data - Superior
      Earnings per common share                        $        (0.03)                 $         .02
      Cash Dividends per common share                             ---                            ---
      Book Value per common share                                2.07                           2.07

__________________

(1) Historical earnings (loss) per common share is before the extraordinary loss.

                          MARKET PRICES AND DIVIDENDS

SUPERIOR

      Superior Common Stock is traded on the Nasdaq National Market under the symbol "SESI." The following table sets forth, for the periods indicated, the high and low sales prices for Superior Common Stock as reported on Nasdaq National Market.

                                                          HIGH                     LOW
                                                        ---------                --------
Fiscal year ended December 31, 1997
      First Quarter                                     $  4.875               $  2.875
      Second Quarter                                       5.188                  4.375
      Third Quarter                                        9.125                  5.000
      Fourth Quarter                                      14.313                  8.875
Fiscal year ended December 31, 1998
      First Quarter                                     $ 10.063               $  7.000
      Second Quarter                                      11.563                  5.000
      Third Quarter                                        5.531                  3.125
      Fourth Quarter                                       4.375                  2.500
Fiscal year ended December 31, 1999
      First Quarter                                     $  3.688               $  2.000
      Second Quarter (through May 14, 1999)                5.500                  3.000

      On April 20, 1999, the date preceding public announcement of the proposed Merger, the closing sale price of Superior Common Stock was $3.875, and on May 14, 1999, the closing sale price of Superior Common Stock was $4.94. As of May 14, 1999, there were approximately 163 holders of record of Superior Common Stock.

      Superior has not declared or paid cash dividends on the Superior Common Stock in the past and currently intends to retain earnings, if any, to meet its working capital requirements and to finance Superior's future operation and growth. Superior does not plan to declare or pay cash dividends to holders of the Superior Common Stock in the foreseeable future. In addition, the terms of Superior's bank credit facility prohibit the payment of dividends or other distributions by Superior to its stockholders. Superior's ability to declare or pay cash dividends is also affected by the ability of Superior's subsidiaries to declare and pay dividends or otherwise transfer funds to Superior since Superior conducts its operations entirely through its subsidiaries. It is anticipated that any new credit facility obtained as part of the Financing will contain similar limitations. Subject to such limitations, the payment of cash dividends on the Superior Common Stock will be within the discretion of Superior's Board of Directors and will depend upon Superior's earnings and capital requirements, the requirements of Superior's credit arrangements and applicable laws and other factors that are considered relevant by Superior's Board of Directors.

CARDINAL

      None of the classes of Cardinal capital stock outstanding is traded on any exchange and there is no established public trading market for such stock. There are no bid or asked prices available for the Cardinal capital stock. Cardinal currently does not pay cash dividends and has no plans to pay cash dividends in the foreseeable future. In addition, the terms of Cardinal's credit facilities restrict its ability to declare or pay cash dividends.

                              THE ANNUAL MEETING

DATE AND PLACE OF THE ANNUAL MEETING

         This Proxy Statement is being furnished to holders of common stock, $.001 par value per share (the "Superior Common Stock"), of Superior Energy Services, Inc., a Delaware corporation ("Superior"), in connection with the solicitation of proxies by and on behalf of the Board of Directors of Superior for use at the annual meeting of stockholders to be held at 201 St. Charles Avenue, 52nd Floor, New Orleans, Louisiana 70170, on ____________, _____________, 1999 at 10:00
a.m., New Orleans time (the "Meeting").

PURPOSE OF THE MEETING

         At the Meeting, the holders of Superior Common Stock will consider and vote upon the following:

         1. Approval of the issuance of a number of shares of Superior Common Stock equal to 51% of the outstanding shares after giving effect to such issuance, calculated on a fully diluted basis (the "Share Issuance") in accordance with the terms of an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which a wholly-owned subsidiary of Superior would merge (the "Merger") with and into Cardinal Holding Corp. ("Cardinal") and Cardinal would become a wholly-owned subsidiary of Superior;

         2. The election of six directors;

         3. Approval of an amendment to Superior's Certificate of Incorporation to increase the number of authorized shares of Superior Common Stock from 40,000,000 to 125,000,000 (the "Authorized Share Amendment");

         4. Approval of an amendment to Superior's Certificate of Incorporation to regulate the ownership of the capital stock of Superior by persons who are not citizens of the United States (the "Citizenship Amendment," and together with the Authorized Share Amendment, the "Charter Amendments");

         5. Approval of the Superior Energy Services, Inc. 1999 Stock Incentive Plan (the "Plan"); and

         6. Such other business as may properly come before the Meeting or any adjournment.

         Proposals 1-5 are referred to herein as the "Merger Proposals."

RECORD DATE; STOCKHOLDERS ENTITLED TO VOTE

         The Superior Board has fixed June ___, 1999 as the record date (the "Record Date") for the determination of the stockholders of Superior entitled to notice of and to vote at the Meeting. Only holders of record of Superior Common Stock at the close of business on the Record Date will be entitled to notice of and to vote at the Meeting. As of the Record Date, there were [28,792,523] shares of Superior Common Stock outstanding and entitled to vote. Each record holder of Superior Common Stock on the Record Date is entitled to cast one vote per share, exercisable in person or by properly executed proxy, on the proposals described herein and on each other matter properly submitted to a vote of the stockholders at the Meeting.

         This Proxy Statement and the accompanying proxy card are first being mailed to stockholders of record as of the Record Date on or about June ___, 1999.

QUORUM; VOTE REQUIRED

         The presence, in person or by proxy, of a majority of the outstanding shares of Superior Common Stock entitled to vote is necessary to constitute a quorum. Stockholders voting, or abstaining from voting, by proxy on any issue will be counted as present for purposes of constituting a quorum.

         Under the Delaware General Corporation Law ("DGCL"), neither the Merger Agreement nor the Share Issuance requires the approval of Superior's stockholders. However, the rules of the Nasdaq National Market, upon which the Superior Common Stock is traded, require that the Share Issuance be submitted to the stockholders of Superior and be approved by at least a majority of the votes cast on the proposal. Superior stockholders are not entitled to appraisal rights in connection with the Merger or the approval of the Share Issuance.

         The approval of each of the proposed Charter Amendments requires the affirmative vote of the holders of at least a majority of the outstanding shares of Superior Common Stock. Adoption of the Plan requires the affirmative vote of holders of at least a majority of the shares of Superior Common Stock present, in person or by proxy, at the meeting. Superior directors will be elected by a plurality of the votes cast at the Meeting.

         An abstention will have no effect on the approval of the Share Issuance or the election of directors, but will have the effect of a vote against each of the other proposals. If brokers do not receive instructions from beneficial owners as to the granting or withholding of proxies and may not or do not exercise discretionary power to grant a proxy with respect to such shares (a "broker non-vote") on the proposals, shares not voted on such proposals, other than the election of directors, as a result will be counted as not present and not cast with respect to the proposals. Thus, broker non-votes will have no effect on the Share Issuance or the proposal to approve the Plan, but will have the effect of a vote against each of the Charter Amendments.

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

         In addition to solicitation by mail, proxies may be solicited by directors, officers and employees of Superior in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not receive any compensation in addition to their regular salary, but may be reimbursed for reasonable out-of-pocket expenses in connection with the solicitation. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding proxy solicitation materials to beneficial owners of Superior Common Stock held of record by such custodians, nominees and fiduciaries, all of whom will be reimbursed for reasonable expenses incurred in connection therewith.

         All shares of Superior Common Stock that are represented at the Meeting by duly executed proxies will be voted in accordance with the instructions indicated thereon. If a duly executed proxy is submitted and no voting instructions are indicated thereon, such proxy will be voted "FOR" the election of the directors named in the proxy and "FOR" approval of the proposals to approve the Share Issuance, each of the Charter Amendments and the Plan.

         The Superior Board knows of no other matter to be presented at the Meeting, but if any other matter is properly presented for consideration at the Meeting (or any adjournments or postponements thereof), the persons named in the enclosed form of proxy will have discretion to vote on such matters in accordance with their best judgment.

         A holder of Superior Common Stock may revoke a previously submitted proxy at any time prior to its exercise at the Meeting by: (i) filing with the Corporate Secretary of Superior at or prior to the Meeting a written revocation bearing a later date or a duly executed later-dated proxy relating to the same shares of Superior Common Stock; or (ii) attending the Meeting and voting in person. Attendance at the Meeting will not in and of itself constitute a revocation of a proxy. Any written revocation or later-dated proxy should be delivered at the Meeting to the Corporate Secretary of Superior or before the Meeting to Superior at 1105 Peters Road, Harvey, Louisiana 70058, Attention:
Corporate Secretary.

         Holders of Superior Common Stock are requested to mark, date and sign the enclosed proxy and return it promptly to Superior in the enclosed stamped, pre-addressed envelope. Stockholders may vote in person at the Meeting even if they have previously mailed a proxy. STOCKHOLDERS SHOULD NOT SEND ANY SUPERIOR STOCK CERTIFICATES WITH THEIR PROXY CARDS.

                                  THE MERGER
                               (PROPOSAL NO. 1)

THE MERGER AGREEMENT

      The Merger is to be effected in accordance with the terms and conditions set forth in the Merger Agreement, a copy of which is attached hereto as Appendix A. The following brief description is necessarily incomplete and is qualified in its entirety by reference to the Merger Agreement.

STRUCTURE AND TERMS OF THE MERGER

      On April 20, 1999, the Merger Agreement was executed by and among Superior, Superior Cardinal Acquisition Company, Inc., a wholly-owned subsidiary of Superior ("Superior Sub"), Cardinal, First Reserve Fund VII, Limited Partnership and First Reserve Fund VIII, L.P. (together, the "Funds"). The Merger Agreement provides that Superior Sub will merge with and into Cardinal and upon consummation of the Merger, the separate existence of Superior Sub will cease and Cardinal will become a wholly-owned subsidiary of Superior.

      Cardinal currently has three classes of capital stock outstanding:
Class A Common Stock, Class B Common Stock and Class C Preferred Stock. Cardinal has also issued to certain members of its management rights to acquire shares of its Class A Common Stock and Class C Preferred Stock ("Management Shares" and, together with the Class A Common Stock, Class B Common Stock and Class C Preferred Stock, the "Cardinal Capital Stock").

      Upon consummation of the Merger, all of the shares of Cardinal Capital Stock that are then outstanding will be converted into the right to receive, in the aggregate, a number of shares of Superior Common Stock (the "Merger Shares") that will be equal to 51% (the "Exchange Percentage") of the outstanding Superior Common Stock after giving effect to such issuance, calculated on a fully diluted basis based on the number of shares of Superior Common Stock that will be used by Superior to calculate its fully diluted earnings per share in accordance with GAAP for its fiscal quarter ending June 30, 1999.

      Under GAAP, the number of fully diluted shares of Superior Common Stock as of June 30, 1999 will be determined by adding to the number of issued and outstanding shares of Superior Common Stock as of June 30, 1999, a number of shares (determined as described below) that are subject to outstanding stock options having exercise prices equal to or less than the Average Price (as defined herein) of the Superior Common Stock (the "In-the-Money Options"). As used herein, the "Average Price" means the average of the closing sale prices of Superior Common Stock for the three months ended June 30, 1999. For purposes of the calculation, it is assumed that (i) all In-the-Money Options are exercised, and (ii) Superior uses the proceeds of such exercise to re-purchase shares of Superior Common Stock on the open market at the Average Price. The number of In-the-Money Options is then reduced by the number of shares assumed to be so re-purchased, and the remaining In-the-Money Options are added to the number of shares of Superior Common Stock outstanding as of June 30, 1999 to determine the fully diluted share number (the "Fully Diluted Shares"). The number of Merger Shares that will be issued to the Cardinal stockholders upon consummation of the Merger will be equal to 51% of the sum of the Fully Diluted Shares as of June 30, 1999 and the number of shares issued in the Merger.

      As an example, if this calculation was made as of March 31, 1999, the average price for the three months ended March 31, 1999 was $2.75, the number of issued and outstanding shares of Superior Common Stock was 28,792,523, the number of In-the-Money Options was 29,773 and the number of Fully Diluted Shares was 28,822,296. Therefore, 29,998,716 shares of Superior Common Stock (51% of the sum of the Fully Diluted Shares and the number of shares issued in the Merger), would have been issued to Cardinal stockholders upon consummation of the Merger, or 51% of the shares of Superior Common Stock actually issued and outstanding after giving effect to the Merger.

      Of the Merger Shares, 1,000,000 (subject to adjustment for any stock splits, combinations or recapitalizations relating to the Superior Common Stock that are effected after the date of the Merger Agreement) will be issued to the holder of the Cardinal Class B Common Stock. The remaining Merger Shares will be divided on an equivalent per share basis among the holders of the Cardinal Class A Common Stock, the Class C Preferred Stock and the Management Shares, although 892,000 of these remaining Merger Shares will be placed in escrow for the benefit of the holder of Cardinal Class B Common Stock.

BACKGROUND OF THE MERGER

      Superior has grown rapidly through internal capacity expansion and strategic acquisitions designed to take advantage of the continued consolidation of the oilfield service industry. Internal expansion has focused on product development to provide cost-effective solutions to oil and gas operators creating inherent competitive advantages. The acquisition strategy has focused on diversification of business lines, consolidation of a highly fragmented market and targeted strong companies with established name or brand recognition. These strategies have established Superior as the dominant plug and abandonment provider in the U.S. Gulf of Mexico and one of the largest rental tool providers operating along the U.S. Gulf Coast.

      From March 1998 to October 1998, Superior's management initiated a strategic planning process to identify and determine the appropriate actions to meet its financial and strategic goals. Among the objectives identified were to: (i) increase its market share and revenues in both the rental tool and well service business lines; (ii) continue to make strategic market acquisitions; (iii) capture an extended share of the well life cycle; (iv) diversify its reliance on the U.S. Gulf Coast activity levels; and (v) accelerate its expansion to international markets. In connection with this review, Superior engaged Johnson Rice & Company, L.L.C. ("Johnson Rice") as a financial advisor.

      In October 1998, at the request of Mr. Guill, Messrs. Guill and Hall met to discuss a proposal by the Funds to combine Superior's well service business with Cardinal under Mr. Hall's management. At the meeting, Messrs. Guill and Hall also discussed the possibility of combining their respective businesses as a means of becoming a fully integrated provider of well service products and services. At that time no agreement was reached and their discussions ended.

      In February 1999, following the termination of the proposed merger between Superior and Parker Drilling Company, Messrs. Guill, Macaulay and Hall revisited the possibility of combining Superior and Cardinal as a means of effectuating each company's long term strategies. After several meetings, Mr. Guill proposed that the parties move forward regarding the proposed transaction and suggested the general terms of a transaction pursuant to which Cardinal stockholders would receive in the aggregate 54% of the outstanding Superior Common Stock after giving effect to the transaction on a fully diluted basis. He also proposed that Cardinal would seek an additional equity contribution of $50 million in order to enhance the long-term growth prospects of the company by adding financial flexibility, and also outlined the need for a recapitalization of the combined company's debt into a long-term, largely interest-only public or private facility with a mutually acceptable cost of capital. Cardinal received $5 million of this additional equity contribution prior to the execution of the Merger Agreement.

      From March 1, 1999, through April 5, 1999, representatives of Superior and Cardinal and their respective legal, financial and accounting advisors participated in various meetings in which the terms of the Merger Agreement were negotiated and legal and business information concerning the companies was exchanged. Messrs. Guill and Hall also met on March 31 and adjusted the percentage ownership of the combined company that Cardinal stockholders would receive in the Merger to 51% on a fully diluted basis. During this period the Superior Board and other key members of management met with Johnson Rice on several occasions to discuss the terms of the Merger and its impacts on both businesses.

      On April 13, 1999, the Superior Board met to review the final terms of the proposed Merger. At this meeting, representatives of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P., Superior's counsel, discussed with Superior the terms of the Merger Agreement. Representatives of Johnson Rice also provided to the Superior Board a review of the proposed Merger from a financial point of view and provided an oral opinion (which was confirmed in writing on April 16, 1999) that the Exchange Percentage pursuant to the Merger Agreement was fair from a financial point of view, to holders of Superior Common Stock. Mr. Hall also discussed with the Superior Board the strategic merits and benefits of the proposed Merger. After discussion, the directors unanimously approved the Merger Agreement and approved a resolution recommending that the stockholders of Superior approve the Share Issuance in connection with the Merger Agreement.

      On April 15, 1999, the Cardinal Board met and approved the Merger. On April 20, 1999 the Merger Agreement was executed, and a public announcement of the transaction was made after the close of business on April 20, 1999.

REASONS FOR THE MERGER

      Superior's Board believes the terms of the Merger are fair to and in the best interests of Superior and its stockholders. The Superior Board views the Merger as a means of achieving the long-term financial and strategic objectives previously identified and believes the Merger offers various synergistic opportunities, including the ability to: (i) achieve broader penetration in the well life cycle by bundling product and service offerings; (ii) become a market leader in the well service market through the combination of Cardinal's and Superior's well service operations; (iii) reduce corporate and field operating costs as a percentage of revenue; (iv) expand internationally given the increased size of the combined company; and (v) increase revenues and market share by capitalizing on cross-marketing opportunities.

      In reaching its conclusion to approve the Merger, the Superior Board also considered the following factors:

    * Information regarding the financial performance and condition, business operations and prospects of each Superior and Cardinal, and Superior's future performance and prospects as a separate entity and on a combined basis with Cardinal.

    * Current industry and economic conditions and how they relate to business combinations or strategic alliances in the oil and gas industry.

    * Recent and historical prices of Superior Common Stock.

    * The  structure  of  the  transaction  and  terms  of   the  Merger
      Agreement and the Exchange Percentage, which were the result of arm's-length negotiations between Superior and Cardinal.

    * The  financial  analysis  provided  by  Johnson   Rice,  which  is
      described below.

    * Consolidation benefits that would be available to the combined entity, primarily in the form of revenue enhancement, associated margin improvements and corporate cost reductions.

    * The advantages of becoming affiliated with the Funds, including the expectation of increased analyst coverage of the Superior Common Stock.

    * The terms of the Merger Agreement permit the Superior Board, in the exercise of its fiduciary duties and subject to certain conditions, to terminate the Merger Agreement if the Superior Board receives a takeover proposal which the Superior Board deems to be a superior transaction, upon payment by Superior to Cardinal of a termination fee of $3 million. The Superior Board did not view the termination fee provision of the Merger Agreement as an unreasonable impediment to any interested third party proposing a superior transaction.

    * The expectation that Cardinal's stockholders will be able to receive Superior Common Stock free of immediate U.S. federal income tax impacts.

    * The likelihood that the Merger would be consummated.

    * Opportunities for Superior's employees in the combined entity upon consummation of the Merger.

In determining that the Merger was fair and in the best interests of Superior's stockholders, the Superior Board considered the factors listed above without assigning any particular or relative weighting to such factors. The Superior Board believes that the combination will allow Superior stockholders to participate in a combined entity that will have greater business and financial resources than Superior would have absent the Merger.

RECOMMENDATION OF THE SUPERIOR BOARD OF DIRECTORS

      AFTER CAREFUL CONSIDERATION, THE SUPERIOR BOARD HAS DETERMINED THAT THE MERGER IS ADVISABLE AND IN THE BEST INTERESTS OF ITS STOCKHOLDERS, HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER AND RECOMMENDS THAT HOLDERS OF SHARES OF SUPERIOR COMMON STOCK VOTE "FOR" APPROVAL OF THE SHARE ISSUANCE.

OPINION OF FINANCIAL ADVISERS

      Johnson  Rice was retained  by  Superior  to  provide  a  fairness opinion in connection with the Merger (the "Fairness Opinion"). On April 13, 1999, Johnson Rice rendered its oral opinion to the Superior Board, later confirmed in writing, that as of such date and based upon the factors and assumptions set forth therein, the Exchange Percentage was fair from a financial point of view to holders of Superior Common Stock. In rendering its opinion, Johnson Rice took into account that the consideration to be paid to the holders of Cardinal Capital Stock in connection with the Merger was determined through arms'-length negotiations between Cardinal and Superior. A copy of the Fairness Opinion is attached hereto as Appendix B. Superior stockholders are urged to read the Fairness Opinion in its entirety for an explanation of the assumptions made, matters considered and limits of the review made by Johnson Rice.

      The following summary does not purport to be a complete description of the analyses supporting the Fairness Opinion or the presentation made by Johnson Rice to the Superior Board. The preparation of a fairness opinion is a complex process of involving various determinations as to the most relevant and appropriate methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such opinion is not readily susceptible to partial analysis. In arriving at its opinion, Johnson Rice did not assign any particular weighting to any of the factors considered, but rather made qualitative judgements as to the relevance or significance of each factor. Accordingly, Johnson Rice believes that the analyses must be considered as a whole and that selecting portions of the analyses without considering the analyses as a whole, would create an incomplete view to the process underlying the Fairness Opinion.

      For purpose of the analyses, Johnson Rice made many assumptions with respect to the industry performance, general business, economic, market and financial conditions and other matters beyond the control of Johnson Rice. Actual conditions may differ significantly from those assumed. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. In addition, the Fairness Opinion was among several factors taken into consideration by the Superior Board in making its decision to approve the Merger Agreement. Consequently, the Johnson Rice analyses described below should not be viewed as the determinative factor of the decision of the Superior Board with respect to the fairness of the Exchange Percentage.

      In arriving at its opinion Johnson Rice among other things, (i) reviewed certain publicly available business and financial information relating to Superior and Cardinal that Johnson Rice deemed to be relevant; (ii) reviewed certain financial information provided by the management of both Superior and Cardinal relating the business, earnings, cash flow, assets, liabilities and prospects of Superior and Cardinal, as well as synergies and impacts from the Merger; (iii) reviewed available securities analysts' models regarding the earnings and cash flow estimates for Superior for 1999 and 2000; (iv) conducted discussions with members of senior management of Superior and Cardinal concerning information provided in clauses (i), (ii) and (iii) above, as well as their respective businesses and outlook before and after giving effect to the Merger; (v) reviewed market prices and valuation multiples of Superior Common Stock and compared them to other public companies deemed to be relevant by Johnson Rice; (vi) reviewed the potential pro forma impact of the Merger on Superior's earnings per share, cash flow, consolidated capitalization and financial ratios; (vii) reviewed the reported prices and trading activity of Superior Common Stock; (viii) reviewed the financial terms of other comparable mergers; (ix) reviewed the Merger Agreement and related documents; (x) participated in certain discussions and negotiations among representatives of Superior, Cardinal and their financial and legal advisors; and (xi) reviewed such other financial studies and analyses and took into account such other matters as deemed relevant by Johnson Rice.

      In preparing its opinion, Johnson Rice assumed and relied upon the accuracy and completeness of all information supplied or otherwise made available to Johnson Rice, discussed with or reviewed by or for Johnson Rice, or publicly available, and Johnson Rice did not assume any responsibility for independently verifying such information. Johnson Rice did not undertake an independent evaluation or appraisal of any of the assets or liabilities of Superior or Cardinal and was not furnished with any such appraisal or evaluation. In addition, Johnson Rice did not assume the responsibility to conduct any physical inspection of the properties, facilities or equipment of Superior or Cardinal. With respect to the financial forecasts provided to or discussed with Johnson Rice by Superior or Cardinal, Johnson Rice assumed that they had been reasonably prepared and reflected the best currently available estimates and judgment of the management of Superior and Cardinal, respectively, as to the expected future financial performance of Superior or Cardinal. Johnson Rice further assumed that the Merger would be accounted for as a purchase under GAAP and that it would qualify as a tax-free reorganization for U.S. federal income tax purposes.

      The Fairness Opinion is necessarily based upon market, economic and other conditions as they existed and could be evaluated on the date of such opinions. Johnson Rice was not authorized by Superior or the Superior Board to solicit, nor did it solicit, third-party indications of interest for the acquisition of all or any part of Superior. Johnson Rice did not express an opinion regarding the value that would be realized upon the sale or liquidation of Superior, and the Fairness Opinion does not address the relative merits of the Merger compared to any alternative business combination transaction that might be available to Superior. In addition, Johnson Rice was not asked to consider, and the Fairness Opinion does not in any manner, address the price at which Superior shares would actually trade following the consummation of the Merger.

      Both Superior and Cardinal provided Johnson Rice with certain financial information regarding their respective financial performance to develop estimates of future performance. Johnson Rice also utilized certain models available from various securities analysts to develop a two-year financial forecast for the two-year period ending December 31, 1999 and December 31, 2000 for both Superior and Cardinal. Johnson Rice relied upon the information available and provided by Superior and Cardinal in performing their analyses and preparing the Fairness Opinion.

      The following is a brief summary of selected analyses presented to the Superior Board by Johnson Rice in connection with the delivery of the Fairness Opinion.

      DISCOUNTED CASH FLOW ANALYSIS. Employing certain data supplied by Superior and reviewed by Cardinal, estimates of future industry trends based on current market conditions and certain qualitative factors deemed to be reasonable by Johnson Rice, a discounted cash flow analysis of Superior was prepared to determine the present value of unleveraged free cash flows during the period from January 1, 1999 to December 31, 2003.

      The estimated future cash flows were discounted at an average rate of 14% and terminal multiples in the range of 6.0x to 7.0x were employed. These calculations provided a reference equity value range for Superior of $96.5 to $115.1 million, with an implied stock price of $3.29 to $3.93.

      Employing certain data supplied by Cardinal and reviewed by Superior, estimates of future industry trends based on current market conditions and certain qualitative factors deemed to be reasonable by Johnson Rice, a discounted cash flow analysis of Cardinal was prepared to determine the present value of unleveraged free cash flows during the period from January 1, 1999 to December 31, 2003.

      The estimated future cash flows were discounted at an average rate of 14% and terminal multiples in the range of 6.0x to 7.0x were employed. These calculations provided a reference equity value range for Cardinal of $110.6 million to $132.8 million. Using a Superior share price of $3.38, the purchase of Cardinal at the implied range of values determined in the discounted cash flow analysis would require the issuance of between 32.5 million to 39.0 million shares of Superior Common Stock based on the fully diluted share count corresponding to the $3.38 share price. It is anticipated that the number of shares of Superior Common Stock to be issued pursuant to the Merger will be below this range.

      COMPARABLE PUBLIC COMPANY ANALYSIS. As part of its analysis, Johnson Rice compared certain financial information of Superior and Cardinal with that of a group of selected oilfield services companies deemed relevant by Johnson Rice. Both companies were compared to several offshore construction and well service/workover companies including, BJ Services, Cal Dive, Global Industries, Horizon Offshore,
J. Ray McDermott, Key Energy, Oceaneering, Stolt Comex and Trico Marine. Such analyses indicated that as of April 6, 1999, the average ratio of Adjusted Market Value (defined as equity market value plus short and long-term debt less cash and marketable securities) to estimated 1999 and 2000 earnings before interest, tax, depreciation and amortization ("EBITDA") was 8.6x and 7.3x, respectively.
      Based upon this analysis, Johnson Rice applied a range of comparable multiples after making certain qualitative adjustments to Superior EBITDA estimates in 1999 and 2000. The ranges applied were 7.4x to 8.4x for 1999 and 6.5x to 8.0x for 2000. Application of these multiples yielded a reference equity value range for Superior of $102.1 million to $119.0 million.

      Based upon this analysis, Johnson Rice applied a range of comparable multiples to Cardinal EBITDA estimates in 1999. The ranges applied were from 7.4x to 8.4x for 1999. Application of these multiples yielded a reference equity value range for Cardinal of $94.9 million to $119.3 million. Assuming a Superior share price of $3.38, Superior's purchase of Cardinal at the $94.9 million and $119.3 million reference ranges would require the issuance of 28.1 million to 35.3 million shares of Superior Common Stock based on the fully diluted share count corresponding to the $3.38 share price. It is anticipated that the number of shares of Superior Common Stock to be issued pursuant to the Merger will be consistent with this range.

      No company utilized in the comparable public company analysis is identical to Superior or Cardinal. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of Superior and Cardinal and other factors that could affect the public trading value of the companies to which they are being compared.

      CONTRIBUTION ANALYSIS. Johnson Rice analyzed the pro forma contribution of each of Superior and Cardinal to the combined company. Such analysis included, among other things, relative contributions of net income from operations, cash flow from operations and EBITDA. Johnson Rice utilized certain financial information provided by Superior and Cardinal management as well as estimates from various securities analysts for the analysis. The relative levels of net income, operating cash flow and EBITDA were used to develop implied enterprise value contributions on a leverage adjusted basis to derive implied equity market value contributions. The analysis indicated that Superior would contribute 48.4% of the equity value based on net income, 49.1% based on operating cash flow and 49.7% based on EBITDA in 1999. Using a Superior share price of $3.38 and assigning various weightings to the contribution statistics, the purchase of Cardinal would require the issuance of 29.6 million to 30.9 million shares of Superior Common Stock based on the fully diluted share count corresponding to the $3.38 share price. It is anticipated that the number of shares of Superior Common Stock to be issued pursuant to the Merger will be consistent with this range.

      PRO FORMA ANALYSIS OF THE MERGER. Johnson Rice analyzed the pro forma impact of the Merger on earnings per share, and cash flow per share for Cardinal for the calendar years 1999 and 2000. Johnson Rice utilized certain financial information provided by Superior and Cardinal management, as well as estimates from various securities analysts for the analysis. The pro forma analyses also took into account the anticipated cost savings and synergies expected to be derived from the Merger as estimated by the Cardinal and Superior management teams. Johnson Rice noted that, assuming the Merger would be treated as a purchase for accounting purposes, the Merger would be neutral to slightly dilutive to earnings per share and neutral to slightly accretive to cash flow per share in 1999. The Merger would be accretive to both earnings per share and cash flow per share in 2000.

      Johnson Rice also analyzed the effects of the Merger on the balance sheet and credit statistics of the combined company. Treating Cardinal's subordinated securities as debt and including the off-balance sheet contingent payments of Superior as debt, Superior's debt to total market capitalization using a $3.38 share price increased to 40.2% from 27.5% at year end 1999 and to 35.9% from 23.5% at year end 2000. Debt to EBITDA ratios increase to 3.06 from 2.06 in 1999 and to 2.14 from
1.43 in 2000. Fixed Charge Coverage (EBITDA / (interest + capital expenditures + principal payments), increased to 2.12 from 1.93 in 1999 and to 1.26 from 0.73 in 2000.

      Superior retained Johnson Rice based on its experience and expertise. Johnson Rice is an internationally recognized investment banking and advisory firm. As part of its investment banking business, Johnson Rice is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Neither Johnson Rice nor its principals has a material ownership interest in Superior or Cardinal. In the past, Johnson Rice has provided financial advisory and financing services to Superior and its affiliates and has received customary fees in connection with these services. No limitations were placed by the Superior Board or management regarding the procedures or investigations undertaken by Johnson Rice in connection with arriving at its opinion. Superior and its management cooperated fully with Johnson Rice in connection therewith.

      Superior has agreed to pay Johnson Rice a fee for its financial opinion and related advisory services of $1,200,000 payable upon the consummation of the Merger. Superior has also agreed to reimburse Johnson Rice for its expenses related to the engagement and to indemnify Johnson Rice and its affiliates against certain liabilities and expenses, including liabilities under federal securities laws, in connection with Johnson Rice's engagement.

      Cardinal retained Simmons & Company International ("Simmons") to act as financial advisor to Cardinal in connection with its review and approval of the Merger. Cardinal has agreed to pay Simmons a fee in the range of $1,400,000 to $1,700,000, depending on the market price of the Superior Common Stock upon consummation of the Merger, for its financial advisory services and to reimburse Simmons for its expenses related to the engagement and to indemnify Simmons and its affiliates against certain liabilities and expenses, including liability under federal securities laws, in connection with Simmons' engagement.

EFFECTIVE TIME OF THE MERGER

      The Merger will become effective at the time (the "Effective Time") and on the date (the "Effective Date") the Certificate of Merger is filed with the Secretary of State of Delaware. Unless Superior and Cardinal otherwise agree, the Merger will be consummated as soon as possible after all stockholder approvals described in this Proxy Statement have been obtained and the other conditions of the Merger have been satisfied or waived (the "Closing Date"). See "- Hart-Scott-Rodino Clearance" and "- Other Conditions to the Merger."

EXCHANGE OF STOCK CERTIFICATES

      Promptly after the Effective Time, Superior will mail to the former holders of record of shares of Cardinal Capital Stock instructions for surrendering the certificates representing shares of Cardinal Capital Stock (the "Certificates") in exchange for certificates representing Superior Common Stock.

      Upon surrender of the Certificates for cancellation together with the letter of transmittal duly executed, the holders of the Certificates will be entitled to receive in exchange, certificates for the number of whole shares of Superior Common Stock exchangeable for the shares of Cardinal Capital Stock represented by the Certificate so surrendered, plus a cash payment (without interest) equal to the fraction of a share of Superior Common Stock to which such holder would be entitled multiplied by the closing price of the Superior Common Stock on the Nasdaq National Market on the Effective Date. The Certificates surrendered will then be cancelled. Holders of Management Shares will not be required to surrender certificates representing such Management Shares or complete a letter of transmittal in order to obtain the shares of Superior Common Stock and fractional share payment, if any, to which such holder is entitled to receive upon consummation of the Merger.

      At and after the Effective Time, the stockholders of Cardinal will be treated as stockholders of record of Superior, but no dividends will be paid to the holders of the Certificates until the Certificates have been surrendered, at which time the amount of any dividends which theretofore became payable but which were not paid with respect to the number of shares of Superior Common Stock exchangeable for the shares of Cardinal Capital Stock represented by the Certificates will be paid. After the Effective Time, there will be no further registration of transfers on the stock transfer books of Cardinal or its transfer agent of shares of Cardinal Capital Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented for any reason, they will be canceled and exchanged as described above.

      HOLDERS OF SUPERIOR COMMON STOCK WILL NOT EXCHANGE THEIR CERTIFICATES REPRESENTING SHARES OF SUPERIOR COMMON STOCK. AFTER THE MERGER, EACH OUTSTANDING SHARE OF SUPERIOR COMMON STOCK WILL REMAIN OUTSTANDING AND SUPERIOR STOCKHOLDERS WILL CONTINUE TO HOLD THE SAME NUMBER OF SHARES OF SUPERIOR COMMON STOCK THEY CURRENTLY OWN.

CERTAIN TERMS OF THE MERGER AGREEMENT

   EQUITY CONTRIBUTION

      In March 1999, Cardinal completed an offering of $5 million of equity to the current holders of Cardinal Capital Stock. The consummation of the Merger is conditioned upon the completion by Cardinal of a private placement of an additional $45 million of equity (the "Equity Contribution") to the current holders of Cardinal Capital Stock or other institutional investors on terms reasonably satisfactory to Superior. Superior has agreed to assist Cardinal in completing the Equity Contribution. The net proceeds of this private placement will be used to reduce Cardinal's indebtedness prior to consummation of the Merger.

      In order to satisfy this condition, on April 30, 1999 the Board of Directors of Cardinal authorized $45 million of Class A Common Stock of Cardinal to be offered to its existing stockholders at a purchase price of $1,333 per share, which purchase price was determined on the basis of the average of the closing price per share of the Superior Common Stock for the ten days preceding April 20, 1999 ($3.34 per share). Pursuant to the requirements of a stockholders agreement among such stockholders and Cardinal, each Cardinal stockholder will have until June 1, 1999 to subscribe for its pro rata portion of the offering. To the extent that any of the offering has not been subscribed for by the existing stockholders at the end of such period, the Board of Directors of Cardinal has authorized the unsubscribed portion to be offered to institutional investors approved by the officers of Cardinal. Each of the Funds has committed to subscribe for its pro rata portion of the offering (approximately $28 million in the aggregate).

   FINANCING

      Under the terms of the Merger Agreement, prior to the consummation of the Merger, Superior must obtain a new credit facility, which may be in the form of an offering of senior notes, or secured or unsecured bank debt, or any other form reasonably satisfactory to Cardinal and the Funds (the "Financing"), containing usual and customary covenants, and on terms that are mutually agreed upon by Superior and Cardinal, in a principal amount that will produce proceeds sufficient to repay or refinance certain indebtedness of Cardinal and Superior. Cardinal has agreed to assist Superior in the arrangement of the Financing. As of March 31, 1999, the amount of the outstanding indebtedness of each of Cardinal and Superior that would be repaid or refinanced with the proceeds of the Financing and the Equity Contribution, or otherwise restructured on terms mutually satisfactory to Superior and Cardinal, was approximately $128 million and $25 million, respectively. The completion of the Financing is a condition to the consummation of the Merger. Superior is currently reviewing several indications of interests from lenders for the Financing.

   CONSTITUTION OF SUPERIOR'S BOARD FOLLOWING THE MERGER:  STOCKHOLDERS'
AGREEMENT

      The one-year term of all of the current members of Superior's Board of Directors will expire at the Meeting. The Merger Agreement requires Superior's Board to nominate a slate of directors to be elected at the Meeting, consisting of (i) two individuals designated by Superior, one of whom is the Chief Executive Officer of Superior, (ii) two individuals designated by Cardinal, and (iii) two individuals who are independent of both Superior and Cardinal, and who have been designated by Cardinal. Accordingly, Superior's Board has nominated six individuals meeting this criteria. See "Election of Directors."

      As a condition to the Merger, Superior and the Funds must execute a stockholders' agreement (the "Stockholders' Agreement") that provides, among other things, that following the Closing Date the Board of Directors of Superior will continue to consist of six directors nominated as provided above (except that following the Merger the Funds, rather than Cardinal, will designate the directors initially designated by Cardinal). However, the second individual initially designated by Superior (other than the Chief Executive Officer) will only be nominated for re-election at the first annual meeting of Superior's stockholders following the Closing Date and will serve until the expiration of his term at the second annual meeting of Superior's stockholders following the Closing Date, at which time this board seat will be filled by an independent director designated by a majority vote of the entire Board.

      Under the Stockholders' Agreement, the Funds must vote the shares of Superior Common Stock owned by them following the Merger in favor of the director nominees selected pursuant to the Stockholders' Agreement, and Superior's Board must take all necessary or appropriate action to assist in the nomination for election as directors the persons so designated, including recommending that the Superior stockholders vote in favor of such nominees.

      Once the Funds cease to beneficially own in the aggregate at least 15% of the voting power of Superior, the Funds will cease to have the right to designate the independent directors, and upon the earlier to occur of 10 years from the Closing Date or once the Funds beneficially own less than 5% of the voting power of Superior, the Funds will no longer have the right to designate any individuals to serve on the Superior Board of Directors and the Stockholders' Agreement will terminate.

      The Stockholders' Agreement also provides that the Funds will not, among other things:

      * acquire additional securities of Superior (other than the Merger Shares) that will result in the Funds' obtaining beneficial ownership of 10% or more of the voting power or the outstanding shares of any class of Superior securities.

      *  sell or  otherwise  dispose  of  any  beneficial  interest   in
         any Superior securities, except by conversion, exchange or exercise of the securities according to their terms, or pursuant to:

         (i)a bona fide pledge of or the granting of a security interest in such securities to certain lenders;

         (ii)a transfer of the securities to a member of the Funds, or a partner of one of the Fund members, provided the transferee has signed a counterpart of the Stockholders' Agreement;

         (iii)a public offering;

         (iv)a sale effected in compliance with Rule 144 or certain privately negotiated sales; or

         (v)a business combination involving Superior that has been approved by the Board.

         In effecting any distribution of Superior securities to any partner of one of the Funds or any privately negotiated sale, the Funds have also agreed to use their reasonable best efforts to refrain from knowingly transferring 5% or more of the voting power of Superior to any one person or group of persons.

      * vote in a manner other than as recommended by the Board with respect to any business combination or other change in control of Superior that has not been approved by the Board.

      * join a partnership, limited partnership, syndicate or other group or otherwise act in concert with any other person, other than the Funds, for the purpose of acquiring, holding, voting or disposing of any Superior securities.

      *  assist   or   act  as  a  financing  source  for, or  otherwise
         invest in, any transaction that would result in a change of control of Superior.

      These covenants will cease to be effective during any period that a director designated by the Funds is not serving as a director as a result of the failure of Superior or the Board to comply with the terms of the Stockholders' Agreement or because any such designee is not elected by the stockholders.

   AGREEMENT AND RELEASE

      The Merger Agreement also requires that all of the holders of Cardinal Capital Stock execute an agreement and release (the "Agreement and Release"), pursuant to which, among other things, (i) the holders of the Cardinal Class C Preferred Stock agree to convert their shares into Cardinal Class A Common Stock, on a share for share basis, prior to the Merger, unless they instead vote in favor of the Merger and agree to convert their shares directly into Merger Shares, (ii) all stockholders of Cardinal agree to release and discharge Cardinal, its subsidiaries and its officers and directors from any obligations arising under charter documents, any contract (other than the Merger Agreement), the DGCL or the Louisiana Business Corporation Law (the "LBCL"), and agree to waive any preemptive rights, or any other rights to acquire additional shares of Cardinal Capital Stock that such stockholders may have, (iii) all stockholders of Cardinal agree to accept the number of shares of Superior Common Stock that such stockholder is entitled to receive upon consummation of the Merger in accordance with the terms of the Merger Agreement in full payment for their shares of Cardinal Capital Stock exchanged therefor, and agree to waive any appraisal rights such stockholders may have under Cardinal's charter documents, any contract or the DGCL or the LBCL, and (iv) such stockholders agree to terminate certain existing registration rights, stockholders and other agreements with Cardinal.

      As stated above, the Merger Agreement requires that all shares of Cardinal's Class C Preferred Stock be either redeemed by Cardinal or converted into shares of Cardinal's Class A Common Stock prior to the Merger. However, if this does not occur, and the holders of the Class C Preferred Stock instead vote as a class in favor of the Merger and agree to convert their shares directly into shares of Superior Common Stock upon consummation of the Merger, each such share will be treated in the Merger like a share of Cardinal's Class A Common Stock.

   REGISTRATION RIGHTS AGREEMENTS

      The Merger Agreement also requires Superior to execute separate registration rights agreements with each of the Funds and all other Cardinal stockholders (the "Registration Rights Agreements").

      Under the registration rights agreement with the Funds, at any time after one year following the Closing Date, the Funds may request that Superior file a registration statement under the Securities Act of 1933 (the "Securities Act") for the sale of not less than 20% of the Superior Common Stock owned by the Funds following the Merger. Under the registration rights agreement, Superior will not be obligated to effect more than one demand registration during any 12 month period nor more than four demand registrations during the term of the registration rights agreement. Pursuant to this agreement, the Funds also have the right to include their shares in any other registration statement filed by Superior to register the offer and sale of Superior Common Stock by Superior or other stockholders, subject to certain limitations.

      Under the registration rights agreement with the other stockholders of Cardinal, Superior has agreed to file within 90 days after the Closing Date, a shelf registration statement under the Securities Act registering the resale from time to time of the Superior Common Stock owned by such stockholders. Superior will keep the registration statement effective until the earlier of (i) the second anniversary of the Closing Date and (ii) the date on which all securities covered by the registration statement have been sold. Pursuant to this agreement, these stockholders also have the right to include their shares in any registration statement filed by Superior to register the offer and sale of Superior Common Stock by Superior or other stockholders, subject to certain limitations.

HART-SCOTT-RODINO CLEARANCE

      The obligations of Superior and Cardinal to consummate the Merger are subject to the expiration or earlier termination of the requisite waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). Under the HSR Act and the rules and regulations promulgated thereunder by the Federal Trade Commission (the "FTC"), the Merger will not be able to be consummated until (i) notifications has been given and certain information has been furnished to the FTC and the Antitrust Division of the Department of Justice (the "DOJ") and (ii) specific waiting periods have expired or terminated.

      Superior and Cardinal have agreed, pursuant to the Merger Agreement, to use reasonable efforts to file or cause to be filed with the FTC and the DOJ such notifications as are required to be filed under the HSR Act and the rules and regulations promulgated thereunder, and to respond to any requests for additional information made by either the FTC or the DOJ. Accordingly, Superior and Cardinal each filed Premerger Notification and Report Forms with the FTC and DOJ on May __, 1999. If not earlier terminated, the statutory waiting period is expected to expire on or about June __, 1999.

      The DOJ and the FTC, as well as state antitrust enforcement agencies, frequently scrutinize the legality under the antitrust laws of transactions such as the Merger. The termination of the HSR Act waiting period will not preclude DOJ, the FTC or state antitrust enforcement agencies from challenging the Merger on antitrust grounds. Accordingly, at any time before or after the consummation of the Merger and notwithstanding the expiration or termination of the HSR Act waiting period, any federal or state antitrust authorities could take action under the antitrust laws as they deem necessary or desirable in the public interest. Such action could include seeking to enjoin the consummation of the Merger or seeking divestiture of all or part of the assets of Cardinal or Superior. Private parties may also seek to take legal action under the antitrust laws, if circumstances permit.

OTHER CONDITIONS TO THE MERGER

      In addition to Superior stockholder approval of the Merger Proposals and HSR clearance, the respective obligations of Cardinal and Superior to consummate the Merger are subject to the satisfaction of the following conditions:

      * No statute, rule, regulation, executive order, decree, preliminary or permanent injunction or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or other governmental entity which prohibits or restricts the consummation of the transactions contemplated by the Merger Agreement, and no proceeding shall have been commenced and be pending which seeks to prohibit or restrict the consummation of the transactions contemplated by the Merger Agreement.

      *  The  Cardinal   stockholders   shall  have approved the  Merger
         and shall have executed the Agreement and Release, and the Cardinal Class C Preferred Stock shall have been redeemed or converted into shares of Cardinal's Class A Common Stock or the holders of such shares of Class C Preferred Stock shall have approved the Merger and agreed to convert their shares directly into shares of Superior Common Stock upon consummation of the Merger.

      * Superior and Cardinal shall have received an opinion from Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P. to the effect that the Merger will constitute a tax-free reorganization.

      *  Superior shall  have   completed  the  Financing  and  Cardinal
         shall have completed the Equity Contribution.

      *  The   Stockholders'   Agreement  shall  have  been executed and
         delivered by Superior and the Funds.

      * An escrow agreement required to be executed under the terms of a settlement agreement between Cardinal and certain of its stockholders shall have been executed and delivered, and arrangements shall have been made to escrow thereunder 892,000 shares of Superior Common Stock to be issued upon consummation of the Merger for the benefit of the former holder of Cardinal Class B Common Stock.

      *  The Merger  Shares  shall  have been  approved   for   listing,
         subject to notice of official issuance,  on the Nasdaq National
         Market.

      * All consents and approvals of third parties necessary for consummation of the transactions contemplated by the Merger Agreement shall have been obtained, including the consent of the holders of Cardinal's 11.0% Senior Subordinated Notes, issued pursuant to the Securities Purchase Agreement (unless such notes are refinanced at Closing).

      The obligations of Superior to consummate the Merger are subject to the satisfaction of the following additional conditions unless waived by Superior:

      * Each of the representations and warranties of Cardinal contained in the Merger Agreement that is qualified as to materiality will be true and correct, and each of such representations and warranties that is not so qualified as to materiality will be true and correct in all material respects, as of the date of the Merger Agreement and Closing Date as though made on and as of the Closing Date, and Cardinal and the Funds will have performed in all material respects all obligations required to be performed by them under the Merger Agreement at or prior to the Closing Date.

      *  Superior   shall   have  received customary legal opinions from
         Cardinal's counsel.

      The obligations of Cardinal and the Funds to consummate the transactions contemplated by the Merger Agreement are subject to the satisfaction for the following additional conditions unless waived by Cardinal and the Funds:

      *  Each   of   the  representations and warranties of Superior set
         forth in the Merger Agreement that is qualified as to materiality will be true and correct, and each of such representations and warranties that is not so qualified as to materiality will be true and correct in all material respects, as of the date of the Merger Agreement and as of the Closing Date as though made on and as of the Closing Date and Superior shall have performed in all material respects all obligations required to be performed by it under this Agreement on or prior to the Closing Date.

      * Cardinal and the Funds shall have received evidence satisfactory to them that an extension of Cardinal's directors' and officers' liability insurance policy meeting the requirements of the Merger Agreement is in force.

      *  Superior shall have executed and   delivered   the Registration
         Rights Agreements.

      * Superior stockholder approval shall have been obtained with respect to the Merger Proposals at the Meeting, and Superior shall have effected or caused to be effected the Charter Amendments and the Plan.

      * Cardinal and the Funds shall have received customary legal opinions from Superior's counsel.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

      In considering the recommendation of Superior's Board of Directors with respect to the Merger, Superior's stockholders should be aware that certain directors and officers of Superior, Cardinal and the Funds have certain interests respecting the Merger separate from their interests as holders of Superior Common Stock or Cardinal Capital Stock, as the case may be, including those referred to below.

   EMPLOYMENT AGREEMENTS

      On the Closing Date, Superior will enter into new two-year employment agreements with Robert Taylor, who is currently the Chief Financial Officer of Superior, James Holleman, currently serving as Vice President and Chief Operating Officer of Cardinal and Dale Mitchell, currently serving as Vice President-Marine Services of Cardinal, providing for annual base salaries of $125,000, $135,000 and $125,000, respectively. Superior will also amend and restate the current employment agreement with Terence Hall, Superior's Chief Executive Officer, to delete the current annual incentive bonus arrangement and provide for an annual base salary equal to his current base salary.

      On the Closing Date, Superior will also enter into new two-year employment agreements with Kenneth Blanchard and Charles Funderburg, each of whom is currently a Vice President of Superior, providing for an annual base salary equal to their current base salary, and cash payments in the aggregate of $1,000,000 payable over a two year period for bonuses and covenants not to compete.

      Each of the employment agreements referred to above will provide that the executive officers will also be entitled to participate in all other bonus and benefit programs on the same terms as all other similarly situated employees. The employment agreements will also contain non-competition, confidentiality and other provisions intended to protect Superior's interests in the event any of the executive officers cease to be employed by Superior. In addition, each employment agreement will be in a form mutually satisfactory to both Cardinal and Superior.

      All other employment agreements between Superior or any of its subsidiaries and any employee and Cardinal or any of its subsidiaries and any employee will remain in effect on their present terms. After the Closing, Superior will also establish an incentive bonus plan, pursuant to which the members of the combined company's management team will be eligible for annual cash bonuses based upon Superior achieving certain performance goals, measured as a percentage of EBITDA, as may be determined by the Compensation Committee.

   OPTIONS GRANTED TO SUPERIOR OFFICERS AND DIRECTORS

      At the Effective Time, it is contemplated that the following officers will receive the number of nonqualified stock options under the Plan listed opposite such officer's name. These options will all have 10-year terms, will have an exercise price equal to the market price of the Superior Common Stock on the Closing Date, and will vest in one-third increments on each of the first three anniversaries of the Closing Date, except that 107,000 of the options granted to each of Messrs. Blanchard and Funderburg will have five-year terms and will vest on the first anniversary of the Closing Date. The proposed option grants are as follows:

                                                                       NUMBER OF SHARES
NAME                           CURRENT TITLE                           SUBJECT TO OPTION
----                           -------------                           -----------------
Terence E. Hall                Chairman and Chief Executive Officer of    488,617
                               Superior
Kenneth Blanchard              Vice President of Superior                 372,000
Charles Funderburg             Vice President of Superior                 347,000
Robert Taylor                  Chief Financial Officer of Superior        240,000
James Holleman                 Vice President and Chief Operating         265,000
                               Officer of Cardinal
Dale Mitchell                  Vice President-Marine Services of          240,000
                               Cardinal


      In addition to the options proposed to be granted to the executive officers named above, it is also contemplated that an aggregate of approximately 1.6 million options will be granted under the Plan to other officers and employees of the combined company following consummation of the Merger. Under the Plan, directors who are not also full-time employees of Superior will also receive options to acquire 20,000 shares of Superior Common Stock on the date such person first becomes a member of the Board and an option to acquire 5,000 shares of Superior Common Stock on the day following each annual meeting of stockholders, beginning with the 2000 annual meeting, if shares of Superior Common Stock remain available for grant under the Plan.

   EMPLOYEE BENEFITS

      Superior has agreed that following consummation of the Merger, it will offer to all persons who were employees of Cardinal or its subsidiaries and who become employees of Superior following the Merger, the same employee benefits as are offered by Superior to its own employees.

   INDEMNIFICATION

      The Merger Agreement provides that, for four years after the Effective Time, Superior will indemnify and hold harmless the present and former officers and directors of Cardinal or its subsidiaries in respect of acts or omissions prior to the Effective Time to the fullest extent provided under Cardinal's Certificate of Incorporation in effect on the date of the Merger Agreement or pursuant to any agreements between Cardinal and such officers or directors.

      The Merger Agreement also provides that, for a period of four years after the Effective Time, Superior will, subject to certain limitations, purchase and maintain an extension of Cardinal's current directors' and officers' liability insurance policy for the benefit of those persons who are currently covered by such policy on terms no less favorable than the terms of such current insurance coverage.

   BOARD MEMBERSHIP

      Pursuant to the terms of the Merger Agreement and the Stockholders' Agreement discussed above, Terence E. Hall, as Chief Executive Officer of Superior, will retain his position as a member of the Superior Board of Directors upon consummation of the Merger and Justin L. Sullivan, a current director on the Superior Board, will serve as the other Superior designee to the Board. The two director nominees designated by Cardinal, Messrs. Ben A. Guill and William E. Macaulay, are officers of the corporate general partner of the Funds. The remaining two director nominees who were designated by Cardinal, Messrs. Robert E. Rose and Richard A. Bachmann, are independent of Superior, Cardinal and the Funds. See "Election of Directors" and "- Certain Terms of the Merger Agreement - Constitution of Superior's Board Following the Merger; Stockholders' Agreement."

CONDUCT OF BUSINESS BY CARDINAL AND SUPERIOR PENDING THE MERGER

      Pursuant to the Merger Agreement, each of Superior and Cardinal has agreed to use its reasonable best efforts to preserve the goodwill of suppliers, customers and others having business relations with it and its subsidiaries and to do nothing knowingly to impair its ability to keep and preserve its business. In addition, Superior and Cardinal have each agreed not to, prior to the Effective Time, unless expressly contemplated by the Merger Agreement, without the prior written consent of the other:

      *  Declare,   set   aside,   increase   or   pay   any    dividend
         (including any stock dividends), or declare or make any distribution on, or directly or indirectly combine, redeem, reclassify, purchase, or otherwise acquire, any shares of its capital stock;

      * Amend its certificate of incorporation or by-laws, or adopt or amend any resolution or agreement concerning indemnification of its directors, officers, employees or agents;

      *  Commit   any   act  which would  cause  any  representation  or
         warranty contained in the Merger Agreement to become untrue in any material respect;

      *  Violate   any   applicable  law  that  would  have  a  material
         adverse effect on such party;

      * Fail to maintain its books, accounts and records in the usual manner on a basis consistent with that heretofore employed in all material respects;

      * Fail to pay, or to make adequate provision in all material respects for the payment of, all taxes, including interest payments and penalties, due and payable;

      * Make any material change in the conduct of its business and operations or enter into any transaction other than in the ordinary course of business consistent with past practices;

      * Issue any additional shares of capital stock or equity securities or grant any option, warrant or right to acquire any capital stock or equity securities; issue any security convertible into or exchangeable for its capital stock; alter any material term of any of its outstanding securities or make any change in its outstanding shares of capital stock or other ownership interests or its capitalization;

      * Incur, assume or guarantee any indebtedness for borrowed money or any other obligation of any other person, issue any notes, bonds, debentures or other corporate debt securities or grant any option, warrant or right to purchase any thereof other than for working capital under an existing line of credit and to fund capital expenditures;

      * Make any sale, assignment, transfer, abandonment or other conveyance of any of its material assets or any part thereof, except transactions pursuant to existing contracts and dispositions of worn-out or obsolete equipment for fair or reasonable value in the ordinary course of business consistent with past practices;

      *  Subject  any   of   its  assets  or  properties to a lien other
         than a permitted lien;

      *  Make  or  commit  to  make  any   capital  expenditures that in
         the aggregate are in excess of $500,000 except in accordance with such party's budget as disclosed to the other party;

      * Make any loan, advance or capital contribution to or investment in, or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any of its affiliates other than in the ordinary course of business;

      * Make any change in any method of accounting or accounting principle, method, estimate or practice except for any such change required by reason of a concurrent change in generally accepted accounting principles or write down the value of any inventory or write off as uncollectible any accounts receivable except in the ordinary course of business consistent with past practices;

      * Enter into or modify any employment, severance or similar agreement or arrangement with any director or employee, or grant any increase in the rate of wages, salaries, bonuses or other compensation or benefits of any executive officer or other employee other than increases in wages, salaries, bonuses, compensation or benefits (i) required by contracts, agreements, policies or collective bargaining agreements or
         (ii) to field or operating employees made in the ordinary course of business;

      *  Enter into any new line of business; or

      * Make any tax election that is inconsistent with any corresponding election made on a prior return or settle or compromise any tax liability for an amount in excess of the liability therefor that is reflected on such party's financial statements.

NO SOLICITATION

      The Merger Agreement prohibits each of Superior and Cardinal and its respective subsidiaries, affiliates, officers, directors, representatives and agents from soliciting, initiating or encouraging the submission of any proposal for a Sale Transaction (as defined herein), entering into or giving any approval with respect to a Sale Transaction, or participating in any discussions or negotiations regarding or furnishing to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Sale Transaction. As defined in the Merger Agreement, a Sale Transaction generally means, with respect to either Superior or
Cardinal: (i) an acquisition by any person of a majority of the outstanding common stock of such party, (ii) a reorganization, recapitalization, merger, consolidation or similar business combination or transaction involving such party, where such party is not the surviving company or (iii) a sale or other disposition of assets having a value in excess of 25% of the market value of all of such party's assets, and specifically excludes the Equity Contribution.

      If the Board of Superior or Cardinal, as the case may be, determines in good faith, based upon the advice of outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to its stockholders under applicable law, it may in response to a written proposal for a Sale Transaction not solicited on or after the date of the Merger Agreement, furnish information with respect to itself or a subsidiary pursuant to a customary confidentiality agreement with the person making such proposal, and participate in negotiations regarding such proposal.

      The Merger Agreement prohibits the Boards of each of Superior and Cardinal from withdrawing or modifying its recommendation to its stockholders, in a manner adverse to the approval of the Merger Agreement, or approve or recommend any Sale Transaction, except if the Board of such party determines in good faith, based upon the advice of outside counsel, that it is necessary to do so in order to comply with its fiduciary obligations to its stockholders, and then only after terminating the Merger Agreement and paying a termination fee of $3 million (the "Termination Fee").

      Each of Superior and Cardinal are also obligated to promptly inform the other of any request for information or of any proposed Sale Transaction or any inquiry with respect to or which could reasonably be expected to lead to a Sale Transaction, and the terms and conditions thereof, and to keep the other fully informed of the status and details of any such request or proposal.

RESTRICTIONS ON THE FUNDS

      Each of the Funds has agreed that, prior to the Closing Date, it will not sell, transfer or otherwise dispose of all or any part of the shares of Cardinal Capital Stock owned by it or grant any proxy relating thereto other than to existing Cardinal stockholders as of the date of the Merger Agreement. The Funds, which collectively own approximately 63% of the outstanding Cardinal Capital Stock, have also agreed to vote or cause to be voted all of the shares of Cardinal Capital Stock owned by them in favor of approval of the Merger Agreement and against any similar agreement unless Superior is then in material breach or default of its obligations under the Merger Agreement such that Cardinal would have the right to terminate the Merger Agreement.

AMENDMENT; WAIVER; TERMINATION

      The Merger Agreement may be amended at any time before or after its approval by the stockholders of Superior and Cardinal by written agreement of Superior and Cardinal, except that no amendment may be made after the approval by the stockholders of Superior and Cardinal that by law would require further stockholder approval unless such further stockholder approval is obtained.

      The Merger Agreement provides that it may be terminated at any time prior to the Closing Date:

      *     By mutual consent of Superior and Cardinal;

      * By Superior, if there shall have been a breach of any representation, warranty, covenant or agreement on the part of Cardinal or the Funds that is qualified as to materiality, or a material breach of any such representation, warranty, covenant or agreement that is not so qualified as to materiality, which breach shall not have been cured prior to the earlier of (i) 30 days following notice of such breach and (ii) the Closing Date;

      * By Cardinal, if there shall have been a breach of any representation, warranty, covenant or agreement on the part of Superior that is qualified as to materiality, or a material breach of any such representation, warranty, covenant or agreement that is not so qualified as to materiality, which breach shall not have been cured prior to the earlier of (i) 30 days following notice of such breach and (ii) the Closing Date;

      * By either Superior or Cardinal if any permanent injunction or other order of a court or other competent governmental entity preventing the transactions contemplated by this agreement shall have become final and nonappealable;

      * By either Superior or Cardinal if the transactions contemplated by this Agreement shall not have been consummated on or before October 15, 1999; provided, that the right to terminate Merger Agreement will not be available to any party whose breach of its representations and warranties in the Merger Agreement or whose failure to perform any of its covenants and agreements under the Merger Agreement has resulted in the failure of the transactions contemplated by the Merger agreement to occur on or before such date;

      * By Superior, if (i) the Board of Directors of Cardinal withdraws, modifies or changes its recommendation of the Merger Agreement or the Merger or shall have resolved to do any of the foregoing or the Board of Directors of Cardinal shall have recommended to the stockholders of Cardinal another proposed Sale Transaction or resolved to do so; (ii) a tender offer or exchange offer for 30% or more of the outstanding shares of Cardinal Class A or Class B Common Stock is commenced and the Board of Directors of Cardinal, within 10 business days after such tender offer or exchange offer is so commenced, either fails to recommend against acceptance of such tender or exchange offer by its stockholders or takes no position with respect to the acceptance of such tender or exchange offer by its stockholders; or (iii) any person shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under
            Section 13(d) of the Exchange Act and the regulations promulgated thereunder), shall have been formed which beneficially owns, or has the right to acquire beneficial ownership of, 30% or more of the then outstanding shares of Cardinal Class A or Class B Common Stock;

      * By Cardinal if (i) the Board of Directors of Superior withdraws, modifies or changes its recommendation of the Merger Agreement or the Merger or shall have resolved to do any of the foregoing or the Board of Directors of Superior shall have recommended to the stockholders of Superior another proposed Sale Transaction or resolved to do so; (ii) a tender offer or exchange offer for 30% or more of the outstanding shares of Superior Common Stock is commenced and the Board of Directors of Superior, within 10 business days after such tender offer or exchange offer is so commenced, either fails to recommend against acceptance of such tender or exchange offer by its stockholders or takes no position with respect to the acceptance or such tender or exchange offer by its stockholders; or (iii) any person shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the regulations promulgated thereunder), shall have been formed which beneficially owns, or has the right to acquire beneficial ownership of, 30% or more of the then outstanding shares of Superior Common Stock; or

      * By either Superior or Cardinal if (i) Cardinal accepts another proposed Sale Transaction, which shall have been approved by Cardinal's Board of Directors; (ii) Superior accepts another proposed Sale Transaction, which shall have been approved by Superior's Board of Directors; (iii) the required approval of Superior's stockholders of the Merger Agreement is not received at the Meeting; or (iv) the required approval of Cardinal's stockholders of the Merger Agreement is not obtained.

      In the event the Merger Agreement is terminated as a result of the acceptance of another proposed Sale Transaction by one of the parties, the party accepting such Sale Transaction shall pay to the other party a Termination Fee equal to $3 million. Further, this Termination Fee will also be payable to the terminating party if the Merger Agreement is terminated due to (i) the other party's breach of its representations, warranties, covenants or agreements contained in the Merger Agreement;
(ii) the withdrawal or modification of the recommendation of the Merger by the other party's Board of Directors; (iii) the commencement of a tender or exchange offer for the other party's stock that is not opposed by such other party's Board of Directors; (iv) the acquisition of 30% or more of the outstanding stock of the other party; or (v) the failure of the stockholders of the other party to approve the Merger; AND within three months of the termination, the other party enters into a written agreement for another proposed Sale Transaction and the other proposed Sale Transaction is ultimately consummated.

      To the extent a termination of the Merger Agreement results from a willful breach of a party's representations, warranties, covenants or agreements set forth in the Merger Agreement, the injured party shall have the right to recover its damages caused thereby, although such injured party will not be entitled to consequential or punitive damages.

FEES AND EXPENSES

      The Merger Agreement provides that whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger shall be paid by the party incurring them, except as provided in connection with the Termination Fee.

RIGHTS OF SUPERIOR STOCKHOLDERS; DILUTION

      The stockholders of Superior will not be exchanging their shares of Superior Common Stock for other securities, and the rights of the Superior stockholders will not be altered as a result of the consummation of the Merger, except as those rights are affected by the proposed Charter Amendments. As stated above and as described more fully below, in connection with the Merger, the Board has recommended the adoption of certain amendments to Superior's Certificate of
Incorporation which will increase the number of authorized shares of Superior Common Stock and restrict ownership of Superior capital stock by Non-Citizens. See "Proposed Amendment to Certificate of Incorporation to Increase Number of Authorized Shares" and "Proposed Amendment to Certificate of Incorporation to Restrict Ownership by Non-United States Citizens."

      The Merger will significantly dilute Superior's current stockholders. If the Merger is completed, Superior's current stockholders will own in the aggregate 49% of the total number of shares of Superior Common Stock then outstanding on a fully diluted basis, with the former stockholders of Cardinal owning in the aggregate the remaining 51% of the total number of shares then outstanding on a fully diluted basis. See "Comparative Per Share Data."

APPRAISAL RIGHTS

      Under the DGCL, Cardinal stockholders would be entitled to appraisal rights in connection with the Merger. However, as a condition to consummation of the Merger, each of the Cardinal stockholders will be required to sign the Agreement and Release in which it affirms that it has waived any and all appraisal rights. Superior stockholders do not have appraisal rights in connection with the Merger or the Share Issuance.

ACCOUNTING TREATMENT

      The Merger will result in the former stockholders of Cardinal owning 51% of the outstanding shares of Superior Common Stock after giving effect to the Merger, calculated on a fully diluted basis. For accounting purposes, the Merger will be treated as if Cardinal was the acquiror (a reverse acquisition) of Superior using the purchase method of accounting. Under the purchase method of accounting, the purchase price is allocated to the assets and liabilities acquired based upon the estimated fair values of such assets and liabilities on the date of acquisition. Any excess of the fair market value of the consideration given over the fair market value of the identifiable net assets acquired is reported as goodwill.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      Management of Superior believes that the Merger will constitute a tax-free reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code (the "Code"). The Merger is conditioned upon the receipt by Superior and Cardinal of the opinion of Jones, Walker, Waechter, Poitevent, Carrere & Denegre L.L.P. to that effect.

      Assuming qualification  as  a  tax-free  reorganization  under the
Code:

      * No gain or loss will be recognized by Superior or its stockholders as a result of the Merger;

      * No gain or loss will be recognized by Cardinal or its stockholders who receive Superior Common Stock in exchange for their shares of Cardinal Capital Stock in the Merger; and

      * The basis of the shares of Superior Common Stock to be received by the Cardinal stockholders in the Merger will be the same as the basis of the shares of Cardinal Capital Stock surrendered in exchange therefor.

      In the event that the Merger does not constitute a tax-free reorganization, the Cardinal stockholders may recognize a gain or loss based on the difference between the fair market value of the Superior Common Stock received and the tax basis in the Cardinal Capital Stock exchanged therefor.

      Neither Superior nor Cardinal has requested a ruling from the Internal Revenue Service with regard to any of the federal income tax consequences of the Merger.

FEDERAL SECURITIES LAW CONSEQUENCES

      None of the shares of Superior Common Stock received by the Cardinal stockholders in the Merger will be registered under the Securities Act. As a result, the shares of Superior Common Stock received by the Cardinal stockholders in the Merger may be resold only in transactions permitted by the resale provisions of Rule 144 promulgated under the Securities Act or as otherwise permitted under the Securities Act.

      The obligations of Cardinal to consummate the Merger are conditioned upon Superior executing the Registration Rights Agreements with the Funds and the other stockholders of Cardinal. See "Registration Rights Agreements."

VOTE REQUIRED

      Approval of the Share Issuance pursuant to the Merger requires the affirmative vote of a majority of the votes cast on the proposal at the Meeting. However, the consummation of the Merger is contingent on the approval by Superior's stockholders of all of the other Merger Proposals.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" the approval of the Share Issuance pursuant to the Merger.

                           BUSINESS OF THE COMPANIES

DESCRIPTION OF BUSINESS OF SUPERIOR

   GENERAL

      Superior provides a broad range of specialized oilfield services and equipment primarily to major and independent oil and gas companies engaged in the exploration, production and development of oil and gas properties offshore in the Gulf of Mexico and throughout the Gulf Coast region. These services and equipment include the rental of specialized oilfield equipment, oil and gas well plug and abandonment ("P&A") services, electric and mechanical wireline services, tank cleaning services, the manufacture and sale of computerized electronic torque and pressure control equipment and the manufacture and sale of oil spill containment equipment. Over the last several years, Superior has significantly expanded its operations through both internal growth and strategic acquisitions. This expansion has enabled Superior to broaden the range of products and services that it offers to its customers and to expand its operations geographically throughout the Gulf Coast region.

      Since the second quarter of 1998, there has been a downturn in demand for Superior's services, resulting in a significant decline in demand for Superior's well services operations. Superior's rental tool operations have not been as adversely affected because its present inventory of rental tools is used primarily in work over activity and deep water drilling projects which have not been affected as much as other areas of the industry.

   OPERATIONS

      RENTAL TOOLS. Superior sells and rents specialized equipment for use with onshore and offshore oil and gas well drilling, completion, production and workover activities. Certain specialized tools are also manufactured by Superior. Operators and drilling contractors generally find it more economical to supplement their inventories with rental tools instead of maintaining a complete inventory of tools, due to the variety of equipment required by the different wells the operator may have in operation. The equipment needed for a well is in large part determined by the geological features of the well area and the size of the well itself.

      Through its internal growth and through acquisitions, Superior has increased the size and breadth of its rental tool inventory and now has 20 locations throughout the Gulf Coast from Corpus Christi, Texas to Venice, Louisiana, which serve all of the major staging points for oil and gas activities along the Gulf Coast. Superior also has a limited inventory of rental tools located in Venezuela.

      WELL SERVICES. Superior is the leading provider of P&A services in the Gulf of Mexico and also provides electric and mechanical wireline services as well as tank cleaning services. Superior constructs all of its P&A spreads and thus has the flexibility to build its spreads to satisfy market demand. Its custom-built, skid-mounted P&A spreads are generally smaller than those used by many of its competitors and allow the P&A process to be completed from liftboats and other work platforms with low-lift capacities rather than using a drilling rig ("Rig-less P&A"). Rig-less P&A offers a cost advantage over P&A methods that require a drilling rig, and management believes that the large majority of the wells in the Gulf of Mexico can be plugged and abandoned using the rig-less P&A method. In delivering its P&A services, Superior has combined both wireline and pumping expertise, which traditionally have been provided separately, and believes that this combined expertise gives it a competitive advantage over many of its competitors.

      Superior also provides electric and mechanical wireline services to its customer base. These services are used to access a well to assist in data acquisition, fishing tool operations, pipe recovery and remedial activities. While Superior provides these services in connection with P&A jobs, it also provides wireline services for other than P&A jobs, such as logging and pipe recovery. Superior's wireline personnel are trained to perform both P&A jobs and wireline services.

      In 1998, Superior expanded its well services to include vessel pressure cleaning and safe vessel entry. In addition to conventional tank and vessel pressure cleaning, Superior uses its patented technology for on-line/remote cleaning to pressure clean vessels while under normal operation and flow. This patented technology offers numerous benefits, including no confined space entry, elimination of production shut-in, and reduction of waste disposal costs.

      OTHER SERVICES. Other services provided by Superior include (i) data acquisition and monitoring for the oil and gas industry and (ii) the manufacture, sale and rental of oil spill containment equipment.

      Superior designs, manufactures and sells computerized electronic torque and pressure control equipment. Superior's torque and pressure control equipment is used in connection with drilling and work over operations, as well as the manufacture of oilfield tubular goods. The torque control equipment monitors the relationship between size, weight, grade, rate of makeup, torque and penetration of tubular goods to ensure a leak-free connection within the pipe manufacturer's specification. The electronic pressure control equipment monitors and documents internal and external pressure testing of tubular connections.

      Superior also sells oil spill containment inflatable boom and ancillary storage/deployment/retrieval equipment. Superior's inflatable boom utilizes continuous single-point inflation technology with air feeder sleeves in combination with mechanical check valves to permit continuous inflation of the boom material.

      Superior sells, rents and licenses oil spill containment technology to domestic and foreign oil companies, oil spill response companies and cooperatives, the United States Coast Guard and to foreign governments and their agencies.

DESCRIPTION OF BUSINESS OF CARDINAL

   GENERAL

      Cardinal is a leading provider of wellbore intervention and topside (above-surface) production services to the oil and gas industry in the U.S. Gulf of Mexico and the onshore Gulf Coast region. Cardinal currently provides such services primarily to customers operating offshore oil and gas wells located in the shallow waters (less than 200 feet) and transition zone (marsh environment) of the Gulf of Mexico. Cardinal utilizes its fleet of 48 offshore service vessels in conjunction with its highly skilled service personnel to perform its services in the Gulf of Mexico, while truck and skid-mounted equipment are utilized to perform services onshore.

      Cardinal provides oil and gas producers with on-going maintenance and repairs to oil and gas wells. Wellbore intervention services that Cardinal provides include: cased hole wireline services (including mechanical wireline and electric wireline services), plugging and abandonment, coiled tubing, logging, data acquisition and interpretation, and pumping services. Cardinal believes that it currently is one of the largest providers of mechanical wireline services to the Gulf of Mexico oil and gas industry.

      In addition to utilizing its fleet of liftboats and other offshore service vessels to facilitate its wellbore intervention services, Cardinal's marine assets provide support to the maintenance of above surface oil and gas well structures. Liftboats are self-propelled, self-elevating vessels that can efficiently assist offshore platform construction, maintenance and well servicing tools that traditionally have required the use of larger, more expensive mobile offshore drilling units or derrick barges. Cardinal's liftboats provide: accommodations for personnel and equipment used to maintain platforms and wellhead equipment; working space, elevated to the appropriate height above the water surface; and one or two utility cranes per vessel, providing lifting capacity up to 100 tons. Cardinal believes that it currently owns and operates one of the largest, most diverse fleets of liftboats in the Gulf of Mexico.

      Founded in 1959 as Cardinal Wireline Specialists, Inc. by four former employees of Otis Engineering, Cardinal originally utilized a fleet of trucks to provide wireline services for land-based oil and gas wells. Cardinal's range of oil and gas production services was expanded to include offshore wells in the 1960s and 1970s through the purchase of liftboats and additional wireline companies and equipment. In 1987, Cardinal increased its presence in the offshore production services market through the acquisition of the Gulf of Mexico mechanical wireline division of Schlumberger Ltd.

      In 1990, John P. Kotts acquired Cardinal in a leveraged buyout transaction. Over the following seven years, Cardinal continued to expand its asset base and scope of services through strategic acquisitions and selective product extensions. Most significantly, in 1995 Cardinal acquired the liftboat fleets of Blue Streak Offshore, Inc. (five vessels) and Cross Marine, Inc. (six vessels). These two acquisitions expanded Cardinal's liftboat fleet to include more heavy-duty vessels with leg lengths ranging from 100 to 150 feet. Additionally, in 1997 and 1998, Cardinal entered the high-end liftboat market through the commission of three newly built liftboats with 200 foot legs.

      In February 1998, Cardinal entered into a recapitalization transaction whereby a group led by the private equity investment firm First Reserve Corporation ("First Reserve") acquired approximately 75 percent of Cardinal's equity. Purchased in 1982 by the current owners, First Reserve is the oldest and largest private equity firm focused exclusively on equity investing in the energy industry, and currently manages approximately $1.7 billion in equity. In purchasing 75 percent of Cardinal, the First Reserve-led group of investors paid approximately $185 million, facilitated in part by $125 million in long-term debt.

      Since the First Reserve transaction, Cardinal has continued its acquisition efforts. Cardinal purchased Moores Wireline, Inc. and Moores Engineering, Inc. in April 1998, and Gunn Wireline, Inc. in September 1998. These transactions further consolidated the Gulf of Mexico offshore and Gulf Coast onshore mechanical wireline markets and expanded Cardinal's presence in the logging, data acquisition and interpretation market.

   DESCRIPTION OF OPERATIONS

      MARINE SERVICES

      Cardinal operates 48 offshore service vessels (42 liftboats, four spudboats and two supply vessels) in the Gulf of Mexico. These vessels are used in oil and gas production facility maintenance and construction operations as well as production service activities. With a fleet size of 42 vessels, Cardinal operates one of the largest and most diverse fleets of liftboats in the Gulf of Mexico. Liftboats are self-propelled, self-elevating vessels that can efficiently assist offshore platform construction, maintenance and well servicing tasks that traditionally have required the use of larger, more expensive mobile offshore drilling units or derrick barges. Cardinal's liftboats each have three cylindrical legs ranging in length from 65 to 200 feet. These legs utilize independent jacking systems to elevate the deck of the vessel level with the deck of the platform. Each of Cardinal's liftboats also have either one or two cranes onboard, ranging in lifting capacity from 5 to 100 tons.

      Cardinal management estimates that approximately 65 percent of Cardinal's liftboat jobs have at least one Cardinal production service bundled with it. Of Cardinal's 42 liftboats, 15 are dedicated to providing mechanical wireline services. Several of these vessels have operated in the same producing area for five to six years, returning to shore only for annual United States Coast Guard ("Coast Guard")
inspections. The remaining vessels often will be chartered in conjunction with coiled tubing, electric wireline or P&A services. Liftboats operating in the Gulf of Mexico typically command higher dayrates but experience lower average utilization rates than other classes of marine support vessels. However, Cardinal management believes that its ability to bundle its production services with its liftboats allows Cardinal to experience higher average utilization rates than its competitors.

      When Cardinal's liftboats are not chartered in connection with a wireline, coiled tubing or P&A job, they are typically used in platform maintenance and construction activities. Maintenance services provided include sandblasting, painting, support of diving or salvage operations and routine mechanical repairs. Cardinal's construction services consist of fabrication, removal and replacement of worn parts or sections of the platform and complete removal of facilities from smaller platforms. These maintenance and construction services are provided by Cardinal and by third party service providers under charter arrangements with Cardinal.

      Cardinal's fleet of vessels is subject to the regulations of various governmental agencies, including the Coast Guard, the National Transportation Safety Board, the U.S. Customs Service and the U.S. Maritime Administration. Cardinal is required under governmental regulations to maintain its vessels in accordance with standards of seaworthiness, safety and health. In addition to annual inspections by the Coast Guard, Cardinal maintains an ongoing preventative maintenance and quality inspection program that helps to minimize vessel downtime. Most of the repair and maintenance work performed on Cardinal's marine fleet is conducted in New Iberia, Louisiana, at Cardinal's shipyard facility.

   WIRELINE SERVICES

      Cardinal provides wireline services to customers throughout the Gulf of Mexico and onshore Gulf Coast from its bases located in New Iberia, Belle Chasse, Broussard, and Lafayette, Louisiana, and Alvin and Longview, Texas. All of Cardinal's wireline services are performed in existing wellbores, a sector of the market often referred to as the "cased hole" wireline market. Producing wells require wireline services to perform a variety of ongoing maintenance and repairs, as well as to perform modifications to enhance the production capacity and life span of the well.

      Wireline services are segmented into two service types: mechanical wireline and electric wireline. Cardinal believes that it currently is one of the largest providers of cased hole mechanical wireline services to oil and gas companies operating in the Gulf of Mexico. Cardinal entered the cased hole electric wireline market in 1996, and is currently focused on growing this service operation.

      Cardinal maintains a large inventory of specially designed mechanical wireline equipment and, through its in-house maintenance facilities, modifies its equipment to meet individual customer needs and well specifications. Cardinal provides mechanical wireline services on a 24-hour per day basis. Services exclusively provided by mechanical wireline include: bottom hole pressure and temperature surveys; specialized fishing operations which retrieve loose or broken equipment in the wellbore; locating and sealing-off tubing holes and leaks; setting and pulling safety devices; installing flow chokes in wells upon initial completion as well as resetting flow chokes; installing artificial gas lift valves for enhanced production.

      Applications  provided  through  electric  wireline  include  pipe
recovery,   perforating  and/or  cutting  pipe  with  focused  explosive charges, production well logging and well completion services.

      PLUGGING AND ABANDONMENT SERVICES

      Cardinal began offering P&A services in 1993 to capitalize on the growth potential that exists as the Gulf of Mexico basin matures. Once an oil or gas well in the Gulf of Mexico is determined to no longer be capable of producing in economic quantities, the owner is mandated by law to file with the appropriate regulatory bodies a plan of disposition for the well. Cardinal's P&A equipment is smaller in size than that used by many of its competitors. This allows Cardinal's P&A work to be completed from liftboats and other work platforms with low-lift capabilities rather than using a drilling rig. Cardinal believes that the use of its liftboat fleet to perform P&A work provides a competitive advantage over many of its competitors, while allowing it to offer its customers a cost advantage over traditional P&A methods.

      COILED TUBING SERVICES

      Throughout the Gulf of Mexico and onshore Gulf Coast Cardinal provides coiled tubing services to oil and gas operators requiring advanced well remediation services. Cardinal's six coiled tubing units and related nitrogen equipment can be truck-mounted for onshore operations, transported to offshore platforms, or utilized offshore in conjunction with Cardinal's liftboat fleet. Cardinal entered the coiled tubing market in 1997 and believes that it currently operates one of the newest, most technologically advanced coiled tubing fleets in the Gulf of Mexico. In addition to the services that can be performed by mechanical and electric wireline equipment, coiled tubing equipment is able to perform well remediation services at higher pressures and in deviated wellbores (ie, horizontally or directionally drilled wells).

      LOGGING, DATA ACQUISITION AND INTERPRETATION SERVICES

      Cardinal's downhole logging, data acquisition and interpretation services are provided with a mechanical wireline unit and are designed to optimize well productivity. Through its high-precision downhole memory pressure gauges and advanced software packages, Cardinal is able to measure downhole well conditions such as pressure, temperature and flow properties and subsequently simulate well performance and the reservoir's production characteristics. Cardinal maintains trained and experienced crews at the wellsite to monitor all testing procedures and to collect the comprehensive wellsite information necessary to perform the complete production analysis of the well test data. Cardinal's advanced well testing software includes test design tools, well models, model validation capabilities and inter-well analysis capabilities. After integrating the well test results with its system analysis software, Cardinal provides its customers with an analysis of the well problems as well as corrective procedure recommendations.

      Cardinal also offers memory (as opposed to real-time) production logging services performed in conjunction with certain mechanical wireline services. Memory logging services delivered via mechanical wireline require less workspace and wellhead control equipment, reduce mobilization costs and are more cost effective than traditionally expensive diagnostic logs. Cardinal provides on-site data viewing to ensure that the acquired data is recorded successfully before leaving the well location.

      Oil and gas producers increasingly are emphasizing the maximization of their existing wells' productivity through well production simulation and reservoir monitoring. By packaging logging, data acquisition and interpretation services with mechanical wireline services, Cardinal believes it can offer more complete and cost-effective downhole production services.

   FLEET OF MARINE SERVICE VESSELS


                                                              PRIMARY             YEAR             LIVING
                                             LEG               CRANE             BUILT/           QUARTER
                                           LENGTH            CAPACITY           REBUILT           CAPACITY
                                          --------           --------          ---------         ----------
                                           (feet)             (tons)
LIFTBOATS:
----------
D.L. Hanson                                  200                100                1997                43
W. Lopez                                     200                100                1998                37
P.G. Jones                                   200                100                1998                37
P.J. Richard                                 155                 70                1981                28
J.A. Holleman                                150                 40                1981                32
J.N. Mitchell                                145                 70                1982                32
C.G. Hentze                                  145                 70                1982                26
J. Scarboro                                  145                 70                1980                26
C.A. Babin                                   145                 70                1981                22
P.H. Holmes                                  145                 40                1981                24
H.G. Louviere                                145                 25                1980                30
R.P. Rodrigue                                130                 70                1980                20
F.G. Derouen                                 130                 30                1985                24
R.E. Thibodeaux                              130                 25                1980                34
T.D. Saunier                                 120                 30                1976                20
G.O. Roach                                   120                 30                1982                12
R.E. Johnson                                 105                 30                1976                23
D.J. Viator                                  105                 25                1980                20
Al Breaux                                    105                 25                1980                20
E.J. Henry                                   105                 25                1978                17
R.P. Weeks                                   105                 25                1974                12
L.M. Romero                                  105                 15                1977                15
D.J. Mitchell                                105                 15                1991                15
R.E. Sanders                                  90                 10                1979                 8
S.M. Darby                                    90                 10                1979                 8
C.D. Little                                   75                 10                1978                10
D.J. Sanders                                  75                  5                1978                 5
D. VanCampen                                  66                 10                1976                 4
D.J. Richard                                  65                 15                1981                12
H. Polk                                       65                 10                1979                 4
H. Bennett                                    60                 10                1979                 6
R.P. Berthet                                  60                 10                1978                 6
Leo Comeaux                                   60                 10                1983                 4
J.W. Collins                                  60                 10                1980                 4
J.L. Romero                                   60                 10                1981                 4
K.D. Knapp                                    60                 10                1977                 4
D.R. Hermecz                                  60                 10                1978                 4
C.C. LeBlanc                                  60                 10                1979                 4
P.E. Darby                                    60                 10                1978                 4
T.C. Holleman                                 60                 10                1978                 4
C.C. LeMaire                                  60                 10                1981                 3
CE II                                         45                  5                1970                 4

SUPPLY VESSELS (100 FEET IN LENGTH):
------------------------------------
C.L. Norris                                   N/A               N/A                1980                16
S.Y. Graham                                   N/A               N/A                1977                 8

SPUD BOATS:
-----------
Cardinal I                                    30                  5                1968                 2
Cardinal II                                   30                  5                1965                 2
Cardinal III                                  25                  5                1972                 2
Redbird                                       25                  3                1965                 2

                     SELECTED CONSOLIDATED FINANCIAL DATA
                                      OF
                        SUPERIOR ENERGY SERVICES, INC.

   The following table sets forth selected historical financial data for Superior as of and for each of the periods indicated. The financial data as of and for the years ended December 31, 1994 through 1998, are derived from the audited consolidated financial statements of Superior. The financial data for the three months ended March 31, 1998 and 1999, are derived from Superior's unaudited consolidated financial statements which, in the opinion of management, include all adjustments (which consist only of normal recurring adjustments) necessary for a fair presentation of the financial position and results of operations of Superior for such interim periods. The following information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements of Superior and the related notes thereto included elsewhere in this Proxy Statement.



                                                                                            THREE MONTHS
                                                                                            ENDED MARCH 31,
                                                    YEAR ENDED DECEMBER 31,                  (UNAUDITED)
                                        ------------------------------------------------  ------------------
                                          1994      1995      1996      1997      1998      1998      1999
                                        --------  --------  --------  --------  --------  --------  --------
                                                      (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)
STATEMENT OF OPERATIONS DATA(1):
Revenues                                $ 11,088  $ 12,338  $ 23,638  $ 54,256  $ 91,334  $ 22,702  $ 18,042
                                        --------  --------  --------  --------  --------  --------  --------
Costs and expenses:
   Costs of services                       6,785     7,487    11,040    23,216    43,734     9,562     7,601
   Depreciation and                          149       259     1,323     3,272     7,494     1,661     2,142
amortization
   Special charges(2)                        ---     4,042       ---       ---    13,763       ---       ---
   General and administrative              2,310     3,179     5,531    12,530    22,921     5,197     6,149
                                        --------  --------  --------  --------  --------  --------  --------
       Total costs and expenses            9,244    14,967    17,894    39,018    87,912    16,420    15,892
                                        --------  --------  --------  --------  --------  --------  --------
Income (loss) from operations              1,844    (2,629)    5,744    15,238     3,422     6,282     2,150

Other income (expense)
   Interest expense - net                    (40)      (86)     (127)     (722)   (1,490)     (230)     (500)
   Merger termination(3)                     ---       ---       ---       ---    (2,237)      ---       ---
   Gain on sale of subsidiary                ---       ---       ---       ---     1,176     1,176       ---
                                        --------  --------  --------  --------  --------  --------  --------
       Income (loss) before
        income taxes                       1,804    (2,715)    5,617    14,516       871     7,228     1,650
Provision for income taxes(4)                667       640     1,685     5,061     4,979     2,747       627
                                        --------  --------  --------  --------  --------  --------  --------
   Net income (loss)                    $  1,137  $ (3,355) $  3,932  $  9,455  $ (4,108) $  4,481  $  1,023
                                        ========  ========  ========  ========  ========  ========  ========
Income (loss) per share (diluted)       $   0.14  $  (0.38) $   0.22  $   0.43  $  (0.14) $   0.15  $    .04
                                        ========  ========  ========  ========  ========  ========  ========
Weighted average shares
 outstanding (diluted)                     8,400     8,848    17,619    21,993    28,982    29,531    28,822
                                        ========  ========  ========  ========  ========  ========  ========
Other Financial Data:
   EBITDA(5)                            $  1,993  $  1,672  $  7,067  $ 18,510  $ 25,369  $  7,943  $  4,292
   Cash flows from operating activities    1,632     3,616     2,676     2,343    18,126     7,015     5,957
   Cash flows from investing activities     (432)     (610)   (5,932)  (57,597)  (29,206)   (7,518)   (2,614)
   Cash flows from financing activities   (1,430)    1,855    (1,379)   56,723     9,915       883    (2,949)

BALANCE SHEET DATA (END OF PERIOD):
Cash and cash equivalents               $    207  $  5,068  $    433  $  1,902  $    737  $  2,282  $  1,131
Property, plant and equipment - net        1,193     6,904     9,894    51,797    76,187    59,484    76,647
Total assets                               4,422    22,984    28,200   118,060   131,144   125,022   124,032
Total long-term debt
 including current portion                   750     4,671     1,772    11,339    27,955    12,165    25,006
Total stockholders' equity(6)              2,273    13,094    20,349    88,853    82,704    93,390    83,727




(1)In 1996, Superior acquired all of the outstanding common stock of two companies for a combined $2.7 million in cash, 1.6 million shares of Superior Common Stock, a note payable of $1.0 million and promissory notes providing for payments of up to $0.8 million.

   In 1997, Superior acquired all of the outstanding common stock of six companies for a combined $50.2 million in cash, 1.5 million shares of Superior Common Stock and promissory notes providing for payments of up to $20.6 million.

   In 1998, Superior acquired all of the outstanding common stock of two companies for a combined $3.9 million in cash. Additional consideration, if any, will be based on a multiple of earnings, not to exceed a combined $50.1 million.

   The promissory notes and additional consideration are subject to contingencies and were not reflected in the purchase price of the respective acquisitions.

(2)On December 31, 1995, Superior elected the early adoption of Statement of Financial Accounting Standards (FAS) No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. The undiscounted net cash flows from a joint venture were less than the carrying value of the fixed assets devoted to the joint venture and associated goodwill, indicating that an impairment had taken place. This resulted in Superior recognizing a non-cash charge in 1995 of $4.0 million, consisting of the write-off of $3.5 million of goodwill and $0.5 million of property, plant and equipment. In 1998, Superior recorded a pre-tax special charge which consisted of $12.1 million for impairment of goodwill, $930,000 in patents and $690,000 in associated inventory as a result of obsolescence and $650,000 associated with a reduction in employees as a result of the general decline in the industry. The portion of the special charge related to inventory obsolescence is included in costs of services in the consolidated statement of operations.

(3)In 1998, Superior entered into an agreement to merge with Parker Drilling Company ("Parker"). Superior and Parker subsequently jointly agreed to terminate the merger. As part of the termination, Superior agreed to pay a termination fee.

(4)Gives pro forma effect to income taxes in 1994 and 1995 for the full year. Prior to the share exchange offer completed in December 1995, described in the 1995 10-KSB Superior was an S corporation and, as a result, paid no federal or state income taxes at the corporate level.

(5)Superior calculates EBITDA (earnings before interest expense, income taxes, depreciation and amortization) as operating income plus depreciation and amortization, special charges, and merger termination costs less gain on sale of subsidiary. EBITDA should not be considered as an alternative to net income or any other measure of operating performance calculated in accordance with generally accepted accounting principles. EBITDA is widely used by financial analysts as a measure of financial performance. Superior's measurement of EBITDA may not be comparable to similarly titled measures reported by other companies.

(6)Superior issued $36.9 million of common stock in November 1997.

                     SELECTED CONSOLIDATED FINANCIAL DATA
                                      OF
                            CARDINAL HOLDING CORP.

      The following selected financial data for the four years ended December 31, 1998 are derived from the audited consolidated financial statements of Cardinal. The selected financial data for the year ended December 31, 1994 and the financial data for the three month periods ended March 31, 1998 and 1999 are derived from unaudited financial statements. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which Cardinal considers necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the three months ended March 31, 1999 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1999. The data should be read in conjunction with the consolidated financial statements, related notes, and other financial information included herein.

                                                                                                              THREE MONTHS ENDED
                                                                    YEAR ENDED DECEMBER 31,                        MARCH 31,
                                        ----------------------------------------------------------------     --------------------
                                          1994          1995          1996          1997          1998         1998        1999
                                        --------      --------      --------      --------      --------     --------    --------
                                                        (IN THOUSANDS EXCEPT SHARE AND OPERATING DATA)
STATEMENT OF OPERATIONS DATA(1):
Operating Revenue                       $  21,802     $ 28,798      $ 48,128      $ 63,412      $ 82,223     $ 18,982    $ 18,978
Operating expenses:
    Labor                                   7,815        9,989        14,872        18,709        25,075        5,163       7,061
    Maintenance                             1,510        2,392         4,557         4,451         4,626          975       1,207
    Insurance                               1,841        2,121         2,681         2,503         3,746          697         734
    Depreciation and amortization           2,466        2,650         3,509         4,207         6,118        1,195       1,810
    Cost of goods sold                        839        1,194         1,627         2,087         1,809          446         503
    Other                                   2,352        3,306         4,219         5,386         9,350        1,576       1,714
                                        ---------     --------      --------      --------      --------     --------    --------
        Total operating expenses           16,823       21,652        31,465        37,343        50,724       10,052      13,029
                                        ---------     --------      --------      --------      --------     --------    --------
Gross profit                                4,979        7,146        16,663        26,069        31,499        8,930       5,949

General and administrative expenses         3,503        4,412         8,317        10,842        15,729        4,142       3,297
                                        ---------     --------      --------      --------      --------     --------    --------
Income from operations                      1,476        2,734         8,346        15,227        15,770        4,788       2,652

Other income (expense):
    Interest(2)                            (1,298)      (2,204)       (3,448)       (5,464)      (12,641)      (2,698)     (3,201)
    Consulting fees paid to related
     party                                    ---          ---          (300)       (1,150)          ---          ---         ---
    Other, net                                189          (17)            2            58          (777)        (515)         (2)
                                        ---------     --------      --------      --------      --------     --------    --------
Income (loss) before income taxes
 and extraordinary loss                       367          513         4,600         8,671         2,352        1,575        (551)

Income taxes (benefit)                        151          180         1,706         4,350         1,149          591         (98)
                                        ---------     --------      --------      --------      --------     --------    --------
Income (loss) before
 extraordinary loss(3)(4)                     216          333         2,894         4,321         1,203          984        (453)
Extraordinary loss, net
 of  income tax benefit                       ---        1,335           ---           ---       (10,885)     (10,885)        ---
                                        ---------     --------      --------      --------      --------     --------    --------
Net income (loss)                             216       (1,002)     $  2,894      $  4,321      $ (9,682)    $ (9,901)   $   (453)
                                        =========     ========      ========      ========      ========     ========    ========
Net income (loss) before extraordinary
 loss assuming dilution(5)              $    4.26     $   9.63     $  47.69     $   72.23      $  21.09     $  20.25    $ (64.53)
                                        =========     ========      ========      ========      ========     ========    ========
Average shares
 outstanding assuming dilution             59,420       59,420        59,420        59,420        22,047       48,595      16,674
                                        =========     ========      ========      ========      ========     ========    ========

Other Financial Data:
    EBITDA(6)                           $   4,483     $  6,012      $ 12,042      $ 19,708      $ 22,101     $  5,571    $  4,795
    Rental Fleet Data:
Operating Data:
        Rental Fleet Size                    13.0         15.8          25.0          26.5          29.3         28.0        29.0
        Average Day Rate                $   1,472     $  2,037      $  3,231      $  4,201      $  4,191     $  4,776    $  3,266
        Utilization %                          79%          79%           83%           80%           76%          77%         71%
        Average Boat Size (leg length)        100'         105'          119'          120'          128'         128'        128'
    Wireline Data:
        Average Wireline                   not
         Jobs/Day                       available         39.2          42.5          41.1          45.2         52.9        53.2
        Average Revenue                    not
         per Job                        available     $    957      $  1,007     $   1,173      $  1,367     $  1,199    $  1,568

BALANCE SHEET DATA (END OF PERIOD):
Cash and cash equivalents               $      61     $    858      $    153     $     ---      $    421     $    ---    $    266
Property, plant and equipment - net        10,249       27,641        28,986        43,737        60,328       51,469      59,661
Total assets                               16,809       40,402        11,630        62,387       107,961       77,903     102,426
Long-term obligations                       8,580       31,394        26,905        36,804       127,620      125,000     126,182
Total shareholder's equity (deficiency)     1,074           99         4,197         5,646       (39,940)     (59,262)    (35,263)


__________________

(1)In October 1995, Cardinal  acquired 11 lift boats from
   two  competitors  for a cash purchase  price  of  $18.5
   million.

   From December 1996 to March 1998 Cardinal contracted for the construction and took delivery of three lift boats for a total price of $17.6 million.

   In  1998,  Cardinal  purchased  all  of the outstanding
   common  stock of three companies for a  combined  $22.4
   million in cash and $1.4 million in stock.

(2)In  October  1995, Cardinal refinanced revolving credit
   notes payable  and  a  term loan note payable to a bank
   and  a  subordinated  note  payable  to  an  investment
   company (the "1995 Refinancing").  Cardinal also paid a
   negotiated amount of $2.4  million  to  the  bank  as a
   prepayment  premium and to redeem stock warrants issued
   to the bank.   Management  estimated the value of these
   warrants to be approximately $750,000 immediately prior
   to the 1995 Refinancing and  recorded  this  amount  as
   interest   expense.    The  remaining  portion  of  the
   payment, along with the write-off of certain debt acquisition and interest rate cap agreement costs related to the bank debt was recorded, net of income taxes, as an extraordinary loss.

(3)In  connection  with  the  1995  Refinancing,  Cardinal
   issued warrants to holders  of its subordinated debt to
   purchase  approximately  nine  percent  (on  a  diluted
   basis)  of Cardinal Services, Inc.'s  nonvoting  common
   stock at  a  price  of  $.01 per share.  These warrants
   allowed the warrant holders  to  put  the  warrants  to
   Cardinal    Services   under   certain   circumstances,
   including the  passage  of  time  and the occurrence of
   certain capital transactions.  The  estimated  value at
   the  end  of  each year was amortized over the earliest
   put date of the  warrants.   Interest  expense in 1996,
   1997   and  1998  includes  $280,000,  $2,173,000   and
   $362,000,  respectively, related to these warrants.  On
   February 26, 1998, Cardinal redeemed the warrants for $13,320,000 (see note 5).

(4)On    February    26,  1998,   Cardinal   completed   a
   recapitalization which  included  (i)  the  issuance of
   10,267 shares of Class A Common Stock for $30  million,
   (ii)  the  issuance  of  10,267   shares   of  Class  C
   Preferred  Stock  for  $30  million,   and   (iii)  the
   redemption of 51,583 shares of Class A Common Stock for
   $114.68  million,  and  (iv) the redemption of warrants
   related to 11,870 shares  of  Cardinal  Services,  Inc.
   nonvoting common stock in exchange for $13,320,000 (the
   "Recapitalization").   In addition, Cardinal refinanced
   substantially   all   of  its   long-term   debt   (the
   "Refinancing"). The Recapitalization and Refinancing were funded through the issuance of $105 millin of senior secured debt, $20 million of subordinated debt, which includes $2 million accounted for as original issue discount relating to the issuance of 350 shares of Class A Common Stock and 350 shares of Class C
   Preferred Stock, and $60 million of equity investments discussed in (i) and (ii) above. On the date of the Recapitalization and Refinancing, Cardinal charged off
   $10,885,000 which included the unamortized estimated value of the warrants of $10,505,000 and unamortized debt acquisition costs of $380,000 (net of $235,000 tax benefit).

(5)See Note 6 to Cardinal's financial statements for earnings per share computations.

(6)Cardinal  calculates  EBITDA (earnings before  interest
   expense,  income  taxes, depreciation and amortization)
   as income before income  taxes and extraordinary items,
   plus interest expense, depreciation  and  amoritzation.
   EBITDA  is  presented not as an alternative measure  of
   operating results  or  cash  flow  from  operations (as
   determined   in   accordance  with  generally  accepted
   accounting principles),  but  because  it  is  a widely
   accepted financial indicator of a company's ability  to
   incur  and  service  debt.   Cardinal's  measurement of
   EBITDA  may  not  be  comparable  to  similarly  titled
   measures reported by other companies.   The  EBIDTA  of
   Cardinal does not exclude the impact of certain private
   company transactions during 1995 through 1998, nor does
   it   exclude   one-time   costs   associated  with  the
   Recapitalization  and  Refinancing.   Had  these  items
   been  excluded,  EBITDA  would  have  been  $6,548,000,
   $15,285,000,  $24,732,000 and $26,181,000 for the years
   1995,  1996,   1997   and   1998,   respectively,   and
   $7,603,000  for the quarter ended March 31, 1998.

         PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                      (unaudited)

   The following unaudited  pro  forma condensed financial
information has been prepared by management  utilizing the
historical financial statements of Superior and  Cardinal.
In  1998, Superior acquired Tong Specialty, Inc. and  Lamb
Services,  Inc.  (collectively,  the "Lamb Companies") and
Hydro-dynamics   Oilfield   Contractors,   Inc.   ("Hydro-
dynamics")  (the  "1998  Superior   acquisitions").    The
historical financial information has been included for the
Lamb  Companies  through  May  31, 1998 and Hydro-dynamics
through August 31, 1998, the dates  of the acquisitions by
Superior.    Also   in  1998,  Cardinal  acquired   Moores
Wireline, Inc. and Moores Engineering, Inc. (collectively,
the "Moores Companies")  and  Gunn Wireline, Inc. ("Gunn")
(the  "1998  Cardinal  acquisitions").    The   historical
financial  information  has  been  included for the Moores
Companies  through  April  30,  1998  and   Gunn   through
September  30,  1998,  the  dates  of  the  1998  Cardinal
acquisitions.   Adjustments have been made to reflect  the
financial impact  of  purchase  accounting and other items
had  the  1998  acquisitions  and Merger  taken  place  on
January 1, 1998 with respect to  operating  data and March
31, 1999 with respect to the balance sheet data.   The pro
forma adjustments are described in the accompanying notes and are based upon preliminary estimates and certain assumptions that management of the companies believe reasonable under the circumstances.

   The unaudited pro forma condensed financial information
is  for comparative purposes only and does not purport  to
be indicative  of  the  results  which would actually have
been obtained had the acquisitions  been  effected  on the
pro  forma  dates, or of the results which may be obtained
in  the  future.    The   unaudited  pro  forma  condensed
financial  information  in  the   opinion   of  management
reflects all adjustments necessary to present fairly the data for such periods.

   The unaudited pro forma condensed financial information
should   be   read  in  conjunction  with  the  historical
financial  data   appearing   elsewhere   in   this  Proxy
Statement.

                        SUPERIOR ENERGY SERVICES, INC.
                UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                                March 31, 1999
                                (In thousands)

                                      Historical   Historical    Pro Forma
ASSETS                                 Superior     Cardinal     Adjustment      Pro Forma
--------------------------------------------------------------------------------------------
Cash                                  $   1,131        266                          1,397
Accounts receivable                      17,216     17,446                         34,662
Deferred tax asset                            -        624                            624
Inventories                               3,030          -                          3,030
Income tax receivable                         -        151                            151
Other                                     1,928      2,604 A          500           5,032
                                      ------------------------                  -----------
    Total current assets                 23,305     21,091                         44,896

Property, plant & equipment - net        76,647     59,661                        136,308

Goodwill-net                             24,080     17,055 A       30,109          71,244

Other Assets - net                            -      4,619 A          500           5,119
                                      ------------------------                  -----------
   Total assets                       $ 124,032    102,426                        257,567
                                      ========================                  ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Trade accounts payable                $   3,118      3,111                          6,229
Accrued expenses                          3,035      1,853 B        2,000           7,888
                                                           A        1,000
Current maturities of long-term debt          -      7,595                          7,595
Notes payable - other                         -      1,505                          1,505
Income taxes payable                        534          -                            534
                                      ------------------------                  -----------
Total Current Liabilities                 6,687     14,064                         23,751

Long-term debt                           25,006    100,719 D      (45,000)         80,725
Subordinated debt                             -     17,868                         17,868

Deferred income taxes                     8,612      5,038                         13,650

Stockholders' equity
Common stock                                 29          - C           30              59
Preferred stock                               -          2 C           (2)              -
Additional paid-in capital               78,794     84,079 A       33,013         240,858
                                                           C          (28)
                                                           D       45,000
Retained earnings                         7,149   (119,344)A       (5,149)       (119,344)
                                                           B       (2,000)
Treasury stock                           (2,245)         - A        2,245               -

                                      ------------------------                  -----------
Total stockholders' equity               83,727    (35,263)                       121,573

                                      ------------------------                  -----------
Total liabilities and stockholders'
 equity                               $ 124,032    102,426                        257,567
                                      ========================                  ===========

                        SUPERIOR ENERGY SERVICES, INC
            UNAUDITED PRO FORMA CONDENSED STATEMENT OF EARNINGS
                 FOR THE THREE MONTHS ENDED MARCH 31, 1999
                    (In thousands except per share data)

                                        Historical        Historical   Combined     Pro Forma
                                         Superior          Cardinal   Pro Formas   Adjustments    Pro Forma
                                        ----------        ------------------------------------    ---------
Revenues                                  18,042            18,978       37,020                     37,020
                                        --------          ---------------------                   --------
Costs and expenses:
  Costs of services                        7,601            11,219       18,820                     18,820
  Depreciation and amortization            2,142             1,810        3,952 L     251            4,203
  General and administrative               6,149             3,297        9,446 L      63            9,509

                                        --------          ---------------------                   --------

     Total costs and expenses             15,892            16,326       32,218                     32,532
                                        --------          ---------------------                   --------

Income from operations                     2,150             2,652        4,802                      4,488

Other income (expense):
  Interest expense                          (500)           (3,201)      (3,701)D   1,015           (2,686)
  Other                                        -                (2)          (2)                        (2)
                                        --------          ---------------------                   --------

    Income (loss) before income tax        1,650              (551)       1,099                      1,800

Provision for income taxes                   627               (98)         529 M     191              720
                                        --------          ---------------------                   --------

    Net income (loss)                      1,023              (453)         570                      1,080
                                        ========          =====================                   ========



Net income (loss) per common
  share and common share equivalent     $   0.04          $ (64.53)    $   0.02                   $   0.02
                                        ========          =====================                   ========

Basic Weighted average shares
  outstanding                             28,793                17       28,793                 N   58,792
                                        ========          =====================                   ========

Net income (loss) per common
  share and common share
  equivalent                            $   0.04          $ (64.53)    $   0.02                   $   0.02
                                        ========          =====================                   ========

Diluted  Weighted average share
  outstanding                             28,822                17       28,822                 N   58,821
                                        ========          =====================                   ========

                        SUPERIOR ENERGY SERVICES, INC.
            UNAUDITED PRO FORMA CONDENSED STATEMENT OF EARNINGS
                FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1998
                (In thousands, except for per share data)

                                                           1998
                                        Historical        Superior     Sale of      Pro Forma       Superior
                                        Superior        Acquisitions   Baytron     Adjustments     Pro Forma
                                        ----------------------------------------------------------------------
Revenues                                 91,334          8,517           489             -             99,362
                                        ----------------------------------------------------------------------

Costs and expenses:
  Costs of services                      43,734          4,218           128                           47,824
  Depreciation and amortization           7,494            372            51  E       (111)             7,704
  Special charges                        13,763                                                        13,763
  General and administrative             22,921          4,577           295  F       (161)            27,042
                                        ----------------------------------------------------------------------

     Total costs and expenses            87,912          9,167           474          (272)            96,333
                                        ----------------------------------------------------------------------
Income (loss) from operations             3,422           (650)           15           272              3,029

Other income (expense):
  Interest expense                       (1,490)          (194)            -  G       (136)            (1,820)
  Merger termination                     (2,237)                                                       (2,237)
  Other                                   1,176              -             -             -              1,176
                                        ----------------------------------------------------------------------

    Income (loss) before income taxes
     and extraordinary loss                 871           (844)           15           136                148

Provision for income taxes                4,979             20             6  H       (307)             4,686
                                        ----------------------------------------------------------------------

    Income (loss) before extraordinary
     loss                                (4,108)          (864)            9           443             (4,538)
                                        ======================================================================



Net (loss) per common
  share and common share equivalent     $ (0.14)                                                      $ (0.16)
                                        ========                                                      ========

Basic Weighted average shares
 outstanding                             28,982                                                        28,982
                                        ========                                                      ========

Net (loss) per common
  share and common share equivalent     $ (0.14)                                                      $ (0.16)
                                        ========                                                      ========

Diluted  Weighted average shares
  outstanding                            28,982                                                        28,982
                                        ========                                                      =======

                                                          1998
                                        Historical      Cardinal       Pro Forma    Cardinal    Combined     Pro Forma
                                        Cardinal      Acquisitions    Adjustments   Pro Forma   Pro Formas  Adjustments  Pro Forma
                                        ------------------------------------------------------   -----------------------  ---------
Revenues                                  82,223         8,080                -        90,303    189,665                  189,665
                                        ------------------------------------------------------   -------                  -------

Costs and expenses:
  Costs of services                       44,606         5,429                         50,035     97,859                   97,859
  Depreciation and amortization            6,118           418  I        301            6,837     14,541  L  1,038         15,579
  Special charges                              -                                            -     13,763                   13,763
  General and administrative              15,729           836                         16,565     43,607  L    250         43,857
                                        ------------------------------------------------------   -------                  -------

     Total costs and expenses             66,453         6,683           301           73,437    169,770                  171,058
                                        ------------------------------------------------------   -------                  -------
Income (loss) from operations             15,770         1,397          (301)          16,866     19,895                   18,607

Other income (expense):
  Interest expense                       (12,641)         (216) J       (234)         (13,091)   (14,911) D  4,060        (10,851)
  Merger termination                           -                                            -     (2,237)                  (2,237)
  Other                                     (777)            -             -             (777)       399                      399
                                        ------------------------------------------------------   -------                  -------

    Income (loss) before income taxes
     and extraordinary loss                2,352         1,181          (535)           2,998      3,146                    5,918

Provision for income taxes                 1,149           373  K        (87)           1,435      6,121  M  1,448          7,569
                                        ------------------------------------------------------   -------                  -------

    Income (loss) before extraordinary
     loss                                  1,203           808          (448)           1,563     (2,975)                  (1,651)
                                        ======================================================   =======                  =======



Net income (loss) per common
  share and common share equivalent     $  21.09                                      $ 37.42    $ (0.10)                 $ (0.03)
                                        ========                                      =======    =======                  =======

Basic Weighted average shares
  outstanding                                 22                                           22     28,982               N   58,981
                                        ========                                      =======    =======                  =======

Net income (loss) per common
  share and common share equivalent     $  21.09                                      $ 37.42    $ (0.10)                 $ (0.03)
                                        ========                                      =======    =======                  =======

Diluted  Weighted average shares
  outstanding                                 22                                           22     28,982               N   58,981
                                        ========                                      =======    =======                  =======


A)This adjustment reflects the reverse acquisition of Superior by Cardinal (the Merger). Superior will exchange approximately 30 million of its Common Stock Shares for 100% of the outstanding stock of Cardinal. Because of the controlling interest that the Cardinal Shareholders will have in the combined entity, among other factors, the transaction will be accounted for as a reverse acquisition which will result in the adjustment of the net assets of Superior to their estimated fair values required by the rules of purchase accounting. The net assets of Cardinal are reflected in this transaction at their historical book values. The valuation of Superior's net assets is based upon the approximate 28.8 million Common Shares outstanding prior to the merger times the trading price of $3.78 at the time of negotiation of the merger, plus additional capitalized costs of approximately $3 million related to the Cardinal merger costs for professional fees net of $2 million in Superior merger costs expensed. Superior's historical book basis for its property, plant and equipment is considered to be its fair market value. Agreements not to compete related to two Superior employees, have been recorded at their fair market value of $1 million . The valuation reflects excess purchase price of $30,109,000, over the fair value of net assets. Such amount has been recorded as goodwill and is being amortized over 30 years.

B)To record the merger costs associated with Superior, the acquired company.

C)To  reflect   the  exchange  of  100%  of  Cardinal's  outstanding  stock for approximately 30 million shares of Superior's $.001 par value common stock.

D)To record the equity contribution of $45 million to Cardinal, used to pay down debt. The associated reduction in interest expense due to the equity contribution, uses Cardinal's borrowing rate of 8.12%, on an equity contribution of $50 million, since the $5 million was placed on March 31, 1999.

E)In 1998, Superior acquired all of the outstanding common stock of the Lamb Companies and Hydro-dynamics (1998 Superior acquisitions) for an aggregate $3,857,000 in cash. Payment of an additional $750,000 for the Hydro-dynamics acquisitions will be based on the attainment of certain objectives. At the third anniversary of each acquisition, additional cash consideration, if any, will be based upon a multiple of four times the acquired company's average earnings before interest, taxes, depreciation and amortization (EBITDA) over a three year period from the date of acquisition, and will be capitalized as additional purchase price. In no event will the total additional payments exceed $50,143,000. The property, plant and equipment of the 1998 Superior acquisitions were valued at their estimated fair value of approximately $5.04 million. Deferred taxes have been provided for the difference between the book and tax basis of the property. The remaining assets and liabilities approximated their fair values. The excess purchase prices over the fair values of the net assets of the 1998 Superior acquisitions of approximately $1.5 million was allocated to goodwill and is being amortized over 30 years.

  To reflect depreciation and amortization of goodwill associated with 1998 Superior acquisitions, and the sale of Baytron, Inc. (Baytron) for the pro forma for the twelve months ended December 31, 1998.
                                                        Sale of
  Adjustments For:      Lamb Companies  Hydro Dynamics  Baytron  Total
                        ----------------------------------------------
  Depreciation             $  (137)            2           10    (125)
  Amortization                   9            18          (13)     14
                        ----------------------------------------------
          Total            $  (128)           20           (3)   (111)
                        ==============================================

F)To adjust compensation for employees to amounts per employment agreements entered in connection with the 1998 Superior acquisitions.

G)To record the increase in interest expense resulting from additional debt to finance $3,857,000 cash for the 1998 Superior acquisitions' purchase prices. The interest rate on the new line of credit debt is assumed to be 7.31%. A change of 1/8 percent in the interest rate would result in a change in interest expense of $2,000.

H)To adjust Superior's provision for income taxes to give effect to the 1998 Superior Acquistions and the sale of Baytron.

I)In 1998, Cardinal acquired all of the outstanding common stock of the Moores companies and Gunn (1998 Cardinal acquisitions) for an aggregate $19.8 million in cash, $1.4 million in CSI stock, $1.8 million in bank debt and $800,000 in other. The remaining assets and liabilities approximated their fair values. The excess purchase prices over the fair values of the net assets of the 1998 Cardinal acquisitions of approximately $17.2 million was allocated to goodwill and is being amortized over a period of 15-30 years.

  To reflect amortization of goodwill associated with the 1998 Cardinal acquisitions for the pro forma twelve months December 31, 1998.

  Adjustments For:      Moore Companies     Gunn      Total
                        -----------------------------------

  Amortization              $  188          113        301
                        -----------------------------------
          Total             $  188          113        301
                        ===================================

J)To record the increase in interest expense resulting from additional debt to finance $8,500,000 cash for the 1998 Cardinal acquisitions' purchase prices. The interest rate on the debt is assumed to be 8.25%. A change of 1/8 percent in the interest rate would result in a change in interest expense of $3,541.

K)To adjust Cardinal's provision for income taxes to give effect to the 1998 Cardinal acquisitions.

L)To record the amortization of goodwill over 30 years and the non-compete agreements over 4 years.

M)To adjust the provision for income taxes to give effect to the Merger's adjustments, exclusive of the amortization adjustment.

N)Pro forma net income(loss) per Common Share is computed using Superior's approximate 28.8 million oustanding Common Shares and the approximate 30 million Common Shares to be exchanged in the merger.

              SUPERIOR ENERGY SERVICES, INC.
          MANAGEMENT'S DISCUSSION AND ANALYSIS OF
       FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

      Demand for Superior's rental tools and well services is primarily a function of oil and gas exploration and workover activity in the Gulf of Mexico and along the Gulf
Coast. The level of oilfield activity is affected in turn by the willingness of oil and gas companies to make capital expenditures for the exploration, development and production of oil and natural gas, and the levels of such capital expenditures are influenced by oil and gas prices, the cost of exploring for, producing and delivering oil and gas, the sale and expiration dates of leases in the United States, the discovery rate of new oil and gas reserves, local and international political and economic conditions and the ability of oil and gas companies to generate capital. Demand for Superior's P&A services is primarily a function of the number of offshore producing wells that have ceased to be commercially productive, increased environmental awareness and the desire of oil and gas companies to minimize abandonment liabilities.

      The   oilfield   services  industry  experienced   a
significant decline in activity  in  the last half of 1998
which  has  continued  into  the  first quarter  of  1999.
Superior's rental tool business has been impacted, but not
as  much  as  many  other  areas of the  oilfield  service
industry because it is primarily  concentrated in workover
activity and deep water drilling projects  which  have not
been  affected  as  much  as  other areas of the industry.
Superior's  P&A  segment has been  adversely  affected  as
some major and  independent  oil  and  gas  companies have
elected to defer making these expenditures.  However, as a
result  of these deferrals and increased depletion  rates,
the  backlog  of  wells  requiring  plug  and  abandonment
continues  to  increase.  Should  the  decline  in overall
industry  activity  levels  continue,  it  could  have   a
material adverse effect on Superior's financial condition and results of operations.

COMPARISON  OF  THE RESULTS OF OPERATIONS FOR THE QUARTERS
ENDED MARCH 31, 1999 AND 1998.

       Superior's revenues were $18 million for the quarter ended March 31, 1999 as compared to $22.7 million for the same period in 1998. In the first quarter of 1999, Superior continued to be affected by the downturn in the industry activity, which began in the last half of 1998. The decline in revenue is primarily attributable to the well services segment since it is more susceptible to the major and independent oil and gas companies' deferment of discretionary spending. The rental tools segment's revenue has not been as adversely affected by industry conditions as a result of its focus on workover, remediation and deep water drilling activity. Although Superior's revenues declined in the first quarter of 1999 compared to the same period in 1998, Superior's gross margin remained constant at 58% for both quarters.

      Depreciation and amortization increased 29%, to $2.1 million for the three months ended March 31, 1999 from $1.7 million for the three months ended March 31, 1998.
Most of the increase resulted from the larger asset base that has resulted from Superior's 1998 acquisitions and capital expenditures. General and administrative expenses increased 18%, to $6.1 million for the first quarter of 1999 as compared to $5.2 million for the same period of 1998. The increase is the result of the 1998 acquisitions completed during the second and third quarters of 1998.

      Net  income  for  the  quarter  ended March 31, 1999
decreased 77.2% to $1 million as compared  to $4.5 million
for  the comparable period in the prior year.   While  the
$1.2 million gain on the sale of subsidiary increased the net income in the first quarter of 1998, Superior's results for the first quarter of 1999 reflected the impact of the economic slowdown in the oil and gas industry and customers' decisions to limit or defer investments in exploration, drilling, production and plug and abandonment services.

COMPARISON OF  THE  RESULTS  OF  OPERATIONS  FOR THE YEARS
ENDED DECEMBER 31, 1998 AND 1997.

      Superior's performance in 1998 was impacted  in  the
second  half of the year by the decline in activity in the
oilfield services industry as a result of a decline in oil
prices.  In addition, work in the Gulf of Mexico, which is
Superior's primary operating area, was virtually shut down
during  September   1998   by   a  series  of  storms  and
hurricanes.

      Superior's revenue increased 68% to $91.3 million for the year ended December 31, 1998, as compared to $54.3 million for the year ended December 31, 1997. The majority of the increase is primarily the result of a full year of revenues from acquisitions made in 1997 in the rental segment.

      Superior's gross margin decreased to 52.1% for the year ended December 31, 1998 as compared to 57.2% for the year ended December 31, 1997. This decrease is primarily a result of the general decline in activity in the oilfield services industry and a $690,000 charge for obsolete inventory as part of the special charges discussed below.
Although all three segments were impacted, the well services segment had the largest decline as a result of several factors. The well services segment was in the process of expansion in the latter part of 1997 and the beginning of 1998 which resulted in increased expenses at about the time the P&A activity began to decline. During the year, due to competitive pressures, Superior performed more turnkey basis projects, which impacted Superior's gross margin negatively. Throughout the last half of 1998 and into the first quarter of 1999, in response to the downturn in demand for Superior's services, Superior has made an extensive effort to bring costs into line with the reduced level of activity, and is considering further cost savings measures.

      Depreciation  and  amortization  increased  129%, to
$7.5  million  for  the  year  ended  December 31, 1998 as
compared to $3.3 million for the year ended  December  31,
1997.  Most  of the increase is a result of a full year of
depreciation from  the  1997  acquisitions.   Depreciation
also increased as a result of $29.1 million of capital expenditures in the year ended December 31, 1998 primarily for purposes of expanding the rental tool inventory.

      General  and administrative  expenses  increased  to
$22.9 million for  the  year  ended  December  31, 1998 as
compared to $12.5 million for the year ended December  31,
1997.   Most of the increase is a result of a full year of
general and administrative expenses for the acquisitions made in 1997 as well as acquisitions made in 1998.
Interest expense increased to $1.4 million for the year ended December 31, 1998 from $722,000 for the year ended
December 31, 1997 as a result of an increase in borrowings to fund capital expenditures as well as two acquisitions.

      Net    income   before   special   charges,   merger
termination expenses and gain on sale of subsidiary was $10.2 million or diluted earnings per share of $0.34 for the year ended December 31, 1998 as compared to net income of $9.5 million or diluted earnings per share of $0.43 for the year ended December 31, 1997.

      During  the year ended December 31,  1998,  Superior
recorded a pre-tax  special  charge of $14.4 million.  The
special charge consisted of $12.1  million  for impairment
of   goodwill,   $930,000  in  patents  and  $690,000   in
associated inventory  as  a  result  of  obsolescence  and
$650,000  associated  with  a  reduction in employees as a
result of the general decline in the industry. The portion
of the special charge related to inventory obsolescence is
included  in  costs  of  services  in   the   consolidated
statement of operations.

      The non-cash writeoff of goodwill was recorded in accordance with Statement of Financial Standards (FAS) No.
121, which requires that long-lived assets and certain identifiable intangibles held and used by Superior be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The severity as well as the duration of the downturn in activity in the oil and gas industry is such an event. In such instances where there is goodwill associated with the asset as a result of a business combination accounted for using the purchase method, the goodwill is eliminated before making any reduction of the carrying amounts of the impaired long-lived assets.

      Superior's review of its long-lived assets indicated
that the carrying  value  of  certain of Superior's assets
used by Superior in its well services,  rental  tools  and
oil  containment  boom  businesses  had been impaired. The
fair value of the assets was determined by discounting the
estimated  net cash flows generated by  the  assets.   The
result was an impairment charge of $12.1 million for the year ended December 31, 1998 consisting entirely of goodwill.

      The  special  charges of  $930,000  in  patents  and
$690,000  in  associated   inventory   are   a  result  of
obsolescence  in  the  oil  containment  boom business  as
evidenced   by   declining  cash  flows.   Superior   also
authorized and committed  to  terminating thirty employees
during the fourth quarter of 1998.   As a result, included
in   the  special  charge,  is  $650,000  for   severance,
employment contract and benefits costs for the terminated employees.

      During the fourth quarter of 1998, the Company entered into a merger agreement with Parker, which was subsequently terminated by mutual consent. As part of the termination, Superior agreed to pay Parker $2.125 million and also incurred approximately $112,000 in additional costs associated with the merger termination. In the first quarter of 1998, Superior sold a subsidiary for a gain of approximately $1.2 million.

COMPARISON  OF  RESULTS  OF OPERATIONS FOR THE YEARS ENDED
DECEMBER 31, 1997 AND 1996

      Superior experienced significant growth in revenue and net income in the year ended December 31, 1997 as compared to the year ended December 31, 1996 due to continued strong demand for its products and services, internal growth and growth through acquisitions.

      Superior's revenue increased 130% to $54.3 million for the year ended December 31, 1997 as compared to $23.6 million for the year ended December 31, 1996. Of this increase, approximately 26% was the result of internal growth of Superior's operations and approximately 74% was the result of acquisitions completed by Superior since
July 1996.

      Superior's  gross  margin increased to 57.2% for the
year ended December 31, 1997 from 53.3% for the year ended
December 31, 1996. This increase  was primarily due to the
increase in the percentage of Superior's  revenue that was
generated   by   its  rental  tool  and  data  acquisition
businesses, which tend to have higher gross margins than Superior's other businesses.

      Depreciation  and amortization  increased  147%,  to
$3.3 million for the  year  ended  December  31, 1997 from
$1.3  million for the year ended December 31, 1996.   Most
of the  increase  resulted from the larger asset base that
has resulted from Superior's  acquisitions.   General  and
administrative   expenses   as  a  percentage  of  revenue
decreased to 23.1% for the year ended December 31, 1997 from 23.4% for the year ended December 31, 1996. Interest expense increased to $722,000 for the year ended December
31, 1997 as  compared  to  $127,000  for  the  year  ended
December 31, 1996. This was primarily as a result of the interim financing of the various acquisitions Superior made during 1997.

      Net income increased 140%  to  $9.5  million for the
year  ended  December 31, 1997 from $3.9 million  for  the
year ended December  31,  1996, while diluted earnings per
share  increased  95% to $0.43  from  $0.22.   The  strong
earnings growth experienced  by  Superior is the result of
both  increased revenue and higher  profit  margins.   The
increase in earnings per share during the period was not commensurate with the increase in net income for the period as the average number of shares outstanding for the year ended December 31, 1997 increased as a result of the issuance of approximately 4.5 million shares upon the exercise of Superior's Class B Warrants, which were redeemed in September 1997, and as a result of the public offering of approximately 3.9 million shares of Superior
Common Stock completed in December 1997.

LIQUIDITY AND CAPITAL RESOURCES

       For the year ended December 31, 1998, Superior had cash flows from operations of $18.1 million as compared to $2.3 million for the year ended December 31, 1997. Superior's EBITDA (earnings before interest, income taxes, depreciation and amortization expense) was $25.4 million for the year ended December 31, 1998 as compared to $18.5 million for the year ended December 31, 1997. The EBITDA for 1998 of $25.4 million is exclusive of the gain on sale of subsidiary, the merger termination and the special charge, which was mostly non-cash in nature. These increases are primarily a result of the operations of the 1997 acquisitions being included for a full fiscal year.

      In  1998,  Superior  acquired  all  the  outstanding
common  stock  of  three  companies  for  an aggregate  of
$3,857,000 cash.  Additional cash consideration,  if  any,
will be based upon a multiple of four times the respective
acquired company's average EBITDA over a three-year period
from  the  date  of acquisition, less certain adjustments.
In no event, will  the  aggregate additional consideration
exceed  $50,143,000.   If  the  overall  current  industry
activity levels continue, the additional consideration would be materially less than the maximum consideration.
For additional information, see Note 3 of the notes to Superior's consolidated financial statements.

      Superior  made  additional  capital expenditures  in
1998  of  $29.1  million primarily for  additional  rental
equipment.   Other   capital   expenditures  included  P&A
equipment  spreads  and  renovation   of   Superior's  new
operating facility. As of the end of the first quarter of 1998, Superior consolidated all of its New Orleans area sales and administrative functions in this facility.

      During the second  quarter  of  1998,  the  Board of
Directors approved the purchase of up to 500,000 shares of
the   outstanding   Superior  Common  Stock.   Under  this
program, Superior purchased a total of 474,500 shares of Superior Common Stock at an average price of $4.73 per share. This repurchase program has been discontinued.

      In the first quarter of 1998, Superior made a final payment of $750,000 in connection with the acquisition of Dimensional Oilfield Services, Inc. In the first quarter of 1998, Superior received cash proceeds of $4.2 million from the sale of Baytron, Inc. At the beginning of the fourth quarter of 1998, Superior entered into a merger agreement with Parker. Superior and Parker subsequently jointly agreed to terminate the merger agreement. As part of the termination, Superior paid Parker $2.125 million and also incurred approximately $112,000 in additional costs associated with the merger termination.

      For the three months ended March 31, 1999,  Superior
had  net  income  of  $1 million and net cash provided  by
operating  activities of  $6  million,  compared  to  $4.5
million and $7 million, respectively, for the same period in 1998. Superior's EBITDA decreased to $4.3 million, as compared to $7.9 million, exclusive of the gain on sale of a subsidiary, for the same period in 1998. The decrease in net income, cash flow and EBITDA was primarily the result of the significant decline in overall industry activity in the last half of 1998 which has continued into the first quarter of 1999.

      Superior  maintains  a  bank  credit  facility which
provides for a revolving line of credit up to $45 million,
matures on April 30, 2000, and bears interest at an annual
rate  of  LIBOR  plus  a margin that depends on Superior's
debt coverage ratio (currently  6.76%  per  annum).  As of
April 30, 1999, there was $24.5 million outstanding  under
the  bank  credit  facility.   Borrowings  under  the bank
credit  facility  are  available for acquisitions, working
capital, letters of credit and general corporate purposes.
Indebtedness under the bank  credit facility is guaranteed
by    Superior's    subsidiaries,    collateralized     by
substantially  all  of  the  assets  of  Superior  and its
subsidiaries,  and  a  pledge  of  all the common stock of
Superior's  subsidiaries.   Pursuant to  the  bank  credit
facility,  Superior has also agreed  to  maintain  certain
financial ratios.   The  bank credit facility also imposes
certain limitations on the ability of Superior to make capital expenditures, pay dividends or other distributions to shareholders, make acquisitions or incur indebtedness outside of the bank credit facility.

      In the first three  months  of  1999,  Superior made
capital   expenditures  of  $2.6  million  primarily   for
additional rental equipment. Management currently believes
that Superior  will  make additional capital expenditures,
excluding acquisitions,  of approximately $5 to $7 million
in  1999  primarily  to further  expand  its  rental  tool
inventory.  Superior believes  that  cash  generated  from
operations and availability under the bank credit facility
will  provide  sufficient  funds for Superior's identified
capital   projects  and  working   capital   requirements.
However,  part   of   Superior's   strategy  involves  the
acquisition of companies that have products and services complementary to Superior's existing base of operations.
Depending on the size of any future acquisitions, Superior may require additional equity financing and debt financing possibly in excess of Superior's bank credit facility.

NEW ACCOUNTING PRONOUNCEMENTS

      In June 1998,  the  Financial  Accounting  Standards
Board  issued  Statement of Financial Accounting Standards
No.   133   ("FAS  133"),   "Accounting   for   Derivative
Instruments and Hedging Activities."  FAS 133 is effective
for all fiscal  quarters  of  fiscal years beginning after
June  15,  1999 and establishes accounting  and  reporting
standards for  derivative  instruments,  including certain
derivative  instruments  embedded in other contracts,  and
for  hedging  activities.   FAS  133   requires  that  all
derivative instruments be recorded on the balance sheet at
their  fair  value.   Changes  in   the   fair   value  of
derivatives  are  to  be  recorded  each period in current
earning  or  other  comprehensive  income,   depending  on
whether  a  derivative  is designated as part of  a  hedge
transaction and, if it is,  the type of hedge transaction.
Earlier application of the provisions  of the Statement is
encouraged  and  is permitted as of the beginning  of  any
fiscal quarter that  begins  after  the  issuance  of  the
Statement.   Due  to  the  fact  that  Superior  does  not
currently use derivative instruments, adoption of the Statement will not have a material effect on Superior's results of operations, financial position, or liquidity.

YEAR 2000

      Superior is assessing  both  the  cost of addressing
and the cost or the consequence of incomplete  or untimely
resolution of the Year 2000 issue.  This process  includes
(i) the development of Year 2000 awareness, (ii) a  review
to  identify  systems  that  could be affected by the Year
2000 issue, (iii) an assessment  of potential risk factors
(including   non-compliance   by   Superior's   suppliers,
subcontractors  and  customers), (iv)  the  allocation  of
required resources, (v)  a  determination of the extent of
remediation  work required, (vi)  the  development  of  an
implementation   plan   and  time  table,  and  (vii)  the
development of contingency plans.

      Superior makes use of computers in its processing of
accounting,  financial,  administrative,   and  management
information.  Additionally, Superior uses computers  as  a
tool for its employees to communicate among themselves and
with  other  persons  outside  the organization.  Superior
will contact its key vendors and customers to assess their
efforts  and  progress  with Year 2000  issues.   Superior
anticipates  completion  of   its   evaluation   of   non-
information   technology   equipment,   key   vendors  and
suppliers and any remedial action and/or a contingency plan, if necessary, by August 31, 1999.

      Superior  is  in  the  process   of   analyzing  and
evaluating the operational problems and costs  that  would
be  reasonably  likely  to  result  from  the  failure  by
Superior  or  certain  third  parties  to complete efforts
necessary  to  achieve Year 2000 compliance  on  a  timely
basis.  Superior  is  in the process of evaluating all the
material information technology  ("IT") and non-IT systems
that  it  uses  directly  in  its  operations.    Superior
presently believes that the year 2000 issue will not  pose
significant  operational  problems for Superior's computer
systems.  However, if all significant Year 2000 issues are
not properly identified, or  assessment,  remediation  and
testing  of  its systems are not effected timely, the Year
2000 issue could  potentially  have  an  adverse impact on
Superior's  operations  and  financial  condition.   Among
other things, Superior could be impacted by the inability of its customers to accurately and timely pay invoices, Superior's inability to access necessary capital from lenders or other sources when required, and the inability of Superior's significant suppliers, subcontractors and others to provide the necessary materials, services or systems required to operate Superior's business.

      Superior believes that it will be able to implement successfully the changes necessary to address the Year
2000 issues with reliance on its third party vendors and does not expect the cost of such changes to have a material impact on Superior's financial position, results of operations or cash flows in future periods.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

      Not Applicable.

               CARDINAL HOLDING CORP.
      MANAGEMENT'S DISCUSSION AND ANALYSIS OF
   FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

      Cardinal  was  formed  in December 1990  to  acquire
substantially  all  of  the  assets   and  assume  certain
liabilities   of   Cardinal   Services,  Inc.   ("Cardinal
Services").   Since  Cardinal's  acquisition  of  Cardinal
Services   in   December  1990  (the  "Cardinal   Services
Acquisition"), Cardinal has grown by purchasing vessels from others, constructing vessels for its use, developing complementary service lines, and through other strategic acquisitions.

      Cardinal   derives   its   revenues  primarily  from
providing workover, remediation and completion services to the oil and gas industry. These services are typically related to the maintenance and repair of existing wells and installations as well as services that enhance well performance and life span, and are not directly tied to the drilling of new wells. These services contributed to Cardinal's operating revenue as follows:

                                                                                                         THREE MONTHS
                                        YEARS ENDED DECEMBER 31,                                        ENDED MARCH 31,
                 ---------------------------------------------------------------------    ------------------------------------------
                         1996                    1997                     1998                    1998                    1999
                 --------------------    --------------------    ---------------------    --------------------   -------------------
                                                                 (DOLLARS IN THOUSANDS)
Marine vessel
 rental          $24,752       51.4%     $33,332      52.6%      $37,963      46.2%       $ 9,733     51.3%      $ 5,957     31.4%
Mechanical
Wireline          12,419       25.8%      14,508      22.9%       18,800      22.9%         3,696     19.5%        6,082     32.0%
Plugging and
 abandonment       3,302        6.9%       4,773       7.5%        5,469       6.7%         1,143      6.0%        1,065      5.6%
Other(1)           7,655       15.9%      10,799      17.0%       19,991      24.2%         4,410     23.2%        5,874     31.0%
                 -------      ------     -------     ------      -------     ------       -------    ------      -------    ------
Operating
 revenue         $48,128      100.0%     $63,412     100.0%      $82,223     100.0%       $18,982    100.0%      $18,978    100.0%
                 =======      ======     =======     ======      =======     ======       =======    ======      =======    ======

__________________

(1) Other revenue includes revenues relating primarily to Cardinal's coiled tubing and data acquisition activities.

                              __________________

      Cardinal's customer base is comprised of both
major and large independent oil  and gas operators,
including most of the major producers  in  the Gulf
of   Mexico.   Cardinal  performs  periodic  credit
evaluations of its customers' financial condition and generally does not require collateral. Credit losses have historically been within management's expectations.

      Cardinal's  business is affected  by  various
factors, including  general economic conditions and
the price of oil and  gas,  which  has  experienced
significant  fluctuations  over the last 20  years.
Cardinal's revenue tends to  fluctuate  somewhat in
line  with commodity pricing.  While its management
believes  Cardinal  could  partially  mitigate  the
impact  of  a general economic downturn or a severe
downturn  in  commodity   pricing,   there   is  no
assurance  that  Cardinal's  results  of operations
would not be materially impacted by such events. In
response to competitive pressures from  any  of its
current  or  future  competitors,  Cardinal  may be
required  to  lower  selling  prices  in  order  to
maintain   or   increase  market  share,  and  such
measures could adversely  affect Cardinal's margins
and  operating  results.  In  addition,   since   a
significant   portion  of  Cardinal's  business  is
carried out in  the Gulf of Mexico, activity can be
impacted  by  severe   weather  including  tropical
storms  and  hurricanes.    Most  of  the  tropical
weather occurs during late summer, and rough seas and high winds during other times of the year can also adversely impact Cardinal's operations.

      The   principal   components   of  Cardinal's
expenses  include  labor, boat and other  equipment
maintenance, insurance  and  depreciation.  None of
Cardinal's  employees are unionized.   However,  as
activity  levels   in  the  oil  and  gas  industry
increase, competition for skilled and semi-skilled labor within the oil service industry has from time to time caused rapid increases in rates of pay for many of the types of workers employed by Cardinal.
The fleet of liftboats operated by Cardinal is subject to required annual Coast Guard inspections, as well as major hull inspections every 5 years and one minor hull examination every 2.5 years. These inspections are held at Cardinal's shipyard in New
Iberia, which Cardinal believes has sufficient capacity to handle all of the scheduled maintenance requirements for its vessels. Unlike many liftboat operators, Cardinal operates its own shipyard, giving it increased flexibility in the scheduling of maintenance and repairs.

ACQUISITIONS

      During  1998, Cardinal completed acquisitions
of 100% of the  outstanding  common  stock  of  the
businesses   shown   below,  which  were  primarily
engaged in providing services for the oil and gas industry in the southern United States and the Gulf of Mexico. These businesses were acquired using a combination of cash and stock as consideration.
Each of these acquisitions was accounted for using the purchase method. The excess cost over the fair value of net assets acquired has been recorded as goodwill and is being amortized on a straight-line basis over periods ranging from 15 to 30 years. The operations of the acquired businesses are included in the consolidated statements of operations from the date of acquisition.

DATE                    COMPANY NAME                 PURCHASE PRICE         SERVICES OFFERED
--------------          ------------------------     --------------         -------------------
May 1998                Moores Wireline, Inc.        $10,888,337            Mechanical Wireline
May 1998                Moores Engineering, Inc.       4,846,396            Data Engineering
September 1998          Gunn Wireline, Inc.            8,350,472            Mechanical Wireline


RECAPITALIZATION AND REFINANCING

   On  February  26,  1998,  Cardinal  completed  a
recapitalization      and     refinancing      (the
"Recapitalization and Refinancing")  which included
(i) the issuance of 10,267 shares of Class A Common
Stock for $30 million, (ii) the issuance  of 10,267
shares  of Class C Preferred Stock for $30 million,
(iii) the  redemption  of  51,583 shares of Class A
Common  Stock  for $114.68 million,  and  (iv)  the
redemption of warrants  related to 11,870 shares of
Cardinal  Services  nonvoting   common   stock   in
exchange  for $13.32 million. In addition, Cardinal
refinanced substantially all of its long-term debt.
The Recapitalization  and  Refinancing  was  funded
through  the  issuance  of  $105  million of senior
secured  debt,  $20  million  of subordinated  debt
which includes $2 million accounted for as original
issue  discount  relating to the  issuance  of  350
shares of Class A  Common  Stock  and 350 shares of
Class C Preferred Stock, and $60 million  of equity
investments discussed in (i) and (ii) above. On the
date   of  the  Recapitalization  and  Refinancing,
Cardinal charged off $11,246,713 which included the unamortized estimated value of the warrants of $10,505,000 and unamortized debt acquisition costs of $379,713 (net of $213,588 tax benefit).

RESULTS OF OPERATIONS

   The  following  table  shows,  for  the  periods
indicated,    information    derived    from    the
consolidated statements of operations of Cardinal expressed as a percentage of net revenue for such year (dollars in thousands).




                                              YEARS ENDED DECEMBER 31,                            THREE MONTHS ENDED MARCH 31,
                       -------------------------------------------------------------------    -------------------------------------
                               1996                    1997                  1998                    1998               1999
                       ---------------------   --------------------   --------------------    -----------------   -----------------
Operating revenue      $   48,128     100.0%   $  63,412     100.0%   $   82,223    100.0%   $ 18,982    100.0%   $ 18,978  100.0%
Operating expenses:
  Labor                    14,872      30.9%      18,709      29.5%       25,075     30.5%      5,163     27.2%      7,061   37.2%
  Maintenance               4,557       9.5%       4,451       7.0%        4,626      5.6%        975      5.1%      1,207    6.4%
  Insurance                 2,681       5.6%       2,503       4.0%        3,746      4.6%        697      3.7%        734    3.9%
  Depreciation              3,509       7.3%       4,207       6.6%        6,118      7.4%      1,195      6.3%      1,810    9.5%
  Cost of goods sold        1,627       3.4%       2,087       3.3%        1,809      2.2%        446      2.4%        503    2.7%
  Other                     4.219       8.8%       5,386       8.5%        9,350     11.4%      1,576      8.3%      1,714    9.0%
                       ------------------------------------------------------------------------------------------------------------
  Total operating
   expenses                31,465      65.4%      37,343      58.9%       50,724     61.7%     10,052     53.0%     13,029   68.7%
                       ------------------------------------------------------------------------------------------------------------

Gross profit               16,663      34.6%      26,069      41.1%       31,499     38.3%      8,930     47.0%      5,949   31.3%
General and
 administrative
 expenses                   8,317      17.3%      10,842      17.1%       15,729     19.1%      4,142     21.8%      3,297   17.4%
                       ------------------------------------------------------------------------------------------------------------
Operating income            8,346      17.3%      15,227      24.0%       15,770     19.2%      4,788     25.2%      2,652   13.9%

Other income (expense):
Interest expense           (3,448)     -7.2%      (5,464)     -8.6%      (12,641)   -15.4%     (2,698)   -14.2%     (3,201) -16.9%
Consulting fees paid
 to related party            (300)     -0.6%      (1,150)     -1.8%          ---      ---         ---      ---         ---    ---
Other, net                      2       0.0%          58       0.1%         (777)    -0.9%       (515)    -2.7%         (2)   0.0%
                       ------------------------------------------------------------------------------------------------------------
Income (loss) before
 income taxes
 and extraordinary
 loss                       4,600       9.5%       8,672      13.7%        2,352      2.9%      1,575      8.3%       (551)  -3.0%
Income tax                  1,706       3.5%       4,350       6.9%        1,149      1.4%        591      3.1%        (98)  -0.5%
                       ------------------------------------------------------------------------------------------------------------
Income before
 extraordinary
 loss                  $    2,894       6.0%   $   4,322       6.8%   $    1,203      1.5%   $    984      5.2%   $   (453)  -2.5%
                       ============================================================================================================

        Demand for Cardinal's liftboat rentals and other services is driven primarily by the level of oil and gas well maintenance and workover activity in the Gulf of Mexico. The level of oilfield activity is driven by commodity prices of oil and gas, which impact the ability of oil and gas companies to generate sufficient cash flows to make capital expenditures for exploration and exploitation of new and existing hydrocarbon reserves. Demand for Cardinal's plugging and abandonment services is largely driven by the number of wells which have ceased to become commercially viable. The ability to provide wire-line, coiled tubing, electric line, and plugging and abandonment services from Cardinal's own fleet of liftboats helps keep overall fleet utilization higher than otherwise would be enjoyed.

        The oilfield services industry experienced a significant decline in activity in the last half of 1998 which has continued into the first quarter of 1999, and such decline has resulted in lower utilization and day rates for its liftboat fleet. Should the decline in overall industry activity levels continue, it would have an increasing material adverse effect on Cardinal's financial condition and results of operation.

        The following discussions compare the results of operations for the year ended December 31, 1998 to the year ended December 31, 1997 and the results of operations for the year ended December 31, 1997 to the year ended December 31, 1996.

QUARTER ENDED MARCH 31, 1999 COMPARED TO QUARTER ENDED MARCH 31, 1998

        Cardinal's revenue remained constant at $18.9 million for the quarters ended March 31, 1999 and March 31, 1998. While revenues were virtually unchanged from year to year, the overall makeup of revenue changed significantly in line with an overall downturn in the energy markets served by Cardinal. The largest change in Cardinal's business was a 38% decrease in revenues generated by its liftboat fleet. Dayrates declined by approximately 33% and utilization declined by approximately 5% in the first quarter of 1999. Both of these decreases were due to a significant decline in energy prices during the last nine months of 1998, which resulted in reduced cash flows for Cardinal's customer base, and as a result, lower activity in the shelf area of the Gulf of Mexico. Offsetting the decrease in vessel revenue were strong performances in most of the other services offered by Cardinal, partially due to gains in market share and partially due to acquisitions completed during the last nine months of 1998. Mechanical wireline revenue increased 32% due to the acquisitions. Without these acquisitions wireline revenue would have declined 12%. Electric line revenue increased 181% due to focused sales efforts and improved equipment capabilities. Coiled tubing revenue increased by 59% due to customer awareness as well as an increase in coiled tubing activity.

        Labor increased 37% to $7.0 million for the quarter ended March 31, 1999, as compared to $5.1 million for the quarter ended March 31, 1998. This increase is related to $1.0 million in labor from acquisitions made during 1998. The remaining increase is related to the additional services being provided as well as the expansion of the current services and general inflation.

        Depreciation increased 52% to $1.8 million for the quarter ended March 31, 1999 as compared to $1.2 million for the quarter ended March 31, 1998. Approximately one-third of this increase is the result of 1998 acquisitions and the remaining two-thirds relate to depreciation from 1998 purchases.

        General and administrative expenses decreased 20% to $3.3 million for the quarter ended March 31, 1999 as compared to $4.1 million for the quarter ended March 31, 1998. This is primarily due to a decrease in the amount of consulting fees paid to the previous owner.

        Interest expense increased 19% to $3.2 million for the quarter ended March 31, 1999 as compared to $2.7 million for the quarter ended March 31, 1998. This increase is due to the additional indebtedness incurred in the Recapitalization and Refinancing completed in February 1998.

        The income tax provision (benefit) was ($98,000) for the quarter ended March 31, 1998 compared to $591,000 for the quarter ended March 31, 1999. Cardinal's effective tax rate for the three months ended March 31, 1999 was higher than the comparable prior quarter because of certain non-deductible goodwill amortization in 1999.

YEAR ENDED DECEMBER 31, 1998 COMPARED TO YEAR ENDED DECEMBER 31, 1997

        Cardinal's performance in 1998 was impacted in the second half of the year by the decline in activity in the oilfield services industry as a result of a decline in oil prices. In addition, work in the Gulf of Mexico, which is Cardinal's primary operating area, was significantly curtailed during September 1998 by a series of storms and hurricanes.

        Cardinal's revenue increased 30% to $82.2 million for the year ended December 31, 1998, compared to $63.4 million for the year ended December 31, 1997. Approximately 40% of this increase was the result of revenues from acquisitions made during 1998. The remaining 60% was primarily due to additional services Cardinal began providing during such period, including coiled tubing and pumping and stimulation as well as an increase in related vessel revenue due to the addition of two 200-foot liftboats in the first quarter of 1998.

        Labor increased 34% to $25.0 million for the year ended December 31, 1998, compared to $18.7 million for the year ended December 31, 1997. This increase is due to $2.0 million in increased labor costs from acquisitions made during 1998 and increases related to the additional services being provided as well as the expansion of the current services. Labor as a percentage of revenue remained relatively stable at 30.5% in 1998 compared to 29.5% in 1997.

        Depreciation increased 45% to $6.1 million for the year ended December 31, 1998 compared to $4.4 million for the year ended December 31,1997. This increase is primarily the result of increased depreciation from major vessel purchases in the first quarter of 1998.

        Other operating expenses include expendables, tool purchases and rentals, and incidental costs such as transportation, fuel and supplies. These costs increased 74% to $9.3 million for the year ended December 31, 1998 compared to $5.3 million for the year ended December 31, 1997. Other operating expenses as a percentage of revenue increased to 11.4% in 1998 compared to 8.5% in 1997. This increase is related to tool rentals and purchases related to Cardinal's efforts to upgrade the caliber of wireline tools Cardinal uses in providing its services. These purchases are not capitalized due to their high susceptibility of loss.

        General and administrative expenses increased 45% to $15.7 million for the year ended December 31, 1998 compared to $10.8 million for the year ended December 31, 1997. This is due to $1.2 million in additional salesman expense related to an expanded marketing campaign as well as $0.8 million in stock awards to management in conjunction with the Recapitalization and Refinancing completed in February 1998, and an increase in employee benefits.

        Interest expense increased 131% to $12.6 million for the year ended December 31,1998 compared to $5.4 million for the year ended December 31, 1997. This increase resulted from Cardinal's higher debt levels following the Recapitalization and Refinancing.

        Consulting  fees  were   paid  to  the  previous  owner  prior  to  the
Recapitalization.   No   such   fees   have    been   payable   following   the
Recapitalization.

        The income tax provision decreased to $935,000 for the year ended December 31, 1998 from $4.4 million for the year ended December 31, 1997 due to a decrease in income before income taxes and a decrease in Cardinal's effective tax rate. Cardinal's effective tax rate was higher in 1997 because of the non-deductibility of $2.1 million in interest expense related to certain warrants and the recording of $320,000 in tax liabilities related to Cardinal Management Company. See Note 7 to Cardinal's Consolidated Financial Statement.

YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996

        Cardinal's revenue increased 32% to $63.4 million for the year ended December 31, 1997, compared to $48.1 million for the year ended December 31, 1996. This was due in large part to increased vessel rates and utilization due to improved market conditions in the Gulf. Also, plugging and abandonment contracts increased as Cardinal proved its ability to perform this service.

        Labor increased 26% to $18.7 million for the year ended December 31, 1997, compared to $14.8 million for the year ended December 31, 1996. The increase in labor was directly related to the increase in vessel utilization brought on by improved market conditions as well as a 50% increase in contract labor rates charged by welders. Labor as a percentage of revenue remained relatively stable at 29.5% in 1997 compared to 30.9% in 1997.

        Depreciation increased 20% to $4.2 million for the year ended December 31, 1997 compared to $3.5 million for the year ended December 31,1996. This increase resulted from the asset additions made during 1997, including the acquisition of one lift boat.

        General and administrative expenses increased 30% to $10.8 million for the year ended December 31, 1997 compared to $8.3 million for the year ended December 31, 1996. This increase was a result of increased bonuses paid as a result of improved performance.

        Interest expense increased 58% to $5.4 million for the year ended December 31,1997 compared to $3.4 million for the year ended December 31, 1996. This was a result of greater borrowings on the line of credit compared to prior year. These increased borrowings were a result of continued growth.

        Consulting fees paid to the previous owner increased to $1.1 million for the year ended December 31, 1997 compared to $300,000 for the year ended December 31, 1996.

        The income tax provision increased to $4.4 million for the year ended December 31, 1997 from $1.7 million for the year ended December 31, 1996 due to an increase in income before income taxes and an increase in Cardinal's effective tax rate. Cardinal's effective tax rate increased in 1997 because of the non-deductibility of $2.1 million in interest expense related to certain warrants and the recording of $320,000 in tax liabilities related to Cardinal Management Company. See Notes 5 and 7 to Cardinal's Consolidated Financial Statements.

LIQUIDITY AND CAPITAL RESOURCES

        Cardinal's primary sources of working capital are cash flow from operations and revolving credit advances under the credit agreement it entered into with certain lenders in connection with the Recapitalization and Refinancing (the "Credit Agreement"). Cardinal's primary sources of funds for capital expenditures and strategic acquisitions have been term loans provided by the Credit Agreement and proceeds from issuance of common and preferred stock.

        Cardinal had cash flows from operations of $7.4 million in 1996, $9.3 million in 1997 and $3.6 million in 1998. The decrease in cash flows from operations from 1997 to 1998 resulted primarily from a $7.2 million increase in interest expense related to Cardinal's higher debt levels following the Recapitalization and Refinancing, which was completed during the first quarter of 1998. The Recapitalization and Refinancing resulted in a net capital deficiency, which was $39.9 million at December 31, 1998. As part of an arrangement reached with the lenders under the Credit Agreement, certain holders of Cardinal Capital Stock contributed $5,000,000 of equity to Cardinal during March 1999. Consummation of the Merger is conditional upon the completion by Cardinal of the $45,000,000 Equity Contribution and all of the net proceeds of the Equity Contribution will be used to reduce Cardinal's indebtedness as part of the consummation of the Merger.

        Amounts due under the Credit Agreement are collateralized by substantially all the assets of Cardinal. The Credit Agreement contains certain covenants which restrict Cardinal's ability to pay dividends and require Cardinal to maintain certain levels of stockholders' equity (net capital deficiency) and debt service ratios. At March 31, 1999, Cardinal was in compliance with all such covenants.

        Cardinal utilizes interest rate swaps in which it pays the fixed rate and receives the floating rate in order to reduce the impact of changes in interest rates on interest expense. Cardinal generally maintains 40% of its debt as fixed rate by entering into such interest rate swap arrangements.

        The Credit Agreement provides Term Loans with a balance of $108,000,000 at March 31, 1999. Additionally, the Credit Agreement provides for up to $10,000,000 of revolving credit advances, subject to an accounts receivable borrowing base, bearing interest at floating rates and maturing in March 2004. At March 31, 1999, considering the borrowing base, there was $9,309,000 available under the revolving credit facility. Unused amounts under the revolving credit facility are subject to a floating availability fee ranging from .375% to .50% of the unused balance.

        On March 31, 1999, in connection with an amendment to the Credit Agreement, shareholders purchased 2,312 shares of Class C Preferred Stock and 1,747 shares of Class A Common Stock for $5 million cash, which was used to repay the outstanding balance of a revolving credit note and to provide additional cash for operating activities.

        In 1998, Cardinal acquired all of the outstanding stock of three companies for an aggregate $22.4 cash and $1.4 million of Cardinal stock.

        Cardinal made additional capital expenditures in 1998 of $19 million primarily for the purchase of additional lift boats and coiled tubing equipment. Cardinal had working capital (deficit) of $3,647,030 at December 31, 1998, ($3,961,210) at December 31, 1997 and $585,635 at December 31, 1996.

YEAR 2000 ISSUES

        Cardinal utilizes and relies upon computer technology in many facets of its operations, including its information systems, the internal and external reporting of financial and operating information and other systems and equipment, such as vessel operation systems and computer-chip dependent electronic devices used in providing Cardinal's services (collectively, "IT").

        Cardinal is continuing the process it initiated in 1998 of identifying and remediating computer systems or other equipment which will not be Year 2000 compliant when handling date-related data in the Year 2000 and thereafter. The related projects of migrating Cardinal's IT and addressing Year 2000 issues are hereinafter collectively referred to as the Year 2000 Efforts.

        Cardinal continues to assess and review its computer systems, devices, software applications and equipment (collectively, "Computer Systems") to identify those areas that could be affected by Year 2000 noncompliance. In 1998, because of its significant growth, Cardinal began the process of upgrading its Computer Systems associated with substantially all of its accounting and information systems. Based on its continuing review, management believes, and has received confirmation from the vendors of its Computer Systems, that Cardinal's Computer Systems, when all upgrades are complete, will function properly when handling date-related data in the Year 2000 and thereafter.

        Cardinal is currently assessing aspects of its business and operations other than its Computer Systems to identify those areas that could be affected by Year 2000 noncompliance, including vessel operation systems and other computer-chip dependent electronic equipment used in providing services, as well as telephones and other office equipment.

        Cardinal is communicating with suppliers, service providers, and large customers (collectively, third-party businesses) regarding their compliance with Year 2000 requirements. Cardinal has received responses from a majority of such parties. Since most of the responses indicated that efforts to comply with Year 2000 requirements are ongoing, further communications with Cardinal's major suppliers and service providers may be needed. If the third-party businesses fail to comply in a timely manner with Year 2000 requirements, such failures by third-party businesses could have a material adverse effect on Cardinal's business, operations or financial condition.

        Cardinal estimates the cost of its Year 2000 Efforts will not exceed $1 million, and will primarily result from the purchase of new software and limited quantities of hardware, which will be capitalized. Through December 31, 1998, approximately $400,000 of these costs have been incurred and capitalized. Cardinal expects that cash flow from operations and available advances under the Credit Agreement will be sufficient to fund the costs associated with Cardinal's Year 2000 Efforts.

        While Cardinal expects its Year 2000 Efforts to be completed and tested by August 1999, there can be no such assurances, and failure of Cardinal's Computer Systems to function properly could have a material adverse effect on Cardinal's business, operations or financial condition. As yet, Cardinal has not developed a contingency plan in the event these efforts are not successful.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

        The market risk inherent in Cardinal's market risk sensitivity instruments is the potential loss arising from adverse changes in interest rates. All financial instruments held by Cardinal and described below are held for purposes other than trading.

        Cardinal's Credit Agreement exposes earnings to changes in short-term interest rates since the interest rates on the amounts due under the Credit
Agreement are variable. If (i) the variable rates on Cardinal's Credit Agreement were to increase by 1% from the rate at December 31, 1998; (ii) Cardinal borrowed the maximum amount available under its revolving credit advances ($10,000,000) for all of 1999, and (iii) Cardinal made all required payments of principal ($7,000,000) in 1999, solely as a result of the increase in interest rates, Cardinal's interest expense would increase, resulting in a $432,000 decrease in net income, assuming an effective tax rate of 36%. This analysis does not consider the effects of the reduced level of overall economic activity that could exist in such an environment. Further, in the event of a change of such magnitude, management would likely take actions to further mitigate its exposure to the change. The fair value of Cardinal's Senior Subordinated Notes are not affected by changes in market interest rates.

                              ELECTION OF DIRECTORS
                                (PROPOSAL NO. 2)

VOTING PROCEDURE

        Superior's Bylaws authorize the Board to fix the number of directors at not less than three nor more than eleven. Pursuant thereto, the Board has fixed the number of directors to be elected at the Meeting at six, and proxies cannot be voted for a greater number of persons. Unless authority is withheld, the persons named in the enclosed proxy will vote the shares represented by the proxies received by them for the election of the six nominees named below to serve until the next annual meeting and until their successors are duly elected and qualified.

        Unless authority to vote for the election of directors is withheld, the proxies solicited hereby will be voted FOR the election of each individual named below as a director or nominee. If any nominee should decline or be unable to serve for any reason, votes will instead be cast for a substitute nominee designated by the Board. The Board has no reason to believe that any nominee will decline to be a candidate or, if elected, will be unable or unwilling to serve. Under Superior's Bylaws, directors are elected by a plurality vote.

INFORMATION ABOUT DIRECTORS

        The following table sets forth certain information with respect to the two directors selected for re-election by Superior and the four nominees for director selected by Cardinal. The Merger is conditioned upon the election of all six of these directors by Superior's stockholders. Likewise, the election to Superior's Board of the four individuals designated by Cardinal is conditioned upon consummation of the Merger. If, following the Meeting, the Merger is not consummated for any reason, Superior will call a special meeting of its stockholders to elect substitute nominees in replacement of the four persons designated by Cardinal. Unless otherwise indicated, the person has been engaged in the principal occupation shown for the past five years.

    Name and Age                                         Position
Terence E. Hall, 53                     Chairman of the Board, Chief Executive Officer, President and Director of Superior
Justin L. Sullivan, 59                  Director of Superior
William E. Macaulay, 53                 Chairman and Chief Executive Officer of First Reserve Corporation
Ben A. Guill, 48                        President of First Reserve Corporation
Robert E. Rose, 60                      President, Chief Executive Officer and Chairman of the Board of Global Marine Inc.
Richard A. Bachmann, 54                 President, Chief Executive Officer and Chairman of the Board of Energy Partners Ltd.

__________________

        Terence E. Hall has served as the Chairman of the Board, Chief Executive Officer, President and a Director of Superior since December 1995. Since 1989 he has also served as President and Chief Executive Officer of the following wholly-owned subsidiaries of Superior: Superior Well Service, Inc. ("Superior Well") and Connection Technology, Ltd. Mr. Hall received his B.S. and J.D. degrees from Tulane University.

        Justin L. Sullivan has served as a Director of Superior since December 1995. Mr. Sullivan has been a private investor and has served as a business consultant to various companies since May 1993. Prior to May 1993, Mr. Sullivan held senior management positions with various companies in the forest product industry. Mr. Sullivan has been an accounting faculty member of the University of New Orleans and Tulane University. Mr. Sullivan received his B.S. degree from Louisiana State University at New Orleans and his M.B.A. from Tulane University, and is a Certified Public Accountant.

        William E. Macaulay has served since 1983 as President or Chairman and Chief Executive Officer of First Reserve, the indirect general partner of the Funds, which own in the aggregate, approximately 63% of the outstanding Cardinal Capital Stock. First Reserve is a corporate manager of private investments focusing on the energy and energy-related sectors. Mr. Macaulay also serves as a director of Weatherford International, Inc., an oilfield service company, Maverick Tube Corporation, a manufacturer of steel pipe and casing, National-Oilwell, Inc., a manufacturer and distributor of oil field equipment and Cal Dive International, Inc., a subsea service provider.

        Ben A. Guill is President of First Reserve. Prior to joining First Reserve, Mr. Guill spent eighteen years with Simmons & Company International, an investment banking firm, where he served as Managing Director and Co-Head of Investment Banking. Mr. Guill also serves as a director of Range Resources Group, an oil and gas company, Cal Dive International, Inc. and National-Oilwell, Inc. Mr. Guill received his B.A. degree from Princeton University and his Masters degree in finance from the Wharton Graduate School of Business at the University of Pennsylvania.

        Robert E. Rose has served as Director, President and Chief Executive Officer of Global Marine Inc. since May 1998 and Chairman of the Board since May 1999. Mr. Rose began his professional career with Global Marine Inc. in 1964. He left Global Marine in 1976, and began holding executive positions with other offshore drilling companies, including more than a decade as President and Chief Executive Officer of Diamond Offshore Drilling, Inc. and its predecessor, Diamond M Company. He resigned from Diamond Offshore Drilling, Inc. in April 1998 and served as President and Chief Executive Officer of Cardinal from April 1998 to May 1998, and has continued to serve as a director of Cardinal.

        Richard A. Bachmann has served as Chairman, President and Chief Executive Officer of Energy Partners, Ltd., an independent oil and gas exploration company, since June 1998. Mr. Bachmann's career began at Standard Oil of New Jersey where he moved through positions of increased responsibility in the treasury department. Mr. Bachmann served as President and Chief Operating Officer of The Louisiana Land and Exploration Company ("LL&E") from October 1995 to January 1997, and served as a director of LL&E from 1989 to 1997. In addition to sitting on numerous Boards of charitable organizations, Mr. Bachmann sits on the Board of Directors of the Penn Virginia Company. He holds an MBA from the University of Wisconsin.



BOARD COMMITTEES

        The Board has an Audit and Compensation Committee, but the Board does not have a nominating committee. Following the Meeting, the newly elected Board will reconstitute these committees. The current members of the Audit Committee for fiscal 1998 were Messrs. Small, Sullivan and Hall. The Audit Committee, which met one time during 1998, is responsible for (i) making recommendations to the Board concerning the engagement of Superior's independent public accountants, (ii) consulting with the independent public accountants with regard to the plan of audit, (iii) consulting with Superior's chief financial officer of Superior on any matter the Audit Committee or the chief financial officer deems appropriate in connection with carrying out the audit, (iv) reviewing the results of audits of Superior by its independent public accountants, (v) reviewing all related party transactions and all other potential conflict of interest situations, (vi) discussing audit recommendations with management and reporting the results of its reviews to the Board and (vii) performing such other functions as may be prescribed by the Board.

        The current members of the Compensation Committee for fiscal 1998 were Messrs. Sullivan and Small. The Compensation Committee met two times during 1998. The Compensation Committee is responsible for administering Superior's 1995 Stock Incentive Plan and performing such other functions as may be prescribed by the Board. The Compensation Committee will also administer the Plan, assuming it is approved by the stockholders at the Meeting.

        In 1998, the Board held eight meetings. Each director attended 75% or more of the meetings of the board of directors and committees of which he was a member which were held during the period in which he served.

DIRECTOR COMPENSATION

        Each director who is not a full-time employee of Superior is paid a director's fee of $15,000 annually, plus $1,000 for each Board and committee meeting attended. Directors are also reimbursed for reasonable expenses incurred in attending Board and committee meetings. Under the Plan, directors who are not also full-time employees of Superior will receive options to acquire 20,000 shares of Superior Common Stock on the date such person first becomes a member of the Board and an option to acquire 5,000 shares of Superior Common Stock on the day following each annual meeting of stockholders, beginning with the 2000 annual meeting, if shares of Superior Common Stock remain available for grant under the Plan.

INFORMATION ABOUT EXECUTIVE OFFICERS

        The following table sets forth certain information with respect to the persons, in addition to Mr. Hall, who are expected to serve as executive officers of Superior following the Merger.

          Name and Age                                       Position
Kenneth Blanchard, 49                             Vice President
Charles Funderburg, 44                            Vice President
Robert S. Taylor, 45                              Chief Financial Officer
James A. Holleman, 41                             Vice President
Dale L. Mitchell, 36                              Vice President

__________________

        Kenneth Blanchard has served as a  Vice  President  of  Superior  since
December  1995.   Prior  to  this,  he  served  as Vice President of Connection
Technology, Ltd.

        Charles Funderburg has served as a Vice President of Superior since December 1995. Prior to this, he served as Vice President of Superior Well Services, Inc.

        Robert S. Taylor has served as Superior's Chief Financial Officer since January 1996. From May 1994 to January 1996, he served as Chief Financial Officer of Kenneth Gordon (New Orleans), Ltd., an apparel manufacturer. From November 1989 to May 1994 he served as Chief Financial Officer of Plywood Panels, Inc. Prior thereto, Mr. Taylor served as controller for Plywood Panels, Inc. and Corporate Accounting Manager of D.H. Holmes Company, Ltd., a department store chain.

        James A. Holleman has been active in Cardinal's business since 1981, and has served as Chief Operating Officer since 1994. Prior to that time, he was employed by Reading and Bates in Houston, Texas and Industrial Lift Trucks, Inc. in Lafayette, Louisiana. Mr. Holleman holds a B.S. degree from Lamar University.

        Dale L. Mitchell joined the Cardinal organization in 1983 and has served as Vice President of Marine Services since 1998. Prior to 1998, he served in numerous operational and managerial roles within Cardinal's Marine Services division.

                            PRINCIPAL STOCKHOLDERS

        The following table indicates the beneficial ownership, as of March 31, 1999, of Superior Common Stock by (i) each director and director nominee, (ii) each Named Officer disclosed under the "Summary Compensation Table," (iii) each person known by Superior to own more than 5% of the outstanding shares of Superior Common Stock, and (iv) all directors and executive officers of Superior as a group. Except as otherwise indicated below, all shares indicated as beneficially owned are held with sole voting and investment power.


NAME AND ADDRESS OF                 AMOUNT AND NATURE
 BENEFICIAL OWNER                  OF BENEFICIAL OWNER         PERCENT OF CLASS
-------------------                -------------------         ----------------
FMR Corp.                          1,542,900(1)                 5.4%

82 Devonshire Street
Boston, Massachusetts 02109

Ernest J. Yancey, Jr.              1,618,265(2)(3)              5.6%
131 LaLanne Road
Madisonville, Louisiana 70447

Terence E. Hall                    1,588,515(3)                 5.5%

James E. Ravannack                 1,624,515(3)                 5.6%

Kenneth Blanchard                    210,500(4)                   *

Robert S. Taylor                     115,000(5)                   *

Charles Funderburg                   149,000(6)                   *

Justin L. Sullivan                    10,000                      *

William E. Macaulay                        0                      0

Ben A. Guill                               0                      0

Robert E. Rose                             0                      0

Richard A. Bachmann                        0                      0

All directors, director nominees,
 executive officers as a group
 (ten persons)                     5,003,878(7)                17.1%

__________________
 *    Less than 1%.

(1) Based on a Schedule 13G, dated February 1, 1999, filed with the Securities and Exchange Commission. In its Schedule 13G, FMR Corp. reported that, through its subsidiary, Fidelity Management & Research Company, sole dispositive power with respect to all 1,542,900 shares as a result of acting as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940. FMR Corp. does not have the power to vote the shares.

(2) Includes 24,000 shares of Superior Common Stock held by Mr. Yancey's children, of which Mr. Yancey is deemed to be the beneficial owner, and 1,402,265 held by a limited liability company controlled by Mr. Yancey.

(3) Includes 44,000 shares of Superior Common Stock that may be acquired upon the exercise of presently exercisable options.

(4) Includes 135,500 shares of Superior Common Stock that may be acquired upon the exercise of presently exercisable options and 48,000 shares held by Mr. Blanchard's children, of which Mr. Blanchard is deemed to be the beneficial owner.

(5) Includes 110,000 shares of Superior Common Stock that may be acquired upon the exercise of presently exercisable options.

(6) Includes 120,000 shares of Superior Common Stock that may be acquired upon the exercise of presently exercisable options. Also includes 8,000 shares held by Mr. Funderburg's children, of which Mr. Funderburg is deemed to be the beneficial owner.

(7) Includes 453,500 shares of Superior Common Stock that may be acquired upon the exercise of presently exercisable options.

                              __________________

      The following table indicates the estimated beneficial ownership following the Merger, using an assumed number of 58,791,239 shares of Superior Common Stock estimated to be outstanding after the Merger which is based on the number of shares of Superior Common Stock issued and outstanding as of March 31, 1999, plus the number of shares of Superior Common Stock that would have been issued in the Merger if calculated as of that date, by (i) each director nominee, (ii) each person expected by Superior to own more than 5% of the outstanding shares of Superior Common Stock following the Merger, (iii) each executive officer following the Merger, and (iv) all directors and executive officers of Superior following the Merger as a group. The shares shown below as being owned by persons who are currently Cardinal stockholders assume that such stockholders acquired their pro rata share of Cardinal Capital Stock issued in the Equity Contribution. Except as otherwise indicated below, all shares indicated as beneficially owned are held with sole voting and investment power.


NAME AND ADDRESS OF             AMOUNT AND NATURE
 BENEFICIAL OWNER              OF BENEFICIAL OWNER         PERCENT OF CLASS
-------------------            -------------------         ----------------
First Reserve Fund VII,
 Limited Partnership(1)          10,955,328(2)                  18.6%
475 Steamboat Road, 2nd Floor
Greenwich, Connecticut 06830

First Reserve Fund VIII, L.P.(1)  7,303,551(3)                  12.4%
475 Steamboat Road, 2nd Floor
Greenwich, Connecticut 06830

John P. Kotts                     7,028,610(4)                  12.0%
650 Poydras Street, Suite 2525
New Orleans, LA 70130

Terence E. Hall                   1,588,515(5)                   2.7%

Justin L. Sullivan                   10,000                        *

William E. Macaulay              18,258,879(6)                  31.0%

Ben A. Guill                              0                        0

Robert E. Rose                            0                        0

Richard A. Bachmann                       0                        0

Kenneth Blanchard                   210,500(7)                     *

Robert S. Taylor                    115,000(8)                     *

Charles Funderburg                  149,000(9)                     *

James A. Holleman                    20,542(10)                    *

Dale L. Mitchell                     18,488(11)                    *

All directors and executive
 officers after the Merger as
 a group (twelve persons)         20,370,924(6)(12)             34.4%

__________________

 *    Less than 1%.

(1) First Reserve Corporation is the indirect general partner of First Reserve Fund VII, Limited Partnership and First Reserve Fund VIII, L.P. and is deemed to beneficially own the shares held by both of the Funds.

(2) Includes 336,161 shares of Superior Common Stock held in escrow for the benefit of John P. Kotts.

(3) Includes 224,107 shares of Superior Common Stock held in escrow for the benefit of John P. Kotts.

(4) Includes 3,060,278 shares held by a family limited partnership, and does not include 707,014 shares placed in escrow for the benefit of Mr. Kotts by former Cardinal stockholders not affiliated with Mr. Kotts.

(5) Includes 44,000 shares of Superior Common Stock that may be acquired upon the exercise of presently exercisable options.

(6) Includes the shares held by both of the Funds. Mr. Macaulay is a controlling stockholder of First Reserve Corporation, the indirect general partner of each of the Funds.

(7) Includes 135,500 shares of Superior Common Stock that may be acquired upon the exercise of presently exercisable options and 48,000 shares held by Mr. Blanchard's children, of which Mr. Blanchard is deemed to be the beneficial owner.

(8) Includes 110,000 shares of Superior Common Stock that may be acquired upon the exercise of presently exercisable options.

(9) Includes 120,000 shares of Superior Common Stock that may be acquired upon the exercise of presently exercisable options. Also includes 8,000 shares held by Mr. Funderburg's children, of which Mr. Funderburg is deemed to be the beneficial owner.

(10) Includes 630 shares of Superior Common Stock held in escrow for the benefit of John P. Kotts.

(11) Includes 567 shares of Superior Common Stock held in escrow for the benefit of John P. Kotts.

(12) Includes 409,500 shares of Superior Common Stock that may be acquired upon the exercise of presently exercisable options.

                              _________________

                            EXECUTIVE COMPENSATION

SUMMARY OF EXECUTIVE COMPENSATION

      The following table shows, for the fiscal years ended December 31, 1998, 1997 and 1996, the compensation of Superior's chief executive officer, Superior's other executive officer and the three other most highly compensated officers of Superior who were serving in such capacities at the year-end 1998. The persons named in the table are referred to in this proxy statement as the "Named Officers."

SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                                                            COMPENSATION
                                                                               AWARDS
                                                                            ------------
                                                                             SECURITIES
       NAME                                    ANNUAL COMPENSATION           UNDERLYING
       AND                                ---------------------------         OPTIONS/            ALL OTHER
PRINCIPAL POSITION          YEAR          SALARY              BONUS             SARs            COMPENSATION (1)
-------------------         ----          -------             -------       ------------        ------------
Terence E. Hall             1998       $  346,570           $ 302,202                0             $ 3,939
Chairman, Chief             1997          316,669             392,470                0               4,843
Executive Officer           1996          300,264             137,500                0               3,419
James E. Ravannack          1998          140,406             133,970                0               3,939
Vice President              1997          127,749             173,987                0               4,355
                            1996          120,182              60,950                0               2,847
Kenneth Blanchard           1998          139,753             133,970           75,000               3,939
Vice President              1997          127,749             173,987           25,000               4,355
                            1996          120,129              60,950           17,500               2,848
Charles Funderburg{ (2)}    1998          140,421             133,970           75,000               3,939
Vice President              1997          127,650             173,987           45,000               3,939
                            1996          109,524              60,960           20,000               2,818
Robert S. Taylor{ (3)}      1998          125,493              77,000           60,000               3,939
Chief Financial Officer     1997          107,104             100,000           25,000               3,539
                            1996           82,262              25,000           25,000               2,654

____________

(1) Comprised of Superior's matching contributions to the 401(k) Plan and hospitalization insurance.
(2)  Charles Funderburg became Vice President in May 1996.
(3)  Robert S. Taylor became Chief Financial Officer in January 1996.
                             ____________________

EXECUTIVE EMPLOYMENT AGREEMENTS

     Superior entered into employment agreements in December 1995 with each of Terence E. Hall, James E. Ravannack, Kenneth Blanchard and Charles Funderburg (the "Executives"), providing for minimum annual salaries of $300,000, $120,000, $120,000 and $120,000, respectively, with 5% increases over and above the preceding year's salary during the term of the agreement. Under the employment agreements, Messrs. Hall, Ravannack and Blanchard were granted ten-year options to purchase 44,000, 44,000 and 18,000 shares of Superior Common Stock, respectively, at $2.53 per share. Under the agreements, the Executives were provided with benefits under any employee benefit plan maintained by Superior for its employees generally, or for its executives and key management employees in particular, on the same terms as are applicable to other senior executives of Superior.

     In addition to salary and benefits, each of Messrs. Hall, Ravannack and Blanchard received an annual bonus calculated as a percentage of Superior's year-end pre-tax, pre-bonus annual income ("Superior's Income") and Mr. Funderburg received an annual bonus calculated as a percentage of one of Superior's subsidiaries', Superior Well Service, Inc.'s year-end pre-tax, pre-bonus annual income ("Superior Well's Income"). Mr. Hall's bonus was an amount equal to 1% of Superior's Income if Superior's Income was greater than $1.8 million but less than or equal to $2.0 million, 2% of Superior's Income if Superior's Income was greater than $2.0 million but less than or equal to $2.25 million, or 3% of Superior's Income if Superior's Income was greater than $2.25 million. If the Merger is approved by the stockholders, Mr. Hall's employment agreement will be amended to delete the incentive bonus arrangement.

     The bonus for each of Messrs. Ravannack and Blanchard was an amount equal to .443% of Superior's Income if Superior's Income was greater than $1.8 million but less than or equal to $2.0 million, .886% of Superior's Income if Superior's Income was greater than $2.0 million but less than or equal to $2.25 million, or 1.33% of Superior's Income if Superior's Income was greater than $2.25 million. Mr. Funderburg's bonus was an amount equal to .443% of Superior Well's Income that was greater than $1.8 million but less than or equal to $2.0 million, .886% of Superior Well's Income that was greater than $2.0 million but less than or equal to $2.25 million, and 1.33% of Superior Well's Income that was greater than $2.25 million.

     The terms of the employment agreements, except for Mr. Hall's and Mr. Funderburg's agreements, continued until December 13, 1998. The term of Mr. Funderburg's employment agreement continued until April 30, 1999. The term of Mr. Hall's employment agreement will continue until December 13, 2000 unless earlier terminated as described below. The term of Mr. Hall's agreement will automatically be extended for one additional year unless Superior gives at least 90 days' prior notice that it does not wish to extend the term.

     Each employment agreement provided for the termination of the Executive's employment: (i) upon the Executive's death; (ii) by Superior or the Executive upon the Executive's disability; (iii) by Superior for cause, which includes willful and continued failure substantially to perform the Executive's duties, or willful engaging in misconduct that is materially injurious to Superior, provided, however, that prior to termination, the Board of Directors must find that the Executive was guilty of such conduct; or (iv) by the Executive for good reason, which includes a failure by Superior to comply with any material provision of the agreement that has not been cured after ten days' notice. For a period of two years after any termination, the Executive would be prohibited from competing with Superior.

     Upon termination due to death or disability, Superior would pay the Executive all compensation owing through the date of termination and a benefit in an amount equal to nine-month's salary. Upon termination by Superior for cause or upon termination by the Executive for other than good reason, the Executive would be entitled to all compensation owing through the date of termination. Upon termination by the Executive for good reason, the Executive would be entitled to all compensation owing through the date of termination plus his current compensation and the highest annual amount payable to Executive under Superior's compensation plans multiplied by the greater of two or the number of years remaining in the term of the Executive's employment under the agreement. In addition, if the termination were to arise out of a breach by Superior, Superior would pay all other damages to which the Executive may be entitled as a result of such breach.

     In connection with the Merger, Superior will enter new employment agreements with Messrs. Blanchard, Funderburg, and Taylor, and will amend Mr. Hall's employment agreement. See "The Merger - Interests of Certain Persons in the Merger."

1998 STOCK OPTION AND STOCK APPRECIATION RIGHT GRANTS

     The following table contains information concerning the grant of options and stock appreciation rights ("SARs") granted to the Named Officers during 1998.

                                    OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                (INDIVIDUAL GRANTS)
                                                   PERCENT OF TOTAL
                            NO. OF SHARES          OPTIONS/SARS
                            UNDERLYING              GRANTED TO
                            OPTIONS/SARS             EMPLOYEES             EXERCISE OR           EXPIRATION
      NAME                    GRANTED                 IN 1998              BASE PRICE               DATE
-------------------       ----------------        -------------------     --------------       --------------
Terence E. Hall                  --                     --                      --                    --
James E. Ravannack               --                     --                      --                    --
Kenneth Blanchard            25,000                      5%               $   7.56               1/27/08
                             50,000                     10                    9.25               9/30/08
Charles Funderburg           25,000                      5                    7.56               1/27/08
                             50,000                     10                    9.25               9/30/08
Robert S. Taylor             35,000                      7                    7.56               1/27/08
                             25,000                      5                    9.25               9/30/08

                              __________________

AGGREGATE OPTION EXERCISES DURING 1998 AND OPTION VALUES AT FISCAL YEAR END

     The following table contains information concerning the aggregate option exercises during 1998 and the value of outstanding options as of December 31, 1998.

                                                                            NUMBER OF
                                                                           SECURITIES             VALUE OF
                                                                           UNDERLYING            UNEXERCISED
                                                                           UNEXERCISED           IN-THE-MONEY
                                                                           OPTIONS AT            OPTIONS AT
                                                                           YEAR END (#)          YEAR END ($)(1)
                                    SHARES                                ------------           --------------
                                   ACQUIRED              VALUE             EXERCISABLE/           EXERCISABLE/
                                  ON EXERCISE (#)      REALIZED           UNEXERCISABLE          UNEXERCISABLE
                                 ----------------     -----------         --------------        ---------------
Terence E. Hall                           --                              $   44,000/0          $    13,807/0
James E. Ravannack                        --                                  44,000/0               13,807/0
Kenneth Blanchard                         --                                 135,500/0               10,615/0
Charles Funderburg                    20,000          $  172,447             120,000/0                    0/0
Robert S. Taylor.                         --                                 110,000/0                8,595/0

___________________

(1) Based on the difference between the closing sale price of Superior Common Stock of $2.8438 on December 31, 1998, as reported by the Nasdaq National Market and the exercise price of such options.
                              __________________

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In May 1996, Superior terminated an employment agreement with Kenneth Boothe, who was a director of Superior at that time, and in settlement of the employment agreement Superior entered into a consulting agreement pursuant to which Superior paid Mr. Boothe $60,000 in each of 1996 and 1997, and agreed to pay him $60,000 in 1998. In 1998, the consulting agreement was terminated and Superior paid Mr. Boothe $60,000 and assigned to Mr. Boothe a note receivable that Superior had fully reserved in prior years.

     Superior paid Justin Sullivan, a director, financial consulting fees of $10,000 and $13,000 in 1998 and 1997, respectively.

     Superior paid Richard Lazes, a former director and employee, approximately $69,000 and $70,000 in 1998 and 1997, respectively as rent for the headquarters and operating facility used by Superior's wholly-owned subsidiary, Oil Stop, Inc. Superior is obligated to make rent payments for these facilities to Mr. Lazes in the amount of $69,000 in 1999 and 24,000 in 2000.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires Superior's directors, executive officers and 10% stockholders to file with the Securities and Exchange Commission reports of ownership and changes in ownership of equity securities of Superior. Superior believes that during 1998 its directors and executive officers complied with all these filing requirements except for one transaction by Mr. Taylor that was inadvertently omitted and later reported relating to options granted to him by Superior. In addition, Mr. Hall inadvertently omitted and later reported gifts of common stock made by him.

              PROPOSED AMENDMENT TO CERTIFICATE OF INCORPORATION
                    TO INCREASE NUMBER OF AUTHORIZED SHARES
                               (PROPOSED NO. 3)

     Superior's Board of Directors has unanimously approved a proposal to amend the Certificate of Incorporation to increase the number of authorized shares of Superior Common Stock from 40 million to 125 million, such amendment only to be effected if the Merger is consummated. A copy of the Authorized Share Amendment is attached hereto as Appendix C and is incorporated herein by reference.

PURPOSES AND EFFECTS OF THE PROPOSAL

     Superior is currently authorized under the Certificate of Incorporation to issue up to 45 million shares of capital stock, of which 40 million shares have been designated Superior Common Stock and 5 million shares have been designated Preferred Stock. As of the Record Date, approximately [28,792,523] shares of Superior Common Stock were outstanding and 1,651,500 shares were reserved for issuance upon the exercise of outstanding stock options.

     In order to consummate the Merger, Superior will issue a number of shares of Superior Common Stock to the stockholders of Cardinal that will give the stockholders of Cardinal 51% of the then outstanding shares of Superior Common Stock on a fully diluted basis. The Board proposes to increase the authorized number of shares of Superior Common Stock to 125 million in order to have sufficient shares to consummate the Merger, and to provide for the issuance of shares upon the exercise of new stock options proposed to be granted under the Plan in connection with the Merger. See "Proposal to Approve the Superior Energy Services, Inc. 1999 Stock Incentive Plan" and "The Merger - Interests of Certain Persons in the Merger."

     If the stockholders approve the Authorized Share Amendment to Superior's Certificate of Incorporation, following the Merger, based on the number of fully diluted shares of Superior Common Stock as of March 31, 1999, Superior would have approximately 58,791,239 million shares of Superior Common Stock outstanding and 5,190,117 shares reserved for issuance upon the exercise of outstanding stock options.

VOTE REQUIRED

     To be adopted, the proposal to amend the Certificate to increase Superior's authorized stock must receive the affirmative vote of the holders of a majority of the outstanding stock of Superior. If adopted, the Authorized Share Amendment will become effective concurrently with the Closing Date and as soon as Superior files with the Delaware Secretary of State the certificate required under state law. Approval of this proposal is a condition to consummation of the Merger. Likewise, the Authorized Share Amendment will only be effected if the Merger is consummated.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR the Authorized Shares Amendment.

              PROPOSED AMENDMENT TO CERTIFICATE OF INCORPORATION
              TO RESTRICT OWNERSHIP BY NON-UNITED STATES CITIZENS
                               (PROPOSAL NO. 4)

GENERAL

     The Merchant Marine Act of 1920, as amended, the Merchant Marine Act of 1936, as amended, and the Shipping Act, 1916, as amended (collectively, the "Maritime Laws") provide that vessels may only transport passengers and merchandise between points in the United States (defined as "operating in the coastwise trade") if they are owned by Citizens of the United States. In order for a corporation owning vessels operating in the coastwise trade to qualify as a United States Citizen, at least 75% of the outstanding stock of the corporation must be owned by persons or organizations that are United States Citizens within the meaning of the Maritime Laws. These requirements currently apply to Cardinal because it operates vessels in the coastwise trade, and, after the Merger, these requirements will also apply to Superior. Accordingly, if, following the Merger, persons or organizations that are not United States Citizens ("Non-Citizens") were to own in the aggregate more than 25% of the outstanding Superior Common Stock, the Maritime Laws would not permit Superior to continue to operate Cardinal's vessels in the United States coastwise trade. Continued operation of vessels in violation of the Maritime Laws could result in the forfeiture of the vessels, their cargoes or their values to the United States.

     The Board of Directors of Superior has unanimously adopted a resolution proposing an amendment to Superior's Certificate of Incorporation to enable Superior to regulate the ownership of its capital stock by persons who are not citizens of the United States, such amendment only to be effected upon consummation of the Merger. A copy of the Citizenship Amendment is attached hereto as Appendix D and is incorporated herein by reference.

BACKGROUND AND PURPOSE OF THE CITIZENSHIP AMENDMENT

     As stated above, under the Maritime Laws, Superior must be a Citizen of the United States in order for it to continue to operate Cardinal's vessels in the coastwise trade. In order to be a Citizen, not less than 75% of Superior's Capital Stock must be beneficially owned by Citizens. Under regulations issued by the Secretary, a corporation may use the "fair inference test" in proving its status as a Citizen. Under the fair inference test, the Secretary will infer that the 75% ownership requirement has been satisfied if 95% of the mailing addresses of the corporation's stockholders are within the United States. Superior intends to monitor its stock ownership records to verify its continuing compliance with the stock ownership requirements and intends to use the fair inference test. However, it is possible that future changes in ownership of Superior's Capital Stock (as defined below) would eliminate the availability of the fair inference test. If the fair inference test is not satisfied, the regulations require a corporation to prove that the ultimate owners of at least 75% of its Capital Stock are Citizens. Moreover, the regulations also require a corporation to supply citizenship information regarding any stockholder owning 5% or more of its issued and outstanding Capital Stock. In view of the potentially serious consequences of Superior's failure to prove that it meets the citizenship requirements of the Maritime Laws, and in view of the potential difficulty in establishing its status as a Citizen if there is any material change in the composition of its stockholders, the Board of Directors believes that implementation of the Citizenship Amendment is highly desirable.

DESCRIPTION OF CITIZENSHIP AMENDMENT PROVISIONS

     If the Amendment is adopted, any transfer or purported transfer of shares of Capital Stock of Superior that would result in the ownership by Non-Citizens of capital stock having more than 23% (the "Permitted Amount") of the Total Voting Power (as defined below) of Superior would be void and would not be effective against Superior except for the purpose of enabling Superior to effect certain remedies that are described below. The Citizenship Amendment defines Capital Stock as any class or series of capital stock of Superior (other than such class or classes of Superior's stock, if any, that MARAD permits to be excluded from the determination of whether Superior is in compliance with the citizenship requirements of the Maritime Laws), and defines Total Voting Power as the total number of votes that may be cast by shares of Superior's capital stock with respect to the election of its directors.

     The Citizenship Amendment further defines a Non-Citizen as any Person (defined as including an individual, corporation, partnership, limited liability company, trust, joint venture or other association) other than a citizen, and a "Citizen" is defined as:

     (i)    any individual who is a citizen of the United States;

     (ii) any corporation, partnership, association or limited liability company (A) that is organized under the laws of the United States or of a state, territory, district or possession thereof, (B) of which not less than 75% of its stock or equity interest is beneficially owned by Persons who are Citizens, (C) whose president or chief executive officer, chairman of the board of directors and all officers authorized to act in the absence or disability of such Persons are Citizens (or, in the case of a partnership, all of its general partners are Citizens), and (D) of which more than 50% of the number of its directors, (or equivalent persons) necessary to constitute a quorum are Citizens;

     (iii) any joint venture (if not an association, corporation or partnership) (A) that is organized under the laws of the United States or of a state, territory, district or possession thereof and (B) all co-venturers of which are Citizens; and

     (iv) any trust (A) that is domiciled in and existing under the laws of the United States or of a state, territory, district or possession thereof, (B) the trustee of which is a Citizen, and (C) of which not less than a 75% interest is held for the benefit of Citizens.

     Under the Citizenship Amendment, voting rights will be denied to any shares owned by Non-Citizens in excess of the Permitted Amount (the "Excess Shares"), and dividends will be withheld by Superior with respect to such Excess Shares, pending transfer of the Excess Shares to a Citizen or a reduction in the aggregate number of shares owned by Non-Citizens to or below the Permitted Amount. Superior's Board of Directors will have the power to make a conclusive determination as to those shares of Superior Capital Stock that constitute the Excess Shares. This determination will be made by reference to the most recent acquisitions of shares of Capital Stock of Superior by Non-Citizens.

     In addition, the Citizenship Amendment would authorize, but not require, Superior to redeem shares of Capital Stock owned by Non-Citizens in excess of the Permitted Amount in order to reduce ownership by Non-Citizens to the Permitted Amount. The redemption price would be equal to (i) the average of the closing sales prices of such shares on the Nasdaq National Market (or, if listed on a national security exchange, the average closing price of such shares on such exchange, and if not listed on any national security exchange or quoted on Nasdaq, the mean between the representative bid and ask prices as quoted by Nasdaq or other generally recognized reporting systems, and if not so quoted, as determined in good faith by the Board of Directors) during the 10 trading days prior to the notice of redemption and (ii) any dividend or other distribution declared with respect to such shares prior to the date such shares are called for redemption but which has been withheld by Superior. Superior would have the option to pay the redemption price for any shares owned by Non-Citizens in excess of the Permitted Amount in cash or by delivery of a promissory note having a maturity of not more than ten years from the date of issuance and bearing interest at a rate equal to the then current coupon rate of a 10-year Treasury note.

     The Citizenship Amendment would also authorize the Board of Directors to implement in the future measures necessary or desirable to assure that it can monitor effectively the citizenship of the holders of its Capital Stock. To that end, the Board would have the authority to require proof of citizenship, of existing or prospective stockholders, as well as to implement and maintain a dual stock certificate system under which different forms of stock certificates representing outstanding shares of Superior's Capital Stock would be issued to Citizens or Non-Citizens. If a dual stock certificate system were to be implemented, any stock certificate surrendered for transfer thereafter would have to be accompanied by a citizenship certificate signed by the transferee and any additional proof of citizenship requested by Superior or its transfer agent, with the transfer agent then registering the transfer and issuance of a new stock certificate designated as Citizen or Non-Citizen depending upon the citizenship of the new owner. In addition, to the extent necessary to enable Superior to determine the number of shares owned by Non-Citizens for purposes of submitting the proof of United States citizenship required under the Maritime Laws, Superior could require record holders and beneficial owners from time to time to confirm their citizenship status and could, in the discretion of the Board of Directors, temporarily withhold dividends payable, and deny voting rights, with respect to the shares of Capital Stock held by any such record holder and beneficial owner until confirmation of its citizenship status is received. Superior's management has been advised by its transfer agent and by certain nominee holders of Superior Common Stock (including The Depository Trust Company) that dual stock certificate systems for other similarly situated companies are currently in place and that the transfer agent would be able to implement procedures pursuant to which Superior would be able to monitor the citizenship of the beneficial owners of its securities following the implementation of a dual stock certificate system.

     Based on its current low level of stock ownership by Non-Citizens, the Board of Directors has determined that it is unnecessary to implement a dual stock certificate system at this time. However, the Board of Directors intends to review periodically its level of stock ownership by Non-Citizens, and it is possible that the Board would implement a dual stock certificate system if the level of stock ownership by Non-Citizens materially increases in the future. Stockholders should not seek to exchange their stock certificates at this time. If a dual stock certificate system is implemented in the future, instructions regarding the exchange of outstanding stock certificates for "Citizen" and "Non-Citizen" stock certificates will be mailed to the stockholders of Superior at that time.

EFFECT OF AMENDMENT ON STOCKHOLDERS

     Although the implementation of the Citizenship Amendment will not affect the rights of Superior's stockholders who are Citizens to hold its outstanding Superior Common Stock, if the number of shares of Superior Common Stock held by Non-Citizens approaches the Permitted Amount, the ability of stockholders of Superior who are Citizens to sell Superior Common Stock to Non-Citizens may be curtailed, which could have an adverse effect on the liquidity of their holdings of Superior Common Stock. Because sales of Superior Common Stock by Citizens and Non-Citizens to Citizens will not be affected by the implementation of the Citizenship Amendment, any such effect is not expected to be material.

     Based on information supplied to Superior by its transfer agent, none of the Superior Common Stock outstanding was held of record by Non-Citizens as of the Record Date, and based on information supplied to Superior by Cardinal, none of the Superior Common Stock estimated to be outstanding following the Merger is expected to be held of record by Non-Citizens. Although record ownership is not necessarily indicative of the beneficial ownership of such shares, the Board of Directors has no reason to believe that the percentage of the Superior Common Stock beneficially owned by Non-Citizens is materially higher than the percentage reflected in its stock transfer records. Because any remedies that may be imposed by Superior pursuant to the Citizenship Amendment will be imposed solely on the Excess Shares, determined as described above, and because it is not expected that there will be any Excess Shares at the time the Citizenship Amendment is approved, the implementation of the Citizenship Amendment is not expected to have any immediate effect on current stockholders of Superior.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the shares of Superior Common Stock outstanding is required to approve the Citizenship Amendment. If adopted, the Citizenship Amendment will become effective concurrently with the Closing Date and as soon as Superior files with the Delaware Secretary of State the certificate required under state law. Approval of this proposal is a condition to consummation of the Merger. Likewise, the Citizenship Amendment will only be effected if the Merger is consummated.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR the Citizenship Amendment.

            PROPOSAL TO APPROVE THE SUPERIOR ENERGY SERVICES, INC.
                           1999 STOCK INCENTIVE PLAN
                               (PROPOSAL NO. 5)

GENERAL

     The Board of Directors of Superior strongly believes that the growth of Superior depends upon the efforts of its directors, officers, key employees, consultants and advisers and that the Superior Energy Services, Inc. 1999 Stock Incentive Plan (the "Plan") will provide an effective means of attracting and retaining qualified key personnel and enhancing their long-term focus on maximizing stockholder value. The Plan was adopted by the Board of Directors, subject to approval by the stockholders at the Meeting, and to be effected only upon consummation of the Merger. The principal features of the Plan are summarized below. This summary is qualified in its entirety, however, by reference to the Plan, a copy of which is attached to this Proxy Statement as Appendix E.

     Officers, key employees, consultants or advisers of Superior (including officers who are also directors of Superior) will be eligible to receive awards ("Incentives") under the Plan when designated by the Compensation Committee. After the Merger, Superior and its subsidiaries (including Cardinal and and Cardinal Services, Inc.) will have approximately 28 officers, 232 key employees and no consultants or advisers eligible to be granted Incentives under the Plan. Incentives under the Plan may be granted in any one or a combination of the following forms: (a) incentive stock options under Section 422 of the Internal Revenue Code (the "Code") and non-qualified stock options;
(b) restricted stock; and (c) other stock-based awards.

     Directors of Superior who are not also full-time employees of Superior ("Outside Directors") will automatically be granted non-qualified stock options through the Plan upon joining the Board and on an annual basis thereafter. Superior currently has two Outside Directors. Immediately following the Meeting and the Merger, Superior will have five Outside Directors.

PURPOSE OF THE PROPOSAL

     The Board of Directors is committed to creating and maintaining a compensation system based to a significant extent on grants of equity-based awards. The Board of Directors believes that providing members of management and key personnel with a proprietary interest in the growth and performance of Superior is crucial to stimulating individual performance while at the same time enhancing stockholder value. The Board further believes that the Plan will provide Superior with the ability to attract, retain and motivate key personnel and directors in a manner that is tied to the interests of stockholders.

TERMS OF THE PLAN

      SHARES ISSUABLE THROUGH THE PLAN. A total of 10% of the number of shares of Superior Common Stock that will be issued and outstanding following the Merger will be authorized to be issued under the Plan. There are currently 1,651,500 options outstanding under Superior's 1995 Stock Incentive Plan (the "1995 Plan") and 64,000 shares remain available for grant under the 1995 Plan.

     Shares of Superior Common Stock subject to Incentives that are cancelled, terminated or forfeited prior to issuance, or shares of Superior Common Stock that are issued as Incentives and forfeited or reacquired by Superior will again be available for issuance under the Plan. Incentives that are paid in cash are not counted against the total number of shares issuable through the Plan. To the extent that shares are delivered to pay the exercise price of options under the Plan, the number of shares delivered will again be available for the grant of awards under the Plan, other than the grant of incentive stock options under Section 422 of the Code. Under no circumstances may the number of shares issued pursuant to incentive stock options exceed 250,000 shares. The number of shares with respect to which awards of restricted stock and other stock-based awards for which a per share purchase price of less than 100% of fair market value is paid may not exceed 250,000 shares. The shares to be delivered under the Plan will be made available from the authorized but unissued shares of Superior Common Stock, from treasury shares or from shares acquired by Superior on the open market or otherwise. No individual may receive in any year awards under the Plan, whether payable in cash or shares, that relate to more than 1,000,000 shares of Superior Common Stock.

     The number and kind of shares of Superior Common Stock subject to the Plan and subject to outstanding Incentives will be adjusted in the event of a change in the capital structure of Superior in proportion to the change in the outstanding shares of Superior Common Stock.

     The closing sale price of a share of Superior Common Stock, as quoted on the Nasdaq Stock Market on May 14, 1999, was $4.94.

     ADMINISTRATION OF THE PLAN. The Compensation Committee will administer the Plan and will have authority to award Incentives under the Plan, to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate, to make any other determination that it believes necessary or advisable for the proper administration of the Plan and to delegate its authority as appropriate.

     AMENDMENTS TO THE PLAN. The Board may amend or discontinue the Plan at any time, except that no amendment or discontinuance may materially impair, without the consent of the recipient thereof, an Incentive previously granted; provided, however, that Superior retains the right to convert an incentive stock option to a non-qualified stock option or to exercise all rights provided in the Plan in the event of a change of control of Superior.

     TYPES OF INCENTIVES. Each of the types of Incentives that may be granted under the Plan is described below:

      STOCK OPTIONS. The Compensation Committee may grant non-qualified stock options or incentive stock options to purchase shares of Superior Common Stock. The Compensation Committee will determine the number and exercise price of the options, and the time or times that the options become exercisable, provided that the option exercise price may not be less than the fair market value of the Superior Common Stock on the date of grant. The term of an option will also be determined by the Compensation Committee, provided that the term of an incentive stock option may not exceed 10 years. The Compensation Committee may accelerate the exercisability of any stock option at any time. The
Compensation Committee may also approve the purchase by Superior of an unexercised stock option from the optionee by mutual agreement for the difference between the exercise price and the fair market value of the shares covered by the option.

     The option exercise price may be paid in cash, in shares of Superior Common Stock held for six months, in a combination of cash and shares of Superior Common Stock or through a broker assisted exercise arrangement approved in advance by Superior.

     Incentive stock options will be subject to certain additional requirements necessary in order to qualify as incentive stock options under <section>422 of the Code.

      RESTRICTED STOCK. Shares of Superior Common Stock may be granted by the Compensation Committee to an eligible employee and made subject to restrictions on sale, pledge or other transfer by the employee for a certain period (the "Restricted Period"). A Restricted Period of at least three years is required, except that if vesting of the shares is subject to the attainment of specified performance goals, a Restricted Period of one year or more is permitted. All shares of restricted stock will be subject to such restrictions as the Compensation Committee may provide in an agreement with the employee, including, among other things, that the shares are required to be forfeited or resold to Superior in the event of termination of employment or in the event specified performance goals or targets are not met. Subject to the restrictions provided in the agreement and the Plan, a participant receiving restricted stock shall have all of the rights of a stockholder as to such shares.

      OTHER STOCK-BASED AWARDS. The Plan also authorizes the Compensation Committee to grant participants awards of Superior Common Stock and other awards that are denominated in, payable in, valued in whole or in part by reference to, or are otherwise based on the value of, Superior Common Stock ("Other Stock-Based Awards"). The Compensation Committee has discretion to determine the participants to whom Other Stock-Based Awards are to be made, the times at which such awards are to be made, the size of such awards, the form of payment, and all other conditions of such awards, including any restrictions, deferral periods or performance requirements. The terms of the Other Stock-Based Awards will be subject to such rules and regulations as the Compensation Committee determines. An Other Stock-Based Award, including an outright grant of shares, may be made in lieu of the payment of cash compensation otherwise due to a participant from Superior.

     PERFORMANCE-BASED COMPENSATION UNDER SECTION 162(M). For restricted stock and Other Stock-Based Awards that are intended to qualify as performance-based compensation under Section 162(m), the Compensation Committee will establish specific performance goals for each performance period not later than 90 days after the beginning of the performance period. The Compensation Committee will also establish a schedule, setting forth the portion of the award that will be earned or forfeited based on the degree of achievement, or lack thereof, of the performance goals at the end of the performance period by Superior, an operating division or a subsidiary. The Compensation Committee will use any or a combination of the following performance measures: earnings per share, return on assets, an economic value added measure, stockholder return, earnings, return on equity, return on investment, cash provided by operating activities, increase in cash flow or the safety record of Superior, an operating division or a subsidiary. For any performance period, the performance objectives may be measured on an absolute basis or relative to a group of peer companies selected by the Compensation Committee, relative to internal goals, or relative to levels attained in prior years.

     In the event of a change of control of Superior or the retirement, death or disability of a participant during the performance period, the Compensation Committee may provide that all or a portion of the restricted stock and Other Stock-Based Awards will vest, but if an Incentive vests in that manner, the compensation will not qualify as performance-based compensation under Section 162(m). Prior to the payment of any Other Stock-Based Award or the release of restrictions on performance-based restricted stock, the Compensation Committee must certify in writing that the performance goals and all applicable conditions have been met.

     The Compensation Committee retains authority to change the performance goal objectives with respect to future grants to any of those provided in the Plan. As a result, the regulations under Section 162(m) require that the material terms of the performance goals be reapproved by the stockholders five years after initial stockholder approval.

     GRANT OF OPTIONS TO OUTSIDE DIRECTORS. The Plan provides for the automatic grant to each Outside Director of an option to acquire 20,000 shares of Superior Common Stock on the date such person first becomes a member of the Board and an option to acquire 5,000 shares of Superior Common Stock on the day following each annual meeting of stockholders beginning with the 2000 annual meeting, if shares of Superior Common Stock remain available for grant under the Plan. The exact number to be granted each year shall be determined by the Compensation Committee.

     The options granted to Outside Directors become exercisable 25% per year beginning one year after grant, but become immediately exercisable in full in the event of a change of control of Superior or in the event of the Outside Director's retirement from the Board on or after reaching age 65, death or disability. No stock option granted to an Outside Director may be exercised more than 10 years after the date of grant or more than one year after termination of Board service. The exercise price of stock options granted to Outside Directors shall be equal to the fair market value of a share of Superior Common Stock on the date of grant.

     TERMINATION OF EMPLOYMENT. If an employee participant ceases to be an employee of Superior for any reason, including death, any Incentive may be exercised or shall expire at such time or times as may be determined by the Committee in the Incentive agreement.

     CHANGE OF CONTROL. In the event of a change of control of Superior, as defined in the Plan, all outstanding options granted pursuant to the Plan shall become fully exercisable, all Incentives shall vest in full, all restrictions or limitations on any Incentives shall lapse and all performance criteria and other conditions relating to the payment of Incentives will be deemed to be achieved.

     In addition to the acceleration of exercisability and vesting upon the occurrence of a change of control, the Compensation Committee will have the authority to take a variety of actions regarding outstanding Incentives. Within certain time periods, the Compensation Committee may (i) require that all outstanding stock options remain exercisable only for a limited time, after which time all such options will terminate, (ii) require the surrender to Superior of some or all outstanding options in exchange for Superior Common Stock or a cash payment for each option equal in value to the per-share change of control value, calculated as described in the Plan, over the exercise price,
(iii) make any equitable adjustments to outstanding Incentives as the Compensation Committee deems necessary to reflect the corporate change or (iv) provide that an option shall become an option relating to the number and class of shares of stock or other securities or property (including cash) to which the participant would have been entitled in connection with the corporate change if the participant had been a stockholder.

     TRANSFERABILITY OF INCENTIVES.  Incentives   are  not  transferable except
(a) by will, (b) by the laws of descent and distribution, or (c) only in the case of stock options, pursuant to a domestic relations order, to family members, to a family partnership, to a family limited liability company or to a trust for the benefit of family members, if permitted by the Compensation Committee and so provided in the Incentive agreement.

AWARDS TO BE GRANTED

     If the Plan is approved by stockholders and the Merger is consummated, Superior proposes, subject to the review and final determination by the Compensation Committee, to grant non-qualified stock options to executive officers as described under "The Merger - Interests of Certain Persons in the Merger." In addition, Superior proposes to grant an aggregate of approximately 1,700,000 non-qualified stock options to other officers and employees of the combined company following consummation of the Merger.

FEDERAL INCOME TAX CONSEQUENCES OF STOCK OPTIONS

     Under existing federal income tax provisions, a participant who is granted a stock option will not normally realize any income, nor will Superior normally receive any deduction for federal income tax purposes in the year the option is granted.

     When a non-qualified stock option granted pursuant to the Plan is exercised, the employee will realize ordinary income measured by the difference between the aggregate purchase price of the shares of Superior Common Stock as to which the option is exercised and the aggregate fair market value of the shares of Superior Common Stock on the exercise date and, subject to the limitations of Section 162(m) of the Code, Superior will be entitled to a deduction in the year the option is exercised equal to the amount the employee is required to treat as ordinary income.

     An employee generally will not recognize any income upon the exercise of any incentive stock option, but the excess of the fair market value of the shares at the time of exercise over the option price will be an item of tax preference, which may, depending on particular factors relating to the employee, subject the employee to the alternative minimum tax imposed by
Section 55 of the Code. The alternative minimum tax is imposed in addition to the federal individual income tax, and it is intended to ensure that individual taxpayers do not completely avoid federal income tax by using preference items. An employee will recognize capital gain or loss in the amount of the difference between the exercise price and the sale price on the sale or exchange of stock acquired pursuant to the exercise of an incentive stock option, provided the employee does not dispose of such stock within two years from the date of grant and one year from the date of exercise of the incentive stock option (the "required holding periods"). An employee disposing of such shares before the expiration of the required holding period will recognize ordinary income generally equal to the difference between the option price and the fair market value of the stock on the date of exercise. The remaining gain, if any, will be capital gain. Superior will not be entitled to a federal income tax deduction in connection with the exercise of an incentive stock option, except where the employee disposes of the Superior Common Stock received upon exercise before the expiration of the required holding period.

     If the exercise price of an option is paid by the surrender of previously owned shares, the basis of the previously owned shares carries over to the shares received in replacement therefor. If the option is a non-qualified option, the income recognized on exercise is added to the basis. If the option is an incentive stock option, the optionee will recognize gain if the shares surrendered were acquired through the exercise of an incentive stock option and have not been held for the applicable holding period. This gain will be added to the basis of the shares received in replacement of the previously owned shares.

     If, upon a change in control of Superior, the exercisability or vesting of an Incentive granted under the Plan is accelerated, any excess on the date of the change in control of the fair market value of the shares or cash issued under accelerated Incentives over the purchase price of such shares, if any, may be characterized as Parachute Payments (within the meaning of Section 280G of the Code) if the sum of such amounts and any other such contingent payments received by the employee exceeds an amount equal to three times the "Base Amount" for such employee. The Base Amount generally is the average of the annual compensation of such employee for the five years preceding such change in ownership or control. An Excess Parachute Payment, with respect to any employee, is the excess of the Parachute Payments to such person, in the aggregate, over and above such person's Base Amount. If the amounts received by an employee upon a change in control are characterized as Parachute Payments, such employee will be subject to a 20% excise tax on the Excess Parachute Payment pursuant to Section 4999 of the Code, and Superior will be denied any deduction with respect to such Excess Parachute Payment.

     This summary of federal income tax consequences of non-qualified and incentive stock options does not purport to be complete. Reference should be made to the applicable provisions of the Code. There also may be state and local income tax consequences applicable to transactions involving options.

VOTE REQUIRED

     Approval of the Plan requires the affirmative vote, cast in person or by proxy, of the holders of at least a majority of the shares of Superior Common Stock present and entitled to vote at the Meeting. Approval of this Proposal is a condition to consummation of the Merger. Likewise, the Plan will only be effected if the Merger is consummated.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR approval of the Plan.


                         RELATIONSHIP WITH INDEPENDENT
                              PUBLIC ACCOUNTANTS

      KPMG LLP has been selected by the Board of Directors to serve as Superior's independent public accountants for the fiscal year ending December 31, 1999. A representative of KPMG LLP is expected to attend the Meeting, will have an opportunity to make a statement if he wishes to do so, and will be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

      Eligible stockholders who desire to present a proposal qualified for inclusion in the proxy materials related to the 2000 annual meeting of stockholders must forward such in writing to the Secretary of Superior at the address set forth on the first page of this Proxy Statement, in time to arrive at Superior prior to _______________, 2000 [120 DAYS PRIOR TO THE ANNIVERSARY DATE OF THIS PROXY STATEMENT.] If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of stockholders. It is urged that any such proposals be sent by certified mail, return receipt requested.

      Stockholder proposals which are not submitted for inclusion in Superior's proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting provided that the proposals are timely. Such proposals will be considered timely under the following circumstances:

      (i) If the Merger is consummated, Superior's By-laws will require that any stockholder who desires to present a proposal before the 2000 annual meeting must notify the Secretary of Superior of such intent no earlier than ___________ [270 DAYS BEFORE THE ANNIVERSARY DATE OF THE MEETING] and no later than ______________, 2000. [120 DAYS PRIOR TO THE ANNIVERSARY DATE OF THE MEETING].

      (ii) If the Merger is not consummated, any stockholder who desires to present a proposal before the 2000 annual meeting must notify the Secretary of Superior of such intent no later than ______________, 2000. [45 DAYS PRIOR TO THE ANNIVERSARY DATE OF THE MAILING OF THIS PROXY STATEMENT.]


                                          By Order of the Board of Directors


                                          Carolyn Plaisance
                                          Secretary
Harvey, Louisiana
June ___, 1999

                         INDEX TO FINANCIAL STATEMENTS

SUPERIOR ENERGY SERVICES, INC.

Independent Auditors' Report                                               F-2
Consolidated Balance Sheets as of December 31, 1997 and 1998 and March 31,
 1999                                                                      F-3
Consolidated  Statements of Operations for the years ended December  31,
 1996, 1997 and 1998, and the three months ended March 31, 1998 and 1999 F-4 Consolidated Statements of Changes in Stockholders' Equity for the years ended December 31, 1996, 1997 and 1998, and the three months ended March
 31, 1999                                                                  F-5
Consolidated Statements of  Cash  Flows  for the years ended December 31,
 1996, 1997 and 1998, and the three months ended March 31, 1998 and 1999   F-6
Notes to Consolidated Financial Statements                                 F-7

CARDINAL HOLDING CORP.

Independent Auditors' Report                                               F-19
Consolidated Balance Sheets as of December 31, 1997 and 1998 and March
 31, 1999                                                                  F-20
Consolidated Statements of Operations for  the  years  ended December 31,
 1996, 1997 and 1998, and the three months ended March 31, 1998 and 1999 F-21 Consolidated Statements of Shareholders' Equity (Capital Deficiency)
 for  the years ended December  31,  1996,  1997 and 1998, and the three
 months ended March 31, 1999                                               F-22
Consolidated Statements of Cash  Flows  for  the years ended December 31,
 1996, 1997 and 1998, and the three months ended March 31, 1998 and 1999   F-23
Notes to Consolidated Financial Statements                                 F-24

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders
Superior Energy Services, Inc.:

We have audited the consolidated balance sheets of Superior Energy Services, Inc. and subsidiaries as of December 31, 1997 and 1998, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1998. These consolidated financial statements are the responsibility of Superior's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Superior Energy Services, Inc. and subsidiaries as of December 31, 1997 and 1998, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1998, in conformity with generally accepted accounting principles.





                                    KPMG LLP

New Orleans, Louisiana
March 9, 1999

                        SUPERIOR ENERGY SERVICES, INC.
                               AND SUBSIDIARIES
                          Consolidated Balance Sheets
                                (in thousands)

                                                             DECEMBER 31,                      MARCH 31,
                                                  ---------------------------------           ----------
                                                     1997                   1998                 1999
                                                  ----------             ----------           ----------
                                                                                              (Unaudited)
ASSETS
Current assets:
  Cash and cash equivalents                       $    1,902             $      737           $    1,131
  Accounts receivable - net of allowance
       for doubtful accounts of $551,000 in
       1997 and $798,000 in 1998                      24,054                 22,486               17,216
  Inventories                                          1,778                  2,972                3,030
  Income tax receivable                                  ---                  2,568                  ---
  Other                                                1,513                  1,892                1,928
                                                  ----------             ----------           ----------

             Total current assets                     29,247                 30,655               23,305

Property, plant and equipment - net                   51,797                 76,187               76,647
Goodwill - net                                        35,989                 24,302               24,080
Patent - net                                           1,027                    ---                  ---
                                                  ----------             ----------           ----------

           Total assets                           $  118,060             $  131,144           $  124,032
                                                  ==========             ==========           ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                $    5,976             $    5,557           $    3,118
  Accrued expenses                                     3,872                  6,316                3,035
  Income taxes payable                                   893                    ---                  534
                                                  ----------             ----------           ----------

           Total current liabilities                  10,741                 11,873                6,687

Deferred income taxes                                  7,127                  8,612                8,612
Long-term debt                                        11,339                 27,955               25,006

Stockholders' equity:
  Preferred stock of $.01 par value. Authorized,
     5,000,000 shares; none issued                       ---                    ---                  ---
  Common stock of $.001 par value. Authorized,
     40,000,000 shares; issued and outstanding:
     1997 - 29,173,390 shares;
     1998 - 28,792,523 shares                             29                     29                   29
  Additional paid-in capital                          78,590                 78,794               78,794
  Retained earnings                                   10,234                  6,126                7,149
  Treasury stock, at cost, 474,500 shares in 1998        ---                 (2,245)              (2,245)
                                                  ----------             ----------           ----------
          Total stockholders' equity                  88,853                 82,704               83,727
                                                  ----------             ----------           ----------

          Total liabilities and stockholders'
           equity                                 $  118,060             $  131,144           $  124,032
                                                  ==========             ==========           ==========

          See accompanying notes to consolidated financial statements

                        SUPERIOR ENERGY SERVICES, INC.
                               AND SUBSIDIARIES
                     Consolidated Statements of Operations
                     (in thousands, except per share data)

                                                                                       THREE MONTHS ENDED
                                             YEARS ENDED DECEMBER 31,                        MARCH 31,
                                  -------------------------------------------      ------------------------
                                                                                          (Unaudited)
                                     1996            1997             1998            1998          1999
                                  ----------      ----------       ----------      ----------    ----------
Revenues                          $   23,638      $   54,256       $   91,334      $   22,702    $   18,042
                                  ----------      ----------       ----------      ----------    ----------
Costs and expenses:
   Costs of services                  11,040          23,216           43,734           9,562         7,601
   Depreciation and amortization       1,323           3,272            7,494           1,661         2,142
   Special charges                       ---             ---           13,763             ---           ---
   General and administrative          5,531          12,530           22,921           5,197         6,149
                                  ----------      ----------       ----------      ----------    ----------

      Total costs and expenses        17,894          39,018           87,912          16,420        15,892
                                  ----------      ----------       ----------      ----------    ----------

Income from operations                 5,744          15,238            3,422           6,282         2,150

Other income (expense):
   Interest expense-net                 (127)           (722)          (1,490)           (230)         (500)
   Merger termination                    ---             ---           (2,237)            ---           ---
   Gain on sale of subsidiary            ---             ---            1,176           1,176           ---
                                  ----------      ----------       ----------      ----------    ----------

      Income before income taxes       5,617          14,516              871           7,228         1,650

Provision for income taxes             1,685           5,061            4,979           2,747           627
                                  ----------      ----------       ----------      ----------    ----------

      Net income (loss)           $    3,932      $    9,455       $   (4,108)     $    4,481    $    1,023
                                  ==========      ==========       ==========      ==========    ==========

Earnings (loss) per share:
   Basic                          $     0.22      $     0.44       $    (0.14)     $      .15    $      .04
                                  ==========      ==========       ==========      ==========    ==========
   Diluted                        $     0.22      $     0.43       $    (0.14)     $      .15    $      .04
                                  ==========      ==========       ==========      ==========    ==========

Weighted average common shares
used in computing earnings (loss)
per share:
   Basic                              17,566          21,695           28,982          29,182        28,793
                                  ==========      ==========       ==========      ==========    ==========
   Diluted                            17,619          21,993           28,982          29,531        28,822
                                  ==========      ==========       ==========      ==========    ==========


          See accompanying notes to consolidated financial statements

                         SUPERIOR ENERGY SERVICES, INC.
                               AND SUBSIDIARIES
          Consolidated Statements of Changes in Stockholders' Equity
                      (in thousands, except share data)


                                 COMMON                      ADDITIONAL
                                 STOCK          COMMON        PAID-IN       RETAINED       TREASURY
                                 SHARES         STOCK         CAPITAL       EARNINGS        STOCK         TOTAL
                               ----------      --------     ------------   ----------     ----------    ---------
Balance, December 31, 1995     17,032,916      $     17     $     16,230   $   (3,153)    $      ---    $  13,094
Net Income                            ---           ---              ---        3,932            ---        3,932
Acquisition of remaining
  minority interest in Ace
  Rental Tools, Inc.               14,129           ---               35          ---            ---           35

Acquisition of Baytron, Inc.      550,000             1            1,099          ---            ---        1,100
Acquisition of Dimensional
  Oil Field Services, Inc.      1,000,000             1            2,187          ---            ---        2,188
                               ----------      --------     ------------   ----------     ----------    ---------

Balance, December 31, 1996     18,597,045            19           19,551          779            ---       20,349
Net income                            ---           ---              ---        9,455            ---        9,455
Acquisition of Nautilus Pipe
  & Tool Rentals, Inc.            420,000           ---            1,837          ---            ---        1,837
Acquisition of Tong Rentals &
  Supply Co., Inc.              1,100,000             1            5,499          ---            ---        5,500
Exercise of B warrants          4,466,509             4           14,468          ---            ---       14,472
Sale of common stock            3,900,000             4           36,867          ---            ---       36,871
Exercise of stock options         689,836             1              368          ---            ---          369
                               ----------      --------     ------------   ----------     ----------    ---------

Balance, December 31, 1997     29,173,390            29           78,590       10,234            ---       88,853
Net loss                              ---           ---              ---       (4,108)           ---       (4,108)
Purchase of common stock for
  treasury                       (474,500)          ---              ---          ---         (2,245)      (2,245)
Exercise of stock options          93,633           ---              204          ---            ---          204
                               ----------      --------     ------------   ----------     ----------    ---------

Balance, December 31, 1998     28,792,523            29           78,794        6,126         (2,245)      82,704
Net Income (Unaudited)                ---           ---              ---        1,023            ---        1,023
                               ----------      --------     ------------   ----------     ----------    ---------

Balance, March 31, 1999
 (Unaudited)                   28,792,523      $     29     $     78,794   $    7,149     $   (2,245)   $  83,727
                               ==========      ========     ============   ==========     ==========    =========


         See accompanying notes to consolidated financial statements.

                        SUPERIOR ENERGY SERVICES, INC.
                               AND SUBSIDIARIES
                     Consolidated Statements of Cash Flows
                                (in thousands)

                                                                                                       THREE MONTHS ENDED
                                                                                                            MARCH 31,
                                                              YEARS ENDED DECEMBER 31,                     (UNAUDITED)
                                                        ---------------------------------------       ----------------------
                                                          1996           1997            1998           1998          1999
                                                        --------       --------        --------       --------      --------
Cash flows from operating activities:
  Net income (loss)                                     $ 3,932        $ 9,455         $ (4,108)      $ 4,481       $ 1,023
  Adjustments to reconcile net income
  (loss) to net cash provided by operating activities:
    Depreciation and amortization                         1,323          3,272            7,494         1,661         2,142
    Unearned income                                        (692)          (392)             ---           ---           ---
    Gain on sale of subsidiary                              ---            ---           (1,176)       (1,176)          ---
    Special charges                                         ---            ---           13,763           ---           ---
    Deferred income taxes                                   258            (65)             777           ---           ---
    Changes in operating assets and liabilities, net of
      acquisitions:
        Accounts receivable                              (1,490)        (7,707)           3,863            85         5,270
        Inventories                                        (229)          (572)             550           (10)          (58)
        Other - net                                         (56)          (249)             955           163           198
        Accounts payable                                 (1,482)           403           (1,725)          307        (2,439)
        Due to shareholders                                (302)        (1,433)             ---           ---           ---
        Accrued expenses                                    751          1,083            1,047          (381)       (3,281)
        Income taxes payable                                663         (1,452)          (3,314)        1,885         3,102
                                                        -------        -------         --------       -------       -------

  Net cash provided by operating activities               2,676          2,343           18,126         7,015         5,957
                                                        -------        -------         --------       -------       -------
Cash flows from investing activities:
  Proceeds from sale of property and equipment              354            ---              ---           ---           ---
  Payments for purchases of property and equipment       (1,965)        (9,804)         (29,120)      (11,015)       (2,614)
  Deferred payment for acquisition of subsidiaries       (2,000)           ---             (750)         (750)          ---
  Acquisition of businesses, net of cash acquired        (2,321)       (47,793)          (3,583)          ---           ---
  Proceeds from sale of subsidiary                          ---            ---            4,247         4,247           ---
                                                        -------        -------         --------       -------       -------

    Net cash used in investing activities                (5,932)       (57,597)         (29,206)       (7,518)       (2,614)
                                                        -------        -------         --------       -------       -------

Cash flows from financing activities:
  Proceeds from notes payable-net                        (1,379)         5,011           11,956           826        (2,949)
  Proceeds from exercise of stock options                   ---            369              204            57           ---
  Purchase of common stock for treasury                     ---            ---           (2,245)          ---           ---
  Proceeds from sale of common stock                        ---         36,871              ---           ---           ---
  Proceeds from exercise of B warrants                      ---         14,472              ---           ---           ---
                                                        -------        -------         --------       -------       -------

  Net cash (used in) provided by financing activities    (1,379)        56,723            9,915           883        (2,949)
                                                        -------        -------         --------       -------       -------
       Net increase (decrease) in cash and cash
         equivalents                                     (4,635)         1,469           (1,165)          380           394
Cash and cash equivalents at beginning of year            5,068            433            1,902         1,902           737
                                                        -------        -------         --------       -------       -------
Cash and cash equivalents at end of year                $   433        $ 1,902         $    737       $ 2,282       $ 1,131
                                                        =======        =======         ========       =======       =======

          See accompanying notes to consolidated financial statements

                        SUPERIOR ENERGY SERVICES, INC.
                               AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements
                     December 31, 1996, 1997 and 1998

(1)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      (a) BASIS OF PRESENTATION

            The consolidated financial statements include the accounts of Superior Energy Services, Inc. and its subsidiaries (Superior). All significant intercompany accounts and transactions are eliminated in consolidation. Certain previously reported amounts have been reclassified to conform to the 1998 presentation.

      (b)  BUSINESS

            Superior provides a broad range of specialized oilfield services and equipment primarily to major and independent oil and gas companies engaged in the exploration, production and development of oil and gas properties offshore in the Gulf of Mexico and throughout the Gulf Coast region. These services and equipment include the rental of specialized oilfield equipment, oil and gas well plug and abandonment services, electric and mechanical wireline services, tank cleaning, the manufacture and sale of computerized electronic torque and pressure control equipment and the manufacture and sale of oil spill containment equipment. A majority of Superior's business is conducted with major oil and gas exploration companies. Superior continually evaluates the financial strength of their customers but does not require collateral to support the customer receivables.

            Superior's P&A , wireline and tank cleaning services are contracted for specific projects on either a day rate or turnkey basis. Rental tools are leased to customers on an as-needed basis on a day rate basis. Superior derives a significant amount of its revenue from a small number of major and independent oil and gas companies. In 1996, 1997 and 1998, one customer accounted for 34.5%, 27% and 12%, respectively, of Superior's consolidated revenue primarily in the rental and well services segments and another customer accounted for 2%, 5% and 12%, respectively, of Superior's consolidated revenue primarily in the rental segment. No other customer accounted for 10% or more of revenue in 1996, 1997 or 1998. The inability of Superior to continue to perform services for a number of its large existing customers, if not offset by sales to new or existing customers, could have a material adverse effect on Superior's business and financial condition.

      (c) USE OF ESTIMATES

            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                        SUPERIOR ENERGY SERVICES, INC.
                               AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

(1)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      (d) PROPERTY, PLANT AND EQUIPMENT

            Property, plant and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related lives as follows:

                  Buildings                                     30 years
                  Machinery and equipment                       5 to 15 years
                  Automobiles, trucks, tractors and trailers    2 to 5 years
                  Furniture and equipment                       5 to 7 years

            Superior assesses the potential impairment of capitalized costs of long-lived assets in accordance with Statement of Financial Accounting Standards (FAS) No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. Under this method, Superior assesses its capitalized costs utilizing its current estimate of future revenues and operating expenses. In the event net undiscounted cash flow is less than capitalized costs, an impairment loss is recorded based on estimated fair value, which would consider discounted future net cash flows.

      (e) GOODWILL

            Superior amortizes costs in excess of fair value of net assets of businesses acquired using the straight-line method over a period not to exceed 30 years. Recoverability is reviewed by comparing the undiscounted fair value of cash flows of the assets, to which the goodwill applies to the net book value of the assets, including goodwill.

      (f) INVENTORIES

            Inventories are stated at the lower of average cost or market. The cost of booms and parts are determined principally on the first-in, first-out method.

      (g) CASH EQUIVALENTS

            Superior considers all short-term deposits with a maturity of ninety days or less to be cash equivalents.

      (h) REVENUE RECOGNITION

            For Superior's plug and abandonment (P&A), wireline and rental tool operations and tank cleaning services, revenue is recognized when services or equipment are provided. Superior contracts for P&A, wireline and tank cleaning projects either on a day rate or turnkey basis, with a majority of its projects conducted on a day rate basis. Superior's rental tools are leased on a day rate basis, and revenue from the sale of equipment is recognized when the equipment is shipped. Reimbursement from customers for the cost of rental tools that are damaged or lost downhole are reflected as revenue at the time of the incident.

                        SUPERIOR ENERGY SERVICES, INC.
                               AND SUBSIDIARIES

                    Notes to Consolidated Financial Statements

(1)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      (i) INCOME TAXES

            Superior provides for income taxes in accordance with Statement of Financial Accounting Standards (FAS) No. 109, Accounting for Income Taxes. FAS No. 109 requires an asset and liability approach for financial accounting and reporting for income taxes. Deferred income taxes reflect the impact of temporary differences between amounts of assets for financial reporting purposes and such amounts as measured by tax laws.

      (j)   PATENTS

            Patents are amortized using the straight-line method over the life of each patent.

      (k)   EARNINGS PER SHARE

            Superior computes earnings per share in accordance with Statement of Financial Accounting Standards (FAS) No. 128, Earnings Per Share which requires the presentation of "basic" and "diluted" earnings per share as defined, on the face of the income statement for all entities with complex capital structures. The number of dilutive stock options and warrants used in computing diluted earnings per share were 53,000 in 1996 and 298,000 in 1997, and these securities were anti-dilutive in 1998.

      (l)   FINANCIAL INSTRUMENTS

            Superior's financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable and long-term debt. The carrying amount of these financial instruments approximates their fair values.

      (m)   COMPREHENSIVE INCOME

            In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (FAS) No. 130, Reporting Comprehensive Income. FAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements. Superior adopted this standard in 1998. Such adoption had no effect on Superior's financial statement presentation as Superior has no items of other comprehensive income.

                          SUPERIOR ENERGY SERVICES, INC.
                                 AND SUBSIDIARIES

                    Notes to Consolidated Financial Statements

(2)    SUPPLEMENTAL CASH FLOWS INFORMATION (IN THOUSANDS)

                                            1996                      1997                   1998
                                        -------------            -------------           -------------
Cash paid for:
   Interest, net of amounts capitalized $         106            $         649           $       1,481
                                        =============            =============           =============
   Income taxes                         $         994            $       5,195           $       7,050
                                        =============            =============           =============
Details of acquisitions:
   Fair value of assets                 $       8,439                   76,245                  11,822
                                        -------------            -------------           -------------
   Fair value of liabilities                    2,329                   18,202                   7,933
   Common stock issued                          3,288                    7,338                     ---
   Note Payable                                   250                      ---                     ---
                                        -------------            -------------           -------------
   Cash paid                                    2,572                   50,705                   3,889
   Less cash acquired                             251                    2,912                     306
                                        -------------            -------------           -------------
       Net cash paid for acquisitions   $       2,321            $      47,793           $       3,583
                                        =============            =============           =============


(3)   BUSINESS COMBINATIONS

      In September 1998, Superior acquired all of the outstanding common stock of Hydro-dynamics Oilfield Contractors, Inc. (Hydro-dynamics) for $1,000,000 in cash. Payment of an additional $750,000 will be based on the attainment of certain objectives. At the third anniversary of the acquisition, additional cash consideration, if any, will be based upon a multiple of four times Hydro-dynamics' average earnings before interest, taxes, depreciation and amortization (EBITDA) over a three year period from the date of acquisition. The contingent consideration, if paid, will be capitalized as additional purchase price. In no event will the total consideration paid exceed $22,000,000. The property plant and equipment of Hydro-dynamics are valued at their estimated fair market value of approximately $936,000. Deferred taxes have been provided for the difference between the book and tax basis of the property. The remaining assets and liabilities approximated their fair values. The excess purchase price over the fair value of the net assets of Hydro-dynamics of approximately $830,000 was allocated to goodwill.

      In June 1998 Superior acquired all of the outstanding common stock of Lamb Services, Inc. and Tong Specialty, Inc. for $2,857,000 cash. Additional cash consideration, if any, will be based upon a multiple of four times the combined companies' average EBITDA less certain adjustments. The contingent consideration, if paid, will be capitalized as additional purchase price. The additional consideration will be paid on the second and third anniversary of the stock purchase agreement, and in no event, will the total additional payments exceed $28,143,000. The property, plant and equipment of Lamb Services, Inc. and Tong Specialty, Inc. were valued at their estimated fair value of approximately $4.1 million. Deferred taxes have been provided for the difference between the book and tax basis of the property. The remaining assets and liabilities approximate their fair values. The excess purchase price over the fair value of the net assets of Lamb Services and Tong Specialty of approximately $627,000 was allocated to goodwill.

                          SUPERIOR ENERGY SERVICES, INC.
                                 AND SUBSIDIARIES

                    Notes to Consolidated Financial Statements

(3)    BUSINESS COMBINATIONS (CONTINUED)

       In 1997, Superior acquired all of the outstanding common stock of six companies for a combined $50,210,000 cash, 1,520,000 shares of Superior Common Stock and promissory notes providing for payments of up to $20,655,000. The amounts payable under the promissory notes are subject to certain contingencies and are not reflected in the respective company's purchase price.

       In July 1996, Superior, pursuant to a statutory merger, acquired Baytron, Inc. ("Baytron") for $1,100,000 cash and 550,000 shares of Superior Common Stock (at a $2.00 per share market price on the date of merger) for a total purchase price of $2,200,000. The property, plant and equipment of Baytron were valued at their estimated fair value of approximately $791,000. Deferred taxes were provided for the difference between the book and tax basis of the property. The remaining assets and liabilities approximated their fair values. The excess purchase price over the fair value of the net assets of Baytron at July 31, 1996 of $1,309,000 was allocated to goodwill.

       The above acquisitions were accounted for as a purchase, and the results of operations of the acquired companies have been included from their respective acquisition dates.

       The following unaudited pro forma information presents a summary of consolidated results of operations as if the acquisitions had occurred on January 1, 1998 and January 1, 1997 with pro forma adjustments to give effects to amortization of goodwill, depreciation and certain other adjustments together with related income tax effects (in thousands, except per share amounts):


                                                            1997                   1998
                                                          --------               --------
        Revenues                                          $ 96,869               $ 99,362
                                                          ========               ========
        Net income (loss)                                 $ 12,812               $ (4,538)
                                                          ========               ========
        Basic earnings (loss) per share                   $   0.58               $  (0.16)
                                                          ========               ========
        Diluted earnings (loss) per share                 $   0.57               $  (0.16)
                                                          ========               ========


      The above pro forma financial information is not necessarily indicative of the results of operations as they would have been had the acquisitions been effected on the assumed date.

                          SUPERIOR ENERGY SERVICES, INC.
                                 AND SUBSIDIARIES

                    Notes to Consolidated Financial Statements


(4)   PROPERTY, PLANT AND EQUIPMENT

      A summary of property, plant and equipment at December 31, 1997 and 1998 (in thousands) is as follows:

                                                        1997                   1998
                                                    -----------            -----------
       Buildings                                    $     4,055            $     6,050
       Machinery and equipment                           44,551                 70,657
       Automobiles, trucks, trailers and tractors         3,028                  4,247
       Furniture and fixtures                               604                    950
       Construction-in-progress                           2,356                  1,447
       Land                                               1,268                  1,596
                                                    -----------            -----------
                                                         55,862                 84,947
       Less accumulated depreciation                      4,065                  8,760
                                                    -----------            -----------
       Property, plant and equipment, net           $    51,797            $    76,187
                                                    ===========            ===========

       The cost of property, plant and equipment leased to third parties was $5,266,000 at December 31, 1997 and 1998. Interest cost incurred during the period of construction of plant and equipment is capitalized. The interest cost capitalized on plant and equipment was none in 1996, $167,000 in 1997, and none in 1998.

                        SUPERIOR ENERGY SERVICES, INC.
                               AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

(5)    NOTES PAYABLE

      Superior's notes payable as of December 31, 1997 and 1998 consist of the following (in thousands):

                                                       1997                   1998
                                                    ----------             ----------
 Revolving line of credit in the original amount
 of $45,000,000 bearing interest based on
 LIBOR  plus 1.5% to 2.5% set quarterly
 (7.31% at December 31, 1998) principal
 due April 30, 2000                                 $   10,350             $   27,400

 Other installment notes payable with interest
 rates ranging from 7% to 10% due in monthly
 installments through April, 2011                          989                    555
                                                    ----------             ----------
                                                        11,339                 27,955
 Less current portion of notes payable                     ---                    ---
                                                    ----------             ----------
 Long-term debt                                     $   11,339             $   27,955
                                                    ==========             ==========

      Superior maintains a revolving credit facility which provides for borrowing of $45.0 million which matures on April 30, 2000, and bears interest at an rate of LIBOR plus a margin that depends on Superior's debt coverage ratio. A commitment fee ranging from .25% to .325% per annum is payable on the unused portion of the credit. Borrowings under the Bank Credit Facility are available for acquisitions, working capital, letters of credit and general corporate purposes. Indebtedness under the Bank Credit Facility is guaranteed by Superior's subsidiaries, collateralized by substantially all of the assets of Superior and its subsidiaries, and a pledge of all the common stock of Superior's subsidiaries. Pursuant to the Bank Credit Facility, Superior has agreed to maintain certain financial ratios. The Bank Cedit Facility also imposes certain limitations on the ability of Superior to make capital expenditures, pay dividends or other distributions to its stockholders, make acquisitions or incur indebtedness outside of the Bank Credit Facility. Superior is not required to maintain compensating balances
      in   connection with these agreements.


(6)    INCOME TAXES

      The  components  of  income  tax  expense for the years ended December 31,
      1996, 1997  and   1998   are  as follows (in thousands):



                                                   1996                 1997                 1998
                                                ----------           ----------           ----------
    Current
       Federal                                  $    1,382           $    3,973           $    3,346
       State                                            54                  621                  349
                                                ----------           ----------           ----------
                                                     1,436                4,594                3,695
                                                ----------           ----------           ----------

    Deferred:
       Federal                                         242                  404                1,223
       State                                             7                   63                   61
                                                ----------           ----------           ----------
                                                       249                  467                1,284
                                                ----------           ----------           ----------
                                                $    1,685           $    5,061           $    4,979
                                                ==========           ==========           ==========

                          SUPERIOR ENERGY SERVICES, INC.
                                 AND SUBSIDIARIES

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(6)   Income Taxes (continued)

      The significant components of deferred income taxes at December 31, 1997 and 1998 are as follows (in thousands):

                                                  1997                 1998
                                               ----------          -----------
Deferred tax assets:
   Allowance for doubtful accounts             $      199          $       295
   Net operating loss carryforward                    979                  898
   Other                                              ---                  496
                                               ----------          -----------
                                                    1,178                1,689
Valuation allowance                                (1,034)                (957)
                                               ----------          -----------
      Net deferred tax asset                          144                  732
                                               ----------          -----------

Deferred tax liabilities:
   Property, plant and equipment                   (6,408)              (8,675)
   Patent                                            (280)                 ---
   Other                                             (583)                (669)
                                               ----------          -----------
                                                   (7,271)              (9,344)
                                               ----------          -----------
                                               $   (7,127)         $    (8,612)
                                               ==========          ===========

       A valuation allowance is provided to reduce the deferred tax assets to a level which, more likely than not, will be realized. The net change in the valuation allowance for the years ended December 31, 1996, 1997 and 1998 was a decrease of $908,000, an increase of $42,000, and a decrease of $77,000, respectively. The net deferred tax assets reflect management's estimate of the amount which will be realized from future profitability which can be predicted with reasonable certainty.

       As of December 31, 1998, Superior had a net operating loss carryforward of approximately $2.6 million which is available to reduce future Federal taxable income through 2010. The utilization of the net operating loss carryforward is limited to approximately $238,000 a year.

       Income tax expense differs from the amounts computed by applying the US. Federal income tax rate of 34% to income before income taxes as follows (in thousands):


                                                1996                 1997                1998
                                             ----------           ----------          ----------
Computed expected tax expense                $    1,910           $    4,935          $      296
Increase  (decrease) in income taxes
 resulting from:
  Impairment charge                                 ---                  ---               4,143
  State income taxes                               (354)                 432                 480
  Other                                             129                 (306)                 60
                                             ----------           ----------          ----------

Provision  for income taxes                  $    1,685           $    5,061          $    4,979
                                             ==========           ==========          ==========

                        SUPERIOR ENERGY SERVICES, INC.
                               AND SUBSIDIARIES

                 Notes to Consolidated Financial Statements

(7)   STOCKHOLDERS' EQUITY

      In October 1995, Superior's stockholders approved the 1995 Stock Incentive Plan (Incentive Plan) to provide long-term incentives to its key employees, including officers and directors who are employees of Superior (Eligible Employees). Under the Incentive Plan, as amended, Superior may grant incentive stock options, non-qualified stock options, restricted stock, stock awards or any combination thereof to Eligible Employees for up to 1,900,000 shares of Superior Common Stock. In connection with the signing of the merger agreement with Parker Drilling Company, which was subsequently terminated, all of Superior's outstanding options vested. The Compensation Committee of the Board of Directors establishes the exercise price of any stock options granted under the Incentive Plan, provided the exercise price may not be less than the fair market value of a common share on the date of grant.

      A summary of stock options granted under the Incentive Plan for the years ended December 31, 1996, 1997 and 1998 are as follows:

                                           1996                              1997                                1998
                               ------------------------------    ------------------------------     ----------------------------
                                                 WEIGHTED                          WEIGHTED                         WEIGHTED
                                NUMBER OF        AVERAGE         NUMBER OF         AVERAGE          NUMBER OF       AVERAGE
                                SHARES            PRICE          SHARES             PRICE            SHARES          PRICE
                               -----------      ------------     -----------      -------------     -----------     ------------
Outstanding at beginning of
  year                             150,000      $       2.53       531,500        $       2.55      1,337,800       $       3.84
                               ===========
Granted                            421,500      $       2.56       860,500        $       4.56        496,000       $       7.96
                               ===========
Exercised                              ---               ---       (54,200)       $       2.60        (80,300)      $       2.60
Forfeited                          (40,000)     $       2.56           ---                 ---        (57,000)      $       5.07
                               ===========      ------------     ---------        ------------      ---------       ------------
Outstanding at the end of year     531,500      $       2.55     1,337,800        $       3.84      1,696,500       $       4.49
                               ===========      ============     =========        ============      =========       ============
Exercisable at end of year         357,000      $       2.55       443,300        $       2.58      1,696,500       $       4.49
                               ===========      ============     =========        ============      =========       ============
Available for future grants         68,500                           8,000                             64,000
                               ===========                       =========                          =========


      A summary of information regarding stock options outstanding at December 31, 1998 is as follows:

                                                OPTIONS OUTSTANDING                     OPTIONS EXERCISABLE
                                        -------------------------------------     ----------------------------------
    RANGE OF                                REMAINING            WEIGHTED                               WEIGHTED
 EXERCISE PRICES     SHARES              CONTRACTURAL LIFE     AVERAGE PRICE       SHARES             AVERAGE PRICE
-----------------   --------            -------------------   ---------------     --------           ---------------
$  2.50 - $3.43     733,500             6 - 8 yrs             $  2.95             733,500            $  2.95
$  4.75 - $9.25     963,000             8.5 - 9.5 yrs         $  5.67             963,000            $  5.67


      Additionally, at December 31, 1998, options relating to the 1995 share exchange to purchase an aggregate of 65,000 shares of Superior Common Stock at an exercise price of $3.60 per share were outstanding until December 31, 2000.

      Superior accounts for its stock based compensation under the principles prescribed by the Accounting Principles Board's Opinion No. 25, Accounting for Stock Issued to Employees (Opinion No. 25). However, Statement of Financial Accounting Standards (FAS) No. 123 Accounting for Stock-Based Compensation permits the continued use of the value based method prescribed by Opinion No. 25 but requires additional disclosures, including pro forma calculations of earnings and net earnings per share as if the fair value method of accounting prescribed by FAS No. 123 had been applied. The pro forma data presented below is not representative of the effects on reported amounts for future years (in thousands, except per share amounts).

                        SUPERIOR ENERGY SERVICES, INC.
                               AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

(7)     STOCKHOLDERS EQUITY (CONTINUED)

                                                                 AS REPORTED                                PRO FORMA
                                                     ------------------------------------      -----------------------------------
                                                       1996          1997          1998          1996          1997         1998
                                                     --------      --------      --------      --------      --------     --------
Net income (loss)                                    $  3,932      $  9,455      $ (4,108)     $  3,798      $  9,117     $ (5,337)
Basic earnings (loss) per share                      $   0.22      $   0.44      $  (0.14)     $   0.22      $   0.42     $  (0.18)
Diluted earnings (loss) per share                    $   0.22      $   0.43      $  (0.14)     $   0.22      $   0.41     $  (0.18)
Average fair value of grants during the year         $    ---      $    ---      $    ---      $   0.58      $   1.48     $   4.71
                                                     ========      ========      ========      ========      ========     ========

Black-Scholes option pricing model assumptions
    Risk free interest rate                                                                        6.1%          6.1%         6.1%
    Expected life (years)                                                                          3             2            2
    Volatility                                                                                    20.6%         73.0%       119.6%
    Dividend yield                                                                                 -0-           -0-          -0-
                                                                                               ========      ========     ========

(8)  COMMITMENTS AND CONTINGENCIES

     Superior leases certain office, service and assembly facilities under operating leases. The leases expire at various dates over the next several years. Total rent expense was $169,000, $331, 000 and $530,000 in 1996, 1997 and 1998, respectively. Future minimum lease payments under non-cancelable leases for the five years ending December 31, 1999 through 2003 are as follows: $586,000, $458,000, $238,000, $178,000 and $51,000 respectively.

     From time to time, Superior is involved in litigation arising out of operations in the normal course of business. In management's opinion, Superior is not involved in any litigation, the outcome of which would have a material effect on the financial position, results of operations or liquidity of Superior.

(9)  RELATED PARTY TRANSACTIONS

     Superior paid consulting fees to a director, who is not an employee, of $23,000, $13,000 and $10,000 in 1996, 1997 and 1998, respectively. The employment contract of a director, who is a former officer, was converted into a consulting agreement in 1996. He was paid $60,000 in 1996 and 1997. In 1998, this director's contract was terminated by paying $60,000 and a note receivable Superior had fully reserved in prior years. Superior also paid a director, who is also an employee and a shareholder rent of approximately $46,000, $70,000 and $69,000 in 1996, 1997 and 1998,
     respectively. Superior is obligated to make such rent payments in the future as follows: $69,000 in 1999 and $24,000 in 2000.

(10)     SEGMENT INFORMATION

     In 1998, Superior adopted Statement of Financial Accounting Standard (FAS) No. 131, Disclosures about Segments of an Enterprise and Related Information. Superior's reportable segments are grouped by products and services as follows: rental tools, well services and other. Each segment offers unique products and services within the oilfield services industry. The rental tools segment sells and rents specialized equipment for use with onshore and offshore oil and gas well drilling, completion, production and workover activities. The well services segment provides plug and abandonment services, electric and mechanical wireline services and tank cleaning to its customer base.

                           SUPERIOR ENERGY SERVICES, INC.
                                  AND SUBSIDIARIES
                     Notes to Consolidated Financial Statements

(10) SEGMENT INFORMATION (CONTINUED)

     The other segment manufactures and sells computerized electronic and pressure control equipment for the oil and gas industry, and provides the manufacturing, sale and rental of oil spill containment equipment. All of the segments operate primarily in the Gulf Coast Region.

     The accounting policies of the reportable segments are the same as those described in Note 1 of the Notes to the Consolidated Financial Statements. Superior evaluates the performance of its operating segments based on operating profits or losses before special charges. Segment revenues reflect direct sales of products and services for that segment, and each segment records direct expenses related to its employees and its operations. Identifiable assets are primarily those assets directly used in the operations of each segment.

     Summarized financial information concerning Superior's reportable segments as of December 31, 1996, 1997 and 1998 is shown in the following tables (in thousands):

                              RENTAL          WELL                                         UNALLOCATED     CONSOLIDATED
       1996                   TOOLS         SERVICES          OTHER           TOTAL          AMOUNT           TOTAL
     --------               ----------------------------------------------------------------------------------------------
Identifiable assets         $  5,291        $ 12,183        $ 10,613        $ 28,087        $    113        $ 28,200
Capital expenditures             562           1,217             186           1,965             ---           1,965

Revenues                    $  2,843        $ 15,626        $  5,169        $ 23,638        $    ---        $ 23,638
Costs of services                416           8,705           1,919          11,040             ---          11,040
Depreciation and
 amortization                    522             234             567           1,323             ---           1,323
General and administrative       875           3,188           1,468           5,531             ---           5,531
Operating income               1,030           3,499           1,215           5,744             ---           5,744

Interest                         ---             ---             ---             ---             127             127
                            --------        --------        --------        --------        --------        --------
Income before income taxes  $  1,030        $  3,499        $  1,215        $  5,744        $   (127)       $  5,617
                            ========        ========        ========        ========        ========        ========


                              RENTAL          WELL                                          UNALLOCATED     CONSOLIDATED
        1997                  TOOLS         SERVICES          OTHER           TOTAL           AMOUNT            TOTAL
      --------              --------------------------------------------------------------------------------------------
Identifiable assets         $  85,149       $  20,635       $  11,705       $ 117,489       $     571       $ 118,060
Capital expenditures            4,850           3,983             971           9,804             ---           9,804

Revenues                    $  19,697       $  27,018       $   7,541       $  54,256       $     ---       $  54,256
Costs of services               5,889          14,689           2,638          23,216             ---          23,216
Depreciation and
 amortization                   1,960             592             720           3,272             ---           3,272
General and administrative      5,245           4,372           2,913          12,530             ---          12,530
Operating income                6,603           7,365           1,270          15,238             ---          15,238
Interest                          ---             ---             ---             ---             722             722
                             --------        --------        --------        --------        --------        --------
Income before income taxes  $   6,603       $   7,365       $   1,270       $  15,238       $    (722)      $  14,516
                             ========        ========        ========        ========        ========        ========



                        SUPERIOR ENERGY SERVICES, INC.
                               AND SUBSIDIARIES
                  Notes to Consolidated Financial Statements

(10) SEGMENT INFORMATION (CONTINUED)

                                RENTAL           WELL                                        UNALLOCATED     CONSOLIDATED
         1998                   TOOLS          SERVICES         OTHER          TOTAL           AMOUNT           TOTAL
       --------             -----------------------------------------------------------------------------------------------
Identifiable assets         $    101,581    $    24,266     $     4,206     $    130,053    $     1,091     $    131,144
Capital expenditures              25,405          3,450             265           29,120              -           29,120

Revenues                    $     56,289    $    30,599     $     4,446     $     91,334    $         -     $     91,334
Costs of services                 20,949         20,191           2,594           43,734              -           43,734
Depreciation and
 amortization                      6,070            982             442            7,494              -            7,494
General and administrative        16,273          4,881           1,767           22,921              -           22,921
Special charges                    6,902          3,820           3,041           13,763              -           13,763
Operating income                   6,095            725          (3,398)           3,422              -            3,422
Merger termination                     -              -               -                -          2,237            2,237
Gain on sale of subsidiary             -              -           1,176            1,176              -            1,176
Interest                               -              -               -                -          1,490            1,490
                            ------------    -----------     -----------     ------------    -----------     ------------
Income before income taxes  $      6,095    $       725     $    (2,222)    $      4,598    $    (3,727)    $        871
                            ============    ===========     ===========     ============    ===========     ============


(11) Special Charges and Merger Termination

     During the year ended December 31, 1998 Superior recorded a pre-tax special charge of $14.4 million. The special charge consisted of $12.1 million of impairment of goodwill, $930,000 in patents and $690,000 in associated inventory as a result of obsolescence and $650,000 of costs associated with reduction in employees as a result of the general decline in the industry. The portion of the special charge related to inventory obsolescence is included in costs of services in the consolidated statement of operations.

     The non-cash writeoff of goodwill was recorded in accordance with FAS No. 121, which requires that long-lived assets and certain identifiable intangibles held and used by Superior be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The severity as well as the duration of the current oil and gas industry is such an event. In such instances where there is goodwill associated with the asset as a result of a business combination accounted for using the purchase method, the goodwill is eliminated before making any reduction of the carrying amounts of the impaired long-lived assets.

     Superior's review of its long-lived assets indicated that the carrying value of certain of Superior's assets in the well services, rental tools and the oil containment boom businesses had been impaired. The fair value of the assets was determined by discounting the estimated net cash flows from the assets. The result was impairment charge of $12.1 million for the year ended December 31, 1998 consisting entirely of goodwill.

     The special charges of $930,000 in patents and $690,000 in associated inventory are a result of obsolescence in the oil containment boom business as evidenced by declining cash flows. Superior also authorized and committed to terminating thirty employees during the fourth quarter of 1998. As a result, included in the special charge, is $650,000 for severance, unemployment contract and benefits costs for the terminated employees.

     At the beginning of the fourth quarter of 1998, Superior entered into an agreement to merge with the Parker Drilling Company (Parker). Superior and Parker subsequently jointly agreed to terminate the merger agreement. As part of the termination, Superior agreed to pay Parker $2.125 million and also incurred approximately $112,000 in costs associated with the merger termination.

                Report of Independent Auditors


The Board of Directors
Cardinal Holding Corp.


We have audited the accompanying consolidated balance sheets of Cardinal Holding Corp. as of December 31, 1997 and 1998, and the related consolidated statements of operations, shareholders' equity (capital deficiency), and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of Cardinal's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Cardinal Holding Corp. at December 31, 1997 and 1998, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

                                                        Ernst & Young LLP

New Orleans, Louisiana
March 2, 1999,
except for the fourth paragraph of
Note 5, as to which the date is March 31, 1999

                      Cardinal Holding Corp.

                   Consolidated Balance Sheets
               (In Thousands, Except Share Amounts)


                                                                            DECEMBER 31                      MARCH 31
                                                                    1997                  1998                 1999
                                                                 -----------------------------------------------------
                                                                                                           (Unaudited)
  ASSETS
  Current assets:
   Cash and cash equivalents                                     $       -             $     421            $     266
   Accounts receivable - trade, less allowance of $569, $868
     and $868 at December 31, 1997, 1998 and March 31 1999,
     respectively                                                   15,486                21,591               17,446
   Advances to related parties                                         172                     -                    -
   Prepaid insurance and other                                       1,793                 3,383                2,604
   Income tax receivable                                                 -                   151                  151
   Deferred tax asset                                                    -                   481                  624
                                                                 ----------------------------------------------------
  Total current assets                                              17,451                26,027               21,091

  Property, plant and equipment, net                                43,737                60,328               59,661
  Goodwill, less accumulated amortization of $226 and $334 at
   December 31, 1998 and March 31, 1999, respectively                    -                17,163               17,055
  Other assets, net                                                  1,198                 4,443                4,619
                                                                 ----------------------------------------------------
                                                                 $  62,386             $ 107,961            $ 102,426
  LIABILITIES AND SHAREHOLDERS' EQUITY (CAPITAL DEFICIENCY)
  Current liabilities:
   Accounts payable                                              $   5,137             $   6,069            $   3,111
   Accrued expenses                                                  6,207                 2,770                1,853
   Deferred income taxes                                               234                     -                    -
   Notes payable                                                     4,328                 6,445                1,505
   Current portion of long-term debt                                 5,507                 7,096                7,595
                                                                 ----------------------------------------------------
  Total current liabilities                                         21,413                22,380               14,064

  Deferred income taxes                                              4,031                 4,997                5,038
  Long-term debt, less current portion                              21,297               102,594              100,719
  Senior subordinated note                                          10,000                17,930               17,868
  Shareholders' equity (capital deficiency):
   Class B preferred stock, $0.10 par value-22,500 shares
    authorized, 22,500 shares issued and outstanding at
    December 31, 1997 and no shares issued and outstanding at
    December 31, 1998 and March 31, 1999, respectively, stated
    at par value plus additional amount paid (liquidation
    preference value)                                                  250                     -                    -
   Class C preferred stock, $0.10 par value-25,000 shares
    authorized, 3,417, 20,252 and 23,124 shares issued and
    outstanding at December 31, 1997, 1998 and March 31, 1999,
    respectively, stated at par value                                    -                     2                    2
   Class A common stock, $0.01 par value 1,000,000 shares
    authorized, 55,000, 15,674 and 17,475 shares issued and
    outstanding at December 31, 1997, 1998 and March 31, 1999,
    respectively                                                         1                     -                    -
   Class B common stock, $0.01 par value-authorized 100,000;
    issued and outstanding 1,000 shares                                  -                     -                    -
   Additional paid-in capital                                        1,599                79,687               85,440
   Retained earnings (deficit)                                       3,795              (119,629)            (120,705)
                                                                 ----------------------------------------------------
  Total shareholders' equity (capital deficiency)                    5,645               (39,940)             (35,263)
                                                                 ----------------------------------------------------
                                                                 $  62,386             $ 107,961            $ 102,426
                                                                 ====================================================

See accompanying notes.

                          Cardinal Holding Corp.

                   Consolidated Statements of Operations
                     (In Thousands, Except Share Amounts)

                                                                                                 THREE MONTHS
                                                       YEAR ENDED DECEMBER 31                   ENDED MARCH 31
                                             1996            1997            1998            1998            1999
                                           -------------------------------------------------------------------------
                                                                                                 (Unaudited)
 Operating revenue                         $ 48,128        $ 63,412        $ 82,223        $ 18,982        $ 18,978

 Operating expenses:
   Labor                                     14,872          18,709          25,075           5,163           7,061
   Maintenance                                4,557           4,451           4,626             975           1,207
   Insurance                                  2,681           2,503           3,746             697             734
   Depreciation                               3,509           4,207           6,118           1,195           1,810
   Cost of goods sold                         1,627           2,087           1,809             446             503
   Other                                      4,219           5,386           9,350           1,576           1,714
                                           ------------------------------------------------------------------------
 Total operating expenses                    31,465          37,343          50,724          10,052          13,029
                                           ------------------------------------------------------------------------
 Gross profit                                16,663          26,069          31,499           8,930           5,949

 General and administrative expenses          8,317          10,842          15,729           4,142           3,297
                                           ------------------------------------------------------------------------
 Income from operations                       8,346          15,227          15,770           4,788           2,652

 Other income (expense):
   Interest                                  (3,448)         (5,464)        (12,641)         (2,698)         (3,201)
   Consulting fees paid to related party       (300)         (1,150)              -               -
   Other, net                                     2              58            (777)           (515)             (2)
                                           ------------------------------------------------------------------------
 Income (loss) before income taxes and
  extraordinary loss                          4,600           8,671           2,352           1,575            (551)

 Income taxes provision (benefit)             1,706           4,350           1,149             591             (98)
                                           ------------------------------------------------------------------------
 Income (loss) before extraordinary loss      2,894           4,321           1,203             984            (453)
 Extraordinary loss, net of $214 income
  tax benefit                                     -               -         (10,885)        (10,885)              -
                                           ------------------------------------------------------------------------
 Net income (loss)                         $  2,894        $  4,321        $ (9,682)       $ (9,901)       $   (453)
                                           ========================================================================

 INCOME (LOSS) PER SHARE OF COMMON STOCK:
   Basic:
    Income (loss) before extraordinary
     loss                                  $  50.61        $  76.64        $  21.09        $  24.11        $ (64.53)
    Extraordinary loss                            -               -         (493.71)        (266.72)              -
                                           ------------------------------------------------------------------------
    Net income (loss)                      $  50.61        $  76.64        $(472.62)       $(242.61)       $ (64.53)
                                           ========================================================================

   Assuming dilution:
    Income (loss) before extraordinary
     loss                                  $  47.69        $  72.23        $  21.09        $  20.25        $ (64.53)
    Extraordinary loss                            -               -         (493.71)        (203.75)              -
                                           ------------------------------------------------------------------------
    Net income (loss)                      $  47.69        $  72.23        $(472.62)       $(199.35)       $ (64.53)
                                           ========================================================================

   Average shares outstanding:
    Basic                                    56,000          56,000          22,047          40,811          16,674
                                           ========================================================================

   Assuming dilution                         59,420          59,420          22,047          48,595          16,674
                                           ========================================================================

See accompanying notes.

                            Cardinal Holding Corp.

     Consolidated Statements of Shareholders' Equity (Capital Deficiency)
                      (In Thousands, except share data)

                                      CLASS B           CLASS C           CLASS A          CLASS B
                                     PREFERRED         PREFERRED          COMMON           COMMON      ADDITIONAL RETAINED
                                       STOCK             STOCK            STOCK            STOCK        PAID-IN   EARNINGS
                                  SHARES   AMOUNT   SHARES   AMOUNT   SHARES  AMOUNT   SHARES  AMOUNT   CAPITAL  (DEFICIT)   TOTAL
                                  -------------------------------------------------------------------------------------------------
Balances at December 31, 1995      22,500 $  250      3,417 $   -     55,000 $   1     1,000  $       $  599    $    (487) $    363
 Capital contribution                   -      -          -     -          -     -         -    -      1,000            -     1,000
 Cash dividends on Class B
  preferred stock, $2.66 per
  share                                 -      -          -     -          -     -         -    -          -          (60)      (60)
 Net income                             -      -          -     -          -     -         -    -          -        2,894     2,894
                                  -------------------------------------------------------------------------------------------------
Balances at December 31, 1996      22,500    250      3,417     -     55,000     1     1,000    -      1,599        2,347     4,197
 Cash dividends on Class B
  preferred stock, $1.33 per
  share                                 -      -          -     -          -     -         -    -          -          (30)      (30)
 Cash dividends on Class A
  common stock, $51.69 per
  share                                 -      -          -     -          -     -         -    -          -       (2,843)   (2,843)
 Net income                             -      -          -     -          -     -         -    -          -        4,321     4,321
                                  -------------------------------------------------------------------------------------------------
Balances at December 31, 1997      22,500    250      3,417     -     55,000     1     1,000    -      1,599        3,795     5,645
 Recapitalization                 (22,500)  (250)    10,250     1    (41,333)   (1)        -    -     55,753     (113,004)  (57,501)
 Stock issued under
  Subordinated debt agreement           -      -        404     -        403     -         -    -      2,300            -     2,300
 Stock awarded to management            -      -        137     -        137     -         -    -        800            -       800
 Stock issued for cash                  -      -      5,484     1      1,213     -         -    -     17,099            -    17,100
 Stock issued to sellers of
  acquired businesses                   -      -        308     -        254     -         -    -      1,398            -     1,398
 Class C preferred stock
  dividends (5% per annum)              -      -        252     -          -     -         -    -        738         (738)        -
 Net loss                               -      -          -     -          -     -         -    -          -       (9,682)   (9,682)
                                  -------------------------------------------------------------------------------------------------
Balances at December 31, 1998           - $    -     20,252 $   2     15,674 $   -     1,000  $ -   $ 79,687    $(119,629) $(39,940)
 Stock issued under
  subordinated debt agreement
  (unaudited)
 Stock issued for cash
  (unaudited)                           -      -      2,312            1,747     -         -           5,000                  5,000
   Class C preferred stock
    dividends (5% per annum)            -      -        506     -          -     -         -    -        623         (623)        -
 Stock issued under
  subordinated debt agreement
  (unaudited)                           -      -         54     -         54     -         -    -        130            -       130
 Net loss (unaudited)                   -      -          -     -          -     -         -    -          -         (453)     (453)
                                  -------------------------------------------------------------------------------------------------
 Balances at March 31, 1999
  (unaudited)                           - $    -     23,124 $   2     17,475 $   -     1,000  $ -   $ 85,440    $(120,705) $(35,263)
                                  =================================================================================================

See accompanying notes.

                    Cardinal Holding Corp.

            Consolidated Statements of Cash Flows
                      (In Thousands)

                                                                                                       THREE MONTHS
                                                           YEAR ENDED DECEMBER 31                     ENDED MARCH 31
                                                    1996           1997           1998           1998             1999
                                                  -----------------------------------------------------------------------
                                                                                                       (unaudited)
 OPERATING ACTIVITIES
 Net income (loss)                                $ 2,894        $ 4,321        $ (9,682)      $ (9,901)        $   (453)
 Adjustments to reconcile net income (loss) to
  net cash provided by operating activities:
    Extraordinary loss on early extinguishment of
     debt                                               -              -          10,885         10,885                -
    Loss (gain) on disposal of assets                 460             22            (732)             -                -
    Stock compensation awarded to management            -              -             800              -                -
    Deferred income taxes                             890          1,930             (44)            50             (102)
    Depreciation and amortization                   3,694          4,422           7,107          1,298            2,213
    Changes in operating assets and liabilities,
     net of effects of businesses acquired:
       Accounts receivable                         (2,137)        (6,187)         (3,913)        (3,606)           4,197
       Prepaid expenses and other current assets     (365)           105          (1,261)           (91)            (160)
       Accounts payable, accrued expenses,
        accrued interest and current income taxes   2,008          4,655             434         (1,361)          (3,391)
                                                  -----------------------------------------------------------------------
 Net cash provided by operating activities          7,444          9,268           3,594         (2,726)           2,303

 INVESTING ACTIVITIES
 Purchases of property, plant and equipment        (3,346)       (18,980)        (19,039)        (8,927)          (1,144)
 Proceeds from sales of assets                          -              -           2,700              -                -
 Intangible assets acquired                             -           (250)              -              -                -
 Businesses acquired, net of cash acquired              -              -         (22,373)             -                -
 Advances to related parties                       (2,496)         2,658               -              -                -
                                                  -----------------------------------------------------------------------
 Net cash used in investing activities             (5,842)       (16,572)        (38,712)        (8,927)          (1,144)

 FINANCING ACTIVITIES
 Net increase (decrease) in short-term borrowings  (1,168)         1,517           2,117         (1,782)          (4,940)
 Net increase (decrease) in bank overdraft              -          1,370          (1,370)             -                -
 Proceeds from long-term debt                       1,500         10,829         133,500        125,000                -
 Principal payments on long-term debt              (3,599)        (3,722)        (40,615)       (36,804)          (1,375)
 Debt acquisition costs                               (26)             -          (4,371)        (3,940)               -
 Redemption of stock warrants                           -              -         (13,320)       (13,320)               -
 Proceeds from issuance of common and preferred
  stock                                                 -              -          74,353         57,254            5,000
 Payments to redeem stock                               -              -        (114,755)      (114,755)               -
 Capital contribution                               1,000              -               -              -                -
 Dividends paid                                         -         (2,843)              -              -                -
                                                  -----------------------------------------------------------------------
 Net cash provided by (used in) financing
  activities                                       (2,293)         7,151          35,539         11,653           (1,315)
                                                  -----------------------------------------------------------------------

 Change in cash and cash equivalents                 (691)          (153)            421              -             (155)
 Cash and cash equivalents at beginning of year       844            153               -              -              421
                                                  -----------------------------------------------------------------------
 Cash and cash equivalents at end of year         $   153        $     -        $    421       $      -         $    266
                                                  =======================================================================

 SUPPLEMENTAL CASH FLOW INFORMATION
 Interest paid on notes payable, long-term debt
  and subordinated note payable                   $ 3,177        $ 3,428        $ 10,329       $  2,811         $  3,737
                                                  =======================================================================
 Income taxes paid                                $   760        $ 1,559        $  2,846       $  1,612         $      -
                                                  =======================================================================

 SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND
  FINANCING ACTIVITIES
 Stock issued to acquire businesses               $     -        $     -        $  1,398       $      -         $      -
                                                  =======================================================================
 Long-term debt issued for covenant not to
  compete                                         $     -        $   402        $      -       $      -         $      -
                                                  =======================================================================

See accompanying notes.

                       Cardinal Holding Corp.

              Notes to Consolidated Financial Statements






1. SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

Cardinal Holding Corp. (Cardinal), through its wholly owned subsidiary, Cardinal Services, Inc. (CSI), is primarily engaged in offshore vessel rentals, wireline services and plugging and abandonment services for the oil and gas industry in the southern United States and the Gulf of Mexico. At December 31, 1998, Cardinal owned and operated 48 vessels which included 41 lift boats, 5 spud barges, and 2 supply vessels.

In December 1997, Cardinal acquired all of the common stock outstanding of Cardinal Management Company (CMC) in exchange for 3,417 shares of Class C preferred stock and 1,000 shares of Class B common stock of Cardinal. At the effective date, CMC and Cardinal were under common control; therefore, the consolidated financial statements have been restated to reflect the accounts of Cardinal and CMC accounted for in a manner similar to a pooling-of-interests. Significant intercompany accounts and transactions have been eliminated. In February of 1998, CMC and CSI were combined into a single entity.

UNAUDITED FINANCIAL STATEMENTS

The accompanying unaudited consolidated financial statements as of March 31, 1999 and for the three months ended March 31, 1998 and 1999, have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Article 10 of Regulation S-
X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 1999 are not necessarily indicative of the results that may be expected for the year ending December 31, 1999.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                       Cardinal Holding Corp.

1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include demand deposits with financial institutions and short-term, highly liquid investments with maturities of three months or less when purchased.

CONCENTRATION OF CREDIT RISK

Cardinal performs periodic credit evaluations of its customers'S financial condition and generally does not require collateral. Credit losses have historically been within management's expectations.

Cardinal's provision for doubtful accounts receivable was $569,000 and $750,000 in the years ended December 31, 1997 and 1998, respectively. Write-offs of uncollectible accounts receivable against the allowance for doubtful accounts were $0 and $451,000 in the years ended December 31, 1997 and 1998, respectively. Prior to 1997, Cardinal's experience was such that no provision for doubtful accounts receivable was necessary.

REVENUE RECOGNITION

Vessel and wireline revenue are earned and recognized on a daily basis. Plugging and abandonment revenue is generally recognized based on the percentage completed. Other operating revenue consists of goods and services incidental to vessel, wireline and plugging and abandonment activities and is recognized as the goods and services are provided.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment is stated at cost. Major improvements of vessels and equipment are capitalized at cost and depreciated. Expenditures for replacements, maintenance and repairs which do not improve or extend the lives of the assets are expensed. Interest related to the construction of significant assets is capitalized. Depreciation is computed using the straight-line method over the estimated useful lives of the individual assets which are as follows:


 Furniture and fixtures             3 years
 Buildings                         15 years
 Equipment                     3 -  7 years
 Vessels                       5 - 15 years


                       Cardinal Holding Corp.

1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

Cardinal accounts for income taxes using the liability method. Under this method, deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting and the amounts used for income tax.

GOODWILL

Goodwill is amortized over its expected period of benefit, which ranges from 15 to 30 years, based on the characteristics of each individual business combination. The recoverability of goodwill is assessed periodically and takes into account whether the goodwill should be completely or partially written off or the amortization period accelerated. In evaluating the value and future benefits of goodwill, the recoverability from operating income is measured. Under this approach, the carrying value of goodwill would be reduced if it is probable that management's best estimate of future operating income before goodwill amortization will be less than the carrying amount of goodwill over the remaining amortization period. Cardinal assesses long-lived assets for impairment under FASB Statement No. 121, Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of (FAS 121). Under those rules, goodwill associated with assets acquired in a purchase business combination is included in impairment evaluations when events or circumstances exist that indicate the carrying amounts of those assets may not be recoverable. In 1998, Cardinal recorded goodwill amortization of $226,000.

OTHER ASSETS

Other assets consisted of deferred debt acquisition costs and a covenant not to compete. Deferred debt acquisition costs are amortized over the term of the related debt which is seven years. The covenant not to compete is amortized over the term of the noncompete agreement which is four years.

FINANCIAL INSTRUMENTS

The carrying amounts reported in the balance sheet for cash and cash equivalents and advances to related parties approximate their fair values.

                       Cardinal Holding Corp.

1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cardinal had no outstanding warrants at December 31, 1998. The fair value of Cardinal's outstanding warrants at December 31, 1997 was $13,320,000, which was estimated based on the redemption price paid as part of the Recapitalization and Refinancing (see Note 2).

The carrying values of Cardinal's long-term debt approximate their fair values which are estimated using discounted cash flow analyses, based on Cardinal's incremental borrowing rates for similar types of borrowing arrangements.

2. RECAPITALIZATION AND REFINANCING

On February 26, 1998, Cardinal completed a recapitalization (the Recapitalization) which included (i) the issuance of 10,250 shares of Class A common stock for $30 million, (ii) the issuance of 10,250 shares of Class C preferred stock for $30 million, (iii) the redemption of 51,583 shares of Class A common stock and Class B preferred stock for $114.8 million, and (iv) the redemption of warrants related to 11,870 shares of CSI nonvoting common stock in exchange for $13.32 million. In addition, Cardinal refinanced substantially all of its long-term debt. The Recapitalization and Refinancing was funded through the issuance of $105 million of senior secured debt, $20 million of subordinated debt which included $2 million accounted for as original issue discount relating to the issuance of 350 shares of Class A common stock and 350 shares of Class C preferred stock, and $60 million of equity investments discussed in (i) and (ii) above. In connection with the Recapitalization and Refinancing, Cardinal (a) recorded an increase in equity of $57,501,000 million as a result of the net proceeds from the equity issuances discussed in (i) and
(ii) above; (b) incurred $7,117,000 of costs, $4,371,000 of which were recorded as debt acquisition costs and $2,746,000 of which were recorded as a reduction of net proceeds from the issuance of stock; (c) recorded a reduction in equity of $114,755,000 as a result of the stock redemption discussed in (iii) above; and (d) recorded an extraordinary loss of $10,884,000 which included the unamortized estimated value of the warrants discussed in (iv) above of $10,505,000 (which was nondeductible for income tax purposes and therefore had no income tax benefit) and unamortized debt acquisition costs of $379,000 (net of $213,000 income tax benefit).

                       Cardinal Holding Corp.

3. Acquisitions of Businesses and Vessels

During 1998, Cardinal completed acquisitions of 100% of the outstanding common stock of the businesses shown below, which were primarily engaged in providing services for the oil and gas industry in the southern United States and the Gulf of Mexico. These businesses were acquired with a combination of cash and stock as consideration. Each of these acquisitions was accounted for using the purchase method. The excess cost over the fair value of net assets acquired has been recorded as goodwilland is being amortized on a straight-line basis over periods ranging from 15 to 30 years. The operations of the acquired businesses are included in the consolidated statements of operations from the date of acquisition.

                                                                      SHARES ISSUED IN ACQUISITION
                                                               -------------------------------------------
                                                                  CLASS A-      CLASS C-
       DATE              COMPANY NAME         PURCHASE PRICE      COMMON        PREFERRED        VALUE
----------------------------------------------------------------------------------------------------------
                                              (In Thousands)                                (In Thousands)
May 1998           Moores Wireline, Inc.      $  10,888             -             -          $     -
May 1998           Moores Engineering, Inc.       4,846            69            69              398
September 1998     Gunn Wireline, Inc.            8,350           186           241            1,000


                            Cardinal Holding Corp.

4. DETAILS OF CERTAIN BALANCE SHEET ACCOUNTS

                                       DECEMBER 31            MARCH 31
                                   1997          1998           1999
                                 --------------------------------------
                                                            (Unaudited)
 Property, plant and equipment:
   Land                          $    217       $    313      $    313
   Furniture and fixtures             501          1,703         1,772
   Buildings                        1,782          2,684         2,696
   Equipment                       12,800         21,485        22,547
   Vessels                         45,010         56,300        56,300
                                 -------------------------------------
                                   60,310         82,485        83,628
 Less accumulated depreciation     16,573         22,157        23,967
                                 -------------------------------------
                                 $ 43,737       $ 60,328      $ 59,661
                                 =====================================
 Other assets:
   Debt acquisition costs        $    881       $  4,566      $  4,962
   Covenant not to compete            651            651           651
                                 -------------------------------------
                                    1,532          5,217         5,613
 Less accumulated amortization        334            774           994
                                 -------------------------------------
                                 $  1,198       $  4,443      $  4,619
                                 =====================================

 Accrued expenses:
   Interest                      $  2,648       $    911      $    375
   Wages, bonuses and related       2,299          1,493         1,004
   taxes
   Income taxes                     1,260              -             -
   Other                                -            366           474
                                 -------------------------------------
                                 $  6,207       $  2,770      $  1,853
                                 =====================================

5. Notes Payable, Long-Term Debt and Subordinated Note Payable

In connection  with  the  Recapitalization,  Cardinal  entered  into  a  Credit
Agreement with certain lenders. Amounts due under the Credit Agreement are collateralized by substantially all the assets of Cardinal. The Credit Agreement contains certain covenants which restrict Cardinal's ability to pay dividends and require Cardinal to maintain certain levels of stockholders' equity (net capital deficiency) and debt service ratios. At December 31, 1998, Cardinal was in compliance with all such covenants.

                            Cardinal Holding Corp.

5. NOTES PAYABLE, LONG-TERM DEBT AND SUBORDINATED NOTE PAYABLE (CONTINUED)

In addition to Term Loans A and B described below, the Credit Agreement provides for up to $10 million of revolving credit advances, subject to an accounts receivable borrowing base, bearing interest at floating rates and maturing March 2004, and up to an additional $10 million of term loans (Term
C). At December 31, 1998, considering the borrowing base, there was $5,560,000 available under the revolver. Unused amounts under the revolving credit commitment are subject to a floating availability fee ranging from .375% to
 .50% of the unused  balance.  At  December  31,  1998,  no  Term  C  loans were
outstanding.    Effective  March  31,  1999,  the  Term  C  loan  facility  was eliminated.

NOTES PAYABLE

Notes payable consisted of the following (in thousands):

                                                       DECEMBER 31              MARCH 31
                                                   1997           1998            1999
                                                ------------------------------------------
                                                                              (Unaudited)
 Revolving credit note payable to GECC,
  interest payable monthly at floating
  rates (8.09% per annum at December 31,        $     -         $ 4,440        $     -
  1998)
 Notes payable to insurance finance
  company, interest at 7.63%, due in
  monthly installments including interest
  through December 31, 1998, unsecured and
  cancelable upon termination of related
  insurance policies                                762           1,989          1,505
 Revolving credit note payable to bank,
  paid in 1998 as part of the Refinancing         3,566               -              -
 Other                                                -              16              -
                                                --------------------------------------
                                                $ 4,328         $ 6,445        $ 1,505
                                                ======================================

On March 31, 1999, in connection with an amendment to the Credit Agreement, shareholders purchased 2,312 shares of Class C Preferred Stock and 1,747 shares of Class A Common Stock for $5 million cash, which was used to prepay the revolving credit note payable to GECC.

                            Cardinal Holding Corp.

5. NOTES PAYABLE, LONG-TERM DEBT AND SUBORDINATED NOTE PAYABLE (CONTINUED)

LONG-TERM DEBT

Long-term debt consisted of the following (in thousands):

                                                     DECEMBER 31                 MARCH 31
                                                1997            1998               1999
                                                ---------------------------------------------
                                                                                (Unaudited)
 Term Loan A-interest payable monthly
  at floating rate (8.0% per annum at
  December 31, 1998), due in quarterly
  installments from June 1998 through
  March 2004                                    $       -       $  51,250       $  50,000
 Term Loan B-interest payable monthly
  at floating rate (8.25% per annum at
  February 28, 1998), due in quarterly
  installments from June 1998 through
  March 2005                                            -          58,126          58,000
 Noninterest-bearing note payable for
  noncompete agreements due in annual
  installments through August 1, 2001                 402             314             314
 Term loan note payable to Hibernia,
  paid in 1998 as part of the
  Refinancing                                      13,813               -               -
 Revolving construction credit
  convertible to term loan note
  payable to Hibernia, paid in 1998 as
  part of the Refinancing                          10,829               -               -
 Term loan note payable to New Iberia
  Bank, paid in 1998 as part of the
  Refinancing                                       1,310               -               -
 Term loan note payable for the
  acquisition of vessels, paid in 1998
  as part of the Refinancing                         450                -               -
                                                -----------------------------------------
                                                   26,804         109,690         108,314
 Less current portion                               5,507           7,096           7,595
                                                -----------------------------------------
                                                $  21,297       $ 102,594       $ 100,719
                                                =========================================

                            Cardinal Holding Corp.

5. NOTES PAYABLE, LONG-TERM DEBT AND SUBORDINATED NOTE PAYABLE (CONTINUED)

Future minimum principal payments on long-term debt for each of the next five years ending December 31 are as follows (in thousands):

1999           $ 7,095
2000             8,354
2001            10,114
2002            12,000
2003            32,750

SENIOR SUBORDINATED NOTES

In connection with the Recapitalization, Cardinal borrowed $20 million under the terms of a Senior Subordinated Notes Agreement. The Senior Subordinated Notes bear interest at a rate of 11% and are due February 2006.

In connection with the Senior Subordinated Notes Agreement, Cardinal issued 350 shares of Class A common stock and 350 shares of Class C preferred stock to certain parties to that agreement. The value of these shares at issuance was approximately $2 million, which was recorded as a discount to the Senior Subordinated Notes and an increase to the respective common stock, preferred stock and additional paid-in capital accounts. The debt discount will be amortized to interest expense over the term of the Senior Subordinated Notes. Additionally, at six-month intervals beginning in August 1998, through February 2000, as long as there are amounts due under the Senior Subordinated Notes Agreement, the Senior Subordinated Notes Agreement requires Cardinal to issue 54 shares of Class A common stock and 53 shares of Class C preferred stock to certain parties to that agreement. These additional shares will be accounted for in the same manner as the shares issued at the time of the Recapitalization.

The Senior Subordinated Notes contain certain covenants which restrict Cardinal's ability to pay dividends and require Cardinal to maintain certain levels of stockholders' equity (net capital deficiency) and debt service ratios. At December 31, 1998, Cardinal was in compliance with all such covenants.

                            Cardinal Holding Corp.

6. CAPITAL STOCK AND INCOME (LOSS) PER SHARE

At December 31, 1998, 50,000 shares of $0.10 par value Class A preferred stock were authorized and unissued.

The Class C preferred stock is convertible at the option of the shareholder into Class A common stock on the basis of one share of Class A common stock for each full share of Class C preferred stock subject to adjustments for stock dividends, stock splits and other potential transactions. The Class C preferred stock is automatically convertible on the same basis described above at the earlier of the date of an initial public offering or January 16, 2003.
Dividends   on  the  Class  C  preferred  stock  are  cumulative  and   payable
semiannually at a rate of 5% per annum on the liquidation preference value ($2,926.83 per share) in cash or equivalent shares of Class C preferred stock. The holders of Class C preferred stock are entitled to vote together with the common stock on any matter with respect to which the common stock is entitled to vote. Each share of Class C preferred stock is entitled to a number of votes equal to the number of common shares into which the Class C preferred stock is convertible. On April 20, 1999, the Board of Directors voted to increase the number of authorized Class C preferred stock from 25,000 to 75,000 (unaudited).

Dividends on common stock shall not be paid so long as there exists any dividends or redemption payments in arrears related to any preferred stock and without the consent of certain of Cardinal's lenders.

The Class B common stock is convertible at the option of the shareholder to Class A common stock at the earlier of the effective date of an initial public offering or the consummation date of a merger, consolidation, or sale of securities or assets of Cardinal or CSI. The number of shares of Class A common stock received upon conversion shall be calculated by dividing the Class B conversion value ($10,000 per share) by the price per share paid for the Class A common stock as a result of the transaction.

In 1998, pursuant to a stock awards plan adopted by the board of directors of Cardinal, 137 shares of Class A common stock and 137 shares of Class C preferred stock were awarded to certain members of management. The stock vested immediately, although it will not be delivered to the employees until such time as there is an initial public offering or the sale of Cardinal. Compensation expense was recorded for fair value of these awards, as estimated based on sales of similar stock.

                            Cardinal Holding Corp.

6. CAPITAL STOCK AND INCOME (LOSS) PER SHARE (CONTINUED)

In accordance with FAS 128, Cardinal has presented basic earnings per share, computed on the basis of the weighted average number of shares outstanding during the period, and diluted earnings per share, computed on the basis of the weighted average number of shares and all dilutive potential shares outstanding during the year. A reconciliation between basic and diluted weighted average number of shares outstanding is presented below (in thousands, except share data):

                                                                                               THREE MONTHS
                                                     YEAR ENDED DECEMBER 31                   ENDED MARCH 31
                                               1996           1997           1998           1998           1999
                                             -------------------------------------------------------------------
                                                                                                (Unaudited)
 Numerator:
   Net income before extraordinary loss      $  2,894       $  4,321       $  1,203       $    984       $  (453)
   Dividends on preferred stock                   (30)           (60)          (738)             -          (623)
                                             -------------------------------------------------------------------
   Numerator for basic and diluted earnings
    per share before extraordinary loss
    - income available to common
    stockholders                                2,864          4,391            465            984        (1,076)
   Extraordinary loss                               -              -        (10,885)       (10,885)            -
                                             -------------------------------------------------------------------
   Numerator for basic and diluted earnings
    per share - income available to common
    stockholders                             $  2,864       $  4,391       $ (9,682)      $(10,420)      $(1,076)
                                             ===================================================================

 Denominator:
   Weighted average shares outstanding         56,000         56,000         22,047         40,811        16,674
   Adjustment for Convertible
    Class C Preferred Stock                     3,420          3,420         15,809          7,784             -
                                             -------------------------------------------------------------------
   Denominator for diluted
    earnings per share - adjusted weighted
    average shares and assumed conversions     59,420         59,420         37,856         48,595        16,674
                                             ===================================================================

                            Cardinal Holding Corp.

7. Income Taxes

Significant components of the provisions for income taxes before the income tax effect of the extraordinary loss were as follows (in thousands):

                            DECEMBER 31
                     1996        1997        1998
                   -------------------------------
Current            $   816     $ 2,420     $ 1,193
Deferred (benefit)     890       1,930         (44)
                   -------------------------------
                   $ 1,706     $ 4,350     $ 1,149
                   ===============================

Significant   components  of  Cardinal's  deferred  tax  liabilities and assets were as follows (in thousands):

                                                        DECEMBER 31
                                                    1997            1998
                                                  -----------------------
Deferred tax liabilities:
   Basis of property, plant and equipment         $ 6,888         $ 5,795
   Prepaid expenses                                   368             360
                                                  -----------------------
Total deferred tax liabilities                      7,256           6,155

Deferred tax assets:
   Alternative minimum tax credit and
    net operating loss carryforwards                2,857             776
   Allowances and accrued expenses                    134             863
                                                  -----------------------
 Total deferred tax assets                          2,991           1,639
                                                  -----------------------
 Net deferred tax liabilities                     $ 4,265         $ 4,516
                                                  =======================

At December 31, 1998, Cardinal had net operating loss carryforwards of approximately $250,000 which expire in 2014, and alternative minimum tax credit carryforwards of approximately $690,000, which have no expiration date.

                            Cardinal Holding Corp.

7. INCOME TAXES (CONTINUED)

The reconciliation of income tax computed at the federal statutory rates to income tax expense, before the income tax effect of the extraordinary loss, was (in thousands):

                                                         YEAR ENDED DECEMBER 31
                                                     1996          1997         1998
                                                   ----------------------------------
Tax, at statutory rate                             $ 1,564       $ 2,949      $   800
Nondeductible interest related to warrants              95           739          130
Deferred tax liabilities of CMC                          -           320            -
Other, primarily state income taxes                     47           342          219
                                                   ----------------------------------
                                                   $ 1,706       $ 4,350      $ 1,149
                                                   ==================================

CMC (see Note 1) was an S corporation for income tax purposes prior to Cardinal acquiring all of its common stock. All taxes were, therefore, the responsibility of its shareholder and no income tax provision was recorded. CMC's S corporation election was terminated when it was acquired by Cardinal. As of that date, a deferred income tax liability was recognized in the amount of approximately $320,000 for the basis differences between tax and book which existed at that date.

8. Sales to Major Customers

Cardinal's customer base is primarily concentrated in the oil and gas industry. Cardinal is not dependent on any one customer. Sales to a single customer comprising 10% or more of Cardinal's total revenue were $6,686,000 and $7,079,000 in 1996 and 1997, respectively. No single customer represented 10% of Cardinal's total revenue in 1998.

9. Profit-Sharing Plan

Cardinal maintains a defined contribution profit-sharing plan for all employees who have satisfied minimum service and age requirements. Employees may contribute up to 15% of their earnings to the plan. Cardinal matches employee contributions up to 5% of an employee's salary. Additionally, Cardinal may, at the discretion of the board of directors, make an additional profit-sharing contribution each year. Cardinal made contributions of $60,000, $208,000 and $298,000, in 1996, 1997 and 1998, respectively.

                            Cardinal Holding Corp.

10. LEASES AND RELATED PARTY TRANSACTIONS

Cardinal leases vehicles and facilities for its branches and corporate office under noncancelable operating leases that expire in various years through 1999 but which have options to extend for various terms. Rental expense under such operating leases was approximately $131,000 in 1996, $948,000 in 1997 and $749,000 in 1998,. Included in lease expense for 1997 are payments of $600,000 for lease of an airplane from a related party, wholly owned by a shareholder, which is leased on a month-to-month basis. The lease was canceled and there were no such costs in 1998.

Cardinal also paid consulting fees to a related party, wholly owned by a shareholder, totaling $300,000 and $1,150,000 in 1996 and 1997, respectively. No such fees were paid in 1998.

11. COMMITMENTS AND CONTINGENCIES

In the normal course of business, Cardinal becomes involved as a defendant or plaintiff in various lawsuits. Management is of the opinion that it maintains insurance at levels generally consistent with industry standards to insure itself against the normal risks of operations and these claims and legal proceedings will be settled within Cardinal's insurance coverages.

                                                              APPENDIX A

                   AGREEMENT AND PLAN OF MERGER

                               Among

                  SUPERIOR ENERGY SERVICES, INC.,

           SUPERIOR CARDINAL ACQUISITION COMPANY, INC.,

                      CARDINAL HOLDING CORP.,

         FIRST RESERVE FUND VII, LIMITED PARTNERSHIP, and

           FIRST RESERVE FUND VIII, LIMITED PARTNERSHIP




                    Dated as of April 20, 1999

                         TABLE OF CONTENTS


ARTICLE 1  DEFINED TERMS                                                       1
     Section 1.1 DEFINITIONS                                                   1

ARTICLE 2  THE CLOSING; THE MERGER; EFFECTS OF THE MERGER                      7
     Section 2.1 CLOSING                                                       7
     Section 2.2 THE MERGER                                                    8
     Section 2.3 EFFECTS  OF  THE  MERGER;  CERTIFICATE OF INCORPORATION;
                 DIRECTORS AND OFFICERS                                        8

ARTICLE 3  MERGER CONSIDERATION; CONVERSION OF SHARES                          8
     Section 3.1 CONVERSION OF SHARES                                          8
     Section 3.2 EXCHANGE OF STOCK CERTIFICATES; RECORD DATE                   9
     Section 3.3 NO FURTHER RIGHTS IN CARDINAL COMMON STOCK                   10

ARTICLE 4  REPRESENTATIONS AND WARRANTIESOF CARDINAL                          10
     Section 4.1 ORGANIZATION; QUALIFICATION                                  10
     Section 4.2 CAPITAL STOCK; SUBSIDIARIES                                  11
     Section 4.3 CORPORATE AUTHORIZATION; ENFORCEABILITY                      12
     Section 4.4 NO CONFLICT                                                  12
     Section 4.5 CONSENTS                                                     12
     Section 4.6 CARDINAL FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES       13
     Section 4.7 ACCOUNTS RECEIVABLE                                          13
     Section 4.8 ABSENCE OF CERTAIN CHANGES                                   13
     Section 4.9 MATERIAL CONTRACTS                                           14
     Section 4.10 VESSELS                                                     14
     Section 4.11 REAL PROPERTY                                               15
     Section 4.12 REAL PROPERTY LEASES                                        15
     Section 4.13 PERSONAL PROPERTY                                           15
     Section 4.14 COMPLIANCE WITH LAWS                                        16
     Section 4.15 PERMITS                                                     16
     Section 4.16 LITIGATION                                                  16
     Section 4.17 ENVIRONMENTAL COMPLIANCE                                    17
     Section 4.18 ERISA AND RELATED MATTERS                                   18
     Section 4.19 TAXES                                                       20
     Section 4.20 CUSTOMERS AND SUPPLIERS                                     22
     Section 4.21 INSURANCE                                                   22
     Section 4.22 SAFETY AND HEALTH                                           23
     Section 4.23 LABOR MATTERS                                               23
     Section 4.24 TRANSACTIONS WITH CERTAIN PERSONS                           24
     Section 4.25 PROPRIETY OF PAST PAYMENTS                                  24
     Section 4.26 INTELLECTUAL PROPERTY                                       24
     Section 4.27 DIRECTOR AND OFFICER INDEMNIFICATION                        24
     Section 4.28 BROKERS' AND FINDERS' FEE                                   25

ARTICLE 5  REPRESENTATIONS AND WARRANTIES OF SESI                             25
     Section 5.1 ORGANIZATION; QUALIFICATION                                  25
     Section 5.2 CAPITAL STOCK; SUBSIDIARIES                                  25
     Section 5.3 CORPORATE AUTHORIZATION; ENFORCEABILITY                      26
     Section 5.4 NO CONFLICT                                                  27
     Section 5.5 CONSENTS                                                     27
     Section 5.6 SESI FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES           27
     Section 5.7 ACCOUNTS RECEIVABLE                                          28
     Section 5.8 ABSENCE OF CERTAIN CHANGES                                   28
     Section 5.9 MATERIAL CONTRACTS                                           28
     Section 5.10 CITIZENSHIP                                                 29
     Section 5.11 REAL PROPERTY                                               29
     Section 5.12 REAL PROPERTY LEASES                                        29
     Section 5.13 PERSONAL PROPERTY                                           30
     Section 5.14 COMPLIANCE WITH LAWS                                        30
     Section 5.15 PERMITS                                                     30
     Section 5.16 LITIGATION                                                  30
     Section 5.17 ENVIRONMENTAL COMPLIANCE                                    31
     Section 5.18 ERISA AND RELATED MATTERS                                   31
     Section 5.19 TAXES                                                       34
     Section 5.20 CUSTOMERS AND SUPPLIERS                                     36
     Section 5.21 INSURANCE                                                   36
     Section 5.22 SAFETY AND HEALTH                                           37
     Section 5.23 LABOR MATTERS                                               37
     Section 5.24 TRANSACTIONS WITH CERTAIN PERSONS                           37
     Section 5.25 PROPRIETY OF PAST PAYMENTS                                  37
     Section 5.26 INTELLECTUAL PROPERTY                                       38
     Section 5.27 DIRECTOR AND OFFICER INDEMNIFICATION                        38
     Section 5.28 BROKERS' AND FINDERS' FEE                                   38
     Section 5.29 COMMISSION FILINGS:  FINANCIAL STATEMENTS                   38

ARTICLE 6  COVENANTS                                                          39
     Section 6.1 LEGAL REQUIREMENTS                                           39
     Section 6.2 STOCKHOLDER APPROVALS                                        39
     Section 6.3 PROXY STATEMENT                                              40
     Section 6.4 EQUITY CONTRIBUTION TO CARDINAL                              41
     Section 6.5 FINANCING                                                    41
     Section 6.6 REPAYMENT OF CERTAIN INDEBTEDNESS                            42
     Section 6.7 HART-SCOTT-RODINO                                            42
     Section 6.8 ACCESS TO PROPERTIES AND RECORDS                             42
     Section 6.9 CONSULTATION AND REPORTING                                   42
     Section 6.10 CONDUCT OF BUSINESS BY BOTH PARTIES  PRIOR TO THE CLOSING
                  DATE                                                        43
     Section 6.11 PUBLIC STATEMENTS                                           45
     Section 6.12 NO SOLICITATION                                             45
     Section 6.13 RESTRICTION ON FUNDS                                        46
     Section 6.14 UPDATE INFORMATION                                          46
     Section 6.15 MAINTENANCE OF POLICIES                                     47
     Section 6.16 DIRECTOR'S AND OFFICER'S INDEMNIFICATION  AND  INSURANCE    47
     Section 6.17 NASDAQ FILING                                               47
     Section 6.18 SESI EMPLOYEE BENEFITS                                      47

ARTICLE 7  CLOSING CONDITIONS                                                 47
     Section 7.1 CONDITIONS APPLICABLE TO ALL PARTIES                         47
     Section 7.2 CONDITIONS TO OBLIGATIONS OF SESI                            49
     Section 7.3 CONDITIONS TO OBLIGATIONS OF CARDINAL                        49

ARTICLE 8  TERMINATION AND AMENDMENT                                          50
     Section 8.1 TERMINATION                                                  50
     Section 8.2 EFFECT OF TERMINATION                                        51

ARTICLE 9  MISCELLANEOUS                                                      52
     Section 9.1 NOTICES                                                      52
     Section 9.3 HEADINGS; GENDER                                             52
     Section 9.4 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES               52
     Section 9.5 GOVERNING LAW                                                52
     Section 9.6 ASSIGNMENT                                                   52
     Section 9.7 SEVERABILITY                                                 53
     Section 9.8 COUNTERPARTS                                                 53
     Section 9.9 AMENDMENT                                                    53
     Section 9.10 EXTENSION; WAIVER                                           53
     Section 9.11 EXPENSES                                                    53

Exhibits
A    - Cardinal Disclosure Schedules
B    - Superior Disclosure Schedules
C    - Registration Rights Agreement - The Funds
D    - Registration Rights Agreement - Other Cardinal Stockholders
E    - Stockholders' Agreement
F    - Agreement and Release
G    - Superior Stock Incentive Plan
H    - Form of Opinion of Gardere Wynne Sewell & Riggs, L.L.P.
I    - Form of Opinion of Jones, Walker, Waechter, Poitevent, Carrere  &
       Denegre, LLP

                   AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger, dated as of April 20, 1999 is by and among Superior Energy Services, Inc., a Delaware corporation ("SESI"), Superior Cardinal Acquisition Company, Inc., a Delaware corporation and a wholly-owned subsidiary of SESI ("Sub"), Cardinal Holding Corp., a Delaware corporation ("Cardinal"), and First Reserve Fund VII, Limited Partnership and First Reserve Fund VIII, Limited Partnership, each of which is a Delaware limited partnership (together, the "Funds").

                       W I T N E S S E T H:

     WHEREAS, the Board of Directors of Cardinal and the Board of Directors of SESI have determined it to be desirable and mutually advantageous to enter into a business combination to be effected by a merger of Sub with and into Cardinal as a result of which the separate existence of Sub shall cease and Cardinal shall be the surviving corporation, on the terms and subject to the conditions set forth herein (the "Merger"); and

     WHEREAS, the parties hereto intend that, for federal income tax purposes, the Merger will constitute a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended, and that this Agreement constitutes a plan of reorganization.

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:

                             ARTICLE 1
                           DEFINED TERMS

     Section  1.1     DEFINITIONS.  In addition to the other defined  terms
used  herein,  as   used  in  this  Agreement,  the  following  terms  when
capitalized have the meanings indicated.

     "Affiliate" shall have the meaning ascribed by Rule 12b-2 promulgated under the Exchange Act.

     "Agreement" shall mean this Agreement and Plan of Merger, including the Exhibits hereto, all as amended or otherwise modified from time to time.

     "Agreement and Release" shall mean the Agreement and Release to be executed by the Cardinal Stockholders substantially in the form attached hereto as Exhibit F.

     "Applicable Law" shall mean any statute, law, rule or regulation or any judgement, order, writ, injunction or decree of any Governmental Entity to which a specified Person or its property is subject.

     "Business Day" shall mean a day other than a Saturday, a Sunday or a day on which national banks in New York are closed.

     "Cardinal Annual Financial Statements" shall mean the audited consolidated balance sheet and related audited consolidated statements of income, stockholders equity and cash flows, and the related notes thereto of Cardinal and its Subsidiaries as of and for the fiscal years ended December 31, 1997 and 1998.

     "Cardinal Benefit Program or Agreement" shall have the meaning ascribed to it in Section 4.18(a) hereof.

     "Cardinal Common Stock" shall mean any shares of the authorized common stock of Cardinal that are issued and outstanding, at the time hereof or at the Effective Time, including without limitation the common stock, $.01 par value per share, denominated as either Class A or Class B Common Stock.

     "Cardinal Disclosure Schedules" shall mean the disclosure schedules and other documents attached to such schedules prepared by Cardinal in connection with this Agreement and attached hereto as Exhibit A.

     "Cardinal   Financial  Statements"  shall  mean  the  Cardinal  Annual
Financial  Statements   and  the  Cardinal  Interim  Financial  Statements,
collectively.

     "Cardinal Interim Financial Statements" shall mean the unaudited consolidated balance sheet and the related unaudited consolidated statements of income and cash flows of Cardinal and its Subsidiaries as of and for the two-month period ended February 28, 1999.

     "Cardinal Leased Properties" shall have  the meaning ascribed to it in
Section 4.12(a) hereof.

     "Cardinal Owned Properties" shall have the  meaning  ascribed to it in
Section 4.11(a) hereof.

     "Cardinal Policies" shall have the meaning ascribed to it in Section 4.21(a) hereof.

     "Cardinal Preferred Stock" shall mean any shares of the authorized preferred stock of Cardinal that are at the time hereof, or become prior to the Closing, issued and outstanding, including without limitation the Cardinal Class C preferred stock, $.10 par value per share.

     "Cardinal Services" shall mean Cardinal Services, Inc., a Louisiana corporation.

     "Cardinal Stockholders" shall mean the Funds and the other holders of Cardinal Common Stock and Cardinal Preferred Stock listed on Section 3.1 of the Cardinal Disclosure Schedules, as it may be amended at Closing in accordance with Sections 6.4, 6.13 and 7.1(l) hereof.

     "Certificate  of  Merger"  shall  have  the  meaning ascribed to it in
Section 2.1(b) hereof.

     "Charter Amendment" shall have the meaning ascribed to it in Section 6.2(a) hereof.

     "Class A Group Shares" shall mean (i) the shares of Cardinal Class A Common Stock issued and outstanding at the Effective Time and the Management Common Shares, and (ii) the shares of Cardinal Class C Preferred Stock, if any, issued and outstanding at the Effective Time and the Management Preferred Shares (each share of which for purposes of Article 3 shall be deemed to be equivalent to a like number of shares of Cardinal Class A Common Stock.

     "Class A Group Exchange Ratio" shall mean the quotient, rounded to four decimal places, of (a) (X) the number of Merger Shares less (Y) the number of shares of SESI Common Stock into which shares of Cardinal Class B Common Stock are convertible pursuant to Section 3.1, divided by (b) the number of Class A Group Shares issued and outstanding at the Effective Time.

     "Closing" shall have the meaning ascribed to it in Section 2.1(a) hereof.

     "Closing Date" shall have the meaning ascribed to it in Section 2.1(a) hereof.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.   All
citations to the Code shall include any amendments or any substitute or successor provisions thereto.

     "DGCL" shall mean the Delaware General Corporation Law.

     "Effective Date" and "Effective Time" shall have the meanings ascribed to them in Section 2.1(b) hereof.

     "Employee Plan" shall mean a plan or arrangement as defined in Section 3(3) of ERISA, that (A) is subject to any provision of ERISA, (B) is maintained, administered or contributed to by the employer and (C) covers any employee or former employee of the employer.

     "Environmental Laws" shall mean all Applicable Laws relating to pollution or the protection of the environment.

     "Equity Contribution" shall have the meaning ascribed to it in Section 6.4(a) hereof.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Extended Coverage Policy"  shall  have  the meaning ascribed to it in
Section 6.16(b) hereof.

     "Financing" shall have the meaning ascribed to it in Section 6.5(a) hereof.

     "GAAP" means generally accepted accounting principles.

     "Governmental Entity" shall mean any court or tribunal in any jurisdiction or any public, governmental or regulatory body, agency, department, commission, board, bureau or other authority or instrumentality.

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "HSR Form" shall mean the notification and report form required to be filed under the HSR Act.

     "Knowledge" of any Person means the actual knowledge of such Person's executive and financial officers in each case after reasonable inquiry of such other officers of such Person with direct responsibility for the Person's business relating to such knowledge.

     "Leases" shall mean any executory lease having future rental payments of more than $200,000 in the aggregate.

     "Liens" shall mean pledges, liens, defects, leases, licenses, conditional sales contracts, charges, claims, encumbrances, security interests, easements, restrictions, chattel mortgages, mortgages or deeds of trust, of any kind or nature whatsoever.

     "Management Common Shares" shall mean shares of Cardinal Class A Common Stock that certain management personnel of Cardinal and Cardinal Services have the right to acquire pursuant to the Cardinal Holding Corp. Stock Plan, as more fully described in Section 3.1 of the Cardinal Disclosure Schedules.

     "Management Preferred Shares" shall mean shares of Cardinal Class C Preferred Stock that certain management personnel of Cardinal and Cardinal Services have the right to acquire pursuant to the Cardinal Holding Corp. Stock Plan, as more fully described in Section 3.1 of the Cardinal Disclosure Schedules.

     "March Contribution" shall have the meaning ascribed to it in Section 6.4(a) hereof.

     "Material Adverse Effect" shall mean, with respect to a Person, any fact, circumstance, event or condition that has or would have a material adverse effect on the business, operations, assets, or financial condition of such Person and its Subsidiaries, taken as a whole, or on such Person's ability to carry out the transactions contemplated hereby, except for changes affecting the United States economy or the energy services industry generally.

     "Material Contract" shall mean any executory contract, agreement or other understanding, whether or not reduced to writing, to which a party hereto or its property is subject, which provides for future payments by such party of more than $200,000 in the aggregate.

     "Merger Shares" shall mean a number of shares of SESI Common Stock equal to 51% of the SESI Common Stock outstanding immediately after the Effective Time (including without limitation giving effect to the issuance of shares of SESI Common Stock pursuant to the Merger) calculated based on the number of shares of SESI Common Stock used by SESI in calculating its fully diluted earnings per share in accordance with GAAP for the quarter ended June 30, 1999.

     "Multiemployer  Plan" shall mean a plan or arrangement as  defined  in
Section 4001(a)(3) and 3(37) of ERISA.

     "NASD" shall mean the National Association of Securities Dealers, Inc.

     "Nasdaq" shall mean The Nasdaq Stock Market, Inc.

     "Permitted Liens" shall mean (a) Liens other than for borrowed money that do not materially reduce the value or materially interfere with the present use by the applicable Person of the property subject thereto or affected thereby, (b) Liens for taxes, assessments or similar governmental charges, which in each case constitute a Lien not yet due and payable or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained by the applicable party on their books in accordance with GAAP, and (c) mechanic's, workmen's, landlord's, operator's, materialmen's, maritime or other similar Liens with respect to amounts not yet due and payable or which are being contested in good faith by appropriate proceedings with adequate reserves with respect thereto maintained on the applicable Person's books in accordance with GAAP.

     "Person" shall mean an individual, firm, corporation, general or limited partnership, limited liability company, limited liability partnership, joint venture, trust, governmental authority or body, association, unincorporated organization or other entity.

     "Personal Property" shall mean all machinery, equipment, furniture, fixtures and other corporeal or incorporeal (tangible or intangible) personal property used by Cardinal Services or SESI, as the case may be, to carry on its business as presently conducted.

     "Pre-Closing Periods" shall mean all Tax periods ending on or before the Closing Date and, with respect to any Tax period that includes but does not end on the Closing Date, the portion of such period that ends on and includes the Closing Date.

     "Proceedings"   shall  mean  any suit, action, proceeding, dispute  or
claim before or investigation by any Governmental Entity.

     "Proxy Statement" shall have the meaning ascribed to it in Section 6.3 hereof.

     "Registration Rights Agreements" shall mean (a) the Registration Rights Agreement to be executed between SESI and the Funds in the form attached hereto as Exhibit C, and the Registration Rights Agreement to be executed between SESI and certain other stockholders of Cardinal in the form attached hereto as Exhibit D.

     "Returns" shall mean all returns, declarations, reports, estimates, declarations and statements of any nature required to be filed in respect of Taxes for any Pre-Closing Period, and any claims for refund of Taxes, including any amendments or supplements to any of the foregoing. The term "Return" means any of the foregoing Returns.

     "Sale Transaction" shall mean with respect to SESI, Cardinal and Cardinal Services (for purposes of this definition, each an "issuer") (a) the acquisition (by direct issuance from the issuer, from existing security holders or otherwise), by any Person or group of Persons deemed a "person" under Section 13(a)(3) of the Exchange Act, of beneficial ownership of securities representing a majority of the combined voting power of the outstanding capital stock of the applicable issuer, generally or as a separate class or series or together with one or more class or series of shares or stock, in the election of directors of such issuer, the result of which would give such Person or Persons (or group) the ability to elect a majority of the Board of Directors of such issuer, (b) a reorganization, recapitalization, merger, consolidation or similar business combination or transaction involving the applicable issuer (unless the holders of the outstanding securities of such issuer entitled to vote in the election of directors prior to such transaction continue to own securities of the entity resulting from or surviving such transaction (a "Surviving Entity") entitled to vote in the election of directors sufficient to allow such holders to elect a majority of the board of directors of the Surviving Entity upon the completion of such transaction) or (c) a sale or other disposition (in a single transaction or a series of related transactions) of assets with an asset value in excess of 25% of the market value of the assets of the applicable issuer and its Subsidiaries as a whole; provided, however, such term shall not include the Equity Contribution or the transactions contemplated by this Agreement, the Registration Rights Agreements or the Stockholders' Agreement.

     "SEC" shall mean the Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "SESI Annual Financial Statements" shall mean the audited consolidated balance sheet and related audited consolidated statements of income, stockholders' equity and cash flows, and the related notes thereto of SESI and its Subsidiaries as of and for the fiscal years ended December 31, 1997 and 1998.

     "SESI Annual Meeting" shall have the meaning ascribed to it in Section 6.2(a) hereof.

     "SESI Benefit Program or Agreement" shall have the meaning ascribed to it in Section 5.18(a) hereof.

     "SESI Commission Filings" shall have  the  meaning  ascribed  to it in
Section 5.29 hereof.

     "SESI Common Stock" shall mean the shares of common stock, $.001 par value per share, of SESI.

     "SESI Financial Statements" shall mean the SESI Annual Financial Statements and the SESI Interim Financial Statements, collectively.

     "SESI Interim Financial Statements" shall mean the unaudited consolidated balance sheet and the related unaudited consolidated statements of income and cash flows of SESI and its Subsidiaries as of and for the two-month period ended February 28, 1999.

     "SESI Leased Properties"  shall  have  the  meaning  ascribed to it in
Section 5.12(a) hereof.

     "SESI  Owned  Properties"  shall have the meaning ascribed  to  it  in
Section 5.11 hereof.

     "SESI Policies" shall have the meaning ascribed to it in Section 5.21(a) hereof.

     "SESI Stock Incentive Plan" means the 1999 Stock Incentive Plan to be adopted by SESI following the SESI Annual Meeting in the form attached hereto as Exhibit G.

     "Settlement Agreement" shall mean that certain Settlement Agreement executed effective as of March 16, 1999 by and among Cardinal Holding Corp., the Funds and the other Persons specified therein.

     "Stockholders' Agreement" shall mean the Stockholders' Agreement to be executed by and among SESI and the Funds in the form attached hereto as Exhibit E.

     "Subsidiary" means, with respect to a Person, any corporation, partnership, joint venture or other legal entity that is consolidated with the Person in the Person's financial statements prepared using GAAP.

     "Superior Disclosure Schedules" shall mean the disclosure schedules and other documents attached to such schedules prepared by SESI in connection with this Agreement and attached hereto as Exhibit B.

     "Surviving Corporation" shall have  the  meaning  ascribed  to  it  in
Section 2.2 hereof.

     "Taxes" shall mean any federal, state, local, foreign or other taxes (including, without limitation, income, corporation, alternative minimum, gross receipts, profits, capital stock, franchise, property, sales, use, lease, excise, premium, payroll, wage, employment or withholding taxes, estimated or other similar tax), fees, duties, assessments, withholdings or governmental charges of any kind whatsoever in the nature of or in lieu of any tax (including interest, penalties and additions to tax) and any liability in respect of any tax as a result of being a member of any affiliated, consolidated, combined, unitary or similar group.

     "Vessels"  shall  have  the  meaning  ascribed to it in  Section  4.10 hereof.

                             ARTICLE 2
          THE CLOSING; THE MERGER; EFFECTS OF THE MERGER

     Section 2.1 CLOSING. (a) The closing of the transactions contemplated herein (the "Closing") will take place, assuming satisfaction or waiver of each of the conditions set forth in Article 7 hereof, at the offices of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P., 201 St. Charles Avenue, New Orleans, Louisiana, at 10:00 A.M. (Central Time) on such date as may be mutually agreed upon between the parties following satisfaction of the latest to occur of the conditions set forth in Section 7.1, or if no date has been agreed to, on any date specified by one party to the others upon three days' notice following satisfaction of such conditions, provided, in each case, that the other conditions set forth in Article 7 shall have been satisfied or waived as provided in Article 7 at or prior to the Closing (the date of the Closing being referred to herein as the "Closing Date").

          (b) At the Closing, the parties shall (i) deliver the documents, certificates and opinions required to be delivered by Article 7 hereof,
(ii) provide written evidence, if applicable, of the satisfaction or waiver of each of the conditions to the other party's obligations set forth in
Article  7  hereof,  (iii)  cause  the  appropriate  officer of Cardinal to execute and deliver the certificate of merger in accordance with the provisions of the DGCL (the "Certificate of Merger"), and (iv) consummate the Merger by causing to be filed such properly executed Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the provisions of the DGCL. The Merger shall be effective as of the date and time the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such later time as may be specified in the Certificate of Merger (such date and time being hereinafter referred to respectively as the "Effective Date" and the "Effective Time").

     Section 2.2 THE MERGER. Subject to the terms and conditions of this Agreement, Sub shall be merged with and into Cardinal at the Effective Time. Following the Merger, the separate corporate existence of Sub shall cease and Cardinal shall be the surviving corporation in accordance with the provisions of the DGCL (the "Surviving Corporation").

     Section 2.3 EFFECTS OF THE MERGER; CERTIFICATE OF INCORPORATION; DIRECTORS AND OFFICERS.

          (a)  The Merger shall have the effects specified in the DGCL.

          (b) The certificate of incorporation of Cardinal, as in effect at the Effective Time, shall be amended in its entirety in the Certificate of Merger to conform to the certificate of incorporation of Sub in every respect except for the name of the corporation, which shall remain "Cardinal Holding Corp.," and as so amended shall be the certificate of incorporation of the Surviving Corporation thereafter unless and until amended in accordance with its terms and as provided by the DCGL.

          (c) The bylaws of Sub as in effect at the Effective Time shall be the bylaws of the Surviving Corporation thereafter unless and until amended in accordance with its terms, the terms of the certificate of incorporation of the Surviving Corporation and as provided by law.

          (d) The directors and officers of Sub at the Effective Time shall be the directors and officers of the Surviving Corporation thereafter, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected and qualified.

                            ARTICLE 3
            MERGER CONSIDERATION; CONVERSION OF SHARES

     Section 3.1 CONVERSION OF SHARES.

          (a) At the Effective Time, by virtue of the Merger and without any further action on the part of SESI, Sub, Cardinal or the Surviving Corporation, or any holder of any of the following securities:

               (i) each share of common stock of Sub issued and outstanding at the Effective Time shall be converted into one share of the common stock of the Surviving Corporation;

               (ii) each  of  the  Class  A Group Shares shall be converted into the right to receive a number of shares of SESI Common Stock equal to the Class A Group Exchange Ratio;

               (iii)all outstanding shares of Cardinal Class B Common Stock shall be converted into the right to receive an aggregate of 1 million shares of SESI Common Stock (subject to adjustment for any stock splits, combinations or recapitalizations relating to SESI Common Stock effected after the date hereof); and

               (iv) each issued share of Cardinal Common Stock that is held in treasury by Cardinal or held by any subsidiary of Cardinal shall be canceled and no stock of SESI or other consideration shall be delivered in exchange therefor.

          (b) Upon conversion of the shares of the Class A Group Shares and Cardinal Class B Common Stock into the right to receive the Merger Shares in the manner described in paragraph 3.1(a) above, each holder of shares of Class A Group Shares and Cardinal Class B Common Stock shall have the right to receive in exchange therefor a certificate representing such whole number of Merger Shares as is determined in accordance with the exchange ratio applicable to such shares.

          (c) In lieu of the issuance of fractional shares of Superior Common Stock, each holder of record of issued and outstanding shares of Class A Group Shares or Cardinal Class B Common Stock as of the Effective Time that would otherwise be entitled to a fractional share pursuant to the exchange ratio applicable to such shares shall be entitled to receive a cash payment (without interest) equal to the fraction of a share of Superior Common Stock to which such holder would be entitled but for this provision multiplied by the closing price of the Superior Common Stock on Nasdaq on the Effective Date.

     Section 3.2 EXCHANGE OF STOCK CERTIFICATES; RECORD DATE.

          (a) After the Closing Date, each holder of certificates representing shares of Class A Group Shares and Cardinal Class B Common Stock that were converted into Merger Shares pursuant to Section 3.1 hereof shall surrender such certificates for cancellation to SESI, together with a duly executed letter of transmittal in form and substance reasonably satisfactory to SESI. In exchange therefor, SESI shall issue and deliver to such holder of Class A Group Shares and Cardinal Class B Common Stock a certificate representing the whole number of Merger Shares that such holder has the right to receive pursuant to the provisions of Section 3.1(b) and a check for any cash payment in lieu of a fractional Merger Share pursuant to
Section 3.1(c); provided, however, that (i) the holders of the Management Common Shares or Management Preferred Shares shall not be required to deliver a transmittal letter or stock certificates representing such Management Common Shares or Management Preferred Shares, and (ii) SESI shall deliver to such escrow agent as a holder of Class A Group Shares may direct such portion of that Person's Merger Shares as the holder may direct. The certificates representing shares of Class A Group Shares and Cardinal Class B Common Stock so surrendered shall be canceled by SESI.

          (b) In the event any certificate representing shares of Class A Group Shares or Cardinal Class B Common Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed, SESI shall cause to be issued in exchange for such lost, stolen or destroyed certificate the number of Merger Shares issuable in exchange therefor pursuant to Section 3.1(b) and to make any cash payment in lieu of a fractional Merger Share pursuant to Section 3.1(c). The Board of Directors of SESI may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate to indemnify SESI against any claim that may be made against SESI with respect to the certificate alleged to have been lost, stolen or destroyed.

          (c) After the Closing Date, the Surviving Corporation shall deliver to SESI a stock certificate (issued in the name of SESI and dated as of the Effective Date) representing 1,000 shares of the common stock of the Surviving Corporation in exchange for SESI's shares of Sub that were converted into shares of the Surviving Corporation at the Effective Time in the manner described in Section 3.1(a)(i). The certificate representing the shares of Sub shall be canceled by SESI.

     Section 3.3 NO FURTHER RIGHTS IN CARDINAL COMMON STOCK. As of the Effective Time, all shares of Class A Group Shares and Cardinal Class B Common Stock outstanding prior to the Effective Time shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing shares of Class A Group Shares and Cardinal Class B Common Stock as of the Effective Time shall cease to have any rights with respect thereto, except the right to receive the number of Merger Shares into which such shares shall have been converted upon surrender of such certificate as provided in Section 3.2.

                             ARTICLE 4
                  REPRESENTATIONS AND WARRANTIES
                            OF CARDINAL

     Cardinal represents and warrants to SESI as follows with respect to the matters set forth below.

     Section 4.1 ORGANIZATION; QUALIFICATION. Each of Cardinal and Cardinal Services is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the requisite corporate power and authority to own its property and to carry on its business as it is now being conducted. No actions or proceedings to dissolve either Cardinal or Cardinal Services are pending. Section 4.1 of the Cardinal Disclosure Schedules sets forth the jurisdictions in which each of Cardinal and Cardinal Services is qualified to do business as a foreign corporation. Copies of the certificate or articles of incorporation and by-laws of each of Cardinal and Cardinal Services, with all amendments to the date hereof, have been furnished to SESI or its representatives, and such copies are accurate and complete as of the date hereof. Cardinal and Cardinal Services have made available to SESI accurate and complete copies of the minutes of all meetings of their respective boards of directors, any committees of such boards and stockholders (and all consents in lieu of such meetings). Such records, minutes and consents accurately reflect in all material respects all actions taken by their respective boards of directors, committees and stockholders as of the date hereof. Neither Cardinal nor Cardinal Services is in violation of any provision of its certificate or articles of incorporation or its by-laws other than such violations, that in the aggregate, would not have a Material Adverse Effect on Cardinal.

     Section 4.2   CAPITAL STOCK; SUBSIDIARIES.

          (a) As of the date of this Agreement, the authorized capital stock of Cardinal consists of 1,100,000 shares of Cardinal Common Stock, of which 18,473.907 shares are issued and outstanding, 17,473.907 shares of which are denominated as Class A, 1,000 shares of which are denominated as Class B, and none are held in its treasury, and 47,500 shares of Cardinal Preferred Stock, of which 23,123.616 shares are issued and outstanding and denominated as Class C Preferred Stock and none are held in its treasury. All issued and outstanding shares of Cardinal Common Stock and Cardinal Preferred Stock have been duly authorized and are validly issued, fully paid and non-assessable. All outstanding shares of Cardinal Common Stock and Cardinal Preferred Stock are held of record and beneficially by the Persons set forth in Section 3.1 of the Cardinal Disclosure Schedules, as it may be amended as of the Closing Date in accordance with Sections 6.4,
6.13 and 7.1(l) hereof.

          (b) The authorized capital stock of Cardinal Services consists of 300,000 shares of Cardinal Services common stock (consisting of 150,000 shares designated as voting common stock and 150,000 shares designated as non-voting common stock), of which 120,000 shares of voting common stock are issued and outstanding, no shares of non-voting common stock are issued and outstanding and none are held in its treasury. All issued and outstanding shares of Cardinal Services common stock have been duly authorized and are validly issued, fully paid and non-assessable, and are held of record and beneficially by Cardinal.

          (c) Except as set forth in Section 4.2 of the Cardinal Disclosure Schedules, there are no outstanding stock options or other rights to acquire any shares of the capital stock of Cardinal or Cardinal Services or any security convertible into Cardinal Common Stock, and except as contemplated by Sections 6.4, 6.13 or 7.1(l) hereof or as set forth in
Section 4.2 of the Cardinal Disclosure Schedules, neither Cardinal nor Cardinal Services has any obligation or other commitment to issue, sell or deliver any of the foregoing or any shares of its capital stock. All issued and outstanding shares of Cardinal Common Stock and Cardinal Services common stock have been issued in compliance with all legal requirements and without violation of any preemptive or similar rights.

          (d) Cardinal owns, directly or indirectly, no interest in any Person other than Cardinal Services. Cardinal Services has no interest in any other Person.

          (e) Cardinal (i) was formed solely to own the Cardinal Services common stock and engage in financing transactions relative to its acquisition of Cardinal Services common stock, (ii) has never conducted any business operations, (iii) has never had any employees, (iv) owns no assets (other than the Cardinal Services common stock) and (v) has no material liabilities that are not reflected in the Cardinal Financial Statements.

     Section 4.3 CORPORATE AUTHORIZATION; ENFORCEABILITY.

          (a) The execution, delivery and performance of this Agreement by Cardinal has been duly authorized by the board of directors of Cardinal. Upon an affirmative vote or consent of the holders of a (i) majority of the outstanding Cardinal Common Stock, (ii) a majority of the outstanding shares of Cardinal Common Stock designated as Class B voting as a separate class and (iii) 80% of any outstanding shares of Cardinal Preferred Stock voting as a separate class, approving this Agreement and the transactions contemplated hereunder, and the conversion of the Cardinal Preferred Stock into shares of Cardinal Common Stock as contemplated hereunder (or approval by the holders of any outstanding shares of Cardinal Preferred Stock as provided in subsection (a)(iii) above), no further vote or consent of stockholders or directors of Cardinal and no further corporate acts or other corporate proceedings are required of Cardinal for the due and valid authorization, execution, delivery and performance of this Agreement or the consummation of the Merger.

          (b) This Agreement is the legal, valid and binding obligation of Cardinal enforceable against it in accordance with its terms, except that enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and equitable principles which may limit the availability of certain equitable remedies in certain instances.

     Section 4.4 NO CONFLICT. Except as set forth in Section 4.4 of the Cardinal Disclosure Schedules, neither the execution, delivery or performance of this Agreement by Cardinal nor the consummation of the transactions contemplated hereby will (a) if the requisite Cardinal stockholder approval is obtained, conflict with or result in any breach of the provisions of the certificate or articles of incorporation or by-laws of Cardinal or Cardinal Services, (b) result in the violation or breach of, or constitute (with or without due notice or the lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, or any material license, contract, agreement or other instrument or obligation to which either of Cardinal or Cardinal Services is a party or by which either of them or their respective properties or assets may be bound, except for such violations, breaches or defaults that would not, individually or in the aggregate, have a Material Adverse Effect on Cardinal, or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Cardinal or Cardinal Services or any of their respective properties or assets, except for such violations, that in the aggregate, would not have a Material Adverse Effect on Cardinal.

     Section 4.5 CONSENTS. No consent, approval, order or authorization of, or declaration, filing or registration with, any
Governmental Entity or other Person is required to be obtained or made by Cardinal or Cardinal Services in connection with the execution, delivery or performance by Cardinal or Cardinal Services of this Agreement or the consummation by either Cardinal or Cardinal Services of the transactions contemplated hereby except for (a) those required by the HSR Act, (b) as set forth in Section 4.5 of the Cardinal Disclosure Schedules, (c) the requisite Cardinal Stockholder approval and action set forth in Section 4.3(a) hereof and (d) such other consents, approvals, orders, authorizations, declarations, filings, or registrations, the failure of which to obtain or make would not have, in the aggregate, a Material Adverse Effect on Cardinal.

     Section 4.6   CARDINAL FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES.

          (a) The Cardinal Annual Financial Statements have been audited by Ernst & Young, LLP, independent accountants, in accordance with generally accepted auditing standards, have been prepared in accordance with GAAP applied on a basis consistent with prior periods, and present fairly the financial position of Cardinal and its Subsidiaries at such dates and the results of operations and cash flows for the periods then ended.

          (b) The Cardinal Interim Financial Statements have been prepared in accordance with GAAP on a basis consistent with the prior periods and reflect all adjustments, consisting only of normal, recurring adjustments, that are necessary for a fair statement of the results for the interim period presented therein. To the Knowledge of Cardinal, except as disclosed in Section 4.6 of the Cardinal Disclosure Schedules, none of Cardinal, Cardinal Services, nor any of their respective assets, is subject to any liability, commitment, debt or obligation that would be required to be disclosed in financial statements prepared in accordance with GAAP, except (i) as and to the extent reflected on the Cardinal Interim Financial Statements, or (ii) as may have been incurred or may have arisen since the date of the Cardinal Interim Financial Statements in the ordinary course of business and that are permitted by this Agreement, or, in the aggregate, would not have a Material Adverse Effect on Cardinal.

     Section 4.7 ACCOUNTS RECEIVABLE. All of the accounts receivable reflected on the Cardinal Interim Financial Statements or created thereafter (a) have arisen only from bona fide transactions in the ordinary course of business, (b) represent valid obligations owing to Cardinal Services, (c) except as may be reserved against in the Cardinal Interim Financial Statements, are subject to no material valid counterclaims or setoffs, and (d) have been accrued in accordance with GAAP. Section 4.7 of the Cardinal Disclosure Schedules sets forth a summary listing of all accounts receivable of Cardinal Services as of the date specified therein and reflects receivables aged less than 90 days from the date of invoice as a group and sets forth all receivables aged more than 90 days individually by customer, invoice and amount. No representation or warranty is made that any account receivable will be collected when due or thereafter.

     Section 4.8 ABSENCE OF CERTAIN CHANGES.

          (a) Since February 28, 1999, Cardinal Services has operated in the ordinary course of business consistent with past practice and there has been no event or condition of any character that has had, or can reasonably be expected to have, a Material Adverse Effect on Cardinal.

          (b) Except as set forth in Section 4.8 of the Cardinal Disclosure Schedules, since February 28, 1999, Cardinal Services has not taken any actions of a type referred to in Section 6.10 that would have required the consent of SESI if such action were to have been taken during the period between the date hereof and the Closing Date.

     Section 4.9 MATERIAL CONTRACTS.

          (a) Section 4.9 of the Cardinal Disclosure Schedules contains a list and brief description (including the names of the parties and the date and nature of the agreement) of each Material Contract to which either Cardinal or Cardinal Services is a party, or to which any of their respective properties is subject. SESI has been provided a complete and accurate copy of each Material Contract listed on Section 4.9 of the Cardinal Disclosure Schedules. Except as set forth in Section 4.9 of the Cardinal Disclosure Schedules, each such Material Contract is a legal, valid, binding and enforceable obligation of Cardinal or Cardinal Services, as the case may be, except to the extent that enforcement may be limited by
(i) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) general equitable principles.

          (b) Except as set forth in Section 4.9 of the Cardinal Disclosure Schedules, neither Cardinal nor Cardinal Services is in material breach of or default (and, to the Knowledge of Cardinal, no event has occurred which, with due notice or lapse of time or both, would constitute such a breach or default) under any Material Contract except where any such breaches or defaults, in the aggregate, would not have a Material Adverse Effect on Cardinal, and no party to any Material Contract has given Cardinal or Cardinal Services written notice of or made a claim in writing with respect to any breach or default under any such Material Contract.

     Section 4.10 VESSELS. Section 4.10 of the Cardinal Disclosure Schedules sets forth a list of all vessels owned, leased, chartered or managed by Cardinal Services on the date hereof (such vessels being referred to herein as the "Vessels"). Cardinal Services has good and marketable title to each Vessel free and clear of all Liens, except for (a) Liens set forth in Section 4.10 of the Cardinal Disclosure Schedules (b) Liens that collateralize indebtedness that is reflected in the Cardinal Interim Financial Statements, and (c) Permitted Liens. All of the Vessels are U.S. flagged vessels and are qualified to engage in the coastwise trade. At all relevant times each of Cardinal Services and Cardinal has been "a citizen of the United States" within the meaning of Section 2 of the Shipping Act of 1916, as amended, and is qualified to own and operate vessels in the coastwise trade. The Vessels are duly documented in the name of Cardinal Services with the U.S. Coast Guard (to the extent required) and each of the Vessels has current certificates of inspection and documentation issued by the U.S. Coast Guard and all other certificates and documentation required by any Governmental Entity to operate offshore in the U.S. Gulf of Mexico, in each case free of reportable exceptions or notations of record and each of the Vessels is currently operating within the U.S. Gulf of Mexico. Except as provided in Section 4.10 of the Cardinal Disclosure Schedules or where the failure to be in such condition would not have a Material Adverse Effect on Cardinal, the Vessels taken as a whole are in a good state of repair and operating condition, ordinary wear and tear excepted, which is adequate to enable such Vessels to perform the functions for Cardinal Services for which they have been historically used and operated in the ordinary course of business.

     Section 4.11 REAL PROPERTY.

          (a) Section 4.11 of the Cardinal Disclosure Schedules sets forth a true and complete list of all real property owned in fee simple title by Cardinal Services (collectively, the "Cardinal Owned Properties"). Except as set forth in Section 4.11 of the Cardinal Disclosure Schedules, Cardinal Services has good and marketable title to all Cardinal Owned Properties. Except as disclosed in Section 4.11 of the Cardinal Disclosure Schedules, none of the Cardinal Owned Properties is subject to any Liens, except for
(i) Liens that collateralize indebtedness that is reflected in the Cardinal Interim Financial Statements and (ii) Permitted Liens.

          (b) Except as set forth in Section 4.11 of the Cardinal Disclosure Schedules, all improvements on the Cardinal Owned Properties and the operations therein conducted conform in all material respects to all applicable health, fire, safety, zoning and building laws, ordinances and administrative regulations, except for possible nonconforming uses or violations which do not materially interfere with the present use, operation or maintenance thereof or access thereto by Cardinal Services, and, individually or in the aggregate, would not otherwise have a Material Adverse Effect on Cardinal. The operating condition and state of repair of all buildings, structures, improvements and fixtures on the Cardinal Owned Properties are sufficient to permit the use and operation of all such buildings, structures, improvements and fixtures as now used or operated by Cardinal Services except where the failure to be in such condition would not have a Material Adverse Effect on Cardinal.

     Section 4.12 REAL PROPERTY LEASES.

          (a) Section 4.12 of the Cardinal Disclosure Schedules sets forth a list of all Leases with respect to all real properties in which Cardinal Services has a leasehold, subleasehold, or other occupancy interest (the "Cardinal Leased Properties"). Complete and accurate copies of all such Leases and all amendments thereto have been provided to SESI. All of the Leases for the Cardinal Leased Properties are valid and effective against Cardinal Services in accordance with their respective terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and
(ii) general equitable principles.

          (b) Cardinal Services has not received written notice that it is in material breach of or default (and, to the Knowledge of Cardinal, no event has occurred, that, with due notice or lapse of time or both, would constitute such a breach or default) under any Lease.

          (c) Except as set forth in Section 4.12 of the Cardinal Disclosure Schedules, no Cardinal Leased Property is subject to any material sublease, license or other agreement granting to any Person any right to the use, occupancy or enjoyment of Cardinal Leased Property or any portion thereof through Cardinal Services.

     Section 4.13 PERSONAL PROPERTY.

          (a)  Except  as  set  forth  in  Section  4.13  of  the  Cardinal
Disclosure Schedules, Cardinal Services has good title to all Personal Property (other than the Vessels) owned by Cardinal Services, free and clear of all Liens other than (i) Liens that collateralize indebtedness that is reflected in the Cardinal Interim Financial Statements and (ii) Permitted Liens.

          (b) Except as set forth in Section 4.13 of the Cardinal Disclosure Schedules, Cardinal Services holds valid leaseholds in all of the Personal Property leased by it, which leases are enforceable against Cardinal Services in accordance with their respective terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally, and (ii) general equitable principles.

          (c) Except as set forth in Section 4.13 of the Cardinal Disclosure Schedules, Cardinal Services is not in breach of or default (and, to the Knowledge of Cardinal, no event has occurred that, with due notice or lapse of time or both, would constitute such a lapse or default) under any lease of any item of Personal Property leased by it, except for any such breach or default that would not, individually or in the aggregate, have a Material Adverse Effect on Cardinal.

          (d) Except as set forth in Section 4.13 of the Cardinal Disclosure Schedules, the Personal Property (other than the Vessels) now owned, leased or used by Cardinal Services is sufficient and adequate to carry on its business as presently conducted and the operating condition and the state of repair thereof is sufficient to permit Cardinal Services to carry on its business as presently conducted except where the failure to be in such condition would not have a Material Adverse Effect on Cardinal.

     Section 4.14 COMPLIANCE WITH LAWS. Except as set forth in Sections 4.14, 4.17, 4.22 or 4.23 of the Cardinal Disclosure Schedules, neither Cardinal nor Cardinal Services is in violation of any Applicable Law, nor is it in default with respect to any order, writ, judgment, award, injunction or other decree of any Governmental Entity applicable to it or any of its respective assets, properties or operations except such violations or defaults that, in the aggregate, would not have a Material Adverse Effect on Cardinal.

     Section 4.15      PERMITS.   Except  as  set forth in Sections 4.15 or
4.17 of the Cardinal Disclosure Schedules, Cardinal Services has all permits, licenses and governmental authorizations that are required for the lease, ownership, occupancy or operation of its properties and assets and the carrying on of its business except where the failure to have any such permits, licenses or authorizations would not, in the aggregate, have a Material Adverse Effect on Cardinal.

     Section 4.16 LITIGATION.

          (a) Except as set forth in Section 4.16 of the Cardinal Disclosure Schedules, there are no Proceedings pending or, to the Knowledge of Cardinal, threatened, against either Cardinal or Cardinal Services (i) for which an indemnification claim has been asserted, (ii) that could reasonably be expected to have a Material Adverse Effect on Cardinal or
(iii) that seeks to prohibit or restrict consummation of the transactions contemplated by this Agreement.

          (b) Except as set forth in Section 4.16 of the Cardinal Disclosure Schedules, neither Cardinal, Cardinal Services nor any of their respective assets or properties is subject to any material order, writ, judgment, award, injunction or decree of any Governmental Entity.

     Section 4.17 ENVIRONMENTAL COMPLIANCE.

          (a) Except as set forth in Section 4.17 of the Cardinal Disclosure Schedules, to the Knowledge of Cardinal, Cardinal Services possesses all licenses, permits and other approvals and authorizations that are required under, and at all times for the past two years has been in compliance with, all Environmental Laws, including all Environmental Laws governing the generation, use, collection, treatment, storage, transportation, recover, removal, discharge or disposal of hazardous substances or wastes, and all Environmental Laws imposing record-keeping, maintenance, testing, inspection, notification and reporting requirements with respect to hazardous substances or wastes except where noncompliance would not, individually or in the aggregate, have a Material Adverse Effect on Cardinal, and, to the Knowledge of Cardinal, except as set forth in
Section 4.17 of the Cardinal Disclosure Schedules, there is no condition that would materially interfere with such compliance in the future. For purposes of this Agreement, "hazardous substances" and "hazardous wastes" are materials defined as "hazardous substances," "hazardous wastes," or "hazardous constituents" in (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601-9675, as amended by the Superfund Amendments and Reauthorization Act of 1986, and any amendments thereto and regulations thereunder; (ii) the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901-6992, as amended by the Hazardous and Solid Waste Amendments of 1984, and any amendments thereto and regulations thereunder; (iii) the Oil Pollution Act of 1990, 33 U.S.C. Sections 2701-2761, and any amendments thereto and regulations thereunder; and (iv) any other applicable Environmental Law.

          (b) Except as set forth in Section 4.17 of the Cardinal Disclosure Schedules, for the past two years neither Cardinal nor Cardinal Services has been subject to any Proceeding pursuant to, or has received any notice of any violation of, or claim alleging liability under, any Environmental Laws. To the Knowledge of Cardinal, no facts or circumstances exist that would reasonably be likely to result in a claim, citation or allegation against either Cardinal or Cardinal Services for a violation of, or alleging liability under any Environmental Laws, except such violations or liabilities that would not, individually or in the aggregate, have a Material Adverse Effect on Cardinal.

          (c) Except as set forth in Section 4.17 of the Cardinal Disclosure Schedules, to the Knowledge of Cardinal, there are no underground tanks of any type (including tanks storing gasoline, diesel fuel, oil or other petroleum products) or disposal sites for hazardous substances, hazardous wastes or any other regulated waste, located on or under the Cardinal Owned Properties or Cardinal Leased Properties.

          (d) Except as set forth in Section 4.17 of the Cardinal Disclosure Schedules, to the Knowledge of Cardinal, except in the ordinary course of business, and in all cases in material compliance with all Environmental Laws, Cardinal Services has not engaged any third party to handle, transport or dispose of hazardous substances or wastes (including for this purpose, gasoline, diesel fuel, oil or other petroleum products, or bilge waste) on its behalf.

     Section 4.18 ERISA AND RELATED MATTERS.

          (a) Section 4.18 of the Cardinal Disclosure Schedules provides a list of each of the following which Cardinal or Cardinal Services or any corporation, trade, business or entity under common control with Cardinal or a Cardinal Services within the meaning of section 414(b), (c), (m) or
(o) of the Code sponsors, maintains or contributes to, or has contingent liability with respect thereto for the benefit of its current or former employees, officers or directors as of the Closing Date:

               (i)  each Employee Plan; and

               (ii) each personnel policy, stock option plan, collective bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, consulting agreement, employment agreement and each other employee benefit plan, agreement, arrangement, program, practice or understanding that is not described in Section 4.18(a)(i) ("Cardinal Benefit Program or Agreement").

          True and complete copies of each of the Employee Plans, Cardinal Benefit Programs or Agreements, current summary plan descriptions, related trusts, if applicable, and all amendments thereto, have been or on request will be furnished to SESI. Further, a copy of the most recent annual report, if applicable, for each Employee Plan, Cardinal Benefit Program or Agreement and all material communications received from or sent to the Internal Revenue Service or the Department of Labor in the last two years regarding any Employee Plan, Cardinal Benefit Program or Agreement will be provided to SESI upon request.

          (b) Benefits under any Employee Plan or Cardinal Benefit Program or Agreement are as represented in said documents and have not been increased or modified (whether written or not written) subsequent to the dates of such documents. Neither Cardinal nor Cardinal Services has communicated to any employee or former employee any intention or commitment to modify any Employee Plan or Cardinal Benefit Program or Agreement or to establish or implement any other employee or retiree benefit or compensation arrangement.

          (c) Neither Cardinal or Cardinal Services, nor any trade or business under common control with Cardinal or Cardinal Services within the meaning of Section 414(b) or (c) of the Code prior to the Closing Date maintains or has ever maintained or become obligated to contribute to any employee benefit plan (i) that is subject to Title IV of ERISA, (ii) to which Section 412 of the Code applies, (iii) that is a Multiemployer Plan, or (iv) in connection with any trust described in Section 501(c)(9) of the Code. Neither Cardinal nor Cardinal Services has within the last five years engaged in, or is a successor corporation to an entity that has engaged in, a transaction described in Section 4069 of ERISA.

          (d) Except as otherwise set forth in Section 4.18 of the Cardinal Disclosure Schedules:

               (i) each Employee Plan and each Cardinal Benefit Program or Agreement has been administered, maintained and operated in all material respects in accordance with the terms thereof and in compliance with its governing documents and Applicable Law (including where applicable, ERISA and the Code);

               (ii) each of the Employee Plans intended to be qualified under section 401 of the Code (A) satisfies in form the requirements of such section except to the extent amendments are not required by law to be made until a date after the Closing Date, (B) has received a favorable determination letter from the Internal Revenue Service regarding such qualified status, (C) has not, since receipt of the most recent favorable determination letter, been amended, and (D) has not been operated in a way that would adversely affect its qualified status;

               (iii) no act, omission or transaction has occurred which would result in the imposition on Cardinal or Cardinal Services of a breach of fiduciary duty liability or damages under Section 409 of ERISA, a civil penalty assessed pursuant to Subsections (c), (i) or (l) of Section 502 of ERISA or a Tax imposed pursuant to Chapter 43 of Subtitle D of the Code;

               (iv) neither Cardinal or Cardinal Services, nor any of their directors, officers or employees has engaged in any transaction with respect to an Employee Plan that could subject Cardinal or Cardinal Services to a Tax, penalty or liability for a prohibited transaction, as defined in Section 406 of ERISA or Section 4975 of the Code. None of the assets of any Employee Plan are invested in employer securities or employer real property.

               (v) full payment has been made of all amounts which Cardinal Services is or has been required to have paid as contributions to or benefits due under any Employee Plan or Cardinal Benefit Program or Agreement under Applicable Law or under the terms of any such plan or any arrangement; and

               (vi) there is no Proceeding or other dispute pending or, to the Knowledge of Cardinal, threatened that involves any Employee Plan or Cardinal Benefit Program or Agreement that could reasonably be expected to result in a material liability to Cardinal or Cardinal Services.

          (e) Except as set forth in Section 4.18 of the Cardinal Disclosure Schedules, in connection with the consummation of the transactions contemplated in this Agreement, no employee or former employee of Cardinal or Cardinal Services will become entitled to any bonus, retirement, severance, job security or similar benefit or enhanced benefit (including acceleration of an award, vesting or exercise of an incentive award) or any fee or payment of any kind solely as a result of any of the transactions contemplated hereby, and no such disclosed payment constitutes a parachute payment described in Section 280G of the Code.

          (f) All group health plans of Cardinal or Cardinal Services have at all times fully complied in all material respects with all applicable notification and continuation coverage requirements of Section 4980B(f) of the Code and Section 601 of ERISA. Neither Cardinal nor Cardinal Services has any current or projected liability in respect of post-retirement or post-employment welfare benefits for retired, current or former employees, or for any stockholder or director who is not an employee, former employee or beneficiary thereof, except to the extent otherwise required by the continuation requirements of Section 4980B(f) of the Code and Section 601 of ERISA.

          (g) All group health plans (within the meaning of Section 5000(b)(1) of the Code) of Cardinal or Cardinal Services have at all times fully complied in all material respects with, and have been maintained and operated in all material respects in accordance with (i) the health care requirements relating to portability, access, and renewability of Sections 9801 through 9803 of the Code and Part 7 of Title I, Subtitle B of ERISA,
(ii) the health care requirements relating to the benefits for mothers and newborns under Section 9811 of the Code and Section 711 of ERISA, and (iii) the health care requirements relating to the parity provisions applicable to mental health benefits under Section 9812 of the Code and Section 712 of ERISA.

          (h) Except as set forth in Section 4.18 of the Cardinal Disclosure Schedules, no employee or former employee, officer or director of Cardinal or Cardinal Services is or will become entitled to receive any award under Cardinal's discretionary or other bonus plans except for amounts reflected on the Cardinal Financial Statements.

     Section 4.19 TAXES.

          (a) Except as set forth in Section 4.19 of the Cardinal Disclosure Schedules, all Returns required to be filed by or on behalf of Cardinal and Cardinal Services have been duly filed and such Returns (including all attached statements and schedules) are true, complete and correct in all material respects. All Taxes due have been paid in full on a timely basis, and no other Taxes are payable by Cardinal or Cardinal Services with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns) or with respect to any period prior to the Closing Date.

          (b) Except as set forth in Section 4.19 of the Cardinal Disclosure Schedules, each of Cardinal and Cardinal Services has withheld and paid over all Taxes required to have been withheld and paid over (including any estimated taxes and Taxes pursuant to Section 1441 or 1442 of the Code or similar provisions under any foreign laws), and has complied in all material respects with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party.

          (c) Except as set forth in Section 4.19 of the Cardinal Disclosure Schedules, there are no Liens on any of the assets of Cardinal or Cardinal Services with respect to Taxes, other than Permitted Liens.

          (d) Each of Cardinal and Cardinal Services has furnished or made available to SESI true and complete copies of: (i) all federal and state income and franchise tax returns of Cardinal and Cardinal Services for all periods beginning on or after January 1, 1996, and (ii) all tax audit reports, work papers, statements of deficiencies, closing or other agreements received by Cardinal or Cardinal Services or on their behalf relating to Taxes for all periods beginning on or after January 1, 1996.

          (e)  Except  as  disclosed  in   Section  4.19  of  the  Cardinal
Disclosure Schedules:

               (i) The Returns of Cardinal and Cardinal Services have never been audited by a Governmental Entity, nor is any such audit in process, pending or, to the Knowledge of Cardinal, threatened (formally or informally) except with respect to Returns where audits have been concluded or for periods for which the applicable statutes of limitations have not run.

               (ii) No deficiencies exist or have been asserted (either in writing or verbally, formally or informally) or, to the Knowledge of Cardinal, are expected to be asserted with respect to Taxes of Cardinal or Cardinal Services, and no notice (either formal or informal) has been received by Cardinal or Cardinal Services that it has not filed a Return or paid Taxes required to be filed or paid by it.

               (iii) Neither Cardinal nor Cardinal Services is a party to any pending Proceeding for assessment or collection of Taxes, nor has such Proceeding been asserted or, to the Knowledge of Cardinal, threatened (either formally or informally), against it or any of its assets.

               (iv) Except as reflected in the Returns, no waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of Cardinal or Cardinal Services.

               (v)  There  are  no  requests   for  rulings,  subpoenas  or
requests  for  information  pending with respect to  Cardinal  or  Cardinal
Services.

               (vi) No power of attorney has been granted by Cardinal or Cardinal Services with respect to any matter relating to Taxes.

               (vii) The amount of liability for unpaid Taxes of Cardinal or Cardinal Services for all periods ending on or before the Closing Date will not, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred taxes), as such accruals are reflected on the consolidated balance sheet of Cardinal as of the Closing Date.

          (f)  Except  as   disclosed  in  Section  4.19  of  the  Cardinal
Disclosure Schedules:

               (i) Neither Cardinal nor Cardinal Services has issued or assumed any indebtedness that is subject to section 279(b) of the Code.

               (ii) Neither Cardinal nor Cardinal Services has entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a nondeductible expense pursuant to Section 280G or 162(m) of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code.

               (iii) No election has been made under Section 338 of the Code with respect to either Cardinal or Cardinal Services and no action has been taken that would result in any income tax liability to either Cardinal or Cardinal Services as a result of deemed election within the meaning of
Section 338 of the Code.

               (iv) No consent under Section 341(f) of the Code has been filed with respect to either Cardinal or Cardinal Services.

               (v) Neither Cardinal nor Cardinal Services has agreed, nor is it required, to make any adjustment under Code Section 481(a) by reason of a change in accounting method or otherwise.

               (vi) Neither Cardinal nor Cardinal Services has disposed of any property that has been accounted for under the installment method.

               (vii) Neither Cardinal nor Cardinal Services has made any of the foregoing elections and is not required to apply any of the foregoing rules under any comparable state or local income tax provisions.

               (viii) Neither Cardinal nor Cardinal Services is a party to any tax sharing or allocation agreement nor does either Cardinal or Cardinal Services owe any amount under any tax sharing or allocation agreement.

               (ix) Neither Cardinal nor Cardinal Services has ever been (or has any liability for unpaid Taxes because it once was) a member of an affiliated group within the meaning of Section 1502 of the Code during any part of any consolidated return year during any part of which year any corporation other than Cardinal and Cardinal Services was also a member of such affiliated group.

          (g) Cardinal is not an investment company. For purposes of this representation, the term "investment company" means a regulated investment company, a real estate investment trust, or a corporation 50% or more of the value of whose total assets are stock and securities and 80% or more of the value of whose total assets are assets held for investment. In making the 50% and the 80% determinations under the preceding sentence, stock and securities in any subsidiary corporation will be disregarded and the parent corporation will be deemed to own its ratable share of the subsidiary's assets.

          (h) Cardinal is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     Section 4.20 CUSTOMERS AND SUPPLIERS. Section 4.20 of the Cardinal Disclosure Schedules sets forth a complete and correct list of all customers whose purchases exceeded 5% of the aggregate net sales of Cardinal Services for the fiscal year ended December 31, 1998.

     Section 4.21 INSURANCE.

          (a) Section 4.21 of the Cardinal Disclosure Schedules sets forth a true and complete list of all policies of hull and machinery insurance, increased value, protection and indemnity, title insurance, liability and casualty insurance, property insurance, auto insurance, business interruption insurance, tenant's insurance, workers' compensation, life insurance, disability insurance, excess or umbrella insurance, directors' and officers' liability insurance and any other type of insurance insuring the properties, assets, employees or operations of Cardinal Services (collectively the "Cardinal Policies"). Cardinal has made available to SESI a true, complete and accurate copy of all Cardinal Policies.

          (b) All Cardinal Policies are in full force and effect except where failures to have any Cardinal Policies in full force and effect would not, in the aggregate, have a Material Adverse Effect on Cardinal.

          (c) There is no claim by Cardinal or any other Person pending under any of the Cardinal Policies as to which, to the Knowledge of Cardinal, coverage has been denied or disputed by the underwriters or issuers of such Cardinal Policies. Neither Cardinal Services nor Cardinal has received any notice of default, and Cardinal Services is not in default, under any provision of the Cardinal Policies where any such defaults, in the aggregate, would have a Material Adverse Effect on Cardinal.

          (d) Cardinal has not since January 1, 1999 received any written notice from or on behalf of any insurance carrier or other issuer issuing such Cardinal Policies that insurance rates or other annual premiums or fees in effect as of the date hereof will hereafter be materially increased, that there will be a non-renewal, cancellation or increase in a deductible (or a material increase in premiums in order to maintain an existing deductible) of any of the Cardinal Policies in effect as of the date hereof, or that material alteration of any equipment or any improvements to any Vessel, the Cardinal Owned Properties or the Cardinal Leased Properties, purchase of additional material equipment, or material modification of any of the methods of doing business of Cardinal Services will be required after the date hereof.

     Section 4.22     SAFETY AND HEALTH.   Except  as  set forth in Section
4.22 of the Cardinal Disclosure Schedules, to the Knowledge of Cardinal, the property and assets of Cardinal Services have been and are being operated in compliance in all respects with all Applicable Laws designed to protect safety or health, or both, including without limitation, the Occupational Safety and Health Act, and the regulations promulgated pursuant thereto, except for any violations or deficiency that would not have a Material Adverse Effect on Cardinal. Neither Cardinal nor Cardinal Services has received any written notice of any violations, deficiency, investigation or inquiry from any Governmental Entity, employer or third party under any such law and, to the Knowledge of Cardinal, no such investigation or inquiry is planned or threatened, which, if adversely determined would, individually or in the aggregate, have a Material Adverse Effect on Cardinal.

     Section 4.23 LABOR MATTERS.

          (a) Set forth in Section 4.23 of the Cardinal Disclosure Schedules is a list of all: (i) outstanding employment, consulting or management agreements or contracts with officers, directors or employees of Cardinal Services (other than those that are terminable on no more than 30 days notice) that provide for the payment of any bonus or commission; (ii) agreements, policies or practices that require Cardinal Services to pay termination or severance pay to salaried, non-exempt or hourly employees in excess of 30 days' salary and benefits to any employee upon termination of such employee's employment (other than as required by law); and (iii) collective bargaining agreements or other labor union contracts applicable to persons employed by Cardinal Services. Cardinal Services has made available to SESI complete and correct copies of all such employment and labor agreements. Except as set forth in Section 4.23 of the Cardinal Disclosure Schedules, to the Knowledge of Cardinal, Cardinal Services has not breached or otherwise failed to comply in any material respect with any provisions of any employment or labor agreement, and there are no grievances outstanding thereunder.

          (b) Except as set forth in Section 4.23 of the Cardinal Disclosure Schedules: (i) Cardinal Services is in compliance in all material respects with all Applicable Laws relating to employment and employment practices, wages, hours, and terms and conditions of employment;
(ii) there is no unfair labor practice charge or complaint against Cardinal Services pending before any Governmental Entity; (iii) there is no labor strike, material slowdown or material work stoppage or lockout actually pending or, to the Knowledge of Cardinal, threatened, against or affecting Cardinal Services; (iv) there is no representation claim or petition pending before any Governmental Entity; (v) there are no charges with respect to or relating to Cardinal Services pending before any Governmental Entity responsible for the prevention of unlawful employment practices; and
(vi) Cardinal Services has not had formal notice from any Governmental Entity responsible for the enforcement of labor or employment laws of an intention to conduct an investigation of Cardinal Services and, to the Knowledge of Cardinal, no such investigation is in progress.

     Section 4.24 TRANSACTIONS WITH CERTAIN PERSONS. Except as set forth in Sections 4.23 or 4.24 of the Cardinal Disclosure Schedules, no director, officer or employee of either Cardinal, Cardinal Services or any of their respective Affiliates is presently a party to any transaction with Cardinal Services, including any contract, agreement or other arrangement providing for the furnishing of services by or the rental of real or personal property from any such Person or from any of its Affiliates.

     Section 4.25      PROPRIETY  OF PAST PAYMENTS.  Except as set forth in
Section 4.25 of the Cardinal Disclosure Schedules, neither Cardinal nor Cardinal Services nor any director, officer, employee or agent of Cardinal or Cardinal Services has (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments or expenses relating to political activity or (b) made any bribe, rebate, payoff, influence payment, kick-back or other unlawful payment that is in violation of Applicable Law.

     Section 4.26 INTELLECTUAL PROPERTY. Cardinal Services either owns or has valid licenses to use all patents, copyrights, trademarks, software, databases, and other technical information used in its business as presently conducted, subject to limitations contained in the agreements governing the use of same, which limitations are customary for companies engaged in businesses similar to Cardinal Services. Cardinal Services is in compliance with all such licenses and agreements except where any noncompliance would not, in the aggregate, have a Material Adverse Effect on Cardinal, and there are no pending or, to the Knowledge of Cardinal, threatened Proceedings challenging or questioning the validity or effectiveness of any license or agreement relating to such property or the right of Cardinal Services to use, copy, modify or distribute the same.

     Section 4.27 DIRECTOR AND OFFICER INDEMNIFICATION. The directors, officers and employees of Cardinal and Cardinal Services are not entitled to indemnification by either Cardinal or Cardinal Services, except to the extent that indemnification rights are provided for generally by Applicable Law or such corporation's charter, by-laws or directors' and officers' liability insurance policies described in Section 4.21 of the Cardinal Disclosure Schedules or in employment agreements described in Section 4.23 of the Cardinal Disclosure Schedules, and there are no pending claims for indemnification by any such director, officer or employee.

     Section 4.28 BROKERS' AND FINDERS' FEE. Except for Simmons & Company International, no agent, broker, person or firm acting on behalf of Cardinal or Cardinal Services or the Funds is or will be entitled to any commission or brokers' or finders' fees payable by Cardinal or Cardinal Services in connection with any of the transactions contemplated herein.

     Section 4.29 NO OTHER REPRESENTATIONS OR WARRANTIES. There are no representations or warranties, express or implied, made by or on behalf of Cardinal, with respect to the assets of Cardinal and Cardinal Services, except for the representations and warranties contained in this Agreement, including, except as otherwise specifically provided for in this Agreement, any representation or warranty with respect to the present condition of Cardinal's and Cardinal Services' assets or the present or future suitability thereof for any intended use by SESI. Cardinal and the Funds make no representation or warranty except as expressly contained in this Agreement (including the Cardinal Disclosure Schedules).

                             ARTICLE 5
              REPRESENTATIONS AND WARRANTIES OF SESI

     SESI represents and warrants to Cardinal and the Funds as follows (each of the representations and warranties made with respect to SESI, unless stated to the contrary, includes all of SESI's Subsidiaries).

     Section 5.1 ORGANIZATION; QUALIFICATION. Each of SESI and Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own its property and to carry on its business as it is now being conducted. No actions or proceedings to dissolve SESI are pending. Copies of the certificates of incorporation and by-laws of each of SESI and Sub with all amendments to the date hereof, have been furnished to Cardinal or its representatives, and such copies are accurate and complete as of the date hereof. SESI has made available to Cardinal access to the minutes of all meetings of its board of directors, any committees of such board and stockholders (and all consents in lieu of such meetings). Such records, minutes and consents accurately reflect in all material respects all actions taken by the board of directors, committees and stockholders as of the date hereof. Neither SESI nor Sub is in violation of any provision of its certificate of incorporation or bylaws except for any such violations that, in the aggregate, would not have a Material Adverse Effect on SESI.

     Section 5.2  CAPITAL STOCK; SUBSIDIARIES.

          (a) (i) As of the date of this Agreement, the authorized capital stock of SESI consists of 40,000,000 shares of SESI Common Stock, of which 28,792,523 shares of SESI Common Stock are issued and outstanding and 474,500 shares are held in its treasury, and 5,000,000 shares of preferred stock, $.01 par value per share, none of which are issued and outstanding and none are held in its treasury. All issued and outstanding shares of SESI Common Stock have been duly authorized and are validly issued, fully paid and non-assessable.

               (ii) Except as set forth in Section 5.2 of the SESI Disclosure Schedules, there are no outstanding options or other rights to acquire any shares of SESI Common Stock or any security convertible into SESI Common Stock and SESI has no obligation or other commitment to issue, sell or deliver any of the foregoing or any shares of SESI Common Stock. Except as set forth in Section 5.2 of the SESI Disclosure Schedules, no Person has any registration rights with respect to any of SESI's capital stock.

               (iii) All issued and outstanding shares of common stock of SESI's Subsidiaries have been duly authorized and are validly issued, fully paid and non-assessable. All outstanding capital stock of SESI's Subsidiaries are held of record and beneficially by SESI.

               (iv) All shares of SESI Common Stock to be issued pursuant to this Agreement will be, when issued in exchange for shares of Cardinal Common Stock upon consummation of the Merger, duly authorized, validly issued, fully paid and non-assessable.

          (b) (i) The authorized capital stock of Sub consists of 1,000 shares of common stock, all of which are issued and outstanding and none are held in its treasury. All issued and outstanding shares of Sub common stock have been duly authorized and are validly issued, fully paid and non-assessable and held by SESI.

               (ii) There are no outstanding options or other rights to acquire any shares of Sub common stock or any security convertible into Sub common stock and Sub has no obligation or other commitment to issue, sell or deliver any of the foregoing or any shares of Sub common stock.

               (iii) Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

          (c) Section 5.2 of the SESI Disclosure Schedules contains a list of all of SESI's Subsidiaries. Except for its Subsidiaries, SESI owns, directly or indirectly, no interest in any other Person.

     Section 5.3 CORPORATE AUTHORIZATION; ENFORCEABILITY.

          (a) The execution, delivery and performance of this Agreement by SESI has been duly authorized by the board of directors of SESI. Upon an affirmative vote of the holders of a majority of the outstanding shares of SESI Common Stock present or represented at the SESI Annual Meeting approving this Agreement and the transactions contemplated hereby, no further vote or consent of stockholders or directors of SESI and no further corporate acts or other corporate proceedings are required of SESI for the due and valid authorization, execution, delivery and performance of this Agreement or the consummation of the Merger.

          (b) This Agreement is, and the Stockholders' Agreement and the Registration Rights Agreements when executed by SESI in accordance with the terms hereof will be, the legal, valid and binding obligations of SESI enforceable against it in accordance with their respective terms, except that enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and equitable principles which may limit the availability of certain equitable remedies in certain instances.

          (c) The execution, delivery and performance of this Agreement by Sub has been duly authorized by the board of directors of Sub and approved by SESI as sole stockholder of Sub and no further vote or consent of stockholders or directors of Sub and no further corporate acts or other corporate proceedings are required of Sub for the due and valid authorization, execution, delivery and performance of this Agreement or the consummation of the Merger.

     Section 5.4 NO CONFLICT. Except as set forth in Section 5.4 of the SESI Disclosure Schedules, neither the execution, delivery or performance of this Agreement, the Stockholders' Agreement or the
Registration Rights Agreements by SESI, nor the consummation of the transactions contemplated hereby or thereby, will (a) if the requisite SESI stockholder approval set forth in Section 5.3(a) is obtained, conflict with or result in any breach of the provisions of the certificate of incorporation or by-laws of SESI, (b) result in the violation or breach of, or constitute (with or without due notice or the lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, or any material license, contract, agreement or other instrument or obligation to which SESI is a party or by which its properties or assets may be bound, except for such violations, breaches or defaults that would not, individually or in the aggregate, have a Material Adverse Effect on SESI, or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to SESI or any of its respective properties or assets, except for such violations that, in the aggregate, would not have a Material Adverse Effect on SESI.

     Section 5.5 CONSENTS. Except as set forth in Section 5.5 of the SESI Disclosure Schedules, no consent, approval, order or authorization of, or declaration, filing or registration with, any Governmental Entity or other Person is required to be obtained or made by SESI in connection with the execution, delivery or performance by SESI of this Agreement or the consummation by SESI of the transactions contemplated hereby except for (a) those required by the HSR Act and (b) any filings required to be made under the Securities Act (i) in connection with the Financing or (ii) in compliance with the Registration Rights Agreements, (c) the requisite SESI stockholder approval set forth in Section 5.3(a) and (d) such other like consents, approvals, orders, authorizations, declarations, filings or registrations, the failure of which to obtain or make would not have, in the aggregate, a Material Adverse Effect on SESI.

     Section 5.6 SESI FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES.

          (a) The SESI Annual Financial Statements have been audited by KPMG Peat Marwick, LLP, independent accountants, in accordance with generally accepted auditing standards, have been prepared in accordance with GAAP applied on a basis consistent with prior periods, and present fairly the financial position of SESI at such dates and the results of operations and cash flows for the periods then ended.

          (b) The SESI Interim Financial Statements have been prepared in accordance with GAAP on a basis consistent with the prior periods and reflect all adjustments, consisting only of normal, recurring adjustments, that are necessary for a fair statement of the results for the interim period presented therein. Neither SESI nor any of its assets are subject to any liability, commitment, debt or obligation that would be required to be disclosed in financial statements prepared in accordance with GAAP, except (i) as and to the extent reflected on the SESI Interim Financial Statements, or (ii) as may have been incurred or may have arisen since the date of the SESI Interim Financial Statements in the ordinary course of business and that are permitted by this Agreement, or, in the aggregate, would not have a Material Adverse Effect on SESI.

     Section 5.7 ACCOUNTS RECEIVABLE. All of the accounts receivable reflected on the SESI Interim Financial Statements or created thereafter
(a) have arisen only from bona fide transactions in the ordinary course of business, (b) represent valid obligations owing to SESI, (c) except as may be reserved against in the SESI Interim Financial Statements, are subject to no valid material counterclaims or setoffs, and (d) have been accrued in accordance with GAAP. Section 5.7 of the SESI Disclosure Schedules sets forth a summary listing of all accounts receivable of SESI as of the date specified therein and reflects receivables aged less than 90 days from the date of invoice as a group and sets forth all receivables aged more than 90 days individually by customer, invoice and amount. No representation or warranty is made that any account receivable will be collected when due or thereafter.

     Section 5.8 ABSENCE OF CERTAIN CHANGES.

          (a) Since February 28, 1999, SESI has operated in the ordinary course of business consistent with past practice and there has been no event or condition of any character that has had, or can reasonably be expected to have, a Material Adverse Effect on SESI.

          (b) Since February 28, 1999, SESI has not taken any actions of a type referred to in Section 6.10 that would have required the consent of Cardinal if such action were to have been taken during the period between the date hereof and the Closing Date.

     Section 5.9 MATERIAL CONTRACTS.

          (a) Section 5.9 of the SESI Disclosure Schedules contains a list and brief description (including the names of the parties and the date and nature of the agreement) of each Material Contract to which SESI is a party or to which any of its properties is subject. Cardinal has been provided a complete and accurate copy of each Material Contract listed on Section 5.9 of the SESI Disclosure Schedules. Each such Material Contract is a legal, valid, binding and enforceable obligation of SESI except to the extent that enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) general equitable principles.

          (b) Except as set forth in Section 5.9 of the SESI Disclosure Schedules, SESI is not in material breach of or default (and, to the Knowledge of SESI, no event has occurred which, with due notice or lapse of time or both, would constitute such a breach or default) under any Material Contract except where any such breaches or defaults, in the aggregate, would not have a Material Adverse Effect on SESI, and no party to any Material Contract has given SESI written notice of or made a claim in writing with respect to any breach or default under any such Material Contract.

     Section 5.10 CITIZENSHIP. SESI is "a citizen of the United States" within the meaning of Section 2 of the Shipping Act of 1916, as amended, and is qualified to own and operate vessels in the coastwise trade.

     Section 5.11 REAL PROPERTY.

          (a) Section 5.11 of the SESI Disclosure Schedules sets forth a true and complete list of all real property owned in fee simple title by SESI (collectively, the "SESI Owned Properties"). SESI has good and marketable title to all SESI Owned Properties. None of the SESI Owned Properties is subject to any Liens, except for (i) Liens that collateralize indebtedness that is reflected in the SESI Interim Financial Statements and
(ii) Permitted Liens.

          (b) Except as set forth in Section 5.11 of the SESI Disclosure Schedules, all improvements on the SESI Owned Properties and the operations therein conducted conform in all material respects to all applicable health, fire, safety, zoning and building laws, ordinances and administrative regulations, except for possible nonconforming uses or violations which do not materially interfere with the present use, operation or maintenance thereof or access thereto by SESI, and, individually or in the aggregate, would not otherwise have a Material Adverse Effect on SESI. The operating condition and state of repair of all buildings, structures, improvements and fixtures on the SESI Owned Properties are sufficient to permit the use and operation of all such buildings, structures, improvements and fixtures as now used or operated by SESI except where the failure to be in such condition would not have a Material Adverse Effect on SESI.

     Section 5.12 REAL PROPERTY LEASES.

          (a) Section 5.12 of the SESI Disclosure Schedules sets forth a list of all Leases with respect to all real properties in which SESI has a leasehold, subleasehold, or other occupancy interest (the "SESI Leased Properties"). Complete and accurate copies of all such Leases and all amendments thereto have been provided to Cardinal. Except as set forth in
Section 5.12 of the SESI Disclosure Schedules, all of the Leases for the SESI Leased Properties are valid and effective against SESI in accordance with their respective terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

          (b) SESI has not received written notice that it is in material breach of or default (and, to SESI's Knowledge, no event has occurred, that, with due notice or lapse of time or both, would constitute such a breach or default) under any Lease.

          (c) Except as set forth in Section 5.12 of the SESI Disclosure Schedules, no SESI Leased Property is subject to any material sublease, license or other agreement granting to any Person any right to the use, occupancy or enjoyment of Leased Property or any portion thereof through SESI.

     Section 5.13 PERSONAL PROPERTY.

          (a) Except as set forth in Section 5.13 of the SESI Disclosure Schedules, SESI has good title to all Personal Property owned by SESI, free and clear of all Liens other than (i) Liens that collateralize indebtedness that is reflected in the SESI Interim Financial Statements and (ii) Permitted Liens.

          (b) Except as set forth in Section 5.13 of the SESI Disclosure Schedules, SESI holds valid leaseholds in all of the Personal Property leased by it, which leases are enforceable against SESI in accordance with their respective terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally, and (ii) general equitable principles.

          (c) Except as set forth in Section 5.13 of the SESI Disclosure Schedules, SESI is not in breach of or default (and no event has occurred that, with due notice or lapse of time or both, would constitute such a lapse or default) under any lease of any item of Personal Property leased by it, except for any such breach or default that would not, individually or in the aggregate, have a Material Adverse Effect on SESI.

          (d) Except as set forth in Section 5.13 of the SESI Disclosure Schedules, the Personal Property now owned, leased or used by SESI is sufficient and adequate to carry on its business as presently conducted and the operating condition and the state of repair thereof is sufficient to permit SESI to carry on its business as presently conducted except where the failure to be in such condition would not have a Material Adverse Effect on SESI.

     Section 5.14 COMPLIANCE WITH LAWS. Except as set forth in Sections 5.14, 5.17, 5.22 or 5.23 of the SESI Disclosure Schedules, SESI is not in violation of any Applicable Law, nor is it in default with respect to any order, writ, judgment, award, injunction or other decree of any Governmental Entity applicable to it or any of its respective assets, properties or operations except such violations or defaults that, in the aggregate, would not have a Material Adverse Effect on SESI.

     Section  5.15  PERMITS.      Except as set forth in Sections  5.15  or
5.17 of the SESI Disclosure Schedules, SESI has all permits, licenses and governmental authorizations that are required for the lease, ownership, occupancy or operation of its properties and assets and the carrying on of its business, except where the failure to have any such permits, licenses or authorizations would not, in the aggregate, have a Material Adverse Effect on SESI.

     Section 5.16 LITIGATION.

          (a) Except as set forth in Section 5.16 of the SESI Disclosure Schedules, there are no Proceedings pending or, to the Knowledge of the SESI, threatened, against SESI (i) for which an indemnification claim has been asserted, (ii) that could reasonably be expected to have a Material Adverse Effect on SESI or (iii) that seeks to prohibit or restrict consummation of the transactions contemplated by this Agreement.

          (b) Except as set forth in Section 5.16 of the SESI Disclosure Schedules, neither SESI nor any of its assets or properties is subject to any material order, writ, judgment, award, injunction or decree of any Governmental Entity.

     Section 5.17 ENVIRONMENTAL COMPLIANCE.

          (a) Except as set forth in Section 5.17 of the SESI Disclosure Schedules, to the Knowledge of SESI, SESI possesses all licenses, permits and other approvals and authorizations that are required under, and at all times for the past two years has been in compliance with, all Environmental Laws, including all Environmental Laws governing the generation, use, collection, treatment, storage, transportation, recover, removal, discharge or disposal of hazardous substances or wastes and all Environmental Laws imposing record-keeping, maintenance, testing, inspection, notification and reporting requirements with respect to hazardous substances or wastes except where noncompliance would not, individually or in the aggregate, have a Material Adverse Effect on SESI, and, to the Knowledge of SESI, there is no condition that would materially interfere with compliance in the future.

          (b) Except as set forth in Section 5.17 of the SESI Disclosure Schedules, for the past two years SESI has not been subject to any Proceeding pursuant to, nor has it received any notice of any violation of, or claim alleging liability under, any Environmental Laws. To the Knowledge of SESI, no facts or circumstances exist that would reasonably be likely to result in a claim, citation or allegation against SESI for a violation of, or alleging liability under any Environmental Laws, except such violations or liabilities that would not, individually or in the aggregate, have a Material Adverse Effect on SESI.

          (c) Except as set forth in Section 5.17 of the SESI Disclosure Schedules, to the Knowledge of SESI, there are no underground tanks of any type (including tanks storing gasoline, diesel fuel, oil or other petroleum products) or disposal sites for hazardous substances, hazardous wastes or any other regulated waste, located on or under the SESI Owned Properties or SESI Leased Properties.

          (d) Except as set forth in Section 5.17 of the SESI Disclosure Schedules, to the Knowledge of SESI, except in the ordinary course of business, and in all cases in material compliance with all Environmental Laws, SESI has not engaged any third party to handle, transport or dispose of hazardous substances or wastes (including for this purpose, gasoline, diesel fuel, oil or other petroleum products, or bilge waste) on its behalf.

     Section 5.18 ERISA AND RELATED MATTERS.

          (a) Section 5.18 of the SESI Disclosure Schedules provides a list of each of the following which SESI or any corporation, trade, business or entity under common control with SESI within the meaning of section 414(b), (c), (m) or (o) of the Code sponsors, maintains or contributes to, or has contingent liability with respect thereto for the benefit of its current or former employees, officers or directors as of the Closing Date:

               (i)  each Employee Plan; and

               (ii) each personnel policy, stock option plan, collective bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, consulting agreement, employment agreement and each other employee benefit plan, agreement, arrangement, program, practice or understanding that is not described in Section 5.18(a)(i) ("SESI Benefit Program or Agreement").

          True and complete copies of each of the Employee Plans, SESI Benefit Programs or Agreements, current summary plan descriptions, related trusts, if applicable, and all amendments thereto, have been or on request will be furnished to Cardinal. Further, a copy of the most recent annual report, if applicable, for each Employee Plan, SESI Benefit Program or Agreement and all material communications received from or sent to the Internal Revenue Service or the Department of Labor in the last two years regarding any Employee Plan, SESI Benefit Program or Agreement will be provided to Cardinal upon request.

          (b) Benefits under any Employee Plan or SESI Benefit Program or Agreement are as represented in said documents and have not been increased or modified (whether written or not written) subsequent to the dates of such documents. SESI has not communicated to any employee or former employee any intention or commitment to modify any Employee Plan or SESI Benefit Program or Agreement or to establish or implement any other employee or retiree benefit or compensation arrangement.

          (c) Neither SESI nor any trade or business under common control with SESI within the meaning of Section 414(b) or (c) of the Code prior to the Closing Date maintains or has never maintained or become obligated to contribute to any employee benefit plan (i) that is subject to Title IV of ERISA, (ii) to which Section 412 of the Code applies, (iii) that is a Multiemployer Plan, or (iv) in connection with any trust described in
Section 501(c)(9) of the Code. SESI has not within the last five years engaged in, and is not a successor corporation to an entity that has engaged in, a transaction described in Section 4069 of ERISA.

          (d) Except as otherwise set forth in Section 5.18 of the SESI Disclosure Schedules:

               (i) each Employee Plan and each SESI Benefit Program or Agreement has been administered, maintained and operated in all material respects in accordance with the terms thereof and in compliance with its governing documents and Applicable Law (including where applicable, ERISA and the Code);

               (ii) each of the Employee Plans intended to be qualified under section 401 of the Code (A) satisfies in form the requirements of such section except to the extent amendments are not required by law to be made until a date after the Closing Date, (B) has received a favorable determination letter from the Internal Revenue Service regarding such qualified status, (C) has not, since receipt of the most recent favorable determination letter, been amended, and (D) has not been operated in a way that would adversely affect its qualified status;

               (iii) no act, omission or transaction has occurred which would result in the imposition on SESI of a breach of fiduciary duty liability or damages under Section 409 of ERISA, a civil penalty assessed pursuant to Subsections (c), (i) or (l) of Section 502 of ERISA or a Tax imposed pursuant to Chapter 43 of Subtitle D of the Code;

               (iv) neither SESI nor any of its directors, officers or employees has engaged in any transaction with respect to an Employee Plan that could subject SESI to a Tax, penalty or liability for a prohibited transaction, as defined in Section 406 of ERISA or Section 4975 of the Code. None of the assets of any Employee Plan are invested in employer securities or employer real property.

               (v) full payment has been made of all amounts which SESI is or has been required to have paid as contributions to or benefits due under any Employee Plan or SESI Benefit Program or Agreement under Applicable Law or under the terms of any such plan or any arrangement; and

               (vi) there is no Proceeding or other dispute pending or, to the Knowledge of SESI, threatened that involves any Employee Plan or SESI Benefit Program or Agreement that could reasonably be expected to result in a material liability to SESI.

          (e) In connection with the consummation of the transactions contemplated in this Agreement, no employee or former employee of SESI will become entitled to any bonus, retirement, severance, job security or similar benefit or enhanced benefit (including acceleration of an award, vesting or exercise of an incentive award) or any fee or payment of any kind solely as a result of any of the transactions contemplated hereby, and no such disclosed payment constitutes a parachute payment described in
Section 280G of the Code.

          (f) All group health plans of SESI have at all times fully complied in all material respects with all applicable notification and continuation of coverage requirements of Section 4980B(f) of the Code and
Section 601 of ERISA. SESI does not have any current or projected liability in respect of post-retirement or post-employment welfare benefits for retired, current or former employees, or for any stockholder or director who is not an employee, former employee or beneficiary thereof, except to the extent otherwise required by the continuation requirements of
Section 4980B(f) of the Code and Section 601 of ERISA.

          (g) All group health plans (within the meaning of Section 5000(b)(1) of the Code) of SESI have at all times fully complied in all material respects with, and have been maintained and operated in all material respects in accordance with (i) the health care requirements relating to portability, access, and renewability requirements of Sections 9801 through 9803 of the Code and Part 7 of Title I, Subtitle B of ERISA,
(ii) the health care requirements relating to the benefits for mothers and newborns under Section 9811 of the Code and Section 711 of ERISA, and (iii) the health care requirements relating to the parity provisions applicable to mental health benefits under Section 9812 of the Code and Section 712 of ERISA.

          (h) No employee or former employee, officer or director of SESI is or will become entitled to receive any award under SESI's discretionary or other bonus plans except for amounts reflected on the SESI Financial Statements.

     Section 5.19 TAXES.

          (a) Except as set forth in Section 5.19 of the SESI Disclosure Schedules, all Returns required to be filed by or on behalf of SESI have been duly filed and such Returns (including all attached statements and schedules) are true, complete and correct in all material respects. All Taxes due have been paid in full on a timely basis, and no other Taxes are payable by SESI with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns) or with respect to any period prior to the Closing Date.

          (b) Except as set forth in Section 5.19 of the SESI Disclosure Schedules, SESI has withheld and paid over all Taxes required to have been withheld and paid over (including any estimated taxes and Taxes pursuant to Section 1441 or 1442 of the Code or similar provisions under any foreign law), and has complied in all material respects with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party.

          (c) Except as set forth in Section 5.19 of the SESI Disclosure Schedules, there are no Liens on any of the assets of SESI with respect to Taxes, other than Permitted Liens.

          (d) SESI has furnished or made available to Cardinal true and complete copies of: (i) all federal and state income and franchise tax returns of SESI for all periods beginning on or after January 1, 1996, and
(ii) all tax audit reports, work papers, statements of deficiencies, closing or other agreements received by SESI or on its behalf relating to Taxes for all periods beginning on or after January 1, 1996.

          (e)  Except  as  disclosed in Section 5.19 of the SESI Disclosure
Schedules:

               (i) The Returns of SESI have never been audited by a Governmental Entity, nor is any such audit in process, pending or, to the Knowledge of the SESI, threatened (formally or informally) except with respect to Returns where audits have been concluded or for Periods for which the applicable statutes of limitations have not run.

               (ii) No deficiencies exist or have been asserted (either in writing or verbally, formally or informally) or, to the Knowledge of SESI, are expected to be asserted with respect to Taxes of SESI and no notice (either formal or informal) has been received by SESI that it has not filed a Return or paid Taxes required to be filed or paid by it.

               (iii) SESI is not a party to any pending Proceeding for assessment or collection of Taxes, nor has such Proceeding been asserted or, to the Knowledge of the SESI, threatened (either formally or informally), against it or any of its assets.

               (iv) Except as reflected in the Returns, no waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of SESI.

               (v)  There   are  no  requests  for  rulings,  subpoenas  or
requests for information pending with respect to SESI.

               (vi) No power of attorney has been granted by SESI with respect to any matter relating to Taxes.

               (vii) The amount of liability for unpaid Taxes of SESI for all periods ending on or before the Closing Date will not, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred taxes), as such accruals are reflected on the consolidated balance sheet of SESI as of the Closing Date.

          (f)  Except  as  disclosed in Section 5.19 of the SESI Disclosure
Schedules:

               (i) SESI has not issued or assumed any indebtedness that is subject to section 279(b) of the Code.

               (ii) SESI has not entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a nondeductible expense pursuant to Section 280G or 162(m) of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code.

               (iii) No election has been made under Section 338 of the Code with respect to SESI and no action has been taken that would result in any income tax liability to either SESI as a result of deemed election within the meaning of Section 338 of the Code.

               (iv) No consent under Section 341(f) of the Code has been filed with respect to SESI.

               (v) SESI has not agreed, nor is it required, to make any adjustment under Code Section 481(a) by reason of a change in accounting method or otherwise.

               (vi) SESI has not disposed of any property that has been accounted for under the installment method.

               (vii) SESI has not made any of the foregoing elections and is not required to apply any of the foregoing rules under any comparable state or local income tax provisions.

               (viii) SESI is not a party to any tax sharing or allocation agreement nor does SESI owe any amount under any tax sharing or allocation agreement.

               (ix) SESI has never been (nor has any liability for unpaid Taxes because it once was) a member of an affiliated group within the meaning of Section 1502 of the Code during any part of any consolidated return year during any part of which year any corporation other than SESI was also a member of such affiliated group.

          (g) SESI is not an investment company. For purposes of this representation, the term "investment company" means a regulated investment company, a real estate investment trust, or a corporation 50% or more of the value of whose total assets are stock and securities and 80% or more of the value of whose total assets are assets held for investment. In making the 50% and the 80% determinations under the preceding sentence, stock and securities in any subsidiary corporation will be disregarded and the parent corporation will be deemed to own its ratable share of the subsidiary's assets.

          (h) SESI is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     Section 5.20 CUSTOMERS AND SUPPLIERS. Section 5.20 of the SESI Disclosure Schedules sets forth a complete and correct list of all customers whose purchases exceeded 5% of the aggregate net sales of SESI for the fiscal year ended December 31, 1998.

     Section 5.21 INSURANCE.

          (a) Section 5.21 of the SESI Disclosure Schedules sets forth a true and complete list of all policies of machinery insurance, increased value, protection and indemnity, title insurance, liability and casualty insurance, property insurance, auto insurance, business interruption insurance, tenant's insurance, workers' compensation, life insurance, disability insurance, excess or umbrella insurance, directors' and officers' liability insurance and any other type of insurance insuring the properties, assets, employees or operations of SESI (collectively the "SESI Policies"). SESI has made available to Cardinal a true, complete and accurate copy of all SESI Policies.

          (b) All SESI Policies are in full force and effect except where failures to have any SESI Policies in full force and effect would not in the aggregate, have a Material Adverse Effect on SESI.

          (c) Except as described in Section 5.21 of the SESI Disclosure Schedules, there is no claim by SESI or any other Person pending under any of the SESI Policies as to which coverage has been denied or disputed by the underwriters or issuers of such SESI Policies. SESI has not received any notice of default, and is not in default, under any provision of the SESI Policies.

          (d) SESI has not since January 1, 1999 received any written notice from or on behalf of any insurance carrier or other issuer issuing such SESI Policies that insurance rates or other annual premiums or fees in effect as of the date hereof will hereafter be materially increased, that there will be a non-renewal, cancellation or increase in a deductible (or a material increase in premiums in order to maintain an existing deductible) of any of the SESI Policies in effect as of the date hereof, or that material alteration of any equipment or any improvements to the SESI Owned Properties or the SESI Leased Properties, purchase of additional material equipment, or material modification of any of the methods of doing business of SESI will be required after the date hereof.

     Section 5.22 SAFETY AND HEALTH. To the Knowledge of SESI, the property and assets of SESI have been and are being operated in compliance in all respects with all Applicable Laws designed to protect safety or health, or both, including without limitation, the Occupational Safety and Health Act, and the regulations promulgated pursuant thereto, except for any violations or deficiency that would not have a Material Adverse Effect on SESI. SESI has not received any written notice of any violations, deficiency, investigation or inquiry from any Governmental Entity, employer or third party under any such law and, to the Knowledge of SESI, no such investigation or inquiry is planned or threatened, which, if adversely determined would, individually or in the aggregate, have a Material Adverse Effect on SESI.

     Section 5.23 LABOR MATTERS.

          (a) Set forth in Section 5.23 of the SESI Disclosure Schedules is a list of all: (i) outstanding employment, consulting or management agreements or contracts with officers, directors or employees of SESI (other than those that are terminable on no more than 30 days notice) that provide for the payment of any bonus or commission; (ii) agreements, policies or practices that require SESI to pay termination or severance pay to salaried, non-exempt or hourly employees in excess of 30 days' salary and benefits to any employee upon termination of such employee's employment (other than as required by law); and (iii) collective bargaining agreements or other labor union contracts applicable to persons employed by SESI. SESI has made available to Cardinal complete and correct copies of all such employment and labor agreements. SESI has not breached or otherwise failed to comply in any material respect with any provisions of any employment or labor agreement, and there are no grievances outstanding thereunder.

          (b)   Except as set  forth in Section 5.23 of the SESI Disclosure
Schedules: (i) SESI is in compliance in all material respects with all Applicable Laws relating to employment and employment practices, wages, hours, and terms and conditions of employment; (ii) there is no unfair labor practice charge or complaint against SESI pending before any Governmental Entity; (iii) there is no labor strike, material slowdown or material work stoppage or lockout actually pending or, to the Knowledge of SESI threatened, against or affecting SESI; (iv) there is no representation claim or petition pending before any Governmental Entity; (v) there are no charges with respect to or relating to SESI pending before any Governmental Entity responsible for the prevention of unlawful employment practices; and
(vi) SESI has not had formal notice from any Governmental Entity responsible for the enforcement of labor or employment laws of an intention to conduct an investigation of SESI and, to the Knowledge of SESI, no such investigation is in progress.

     Section 5.24 TRANSACTIONS WITH CERTAIN PERSONS. Except as set forth in Section 5.24 of the Disclosure Schedules, no director, officer or employee of SESI or any of its respective Affiliates is presently a party to any transaction with SESI, including any contract, agreement or other arrangement providing for the furnishing of services by or the rental of real or personal property from any such Person or from any of its Affiliates.

     Section 5.25 PROPRIETY OF PAST PAYMENTS. Neither SESI or any of its Subsidiaries nor any director, officer, employee or agent of SESI or any of its Subsidiaries has (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments or expenses relating to political activity or (b) made any bribe, rebate, payoff, influence payment, kick-back or other unlawful payment that is in violation of Applicable Law.

     Section 5.26 INTELLECTUAL PROPERTY. SESI either owns or has valid licenses to use all patents, copyrights, trademarks, software, databases, and other technical information used in its business as presently conducted, subject to limitations contained in the agreements governing the use of same, which limitations are customary for companies engaged in businesses similar to SESI. SESI is in compliance with all such licenses and agreements except where any noncompliance would not, in the aggregate, have a Material Adverse Effect on SESI and there are no pending or, to the Knowledge of SESI, threatened Proceedings challenging or questioning the validity or effectiveness of any license or agreement relating to such property or the right of SESI to use, copy, modify or distribute the same.

     Section 5.27 DIRECTOR AND OFFICER INDEMNIFICATION. The directors, officers and employees of SESI are not entitled to indemnification by SESI except to the extent that indemnification rights are provided for generally by Applicable Law or SESI's charter, by-laws or directors' and officers' liability insurance policies as described in Section 5.21 of the SESI Disclosure Schedules or in employment agreements described in Section 5.23 of the SESI Disclosure Schedules, and there are no pending claims for indemnification by any such director, officer or employee.

     Section 5.28 BROKERS' AND FINDERS' FEE. Except for the firm of Johnson Rice & Company LLC, no agent, broker, person or firm acting on behalf of SESI is or will be entitled to any commission or brokers' or finders' fees payable by SESI in connection with any of the transactions contemplated herein.

     Section 5.29 COMMISSION FILINGS: FINANCIAL STATEMENTS. SESI has timely filed all reports, registration statements and other filings, together with any amendments required to be made with respect thereto, that it has been required to file with the SEC under the Securities Act and the Exchange Act. All reports, registration statements and other filings (including all notes, exhibits and schedules thereto and documents incorporated by reference therein) filed by SESI with the SEC since January 1, 1997 through the date of this Agreement, together with any amendments thereto, are sometimes collectively referred to as the "SESI Commission Filings." As of the respective dates of their filing with the Commission, the SESI Commission Filings complied in all material respects with the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     Section 5.30 TAKEOVER LAWS. The Board of Directors of Superior has taken all action required to be taken by it in order to exempt this Agreement, and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, the requirements of any "moratorium," "control share," "fair price," "affiliate transaction," "business combination" or other antitakeover laws and regulations of any state, including, without limitation, the State of Delaware, and including, without limitation, Section 203 of the DGCL and as a result, any requirements of such antitakeover laws and regulations are inapplicable to this Agreement and the transactions contemplated by this Agreement.

     Section 5.31 NO OTHER REPRESENTATIONS OR WARRANTIES. There are no representations or warranties, express or implied, made by or on behalf of SESI with respect to the assets of SESI except for the representations and warranties contained in this Agreement, including, except as otherwise specifically provided for in this Agreement, any representation or warranty with respect to the present condition of SESI's assets or the present or future suitability thereof for any intended use by SESI. SESI makes no representation or warranty except as expressly contained in this Agreement (including the SESI Disclosure Schedules).

                             ARTICLE 6
                             COVENANTS

     Section 6.1 LEGAL REQUIREMENTS. Subject to the conditions set forth in Section 7 and to the other terms and provisions of this Agreement, each of the parties to this Agreement agrees to take, or cause to be taken, all reasonable actions necessary to comply promptly with all legal requirements applicable to it with respect to the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them. Without limiting the preceding sentence, each of SESI, Cardinal and the Funds agrees to take all reasonable actions necessary to (a) obtain, and cooperate with each other in obtaining, any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private party, required to be obtained or made by it or the taking of any action contemplated by this Agreement, including, without limitation, preparation of any registration statement under the Securities Act that may be filed in connection with the Financing, and (b) effect the Merger at the earliest possible date.

     Section 6.2 STOCKHOLDER APPROVALS.

          (a) As soon as practicable following the date of this Agreement, SESI shall convene an annual meeting of its stockholders (the "SESI Annual Meeting") for the purposes of: (i) approving the adoption of this Agreement, (ii) approving the amendment of SESI's certificate of incorporation to (A) increase the number of authorized shares of SESI Common Stock to 125 million shares and (B) impose limits on ownership of SESI Common Stock by non-U.S. citizens as required by Section 2 of the Shipping Act of 1916, as amended (the "Charter Amendment"), (iii) approving the SESI Stock Incentive Plan, and (iv) electing the slate of directors as shall have been nominated pursuant to the procedures described in Section 6.2(b) hereof to the Board of Directors of SESI. Subject to the terms and conditions of Section 6.13, the Board of Directors of SESI shall (i) recommend at such SESI Annual Meeting that the stockholders of SESI adopt and approve all such matters; (ii) use its reasonable efforts to solicit from the stockholders of SESI proxies in favor of such adoption and approval; and (iii) take all other actions reasonably necessary to secure a vote of its stockholders in favor of adoption and approval of all such other matters. SESI shall give notice to Cardinal and the Funds by facsimile transmission of the outcome of the vote of its stockholders no later than the end of business on the day of the SESI Annual Meeting.

          (b) Prior to the SESI Annual Meeting, the Board of Directors of SESI shall nominate a slate of directors to be elected at the SESI Annual Meeting which shall consist of (i) two individuals designated by SESI, one of whom shall be the Chief Executive Officer of SESI, (ii) two individuals designated by Cardinal, and (iii) two individuals who shall be independent of both SESI and Cardinal and who shall be designated by Cardinal. If at any time prior to the Effective Time any individual who is nominated pursuant to the provisions hereof shall be unable or unwilling to serve as a director at the Effective Time, the party that designated such individual as provided herein shall designate a replacement for such individual.

          (c) As soon as practicable after the date of this Agreement, Cardinal shall submit this Agreement for approval by the Cardinal Stockholders at either a special meeting of stockholders or by written consent in lieu of a meeting. Subject to the terms and conditions of
Section 6.12 hereof, the Board of Directors of Cardinal shall recommend that the Cardinal Stockholders approve the adoption of this Agreement and take all other actions reasonably necessary to secure a vote of the Cardinal Stockholders in favor of adoption of this Agreement. Cardinal shall give notice to SESI by facsimile transmission of the outcome of the vote of the Cardinal Stockholders, no later than the end of business on the day the special meeting is held or the consent is executed.

          (d) In connection with the stockholder approvals provided for herein, each party agrees to cooperate with the other and take all actions reasonably necessary or appropriate to obtain such approvals.

          (e) In the event the SESI stockholders approve the SESI Stock Incentive Plan and the Charter Amendment at the SESI Annual Meeting, SESI shall adopt the SESI Stock Incentive Plan and shall cause the Charter Amendment to be effected in accordance with the DGCL.

     Section 6.3 PROXY STATEMENT.

          (a) As soon as practicable after the date of this Agreement, SESI shall prepare and file with the Commission under the Exchange Act, and shall use its reasonable efforts to have cleared by the Commission, a proxy statement with respect to the SESI Annual Meeting (the "Proxy Statement"). SESI shall cause the Proxy Statement (except with respect to information concerning Cardinal and Cardinal Services furnished in writing by or on behalf of Cardinal specifically for use therein, for which information Cardinal shall be responsible) to comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations adopted thereunder, and the Proxy Statement (except with respect to the information concerning Cardinal furnished in writing by or on behalf of Cardinal specifically for use therein, for which information Cardinal shall be responsible) to not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein necessary to make the statements therein not misleading. SESI will advise Cardinal promptly in writing if prior to the Closing Date it shall obtain Knowledge of any facts that would make it necessary to amend or supplement the Proxy Statement in order to make the statements therein not misleading or to comply with Applicable Law.

          (b) In connection with the Proxy Statement, Cardinal shall cooperate in good faith and take all actions reasonably necessary or appropriate, including providing necessary information with respect to Cardinal, to assist SESI in preparing the Proxy Statement.

          (c) None of the information to be supplied by Cardinal for inclusion in the Proxy Statement will, (i) at the time the Proxy Statement is filed, (ii) at the time the Proxy Statement, or any amendment or supplement thereto, is first mailed to the stockholders of SESI, or (iii) at the time such stockholders vote on approval and adoption of this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be made therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     Section 6.4 EQUITY CONTRIBUTION TO CARDINAL.

          (a) In March 1999, Cardinal completed an offering of $5 million of equity to the current holders of Cardinal Common Stock and Cardinal Preferred Stock (the "March Contribution"). Between the date hereof and the Closing Date, Cardinal shall complete an offering (or offerings) of an aggregate of $45 million of equity to the current holders of Cardinal Common Stock and Cardinal Preferred Stock or other institutional investors on a private placement basis (the "Equity Contribution"), all of the net proceeds of which Equity Contribution and March Contribution shall be used to reduce Cardinal's indebtedness at Closing, and Section 3.1 of the Cardinal Disclosure Schedules shall be amended accordingly to reflect the results of such Equity Contribution. Prior to Cardinal's accepting the Equity Contribution, Cardinal and the Funds shall notify SESI of the terms and conditions of the proposed Equity Contribution, and Cardinal shall not accept such Equity Contribution unless its terms and conditions are reasonably acceptable to SESI.

          (b) In connection with the Equity Contribution SESI shall cooperate in good faith and take all actions reasonably necessary or appropriate, including providing necessary information with respect to SESI, to assist Cardinal in completing the offering in connection with the Equity Contribution, including (i) providing prompt assistance in the preparation of an offering or information memorandum and other materials for the Equity Contribution, (ii) providing all information about SESI reasonably deemed necessary by Cardinal to complete the Equity Contribution, (iii) assisting the participants in the Equity Contribution in connection with their confirmation of the accuracy and completeness of the materials and information referenced in clauses (i) and (ii) above, and
(iv) causing SESI's senior management to participate in meetings and conference calls with potential participants in the Equity Contribution at such times and places as Cardinal may reasonably request.

     Section 6.5 FINANCING.

          (a) Prior to the Closing, SESI shall obtain a new credit facility, which may be in the form of an offering of senior notes, or secured or unsecured bank debt, or any other form reasonably satisfactory to Cardinal and the Funds, containing usual and customary covenants, and on terms that are mutually agreed upon by SESI and Cardinal, in a principal amount (the "Financing") that will produce proceeds sufficient to repay or refinance the indebtedness referred to in Section 6.6 hereof.

          (b) Cardinal and Cardinal Services agree to provide, and will cause their respective officers, employees and advisors to provide, all reasonable cooperation in connection with the arrangement of the Financing, including (i) providing prompt assistance in the preparation of any offering or information memorandum and other offering materials for the Financing, (ii) providing all information reasonably deemed necessary by any syndication agent to complete the Financing, (iii) assisting the providers of the Financing in connection with their confirmation of the accuracy and completeness of the materials and information referenced in clauses (i), (ii) above, and (iv) causing Cardinal's and Cardinal Services' senior management to participate in meetings and conference calls with potential participants in the Financing at such times and places as any syndication agent for the Financing may reasonably request.

     Section  6.6  REPAYMENT OF CERTAIN  INDEBTEDNESS.   Prior  to  the
Closing, SESI shall either repay or refinance all outstanding indebtedness (together with any applicable premium) of Cardinal and Cardinal Services specified in Section 6.6 of the Cardinal Disclosure Schedules and the indebtedness of SESI specified in Section 6.6 of the SESI Disclosure Schedules, together with all accrued and unpaid interest thereon, with the proceeds of the Financing and the Equity Contribution.

     Section 6.7 HART-SCOTT-RODINO.

          (a) Cardinal, the Funds and SESI shall cooperate in good faith and take all actions reasonably necessary or appropriate to file, and expeditiously and diligently prosecute to a favorable conclusion, the HSR Forms required to be filed by each of them in connection herewith with the Federal Trade Commission and the Department of Justice pursuant to the HSR Act.

          (b) Cardinal, the Funds and SESI agree that from the date of this Agreement through the Effective Time, neither party nor any of its subsidiaries or Affiliates shall enter into any transaction with a third party or take any other action that would have the effect of impeding the ability to obtain HSR Act clearance for the transactions contemplated by this Agreement.

     Section 6.8 ACCESS TO PROPERTIES AND RECORDS. Until the Closing Date, each of SESI and Cardinal shall, and shall cause each of its Subsidiaries to, allow the other party and its authorized representatives full access, during normal business hours and on reasonable notice, to all of its properties, offices, vehicles, equipment, inventory and other assets, documents, files, books and records, in order to allow the other party a full opportunity to make such investigation and inspection as the other party desires of its business and assets. Each of SESI and Cardinal shall, and shall cause each of its Subsidiaries to, (a) further use its reasonable best efforts to cause its employees, counsel and regular independent certified public accountants to be available upon reasonable notice to answer questions of the other party's representatives concerning its business and affairs and (b) further use its reasonable best efforts to cause them to make available all relevant books and records in connection with such inspection and examination, including without limitation work papers for all audits and reviews of its financial statements.

     Section 6.9 CONSULTATION AND REPORTING. During the period from the date of this Agreement to the Closing Date, each of Cardinal and SESI will, subject to any applicable legal or contractual restrictions, confer on a regular and frequent basis with the other to report material operational matters and to report on the general status of ongoing operations. Each of Cardinal and SESI will notify the other of any unexpected emergency or other change in the normal course of its business or in the operation of its properties and of any governmental complaints, investigations, adjudicatory proceedings or hearings (or communications indicating that the same may be contemplated) and will keep the other fully informed of such events and permit its representatives prompt access to all materials prepared by or on behalf of such party or served on them, in connection therewith. Immediately following the Effective Time, the Funds shall escrow or cause to be escrowed 892,000 shares of SESI Common Stock in accordance with the terms of the Settlement Agreement.

     Section 6.10 CONDUCT OF BUSINESS BY BOTH PARTIES PRIOR TO THE CLOSING DATE. During the period from the date of this Agreement to Closing Date, Cardinal and SESI shall each use its reasonable best efforts to preserve the goodwill of suppliers, customers and others having business relations with it and its Subsidiaries and to do nothing knowingly to impair its ability to keep and preserve its business as it exists on the date of this Agreement. Without limiting the generality of the foregoing, except as otherwise specifically provided in this Agreement, during the period from the date of this Agreement to the Closing Date neither SESI (and SESI shall cause its Subsidiaries not to) nor Cardinal shall (and Cardinal shall cause Cardinal Services not to), without the prior written consent of the other:

          (a) except for dividends that Cardinal may be required to pay in kind pursuant to obligations set forth in Section 4.2 of the Disclosure Schedule, declare, set aside, increase or pay any dividend (including any stock dividends), or declare or make any distribution on, or directly or indirectly combine, redeem, reclassify, purchase, or otherwise acquire, any shares of its capital stock;

          (b) other than as contemplated by Section 6.2 hereof or as described in Section 6.10 of the Cardinal Disclosure Schedules, amend its certificate or articles of incorporation or by-laws, or adopt or amend any resolution or agreement concerning indemnification of its directors, officers, employees or agents;

          (c) commit any act which act would cause any representation or warranty contained in this Agreement to become untrue in any material respect, as if each such representation and warranty were continuously made from and after the date hereof;

          (d) violate any Applicable Law that would have a Material Adverse Effect on such party;

          (e) fail to maintain its books, accounts and records in the usual manner on a basis consistent with that heretofore employed in all material respects;

          (f) fail to pay, or to make adequate provision in all material respects for the payment of, all Taxes, interest payments and penalties due and payable (for all periods up to the Closing Date, including that portion of its fiscal year to and including the Closing Date) to any city, parish, state, the United States, foreign or any other taxing authority, except those being contested in good faith by appropriate proceedings and for which sufficient reserves have been established, or make any elections with respect to Taxes;

          (g) make any material change in the conduct of its businesses and operations or enter into any transaction other than in the ordinary course of business consistent with past practices;

          (h) except for the Equity Contribution and the conversion, if any, of Cardinal Preferred Stock into Cardinal Common Stock in accordance with Section 7.1(l) hereof, issue any additional shares of capital stock or equity securities or grant any option, warrant or right to acquire any capital stock or equity securities; issue any security convertible into or exchangeable for its capital stock; alter any material term of any of its outstanding securities or make any change in its outstanding shares of capital stock or other ownership interests or its capitalization, whether by reason of exchange or readjustment of shares, stock dividend or otherwise; PROVIDED, HOWEVER, that SESI may issue shares of SESI Common Stock pursuant to the exercise of options, if any, set forth in Section 5.2 of the SESI Disclosure Schedules, and Cardinal may issue shares of Cardinal Common Stock and Cardinal Preferred Stock pursuant to obligations set forth in Section 4.2 of the Cardinal Disclosure Schedules;

          (i) except for the Financing, incur, assume or guarantee any indebtedness for borrowed money or any other obligation of any other
Person, issue any notes, bonds, debentures or other corporate debt securities or grant any option, warrant or right to purchase any thereof other than for working capital under an existing line of credit and to fund capital expenditures disclosed in such party's Disclosure Schedules;

          (j) make any sale, assignment, transfer, abandonment or other conveyance of any of its material assets or any part thereof, except transactions pursuant to existing contracts set forth in such party's Disclosure Schedules and dispositions of worn-out or obsolete equipment for fair or reasonable value in the ordinary course of business consistent with past practices;

          (k) subject any of its assets or properties to a Lien other than a Permitted Lien;

          (l) make or commit to make capital expenditures that in the aggregate are in excess of $500,000 except as described in Section 6.10(l) of either party's Disclosure Schedules;

          (m) except for loans by Cardinal to Cardinal Services or by SESI to one or more of its Subsidiaries, make any loan, advance or capital contribution to or investment in, or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any of its Affiliates other than in the ordinary course of business;

          (n) make any change in any method of accounting or accounting principle, method, estimate or practice except for any such change required by reason of a concurrent change in generally accepted accounting principles or write down the value of any inventory or write off as uncollectible any accounts receivable except in the ordinary course of business consistent with past practices;

          (o) enter into or modify any employment, severance or similar agreement or arrangement with any director or employee, or grant any increase in the rate of wages, salaries, bonuses or other compensation or benefits of any executive officer or other employee other than increases in wages, salaries, bonuses, compensation or benefits (i) required by contracts, agreements, policies or collective bargaining agreements set forth in Sections 4.2, 4.18 and 4.23 of the Cardinal Disclosure Schedules with respect to Cardinal and Cardinal Services, and Sections 5.18 and 5.23 of the SESI Disclosure Schedules with respect to SESI, or (ii) to field or operating employees made in the ordinary course of business;

          (p)   enter into any new line of business;

          (q) make any Tax election that is inconsistent with any corresponding election made on a prior Return or settle or compromise any Tax liability for an amount in excess of the liability therefor that is reflected on the Cardinal Financial Statements or the SESI Financial Statements, as the case may be; or

          (r) authorize any of, or agree or commit to do any of, the foregoing actions.

     Section 6.11 PUBLIC STATEMENTS. Prior to the Closing Date, none of the parties to this Agreement shall (and each party shall use its best efforts so that none of its advisors, officers, directors or employees shall) except with the prior consent of the other parties, which consent shall not be unreasonably withheld, publicize, announce or describe to any third person (except their respective advisors and employees) the execution or terms of this Agreement, the parties hereto or the transactions contemplated hereby, except that SESI may make such disclosures and announcements as may be necessary or advisable under applicable securities laws after giving reasonable prior notice to Cardinal of any such disclosure or announcement and allowing Cardinal to comment on the same.

     Section 6.12 NO SOLICITATION.

          (a) None of SESI and its Subsidiaries, Cardinal and Cardinal Services will (nor will they permit any of their respective Affiliates, officers, directors, representatives, or agents to), prior to the earlier of the Closing Date or the termination of this Agreement pursuant to
Section 8.1, directly or indirectly, (i) solicit, initiate or encourage the submission of any proposal for a Sale Transaction, (ii) enter into any agreement with respect to any Sale Transaction or give any approval with respect to any Sale Transaction, or (iii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Sale Transaction or any proposal for a Sale Transaction. Notwithstanding the preceding sentence, if at any time the Board of Directors of SESI or Cardinal determines in good faith, based on the advice of outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to its stockholders under Applicable Law, SESI or Cardinal (and their respective officers, directors, representatives or agents) may in response to a written proposal for a Sale Transaction not solicited on or after the date hereof, subject to compliance with Section 6.12(c), (A) furnish information with respect to itself or a Subsidiary pursuant to a customary confidentiality agreement to any Person making such proposal, and (B) participate in negotiations regarding such proposal. Without limiting the foregoing, it is understood that any violations of the restrictions set forth in this Section 6.12(a) by any of a party's officers, directors, representatives, agents, Affiliates or Subsidiaries, whether or not such Person is purporting to act on behalf of such party or any of its Subsidiaries or otherwise, shall be deemed to be a breach of this Section 6.12(a) by such party.

          (b)  Neither of the Boards of Directors of SESI or Cardinal shall
(i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to the approval (including, without limitation, the Board of Directors' resolution providing for such approval) of this Agreement or the transactions contemplated hereby or (ii) approve or recommend, or propose to approve or recommend, any Sale Transaction, except in the event the Board of Directors of a party determines in good faith, based on the advice of outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to its stockholders under Applicable Law, and then only at or after the termination of this Agreement pursuant to Section 8.1(f) or 8.1(g).

          (c) In addition to the obligations set forth in subsections (a) and (b) of this Section 6.12, each party promptly shall advise the others orally and in writing of any request for information or of any proposed Sale Transaction or any inquiry with respect to or which could reasonably be expected to lead to any proposed Sale Transaction, the identity of the Person making any such request, proposed Sale Transaction or inquiry and the terms and conditions thereof. Each party will keep the others fully informed of the status and details (including amendments or proposed amendments) of any such request, proposed Sale Transaction or inquiry, and each party shall keep confidential such information provided to it by another party pursuant to this Section 6.12(c), subject to any judicial or other legal order, directions or obligations to disclose such information.

          (d) Nothing contained in this Section 6.12 shall prohibit SESI from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act.

     Section 6.13 RESTRICTION ON FUNDS.

          (a) Each of the Funds hereby covenants and agrees that, prior to the Closing, it shall not sell, transfer or otherwise dispose of all or any part of the shares of Cardinal Common Stock owned by it or grant any proxy relating thereto other than to existing Cardinal Stockholders as of the date hereof. In the event of any transfer by operation of law with respect to the Cardinal Common Stock owned by the Funds, the provisions of this
Section 6.13 are intended to be binding upon the transferee, and such transferee will be bound hereby. If any transfers of Cardinal Common Stock are made pursuant to this Section 6.13, Section 3.1 of the Cardinal Disclosure Schedules shall be amended accordingly.

          (b) So long as this Agreement remains in effect, the Funds agree and undertake to vote or cause to be voted all of the shares of Cardinal Common Stock as to which the Funds have voting power at any meeting or meetings (including any adjournments thereof) before which, or on any written consents with respect to which, the Agreement or any similar agreement may come for consideration by the Cardinal Stockholders, in favor of the approval of this Agreement and against any similar agreement unless SESI then is in breach or default in any material respect with respect to any covenant, representation or warranty to an extent that would permit Cardinal to terminate this Agreement.

     Section 6.14 UPDATE INFORMATION. Each party hereto will promptly disclose to the other any information contained in its representations and warranties that because of an event occurring after the date hereof is incomplete or no longer correct; provided, however, that except as contemplated by Sections 6.4, 6.13 and 7.1(l) hereof relative to Section
3.1 of the Cardinal Disclosure Schedules, none of such disclosures will be deemed to modify, amend, or supplement the representations and warranties of such party, unless the other party consents to such modification, amendment, or supplement in writing. Each party shall promptly advise the other party orally and in writing of any change or event having or which insofar as reasonably can be foreseen would have, a Material Adverse Effect on the party providing such notification.

     Section 6.15 MAINTENANCE OF POLICIES. SESI and Cardinal shall maintain the coverage under the SESI Policies and the Cardinal Policies respectively, in full force and effect until the Closing Date.

     Section   6.16       DIRECTOR'S   AND  OFFICER'S  INDEMNIFICATION  AND
INSURANCE.

          (a) For four years after the Effective Time, SESI shall indemnify and hold harmless the present and former officers and directors of Cardinal or Cardinal Services in respect of acts or omissions prior to the Effective Time to the fullest extent provided under Cardinal's Certificate of Incorporation in effect on the date hereof or pursuant to any agreements set forth in Section 4.23 of the Disclosure Schedule; PROVIDED THAT such indemnification shall be subject to any limitation imposed from time to time under Applicable Law.

          (b) SESI shall pay the insurance premiums required for any extension of Cardinal's officers' and directors' liability insurance policy that is in force at the date hereof following the Closing Date for a "discovery" period elected under such insurance policy covering the officers and directors of Cardinal (the "Extended Coverage Policy") for a period of four years or shall provide substantially similar coverage for the same period under SESI's directors' and officers' insurance policy for all directors and officers of Cardinal or Cardinal Services.

     Section 6.17 NASDAQ FILING. SESI shall timely file with Nasdaq the notice of issuance of the Merger Shares as required pursuant to NASD Rule 4310(c)(17), and in connection therewith, remit the fee specified in NASD Rule 4510(b)(2).

     Section 6.18 SESI EMPLOYEE BENEFITS. As soon as practicable after the Effective Time, those employees of Cardinal and Cardinal Services who become employees of the Surviving Corporation or a Subsidiary of the Surviving Corporation or SESI or an SESI Subsidiary shall be entitled to participate in all employee benefit plans of SESI, including, without limitation, its 401(k) savings plan, in respect of their service after the Effective Time to the same extent that employees of SESI who are employed in comparable positions are entitled to participate. SESI and Cardinal further agree that any such employees shall be credited for their service with Cardinal or Cardinal Services, as the case may be, for purposes of eligibility, benefit entitlement and vesting in the plans provided by SESI. Such employees' benefits under the SESI's medical benefit plan shall not be subject to any exclusions for any pre-existing conditions (to the extent such exclusions did not apply under Cardinal's medical benefit plan), and credit shall be received for any deductibles or out-of-pocket amounts previously paid.

                             ARTICLE 7
                        CLOSING CONDITIONS

     Section 7.1 CONDITIONS APPLICABLE TO ALL PARTIES. The respective obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or, where permissible, waiver by such party of the following conditions at or prior to the Closing
Date:

          (a) No statute, rule, regulation, executive order, decree, preliminary or permanent injunction or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or other Governmental Entity which prohibits or restricts the consummation of the transactions contemplated by this Agreement, and no Proceeding shall have been commenced and be pending which seeks to prohibit or restrict the consummation of the transactions contemplated by this Agreement.

          (b) The SESI stockholders shall have met and (i) approved this Agreement, the Charter Amendment and the SESI Stock Incentive Plan, and
(ii) elected the slate of directors designated pursuant to Section 6.2(b) hereof.

          (c)  The   Cardinal   Stockholders   shall   have  approved  this
Agreement.

          (d) SESI and Cardinal shall have received an opinion of Jones, Walker, Waechter, Poitevent, Carrere & Denegre L.L.P. to the effect that the Merger constitutes a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code, that the Cardinal Stockholders will recognize no gain or loss for federal income tax purposes with respect to SESI Common Stock received by them in connection with the Merger, and that no gain or loss for federal income tax purposes will be recognized by SESI or Cardinal as a result of the Merger.

          (e) SESI shall have completed the Financing on terms reasonably acceptable to Cardinal.

          (f) Cardinal shall have received the Equity Contribution on terms reasonably acceptable to SESI.

          (g) SESI and the Funds shall have executed and delivered to each other the Stockholders' Agreement.

          (h) The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

          (i) All Cardinal Stockholders as of the Closing Date shall have executed and delivered the Agreement and Release to SESI.

          (j) All consents and approvals of third parties necessary for consummation of the transactions contemplated by this Agreement shall have been obtained.

          (k) The Merger Shares shall have been approved for listing, subject to notice of official issuance, on the Nasdaq National Market.

          (l) All issued and outstanding shares of Cardinal Preferred Stock shall have been either redeemed by Cardinal or converted into Cardinal Common Stock by the holders of such Cardinal Preferred Stock, and there shall be no shares of Cardinal Preferred Stock issued and outstanding at the Effective Time and Section 3.1 of the Cardinal Disclosure Schedules shall have been amended to reflect any such conversion, or the holders thereof shall have approved this Agreement as provided in Section 6.2(c).

          (m) The Escrow Agreement (as defined in the Settlement Agreement) shall have been executed and delivered and arrangements shall have been made to escrow thereunder 892,000 shares of SESI Common Stock issued in connection with the Merger.

     Section 7.2 CONDITIONS TO OBLIGATIONS OF SESI. The obligations of SESI to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions unless waived by
SESI:

          (a) Each of the representations and warranties of Cardinal and the Funds set forth in this Agreement that is qualified as to materiality shall be true and correct, and each of such representations and warranties that is not so qualified as to materiality shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and Cardinal and the Funds shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.

          (b) SESI shall have received an opinion of Gardere, Wynne, Sewell & Riggs, L.L.P., counsel for Cardinal, substantially in the form attached hereto as Exhibit F.

     Section 7.3 CONDITIONS TO OBLIGATIONS OF CARDINAL. The obligations of Cardinal to consummate the transactions contemplated by this Agreement are subject to the satisfaction for the following conditions, unless waived by Cardinal and the Funds:

          (a) Each of the representations and warranties of SESI set forth in this Agreement that is qualified as to materiality shall be true and correct, and each of such representations and warranties that is not so qualified as to materiality shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and SESI shall have performed in all material respects all obligations required to be performed by it under this Agreement on or prior to the Closing Date.

          (b)  Cardinal shall  have  received  an opinion of Jones, Walker,
Waechter,  Poitevent,   Carrere  &  Denegre,  L.L.P.,  counsel   for  SESI,
substantially in the form attached hereto as Exhibit G.

          (c) SESI shall have executed and delivered the Registration Rights Agreements.

          (d) Cardinal shall have received evidence satisfactory to them that the Extended Coverage Policy is in force.

          (e)  SESI shall have fulfilled the covenants contained in Section
6.2(e).


                             ARTICLE 8
                     TERMINATION AND AMENDMENT

     Section  8.1      TERMINATION.   This  Agreement may be terminated and
abandoned at any time prior to the Closing Date:

          (a)  by mutual consent of SESI and Cardinal;

          (b) by SESI, if there shall have been a breach of any representation, warranty, covenant or agreement on the part of Cardinal or the Funds that is qualified as to materiality, or a material breach of any such representation, warrant, covenant or agreement that is not so qualified as to materiality, which breach shall not have been cured prior to the earlier of (i) 30 days following notice of such breach and (ii) the Closing Date;

          (c) by Cardinal, if there shall have been a breach of any representation, warranty, covenant or agreement on the part of SESI that is qualified as to materiality, or a material breach of any such representation, warrant, covenant or agreement that is not so qualified as to materiality, which breach shall not have been cured prior to the earlier of (i) 30 days following notice of such breach and (ii) the Closing Date;

          (d) by either SESI on the one hand, or Cardinal on the other hand, if any permanent injunction or other order of a court or other competent Governmental Entity preventing the transactions contemplated by this agreement shall have become final and nonappealable;

          (e) by either SESI on the one hand, or Cardinal on the other hand, if the transactions contemplated by this Agreement shall not have been consummated on or before October 15, 1999; provided, that the right to terminate this Agreement under this Section 8.1(e) shall not be available to any party whose breach of its representations and warranties in this Agreement or whose failure to perform any of its covenants and agreements under this Agreement has resulted in the failure of the transactions contemplated by this agreement to occur on or before such date;

          (f) by SESI, if (i) the Board of Directors of Cardinal withdraws, modifies or changes its recommendation of this Agreement or the Merger or shall have resolved to do any of the foregoing or the Board of Directors of Cardinal shall have recommended to the stockholders of Cardinal any proposed Sale Transaction or resolved to do so; (ii) a tender offer or exchange offer for 30% or more of the outstanding shares of Cardinal Common Stock is commenced and the Board of Directors of Cardinal, within 10 Business Days after such tender offer or exchange offer is so commenced, either fails to recommend against acceptance of such tender or exchange offer by its stockholders or takes no position with respect to the acceptance of such tender or exchange offer by its stockholders; or (iii) except as contemplated by this Agreement, any person shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the regulations promulgated thereunder), shall have been formed which beneficially owns, or has the right to acquire beneficial ownership of, 30% or more of the then outstanding shares of Cardinal Common Stock;

          (g) by Cardinal if (i) the Board of Directors of SESI withdraws, modifies or changes its recommendation of this Agreement or the Merger or shall have resolved to do any of the foregoing or the Board of Directors of SESI shall have recommended to the stockholders of SESI any proposed Sale Transaction or resolved to do so; (ii) a tender offer or exchange offer for 30% or more of the outstanding shares of SESI Common Stock is commenced and the Board of Directors of SESI, within 10 Business Days after such tender offer or exchange offer is so commenced, either fails to recommend against acceptance of such tender or exchange offer by its stockholders or takes no position with respect to the acceptance or such tender or exchange offer by its stockholders; or (iii) except as contemplated by this Agreement, any person shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under
Section 13(d) of the Exchange Act and the regulations promulgated thereunder), shall have been formed which beneficially owns, or has the right to acquire beneficial ownership of, 30% or more of the then outstanding shares of SESI Common Stock;

          (h) by either SESI on the one hand, or Cardinal on the other hand, if

               (i) Cardinal accepts a proposed Sale Transaction, which shall have been approved by Cardinal's Board of Directors in accordance with Section 6.12(b);

               (ii) SESI accepts a proposed Sale Transaction, which shall have been approved by SESI's Board of Directors in accordance with Section 6.12(b);

               (iii) if the required approval of the stockholders of SESI of this Agreement is not received at the SESI Annual Meeting; or

               (iv) if the required approval of the Cardinal stockholders of this Agreement is not obtained.

     Section 8.2 EFFECT OF TERMINATION. (a) Except as provided in this Section 8.2, in the event of a termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void, the representations and warranties shall not survive, and there shall be no further liability or obligation under any provisions hereof on the part of the parties hereto or their respective officers, directors or stockholders.

          (b) To the extent that a termination of this Agreement pursuant to Section 8.1(b) or (c) results from a willful breach of any of a party's representations, warranties, covenants or agreements set forth in this Agreement, the injured party shall have a right to recover its damages caused thereby, provided, however, that such injured party, shall not be entitled to consequential or punitive damages.

          (c) In the event of a termination of this Agreement pursuant to Sections 8.1(b), 8.1(f) or 8.1(h)(iv) and within three months of any such termination, Cardinal accepts a written offer or enters into a written agreement to consummate a Sale Transaction and such Sale Transaction is ultimately consummated, then Cardinal shall at the closing of such Sale Transaction (and as a condition of such closing) pay to SESI a termination fee equal to $3 million.

          (d) In the event of a termination of this Agreement pursuant to Sections 8.1(c), 8.1(g) or 8.1(h)(iii) and within three months of any such termination, SESI accepts a written offer or enters into a written agreement to consummate a Sale Transaction and such Sale Transaction is subsequently consummated, then SESI shall at the closing of such Sale Transaction (and as a condition of such closing) pay to Cardinal a termination fee equal to $3 million.

          (e)  In the event of a termination of this Agreement  pursuant to
Section 8.1(h)(i) or (ii) hereof, then the party who has accepted a proposed Sale Transaction shall pay to the other immediately a termination fee equal to $3 million.

                             ARTICLE 9
                           MISCELLANEOUS

     Section 9.1 NOTICES. Any notice or other communication required or permitted hereunder shall be in writing or by telex, telephone or facsimile transmission with subsequent written confirmation, and may be personally served or sent by United States mail and shall be deemed to have been given upon receipt by the party notified. For purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 9.1) shall be as set forth opposite each party's name on the signature page hereof.

     Section 9.2 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the parties shall not survive the Closing.

     Section 9.3 HEADINGS; GENDER. When a reference is made in this Agreement to a section, exhibit or schedule, such reference shall be to a section, exhibit or schedule of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All personal pronouns used in this Agreement shall include the other genders, whether used in the masculine, feminine or neuter gender, and the singular shall include the plural and vice versa, whenever and as often as may be appropriate.

     Section 9.4 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement (including the documents, exhibits and instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements, and understandings and communications, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Section 6.16 hereof, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     Section 9.5 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable principles of conflicts of law.

     Section 9.6 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties.

     Section 9.7 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by reason of any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible, and in any case such term or provision shall be deemed amended to the extent necessary to make it no longer invalid, illegal or unenforceable.

     Section 9.8     COUNTERPARTS.   This  Agreement  may  be  executed  in
multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same document.

     Section 9.9 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

     Section 9.10 EXTENSION; WAIVER. At any time prior to the Closing Date, the parties hereto may, in their respective sole discretion and to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto; and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed by or on behalf of such party.

     Section 9.11 EXPENSES. Except as provided in Section 8.2, whether or not the transactions contemplated herein are consummated, payment for all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be made by the party incurring such costs and expenses.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed themselves or by their respective duly authorized officers as of the date first written above.

Address:                      SUPERIOR ENERGY SERVICES, INC.
1105 Peters Road
Harvey, Louisiana  70058
Attn:  Terence E. Hall        By:    /S/ TERENCE E. HALL
Fax:  504-362-1818                            Terence E. Hall
                                              President

Address:                      SUPERIOR CARDINAL ACQUISITION
1105 Peters Road                   COMPANY, INC.
Harvey, Louisiana  70058
Attn:  Terence E. Hall        By:   /S/ TERENCE E. HALL
Fax:  504-362-1818                            Terence E. Hall
                                              President

Address:                      CARDINAL HOLDING CORP.
600 Travis, Suite 6000
Houston, Texas 77002
Attn:  Ben A. Guill
Fax:  713-224-077l            By:   /S/ BEN A. GUILL
                                   Ben A. Guill
                                   Interim Chief Executive Officer


Address:                      FIRST RESERVE FUND VII,
600 Travis, Suite 6000        LIMITED PARTNERSHIP
Houston, Texas  77002         By:  First Reserve  GP VII, L.P., its General
Attn:  Ben A. Guill                Partner
Fax:  713-224-0771
                                   By:   First  Reserve   Corporation,  its
                                         General Partner

                              By:  /S/ BEN A. GUILL
                                            Ben A. Guill
                                              President

Address:                      FIRST RESERVE FUND VIII,
600 Travis, Suite 6000        LIMITED PARTNERSHIP
Houston, Texas  77002         By:  First Reserve GP VIII, L.P., its General
Attn:  Ben A. Guill                Partner
Fax:  713-224-0771
                                   By:   First  Reserve  Corporation,   its
                                         General Partner


                              By:  /S/ BEN A. GUILL
                                            Ben A. Guill
                                              President

                                                      Exhibit "A"




                        CARDINAL DISCLOSURE SCHEDULES
                          (Intentionally Omitted)

                                                      Exhibit "B"



                        SUPERIOR DISCLOSURE SCHEDULES
                           (Intentionally Omitted)

                                                      Exhibit "C"















                   REGISTRATION RIGHTS AGREEMENT




                               Among



                  SUPERIOR ENERGY SERVICES, INC.


                                And


            FIRST RESERVE FUND VII, LIMITED PARTNERSHIP
            FIRST RESERVE FUND VIII, LIMITED PARTNERSHIP




                                        , 1999

                   REGISTRATION RIGHTS AGREEMENT


     This  Registration  Rights Agreement (this "Agreement") is entered into
this       day of April ______, 1999, by and among Superior Energy Services,
Inc., a Delaware corporation ("Superior"), and First Reserve Fund VII, Limited Partnership, a Delaware limited partnership, and First Reserve Fund VIII, Limited Partnership, a Delaware limited partnership (each a "First Reserve Fund" and, collectively, the "First Reserve Funds").

                       W I T N E S S E T H:

     WHEREAS, pursuant to that certain Agreement and Plan of Merger (the "Merger Agreement") dated April ____, 1999 entered into by and among, INTER ALIA, Superior, Cardinal Holding Corp. ("Cardinal") and the First Reserve Funds, each First Reserve Fund received upon consummation of the Merger contemplated by the Merger Agreement, shares of Superior Common Stock in exchange for the shares of common stock of Cardinal it holds; and

     WHEREAS, the parties hereto desire to set forth certain additional agreements among them relating to the Registrable Securities owned by the First Reserve Funds.

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

     1. DEFINED TERMS. The following capitalized terms when used in this Agreement shall have the following meanings:

     "Cardinal Holders" means the holders of registerable securities in accordance with the terms of the Cardinal Registration Rights Agreement.

     "Cardinal Registration Rights Agreement" means that certain Registration Rights Agreement, dated as of the date hereof, by and among Superior and all of Cardinal's stockholders other than the First Reserve Funds.

     "Common Stock" means the common stock, $.001 par value per share, of Superior.

     "Demand  Registration"  means  a  demand registration  as  defined  in
Section 2(a) hereof.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Holders"  means  the  holders  of  the   Registrable   Securities  in
accordance with the terms of this Agreement.

     "Person"   means  an  individual,  corporation,  partnership,  limited liability company, business trust, joint stock company, unincorporated association, or other entity of whatever nature.

     "Piggyback Registration" means a  piggyback registration as defined in
Section 2(b) hereof.

     "Prospectus" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

     "Registrable Securities" means (a) all shares of Common Stock issued to the First Reserve Funds pursuant to the Merger Agreement and (b) any other securities issued by Superior after the date hereof with respect to such shares of Common Stock by means of exchange, reclassification, dividend, distribution, split up, combination, subdivision, recapitalization, merger, spin-off, reorganization or otherwise; provided, however, that as to any Registrable Securities, such securities shall cease to constitute Registrable Securities for the purposes of this Agreement if and when: (i) a Registration Statement with respect to the sale of such securities shall have been declared effective by the SEC and such securities shall have been sold pursuant thereto; (ii) such securities shall have been sold in compliance with of all applicable resale provisions of Rule 144 under the Securities Act; or (iii) such securities cease to be issued and outstanding for any reason.

     "Registration Statement" means any registration statement filed by Superior that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included therein, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

     "SEC" means the Securities and Exchange Commission, or any successor agency thereto.

     "Securities Act" means the Securities Act of 1933, as amended.

     2.   REGISTRATION RIGHTS

          (a) Demand Registration. (i) At any time after _______, 2000 [one year from date of Agreement], the First Reserve Funds may at any time and from time to time make a written request for registration under the Securities Act of not less than 20% of the Registrable Securities owned by them (a "Demand Registration"); provided that Superior shall not be obligated to effect more than one Demand Registration in any 12-month period or more than an aggregate of four Demand Registrations pursuant to this Section 2(a). Such request will specify the number of shares of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof. A registration will not count as a Demand Registration until the Registration Statement filed pursuant to such registration has been declared effective by the SEC and remains effective for the period specified in Section 2(e)(i).

               (ii) If the First Reserve Funds so elect, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. The First Reserve Funds shall select the managing underwriters and any additional investment bankers and managers to be used in connection with the offering; provided that the lead managing underwriter must be reasonably satisfactory to Superior.

               (iii) Neither Superior nor any of its security holders (other than the holders of Registrable Securities in such capacity) shall be entitled to include any of Superior's securities in a Registration Statement initiated as a Demand Registration under this Section 2(a) without the consent of The First Reserve Funds.

          (b) Piggyback Registration. If Superior proposes to file a registration statement under the Securities Act with respect to an offering of Common Stock (i) for Superior's own account (other than a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the SEC for transactions traditionally registered on Form S-4 or S-8)) or
(ii) for the account of any of its holders of Common Stock (other than pursuant to a Demand Registration under Section 2(a)), except for the Shelf Registration (as that term is defined in the Cardinal Registration Rights Agreement, then Superior shall give written notice of such proposed filing to the First Reserve Funds as soon as practicable (but in no event later than the earlier to occur of (i) the tenth day following receipt by Superior of notice of exercise of other Demand Registration rights and (ii) 30 days before the filing date), and such notice shall offer the First Reserve Funds the opportunity to register such number of shares of
Registrable Securities as the First Reserve Funds may request within 20 days after receipt by the First Reserve Funds of Superior's notice on the same terms and conditions as Superior's or such holder's Common Stock (a "Piggyback Registration"). The First Reserve Funds will be permitted to withdraw all or any part of their Registrable Securities from a Piggyback Registration at any time prior to the date the Registration Statement filed pursuant to such Piggyback Registration becomes effective with the SEC.

          (c) Reduction of Offering. Notwithstanding anything contained herein, if the Piggyback Registration is an underwritten offering and the lead managing underwriter of such offering delivers a written opinion to Superior that the size of the offering that Superior, the First Reserve Funds, the Cardinal Holders and any other Persons whose securities are proposed to be included in such offering is such that the offering or the offering price would be materially and adversely affected, Superior will include in such Piggyback Registration in the following order of priority
(i) first, all of the Registrable Securities requested by the First Reserve Funds and the Cardinal Holders, on a pro rata basis based on the amount of securities sought to be registered, and (ii) second, the securities proposed to be registered by any other Persons; provided, that in no event shall the number of securities included in a Piggyback Registration for Persons pursuant to Section (c)(ii) be reduced below the lesser of (i) the number of securities such persons would be entitled to include in such Piggyback Registration if, in the event of a reduction of the size of the offering pursuant to this Section 2(c), they were entitled, notwithstanding the terms of this Section 2(c), to include their securities in such Piggyback Registration on a pro rata basis with the First Reserve Funds and the Cardinal Holders based on the amount of securities sought to be registered and (ii) 20% of the total amount of securities included in such offering for Persons other than Superior and the Persons, if any, demanding such registration.

          (d) Filings; Information. Whenever the First Reserve Funds request that any Registrable Securities be registered pursuant to Section 2(a) hereof, Superior will use its reasonable best efforts to effect the registration of such Registrable Securities and to permit the sale of such Registrable Securities in accordance with the intended method of disposition thereof, as promptly as is practicable, and in connection with any such request:

               (i) Superior will as expeditiously as possible, but in no event later than 30 days after receipt of a request to file a registration statement with respect to such Registrable Securities, prepare and file with the SEC a Registration Statement on any form for which Superior then qualifies and which counsel for Superior shall deem appropriate and available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof and which is reasonably satisfactory to the First Reserve Funds, and use its reasonable best efforts to cause such Registration Statement to become and remain effective for a period of not less than 90 days (or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold); provided that if at the time Superior receives a request to file a registration statement with respect to
          Registrable Securities, Superior is engaged in confidential negotiations or other confidential business activities, disclosure of which would be required in such registration statement (but would not be required if such registration statement were not filed) and the board of directors of Superior determines in good faith that such disclosure would be materially detrimental to Superior and its stockholders, Superior shall have a period of not more than 120 days (less the number of days during the previous 12 months that the use of a Prospectus was suspended pursuant to Section 2(d)(vi) and/or this Section 2(d)(i)) within which to file such registration statement measured from the date of Superior's receipt of the First Reserve Funds's request for registration in accordance with Section 2(a) hereof. The filing of a registration statement may only be deferred once for any potential transaction or event or related transactions or events that could arise as a result of negotiations or other activities and any registration statement whose filing has been deferred as a result shall be filed forthwith if the negotiations or other activities are disclosed or terminated. In order to defer the filing of a registration statement pursuant to this Section 2(d)(i), Superior shall promptly, upon determining to seek such deferral, deliver to the First Reserve Funds a certificate signed by the President or Chief Financial Officer of Superior stating that Superior is deferring such filing pursuant to this Section 2(d)(i).

               (ii) Superior will prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the period set forth in Section 2(d)(i) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement.

               (iii)  Superior  will,  if  requested,  prior  to  filing  a
          Registration Statement or any amendment or supplement thereto, furnish to the First Reserve Funds and each applicable managing underwriter, if any, copies thereof, and thereafter furnish to the First Reserve Funds and each such underwriter, if any, such number of copies of such Registration Statement, amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein) and the Prospectus included in such Registration Statement (including each preliminary Prospectus) as the First Reserve Funds or each such underwriter may reasonably request in order to facilitate the sale of the Registrable Securities.

               (iv) After the filing of the Registration Statement, Superior will promptly notify the First Reserve Funds of any stop order issued or, to Superior's knowledge, threatened to be issued by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it as soon as possible if entered.

               (v) Superior will use its reasonable best efforts to qualify the Registrable Securities for offer and sale under such other securities or blue sky laws of such jurisdictions in the United States as the First Reserve Funds reasonably request; provided that Superior will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph 2(d)(v), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

               (vi) Superior will as promptly  as is practicable notify the
          First Reserve Funds, at any time when a Prospectus is required by law to be delivered in connection with sales by an underwriter or dealer, of the occurrence of any event requiring the preparation of a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and promptly make available to the First Reserve Funds and to the underwriters any such supplement or amendment. The First Reserve Funds agree that, upon receipt of any notice from Superior of the occurrence of any event of the kind described in the preceding sentence, the First Reserve Funds will forthwith discontinue the offer and sale of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until receipt by the First Reserve Funds and the underwriters of the copies of such supplemented or amended Prospectus and, if so directed by Superior, the First Reserve Funds will deliver to Superior all copies, other than permanent file copies, then in the First Reserve Funds' possession of the most recent Prospectus covering such Registrable Securities at the time of receipt of such notice. In the event Superior shall give such notice, Superior shall extend the period during which such Registration Statement shall be maintained effective as provided in Section 2(e)(i) by the number of days during the period from and including the date of the giving of such notice to the date when Superior shall make available to the First Reserve Funds such supplemented or amended Prospectus.

               (vii) Superior will enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the sale of such Registrable Securities.

               (viii) Superior will furnish to the First Reserve Funds and to each underwriter a signed counterpart, addressed to the First Reserve Funds or such underwriter, of an opinion or opinions of counsel to Superior and a comfort letter or comfort letters from Superior's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the First Reserve Funds or the managing underwriter reasonably requests.

               (ix) Superior will make generally available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the SEC thereunder.

               (x) Superior will use its reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange or market on which the Common Stock is then listed.

          Superior may require the First Reserve Funds to furnish promptly in writing to Superior such information regarding the First Reserve Funds, the plan of distribution of the Registrable Securities and other information as Superior may from time to time reasonably request or as may be legally required in connection with such registration.

          (e) Registration Expenses. In connection with any Demand Registration or any Piggyback Registration, Superior shall pay the following expenses incurred in connection with such registration: (i) filing fees with the SEC; (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) fees and expenses incurred in connection with the listing of the Registrable Securities; (v) fees and expenses of counsel and independent certified public accountants for Superior and (vi) the reasonable fees and expenses of any additional experts retained by Superior in connection with such registration. In connection with the preparation and filing of a Registration Statement pursuant to Section 2(a), Superior will also pay the reasonable fees and expenses of a single legal counsel chosen by the First Reserve Funds. The First Reserve Funds shall pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities and any other expenses of the First Reserve Funds.

          (f) Participation in Underwritten Registrations. No Person may participate in any underwritten registered offering contemplated hereunder unless such Person (a) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement.

          (g) Holdback Agreements. The First Reserve Funds agree not to effect any public sale (including a sale pursuant to Rule 144 of the Securities Act) of any Registrable Securities, or any securities convertible into or exchangeable or exercisable for such securities, during the 14 days prior to, and during the 120-day period beginning on, the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration in which the First Reserve Funds participate, other than the Registrable Securities to be sold pursuant to such registration statement.

     3.   INDEMNIFICATION

          (a) Indemnification by Superior. Superior agrees to indemnify and hold harmless the First Reserve Funds, its general partner and their officers and directors, and each Person, if any, who controls the First Reserve Funds within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses arising out or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or prospectus relating to the Registrable Securities or any preliminary Prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities and expenses are caused by any untrue statement or omission or alleged untrue statement or omission based upon information relating to the First Reserve Funds or the plan of distribution furnished in writing to Superior by or on behalf of the First Reserve Funds expressly for use therein; provided that the foregoing indemnity with respect to any preliminary Prospectus shall not inure to the benefit of the First Reserve Funds if a copy of the most current Prospectus at the time of the delivery of the Registrable Securities was not provided to the purchaser, Superior had previously furnished the First Reserve Funds with a sufficient number of copies of the current Prospectus and such current Prospectus would have cured the defect giving rise to such loss, claim, damage or liability. Superior also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters on substantially the same basis as that of the indemnification of the First Reserve Funds provided in this Section 3(a).

          (b) Indemnification by The First Reserve Funds. The First Reserve Funds agree to indemnify and hold harmless Superior, its officers and directors, and each Person, if any, who controls Superior within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from Superior to the First Reserve Funds, but only with reference to information relating to the First Reserve Funds or the plan of distribution furnished in writing by or on behalf of the First Reserve Funds expressly for use in any Registration Statement or Prospectus, or any amendment or supplement thereto, or any preliminary Prospectus. The First Reserve Funds also agree to indemnify and hold harmless any underwriters of the Registrable Securities, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of Superior provided in this Section 3(b).

          (c) Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 3(a) or Section 3(b), such Person (the "Indemnified Party") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Party") in writing and the Indemnifying Party shall have the right to assume the defense of such proceeding and retain counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless
(i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

          (d) Contribution. If the indemnification provided for in this Agreement is unavailable to an Indemnified Party in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of Superior and, the First Reserve Funds and the underwriters in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities. The relative fault of Superior and, the First Reserve Funds and the underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          Superior and the First Reserve Funds agree that it would not be just and equitable if contribution pursuant to this Section 3(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     4. RULE 144. Superior covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as the First Reserve Funds may reasonably request to the extent required from time to time to enable the First Reserve Funds to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC. Upon the request of the First Reserve Funds, Superior will deliver to the First Reserve Funds a written statement as to whether it has complied with such reporting requirements.

     5.   MISCELLANEOUS.

          (a) NOTICES. Any notice or other communication required or permitted hereunder shall be in writing or by telex, telephone or facsimile transmission with subsequent written confirmation, and may be personally served or sent by United States mail and shall be deemed to have been given upon receipt by the party notified. For purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 5) shall be as set forth opposite each party's name on the signature page hereof.

          (b) TERMINATION. This Agreement will terminate upon the earlier of (i) the date upon which the Company and the First Reserve Funds mutually agree in writing to terminate this Agreement and (ii) the first date on which there ceases to be any Registrable Securities.

          (c) TRANSFER OF REGISTRATION RIGHTS. The rights of Holders hereunder may be assigned by Holders to a transferee or assignee of any Registrable Securities provided that Superior is given written notice at the time of or within a reasonable time after said transfer, stating the name and address of such transferee or assignee and identifying the securities with respect to which such registration rights are being assigned; and provided further that the registration rights granted by Superior in Section 2 may only be transferred to, and the definition of "Holders" shall only include, transferees who meet either of the following criteria: such transferee is (i) a holder of 100,000 or more shares of the Registrable Securities before giving effect to the transfer, (ii) any partner of the First Reserve Funds, or (iii) a bank, trust company or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form. To the extent the rights under Section 2(a) of this Agreement are assigned to multiple Holders, all rights hereunder that may be exercised by the First Reserve Funds may only be exercised by one or more Holders holding 50% or more of the Registrable Securities in the aggregate.

          (d) WAIVERS AND AMENDMENTS; NONCONTRACTUAL REMEDIES; PRESERVATION OF REMEDIES. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by Superior and the Holders of a majority of the Registrable Securities or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising a right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude a further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any breach of any provision of this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such breach is based may also be the subject matter of any other provision of this Agreement (or of any other Agreement between the parties) as to which there is no breach.

          (e) SEVERABILITY. If any provision of this Agreement or the applicability of any such provision to a person or circumstances shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to Persons or circumstances other than those for which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and shall be enforced to the fullest extent permitted by law. To the extent permitted by applicable law each party hereto hereby waives any provision or provisions of law which would otherwise render any provision of this Agreement invalid, illegal or unenforceable in any respect.

          (f) COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts and when so executed shall constitute one Agreement, notwithstanding that all parties are not signatories to the same counterpart.

          (g)  GOVERNING   LAW.   This  Agreement  shall  be  governed  and
construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such state.

          (h)  SUCCESSORS  AND ASSIGNS.   Subject  to  Section  5(c),  this
Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the parties hereto.

          (i) OTHER REGISTRATION RIGHTS AGREEMENTS. Without the prior written consent of the First Reserve Funds, Superior will neither enter into any new registration rights agreements that conflict with the terms of this Agreement nor permit the exercise of any other registration rights in a manner that conflicts with the terms of the registration rights granted hereunder.

     IN WITNESS WHEREOF, this Agreement has been executed as of the date the First above written.


Addresses:                    SUPERIOR ENERGY SERVICES, INC.

1105 Peters Road
Harvey, Louisiana 70058       By: __________________________________
Attn: Terence E. Hall                      Terence E. Hall
Fax: 504-362-1818                             President


                              FIRST  RESERVE FUND VII, LIMITED
600 Travis - Suite 6000            PARTNERSHIP
Houston, Texas 77002
Attn: Ben A. Guill            By:  First Reserve GP VII, L.P., its
Fax: 713-224-0771                  General Partner

                                   By: First Reserve Corporation, its
                                       General Partner

                                   By: _____________________________
                                                Ben A. Guill
                                                  President


                              FIRST  RESERVE FUND VIII, LIMITED
                                   PARTNERSHIP

                              By:  First Reserve GP VIII, L.P., its
                                   General Partner

                                   By: First Reserve Corporation, its
                                       General Partner

                                   By: _____________________________
                                                 Ben A. Guill
                                                  President

                                                      Exhibit "D"












                   REGISTRATION RIGHTS AGREEMENT


                               Among



                  SUPERIOR ENERGY SERVICES, INC.


                                And


                   THE PARTIES SPECIFIED HEREIN



                                        , 1999

                   REGISTRATION RIGHTS AGREEMENT


     This Registration Rights Agreement (this "Agreement") is entered into this ______ day of ________ 1999, by and among Superior Energy Services, Inc., a Delaware corporation ("Superior"), and the parties listed on the signature page hereof under the heading "Shareholders" (each a "Shareholder" and, collectively, the "Shareholders").

                       W I T N E S S E T H:

     WHEREAS, pursuant to that certain Agreement and Plan of Merger (the "Merger Agreement") dated April ______, 1999 entered into by and between, INTER ALIA, Superior and Cardinal Holding Corp. ("Cardinal"), each Shareholder received upon consummation of the merger contemplated by the Merger Agreement, shares of Superior Common Stock in exchange for the shares of common stock of Cardinal it holds; and

     WHEREAS, the parties hereto desire to set forth certain additional agreements among them relating to the Registrable Securities owned by the Shareholders.

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

     1. DEFINED TERMS. The following capitalized terms when used in this Agreement shall have the following meanings:

     "Affiliate" shall have the meaning ascribed by Rule 12b-2 promulgated under the Exchange Act.
     "Common Stock" means the common stock, $.001 par value per share, of Superior.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "First  Reserve   Funds"   means   First  Reserve  Fund  VII,  Limited
Partnership and First Reserve Fund VIII, Limited Partnership, both Delaware limited partnerships.

     "Fully Diluted Basis" means all issued and outstanding shares of Common Stock, plus all shares of Common Stock issuable upon the exercise of any warrants, options or rights to acquire Common Stock which are then outstanding, regardless of whether such warrants, options or other rights are at the time exercisable.

     "Holders"   means   the  holders  of  the  Registrable  Securities  in
accordance with the terms of this Agreement.

     "Person" means an individual, corporation, partnership, limited liability company, joint venture, or other business trust, joint stock company, trust, unincorporated association or other legal entity of whatever nature.

     "Piggyback Registration" means a  piggyback registration as defined in
Section 2(b) hereof.

     "Prospectus" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

     "Registrable Securities" means (a) all shares of Common Stock issued to the Shareholders pursuant to the Merger Agreement and (b) any other securities issued by Superior after the date hereof with respect to such shares of Common Stock by means of exchange, reclassification, dividend, distribution, split up, combination, subdivision, recapitalization, merger, spin-off, reorganization or otherwise; provided, however, that as to any Registrable Securities, such securities shall cease to constitute Registrable Securities for the purposes of this Agreement if and when (i) a Registration Statement with respect to the sale of such securities shall have been declared effective by the SEC and such securities shall have been sold pursuant thereto; (ii) such securities shall have been sold in compliance with all applicable resale provisions of Rule 144 under the Securities Act; or (iii) such securities cease to be issued and outstanding for any reason.

     "Registration Statement" means any registration statement filed by Superior that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included therein, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

     "SEC" means the Securities and Exchange Commission, or any successor agency thereto.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Shelf  Registration"  means  the  shelf  registration  as defined  in
Section 2(a).

     "Suspension Period" means a period of time (a) commencing on the date on which Superior provides notice that the Registration Statement for the Shelf Registration is no longer effective, the Prospectus included therein no longer complies with the requirements prescribed by Section 10(a) of the Securities Act or the occurrence of any event requiring the preparation of a supplement or amendment to the Prospectus included so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) ending on the date when each Shareholder either receives copies of the supplemented or amended Prospectus contemplated by subparagraph (a) above or otherwise is advised in writing by the Company that the use of the Prospectus may be resumed.

     2.   REGISTRATION RIGHTS

          (a) Shelf Registration. (i) Superior shall prepare and file with the SEC within 90 days after the date hereof, a Registration Statement relating to the resale from time to time of the Registrable Securities by the Shareholders in accordance with the plan and method of distribution set forth in the Prospectus forming part of such Registration Statement (the "Shelf Registration").

     (ii) Superior agrees to use its reasonable best efforts to keep the Shelf Registration continuously effective until the first to occur of (A) _______, 2001 [the second anniversary of the date hereof] and (B) the date on which all of the Registrable Securities covered by the Shelf Registration have been sold pursuant thereto or may be sold pursuant to Rule 144(k) under the Securities Act (or any successor rule thereof).

      (iii) Each Shareholder agrees that it will not sell any Registrable Securities pursuant to the Shelf Registration during any Suspension Period. Superior agrees to cause any Suspension Period to end as soon as reasonably practicable.

     (iv) No Shareholder shall sell pursuant to the Shelf Registration a greater number of Registrable Securities than could be sold without registration under the Securities Act pursuant to Rule 144(e) as presently in effect.

          (b) Piggyback Registration. If Superior proposes to file a registration statement under the Securities Act with respect to an offering of Common Stock (i) for Superior's own account (other than a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the SEC for transactions traditionally registered on Forms S-4 or S-8)) or
(ii) for the account of any of its holders of Common Stock [other than the First Reserve Funds], then Superior shall give written notice of such proposed filing to the Shareholders as soon as practicable (but in no event later than 30 days before the filing date), and such notice shall offer the Shareholders the opportunity to register such number of shares of Registrable Securities as the Shareholders may request within 20 days after receipt by the Shareholders of Superior's notice on the same terms and conditions as Superior's or such Holder's Common Stock (a "Piggyback Registration"). The Shareholders will be permitted to withdraw all or any part of their Registrable Securities from a Piggyback Registration at any time prior to the date the Registration Statement filed pursuant to such Piggyback Registration becomes effective with the SEC.

           Notwithstanding anything contained herein, if the Piggyback Registration is an underwritten offering and the lead managing underwriter of such offering delivers a written opinion to Superior that the size of the offering that Superior, the First Reserve Funds, the Holders and any other Persons whose securities are proposed to be included in such offering is such that the offering or the offering price would be materially and adversely affected, Superior will include in such Piggyback Registration in the following order of priority (i) first, all of the Registrable Securities requested by the First Reserve Funds and the Holders, on a pro rata basis based on the amount of securities sought to be registered, and
(ii) second, the securities proposed to be registered by any other Persons; provided, that in no event shall the number of securities included in a Piggyback Registration for Persons pursuant to Section (c)(ii) be reduced below the lesser of (i) the number of securities such Persons would be entitled to include in such Piggyback Registration if, in the event of a reduction of the size of the offering pursuant to this Section 2(c), they were entitled, notwithstanding the terms of this Section 2(c), to include their securities in such Piggyback Registration on a pro rata basis with the First Reserve Funds and the Cardinal Holders based on the amount of securities sought to be registered and (ii) 20% of the total amount of securities included in such offering for Persons other than Superior and the Persons, if any, demanding such registration.

          (c)  Filings;   Information.   In   connection  with  the   Shelf
Registration:

               (i) Superior will prepare and file with the SEC a Registration Statement on any form of the SEC for which Superior then qualifies and which counsel for Superior shall deem appropriate and available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof.

               (ii) Superior will  prepare  and  file  with  the  SEC  such amendments and supplements to the Registration Statement and Prospectus used in connection therewith as may be necessary to keep the Registration Statement effective for the period specified in Section 2(a)(ii) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement.

               (iii) Superior will, if requested, prior to filing the Registration Statement or any amendment or supplement thereto, furnish to any Shareholder, copies thereof, and thereafter furnish to each Shareholder, such number of copies of such Registration Statement, amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein) and the Prospectus included in the Registration Statement as such Shareholder may reasonably request in order to facilitate the sale of the Registrable Securities.

               (iv) Superior will promptly notify each Shareholder when the SEC declares the Registration Statement effective.

               (v) Superior will promptly notify the Shareholders of any stop order issued or, to Superior's knowledge, threatened to be issued by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it as soon as practicable if entered.

               (vi) Superior will use its reasonable best efforts to qualify the Registrable Securities for offer and sale under such other securities or blue sky laws of such jurisdictions in the United States as the Shareholders reasonably request; provided that Superior will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph 2(c)(vi), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

               (vii)  Superior   will   notify   the  Shareholders  of  the
          commencement  and  termination  of  a  Suspension   Period.   The
          Shareholders agree that during any Suspension Period, the Shareholders will forthwith discontinue the offer and sale of Registrable Securities pursuant to the Registration Statement until receipt by the Shareholders of the copies of such supplemented or amended Prospectus as may be required and, if so directed by Superior, the Shareholders will deliver to Superior all copies, other than permanent file copies, then in the Shareholders' possession of the most recent Prospectus at the time of receipt of such notice.

               (viii) Superior will enter into customary agreements and take such other actions as are reasonably required in order to expedite or facilitate the sale of the Registrable Securities pursuant to the Registration Statement.

               (ix) Superior will make generally available to the Shareholders, as soon as reasonably practicable, but not later than the first day of the fifteenth full calendar month following the effective date of the Registration Statement, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the SEC thereunder.

               (x) Superior will use its reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange or market on which the Common Stock is then listed.

               (xi) Superior will furnish to each Shareholder a signed counterpart, addressed to the Shareholder, of an opinion or opinions of counsel of Superior and a comfort letter or comfort letters from Superior's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters delivered to underwriters in underwritten public offerings of securities.

          Superior may require the Shareholders to furnish promptly in writing to Superior such information regarding the Shareholders, the plan of distribution of the Registrable Securities and other information as Superior may from time to time reasonably request or as may be legally required in connection with the Registration Statement.

          (d) Registration Expenses. In connection with the Shelf Registration or any Piggyback Registration, Superior shall pay the following expenses incurred in connection with such registration: (i) filing fees with the SEC; (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) fees and expenses incurred in connection with the listing of the Registrable Securities; (v) fees and expenses of counsel and independent certified public accountants for Superior and (vi) the reasonable fees and expenses of any additional experts retained by Superior in connection with such registration. The Shareholders shall pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities and any other out-of-pocket expenses of the Shareholders.

          (e) Participation in Underwritten Registrations. No Person may participate in any underwritten registered offering contemplated hereunder unless such Person (a) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement.

          (f) Holdback Agreements. Any Shareholder owning more than 2% of the Common Stock on a Fully Diluted Basis agrees not to offer, sell, contract to sell or otherwise dispose of any Registrable Securities, or any securities convertible into or exchangeable or exercisable for such securities, during the 14 days prior to, and during the 120-day period beginning on, the effective date of any underwritten Piggyback Registration in which such Shareholder participates other than the Registrable Securities to be sold pursuant to such registration statement.

     3.   INDEMNIFICATION

          (a) Indemnification by Superior. Superior agrees to indemnify and hold harmless the Shareholders, their respective general partners or managers, if any, and their respective officers and directors, and each Person, if any, who controls the Shareholders within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or prospectus relating to the Registrable Securities or any preliminary Prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any untrue statement or omission or alleged untrue statement or omission based upon information relating to the Shareholders or the plan of distribution furnished in writing to Superior by or on behalf of the Shareholders expressly for use therein; provided that the foregoing indemnity with respect to any preliminary Prospectus shall not inure to the benefit of the Shareholders if a copy of the most current Prospectus at the time of the delivery of the Registrable Securities was not provided to the purchaser, Superior had previously furnished the Shareholders with a sufficient number of copies of the current Prospectus and such current Prospectus would have cured the defect giving rise to such loss, claim, damage, liability or expense. Superior also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters on substantially the same basis as that of the indemnification of the Shareholders provided in this Section 3(a).

          (b) Indemnification by The Shareholders. The Shareholders agree to indemnify and hold harmless Superior, its officers and directors, and each Person, if any, who controls Superior within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from Superior to the Shareholders, but only with reference to information relating to the Shareholders or the plan of distribution furnished in writing by or on behalf of the Shareholders expressly for use in any Registration Statement or Prospectus, or any amendment or supplement thereto, or any preliminary Prospectus. The Shareholders also agree to indemnify and hold harmless any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters on substantially the same basis as that of the indemnification of Superior provided in this Section 3(b).

          (c) Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 3(a) or Section 3(b), such Person (the "Indemnified Party") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Party") in writing and the Indemnifying Party shall have the right to assume the defense of such proceeding and retain counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless
(i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

          (d) Contribution. If the indemnification provided for in this Agreement is unavailable to an Indemnified Party in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of Superior and the Shareholders and the underwriters in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of Superior and the Shareholders and the underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          Superior and the Shareholders agree that it would not be just and equitable if contribution pursuant to this Section 3(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     4. RULE 144. Superior covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act, maintain registration of the Common Stock under the Exchange Act and take such further action as the Shareholders may reasonably request to the extent required from time to time to enable the Shareholders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC. Upon the request of the Shareholders, Superior will deliver to the Shareholders a written statement as to whether it has complied with such reporting requirements.

     5.   MISCELLANEOUS.

          (a) NOTICES. Any notice or other communication required or permitted hereunder shall be in writing or by telex, telephone or facsimile transmission with subsequent written confirmation, and may be personally served or sent by United States mail and shall be deemed to have been given upon receipt by the party notified. For purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 5) shall be as set forth opposite each party's name on the signature page hereof.

          (b) TERMINATION. This Agreement will terminate upon the earlier of (i) the date upon which the Company and Shareholders owning a majority of the Registrable Securities mutually agree in writing to terminate this Agreement and (ii) the first date on which there ceases to be any Registrable Securities.

          (c) TRANSFER OF REGISTRATION RIGHTS. The rights of the Holders hereunder may be assigned by Holders to a transferee or assignee of any Registrable Securities provided that Superior is given written notice at the time of or within a reasonable time after said transfer, stating the name and address of such transferee or assignee and identifying the securities with respect to which such registration rights are being assigned; and provided further that the registration rights granted by Superior in Section 2 may only be transferred to transferees who meet the following criteria: such transferee is (i) a holder of 100,000 shares of the Registrable Securities before giving effect to the transfer, (ii) a family limited partnership, trust or similar entity formed solely for the benefit of the Holder, for such Holder's spouse, or their children (any such entity, a "Holder's Trust"), PROVIDED that such Holder acts as sole general partner, trustee, managing member or in such other unilaterally authoritative capacity as is applicable and retains the sole power to direct voting and disposition of such Registrable Securities, and PROVIDED, FURTHER, that any such Holder's Trust shall agree in a writing in form and substance reasonably satisfactory to Superior to be bound and shall become bound by the terms of this Agreement, or (iii) an Affiliate of a Holder.

          (d) WAIVERS AND AMENDMENTS; NONCONTRACTUAL REMEDIES; PRESERVATION OF REMEDIES. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by Superior and Shareholders holding two-thirds or more of the Registrable Securities in the aggregate or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising a right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude a further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any breach of any provision of this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such breach is based may also be the subject matter of any other provision of this Agreement (or of any other Agreement between the parties) as to which there is no breach.

          (e) SEVERABILITY. If any provision of this Agreement or the applicability of any such provision to a person or circumstances shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to Persons or circumstances other than those for which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and shall be enforced to the fullest extent permitted by law. To the extent permitted by applicable law each party hereto hereby waives any provision or provisions of law which would otherwise render any provision of this Agreement invalid, illegal or unenforceable in any respect.

          (f) COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts and when so executed shall constitute one agreement, notwithstanding that all parties are not signatories to the same counterpart.

          (g)  GOVERNING  LAW.   This  Agreement   shall  be  governed  and
construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such state.

          (h)  SUCCESSORS  AND  ASSIGNS.   Subject  to  Section  5(c), this
Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the parties hereto.

          (i) REGISTRATION RIGHTS AGREEMENTS. Without the prior written consent of one or more Shareholders holding two-thirds or more of the Registrable Securities in the aggregate, Superior will neither enter into any new registration rights agreements that conflict with the terms of this Agreement nor permit the exercise of any other registration rights in a manner that conflicts with the terms of the registration rights granted hereunder.

     IN WITNESS WHEREOF, this Agreement has been executed as of the date the First above written.

Addresses:                    SUPERIOR ENERGY SERVICES, INC.
1105 Peters Road
Harvey, Louisiana 70058
Attn: Terence E. Hall         By: _________________________________________
Fax: 504-362-1818                 Terence E. Hall
                                  President


                              SHAREHOLDERS:

[Addresses to come]           GENERAL ELECTRIC CAPITAL CORPORATION


                              By: _________________________________________
                              Name:
                              Title:


                              DLJ INVESTMENT PARTNERS, L.P.

                              By: DLJ Investment Partners, Inc.,
                                       its Managing General Partner


                              By: _________________________________________
                              Name:
                              Title:


                              DLJ INVESTMENT FUNDING, INC.


                              By: _________________________________________
                              Name:
                              Title:



                              DLJ ESC II L.P.

                              By: DLJ LBO Plans Management Corporation


                              By: _________________________________________
                              Name:
                              Title:



                              HIBERNIA CAPITAL CORPORATION


                              By: _________________________________________
                              Name:
                              Title:



                              HIBERNIA CORPORATION
                              By: _________________________________________
                              Name:
                              Title:


                              KOTTS CAPITAL HOLDINGS, LIMITED
                              PARTNERSHIP

                              By: _________________________________________
                              Name:
                              Title:




                              _____________________________________________
                                                Keith Acker



                              _____________________________________________
                                                John R. Gunn



                              _____________________________________________
                                              Robert J. Gunn



                              _____________________________________________
                                              John F. Kerker


                              [Other  Shareholders  to   be   included   at
                              Closing]

                                                      Exhibit "E"













                      STOCKHOLDERS' AGREEMENT




                               Among



                  SUPERIOR ENERGY SERVICES, INC.


                                And

            FIRST RESERVE FUND VII, LIMITED PARTNERSHIP
            FIRST RESERVE FUND VIII, LIMITED PARTNERSHIP


                                     , 1999

                      STOCKHOLDERS' AGREEMENT

     This Stockholders' Agreement (this "Agreement") is entered into this _____ day of _______ 1999, is by and among Superior Energy Services, Inc., a Delaware corporation ("Superior"), and First Reserve Fund VII, Limited Partnership, a Delaware limited partnership, and First Reserve Fund VIII, Limited Partnership, a Delaware limited partnership (each a "First Reserve Fund" and, collectively, the "First Reserve Funds").

                        W I T N E S S E T H

     WHEREAS, pursuant to that certain Agreement and Plan of Merger (the "Merger Agreement") dated as of April __, 1999 entered into by and among, INTER ALIA, the First Reserve Funds and Superior, each of the First Reserve Funds received upon consummation of the Merger contemplated by the Merger Agreement, shares of Superior Common Stock in exchange for the shares of common stock of Cardinal Holding Corp. owned by it; and

     WHEREAS, the parties hereto desire to set forth certain additional agreements among them relating to the First Reserve Group's (as defined below) acquisition and ownership of Superior Securities.

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

                             ARTICLE 1
                           Defined Terms

     Section 1.1 DEFINED TERMS. The following capitalized terms when used in this Agreement shall have the following meanings:

     "Affiliate" shall have the respective meanings assigned thereto in Rule 405 as presently promulgated under the Securities Act.

     "beneficial ownership" and "group" shall have the respective meanings assigned thereto in Rules 13d-3 and 13d-5 as presently promulgated under the Exchange Act.

     "Board" means the Board of Directors of Superior.

     "Common Stock" means the common stock, $.001 par value per share, of Superior.

     "Director" means any member of the Board.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "First Reserve Group" means, collectively, the First Reserve Funds and their respective Affiliates; provided, however, that a Person shall not be deemed a member of the First Reserve Group if the only reason that such Person would be deemed an Affiliate of the First Reserve Funds is because it is (a) a limited partner of either or both of the First Reserve Funds,
(b) an operating company in which either or both of the First Reserve Funds (and/or any other fund or funds similar to the First Reserve Funds that is controlled by, controlling or under common control with the First Reserve Funds) have an investment, but in which the First Reserve Funds and such other funds do not, in the aggregate (i) have at least a majority of the voting power (defined in a manner consistent with the definition of Voting Power set forth herein with respect to Superior) of the securities of such operating company, or (ii) the contractual right to designate at least a majority of the members of the board of directors (or similar governing body) of such operating company, or (c) an Affiliate of an operating company described in clause (b) who is not otherwise an Affiliate of the First Reserve Group.

     "Fund Directors" shall have the meaning assigned to it in Section 2.1(b) hereof.

     "Independent Director" means, at any time, any Director who both (a) would qualify as an "independent director" within the meaning given to such term under the rules of the principal securities exchange or market on which the Common Stock is then listed or admitted for trading and (b) is not an Affiliate of either Superior or the First Reserve Funds (other than solely as the result of being a director of Superior).

     "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other entity of whatever nature.

     "Registration Rights Agreement" means that certain Registration Rights Agreement dated the date hereof among Superior and the First Reserve Funds, as amended, modified or supplemented from time to time.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Superior Securities" means, collectively, the Common Stock and any class or series of Superior's preferred stock, and any other securities, warrants or options or rights of any nature (whether or not issued by Superior) that are convertible into, exchangeable for, or exercisable for the purchase of, or otherwise give the holder thereof any rights in respect of common stock, or any class or series of Superior preferred stock that is entitled to vote generally for the election of directors or otherwise.

     "Termination  Date" means                 , 2009 [ten years  from  the
date of this Agreement].

     "Voting Power" means, at, any measurement date, the total number of votes that could have been cast in an election of directors of Superior had a meeting of the stockholders of Superior been duly held based upon a record date as of the measurement date if all Superior Securities then outstanding and entitled to vote at such meeting were present and voted to the fullest extent possible at such meeting.

     Section 1.2 OTHER DEFINITIONAL PROVISIONS. The words "hereof" "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section references are to this Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                             ARTICLE 2
                    Board of Directors; Voting

     Section 2.1 ELECTION OF DIRECTORS. Each of the First Reserve Funds hereby agrees that it shall vote all of the Superior Securities over which it has voting control and shall take, and cause all other members of the First Reserve Group to take, all other necessary or desirable actions within its control (whether in its capacity as a stockholder or otherwise) in order to cause the following:

     (a)  The Board shall at all times consist of six Directors.

     (b) The election to the Board of: (i) two designees of the First Reserve Funds (the designees of the First Reserve Funds are collectively referred to as the "Fund Directors"); (ii) two designees of the First Reserve Funds who are Independent Directors and acceptable to the Board as evidenced by a majority vote of the Board; (iii) Superior's Chief Executive Officer; and
          (iv) subject to the provisions of Section 2.1(c), such number of Independent Directors as may be designated from time to time by a majority vote of the Board in order to complete the Board and fill any vacancies as contemplated by this Section 2.1(b); provided, however, that if at any time (A) the First Reserve Funds cease to beneficially own, in the aggregate, at least 15% of the Voting Power, the First Reserve Funds shall cease to have the right to designate any Independent Directors pursuant to
          Section 2.1(b)(ii) and (B) the First Reserve Funds cease to beneficially own, in the aggregate, at least 5% of the Voting Power, unless the Board otherwise consents, all of the Fund Directors shall immediately resign.

     (c) The reelection to the Board at the first annual meeting of the stockholders that is held after the date of this Agreement of one incumbent Director to be designated by Superior's Chief Executive Officer, which Director will serve in lieu of one of the
          Independent Directors to be elected pursuant to Section 2.1(b)(iv) until the termination of such Director's term at the second annual meeting of Superior's stockholders.

     (d) In the event that any Director designated pursuant to Section 2.1(b) for any reason ceases to serve as a member of the Board during his term of office, the Person or Persons who previously designated such Director pursuant to Section 2.1(b) shall be entitled to designate a successor Director to fill the vacancy created thereby on the terms and subject to the conditions of this Section 2.1. If and to the extent that the remaining members of the Board are entitled to fill vacancies on the Board, upon the occurrence of any vacancy, the Board will promptly take any actions necessary to fill such vacancies in accordance with the foregoing provision.

     (e) The First Reserve Funds shall cause their designees on the Board to take all necessary or appropriate action to assist in the nomination for election as Directors of such other nominees as may be selected in accordance with Section 2.1(b), and the First Reserve Funds shall vote, and cause all Superior Securities beneficially owned by any member of the First Reserve Group to be voted, for the election of such other nominees as well as for the election of all nominees of the First Reserve Group designated by them pursuant to Section 2.1(b).

     Section 2.2 SUPERIOR ACTIONS. Superior hereby agrees to take all necessary or appropriate action to assist in the nomination for election as Directors the person or persons designated pursuant to the provisions of
Section 2.1. Superior hereby agrees not to take any action inconsistent with the provisions of Section 2.1. Superior shall vote all management proxies in favor of such nominees, except for such proxies that specifically indicate to the contrary. Superior's Board shall recommend that its stockholders vote in favor of such nominees, and shall use reasonable best efforts to solicit from its stockholders proxies voted in favor of such nominees.

                             ARTICLE 3
            Acquisition and Sale of Superior Securities

     Section 3.1 SUPERIOR SECURITIES. The First Reserve Funds covenant and agree with Superior that except for the Superior Securities acquired pursuant to the Merger Agreement, no member of the First Reserve Group shall, directly or indirectly, acquire any Superior Securities, if the effect of such acquisition, agreement or other action would be to increase the aggregate beneficial ownership of Superior Securities by the First Reserve Group (without considering the Superior Securities acquired by the First Reserve Group pursuant to the Merger Agreement and any Superior Securities issued pursuant to a stock split, stock dividend or recapitalization with respect to such Superior Securities) to 10% or more of either the Voting Power or the number of outstanding shares of any class or series of Superior Securities.

     Section 3.2 DISTRIBUTION OF SUPERIOR SECURITIES. Each of the First Reserve Funds covenants that it shall not, and that it shall cause each other member of the First Reserve Group not to, directly or indirectly, sell, transfer any beneficial interest in, or beneficial ownership of, pledge, hypothecate or otherwise dispose of any Superior Securities, except by conversion, exchange or exercise of such Superior Securities pursuant to their terms in a manner not otherwise in violation of Section 3.1 or pursuant to:

          (a) a bona fide pledge of or the granting of a security interest or any other lien or encumbrance in such Superior Securities to a lender that is not a member of the First Reserve Group to secure a bona fide loan for money borrowed made to one or more members of the First Reserve Group, the foreclosure of such pledge or security interest or any other lien or encumbrance that may be placed involuntarily upon any Superior Securities, or the subsequent sale or other disposition of such Superior Securities by such lender or its agent;

          (b) a transfer, assignment, sale or disposition of such Superior Securities to another member of the First Reserve Group that has signed this Agreement;

          (c) a distribution of Superior Securities to any partner of a First Reserve Fund; provided that any distributee that is a member of the First Reserve Group has signed this Agreement; and provided, further that any arrangements coordinated or initiated by or on behalf of a First Reserve Fund to assist its limited partners in the sale of Superior Securities distributed to them must comply with the provisions of this
Section 3.2;

          (d)  sales  in  public  offerings registered under the Securities
Act;

          (e) sales effected in compliance with the provisions of Rule 144 under the Securities Act;

          (f)  other privately negotiated sales of Superior Securities;

          (g) upon consummation of or otherwise in connection with a business combination or similar transaction involving Superior that is approved by the Board; or

          (h)  sales provided for in Section 3.6.

Notwithstanding anything to the contrary in this Section 3.2, in effecting any sale, transfer of any beneficial interest in or other disposition of Superior Securities pursuant to Sections 3.2 (c) and (f), above, the members of the First Reserve Group selling, transferring or disposing such Superior Securities shall, unless the Board consents otherwise, use their reasonable best efforts to refrain from knowingly selling, transferring or disposing of such number of Superior Securities as represent either the right to acquire or ownership of 5% or more of the Voting Power to any one Person or group of Persons.

     Section 3.3 PROXY SOLICITATIONS. As a stockholder, the First Reserve Group shall vote or cause to be voted all Superior Securities of which any member of the First Reserve Group is the beneficial owner with respect to each matter submitted to Superior's stockholders providing for, involving, expected to facilitate or that could reasonably be expected to result in a business combination or other change in control of Superior that has not been approved by the Board (including without limitation the election or removal of one or more Superior directors or one or more nominees for director proposed by the Board), in the manner recommended by the Board.

     Section 3.4 GROUPS. Each of the First Reserve Funds covenants that it shall not, and that no other member of the First Reserve Group shall, join a partnership, limited partnership, syndicate or other group, or otherwise act in concert with any other Person, for the purpose of acquiring, holding, voting or disposing of any Superior Securities, other than the First Reserve Group itself.

     Section 3.5 TAKEOVER OFFERS. Each of the First Reserve Funds covenants that it shall not, and that no other member of the First Reserve Group shall, directly or indirectly advise, assist, act as a financing source for or otherwise invest in any other Person in connection with a transaction or group of transactions that would result in a change of control of Superior (as such term is defined in Superior's 1999 Stock Incentive Plan), publicly disclose any intention, plan or arrangement inconsistent with the foregoing, or initiate, induce or attempt to induce any other Person to initiate any proposal that can reasonably be expected to result in a change of control of Superior. Subject to compliance with this Section 3.5, on and after the eleventh business day after commencement of a tender or exchange offer made by a Person who is not a member of the First Reserve Group for outstanding Superior Securities (a "Qualifying Offer"), any member of the First Reserve Group may tender or exchange any Superior Securities beneficially owned by it pursuant to such Qualifying Offer, provided the Qualifying Offer shall have been approved, or not opposed, by the Board. If a Qualifying Offer is opposed by the Board, then, from and after the eleventh business day after commencement of such Qualifying Offer, any member of the First Reserve Group may tender or exchange shares of Superior Securities pursuant to such Qualifying Offer only if (i) no tender or exchange of, or indication of an intention to tender or exchange, Superior Securities is made by any member of the First Reserve Group earlier than 24 hours prior to the expiration of any time after which Superior Securities tendered may be treated less favorably than other Superior Securities tendered or exchanged prior thereto, and (ii) a binding agreement is reached with the bidder or offeror prior to any tender or exchange specifying that only such number of Superior Securities submitted for tender or exchange shall be accepted by the bidder or offeror as are equal to (A) the percentage of such Superior Securities not beneficially owned by the First Reserve Group that have been tendered or exchanged, multiplied by (B) the total number of such Superior Securities beneficially owned by the member of the First Reserve Group. Notwithstanding the foregoing, the provisions of this Section 3.5 shall terminate upon the earlier of the fifth anniversary of this Agreement or such time as the First Reserve Group beneficially owns less than 15% of the Voting Power.

     Section 3.6 LIMITATION ON COVENANTS. Notwithstanding any provision to the contrary in this Agreement, during any period that any person designated by the First Reserve Funds to serve as a Director in accordance with the provisions of Section 2.1(b) is not serving as a Director as a result of the failure of Superior or the Board to comply with the terms of this Agreement, or if any such designee is not elected by the stockholders (and Section 2.1(b) is complied with), then the covenants set forth in this Article 3 shall cease to be effective during such period; provided, however, that if a person designated by the First Reserve Funds ceases to be a Director by reason of death or resignation, then the provisions of this Section 3.6 shall not apply if the Board appoints First Reserve Funds' designated replacement to fill an such vacancy within 15 business days after Superior receives notice of such designation. The provisions of this Section 3.6 shall be in addition to any other remedies that the First Reserve Funds may have in connection with a breach of the provisions of Article 2 hereof.

                             ARTICLE 4
                  Legend And Stop Transfer Order

     Section  4.1      LEGEND  AND  STOP  TRANSFER  ORDER.   To  assist  in
effectuating the provisions of this Agreement, the First Reserve Funds hereby consent: (a) to the placement, on certificates issued with respect to the shares of Common Stock issued to them pursuant to the Merger Agreement or otherwise promptly after any Superior Securities become subject to the provisions of this Agreement, of the following legend on all certificates representing ownership of Superior Securities owned of record by any member of the First Reserve Group or by any Person where a member of the First Reserve Group is the beneficial owner thereof, until such shares are sold, transferred or disposed in a manner permitted hereby to a Person who is not then a member of the First Reserve Group:

          The shares represented by this certificate are subject to the provisions of an Agreement among, inter alia, Superior Energy Services, Inc. and First Reserve Fund VII, Limited Partnership, and First Reserve Fund VIII, Limited Partnership, and may not be voted, sold, transferred, pledged, hypothecated or otherwise disposed of except in accordance therewith. Copies of the Agreement are on file at the office of the Corporate Secretary of Superior Energy Services, Inc.

;and (b) to the entry of stop transfer orders with the transfer agent or agents of Superior Securities against the transfer of Superior Securities except in compliance with the requirements of this Agreement, or if Superior acts as its own transfer agent with respect to any Superior Securities, to the refusal by Superior to transfer any such securities except in compliance with the requirements of this Agreement. Superior agrees to remove promptly all legends and stop transfer orders with respect to the transfer of Superior Securities being made to a Person who is not then a member of the First Reserve Group in compliance with the provisions of this Agreement.

                             ARTICLE 5
                           Miscellaneous

     Section 5.1 TERMINATION. Except as provided in this Section 5.1, the respective covenants and agreements of the First Reserve Funds and Superior contained in this Agreement will continue in full force and effect until the earliest to occur of either of the following: (i) the Termination Date, or (ii) the sale or other disposition in accordance with this Agreement by the First Reserve Group of such number of Superior Securities such that, solely as a result of such sale or other disposition, the First Reserve Group beneficially owns in the aggregate Superior
Securities representing less than 5% of the Voting Power. Upon any termination of this Agreement pursuant to this Section 5.1 all of the obligations of Superior and the First Reserve Funds hereunder shall terminate.

     Section 5.2 NOTICES. Any notice or other communication required or permitted hereunder shall be in writing or by telex, telephone or facsimile transmission with subsequent written confirmation, and may be personally served or sent by United States mail and shall be deemed to have been given upon receipt by the party notified. For purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 5.2) shall be as set forth opposite each party's name on the signature page hereof.

     Section 5.3 WAIVERS AND AMENDMENTS; NONCONTRACTUAL REMEDIES; PRESERVATION OF REMEDIES. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by Superior and the holders of a majority of the Superior Securities held by the First Reserve Funds or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising a right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude a further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any breach of any provision of this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such breach is based may also be the subject matter of any other provision of this Agreement (or of any other agreement between the parties) as to which there is no breach.

     Section 5.4 SEVERABILITY. If any provision of this Agreement or the applicability of any such provision to a person or circumstances shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to persons or circumstances other than those for which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and shall be enforced to the fullest extent permitted by law. To the extent permitted by applicable law each party hereto hereby waives any provision or provisions of law which would otherwise render any provision of this Agreement invalid, illegal or unenforceable in any respect.

     Section 5.5 COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts and when so executed shall constitute one Agreement, notwithstanding that all parties are not signatories to the same counterpart.

     Section 5.6 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such state, without giving effect to the conflict of laws principles of such state.

     Section 5.7 SUCCESSORS AND ASSIGNS. Subject to Section 4, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the parties hereto.

     IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

Address:                      SUPERIOR ENERGY SERVICES, INC.

1105 Peters Road
Harvey, Louisiana 70058       By: ________________________________________
Attn: Terence E. Hall                          Terence E. Hall
Fax: 504-362-1818                                 President


Address:                      FIRST RESERVE FUND VII, LIMITED
600 Travis, Suite 6000         PARTNERSHIP
Houston, Texas 77002
Attn: Ben A. Guill            By:  First Reserve GP VII, L.P., its
Fax: 713-224-0771                  General Partner
Attn: Ben A. Guill
                                   By: First Reserve Corporation, its
                                       General Partner

                                   By: ___________________________________
                                                   Ben A. Guill
                                                    President



                              FIRST RESERVE FUND VIII, LIMITED
                               PARTNERSHIP

                              By:  First Reserve GP VIII, L.P., its
                                   General Partner

                                   By: First Reserve Corporation, its
                                       General Partner


                                   By: ___________________________________
                                                   Ben A. Guill
                                                    President

                                                      Exhibit "F"

                       AGREEMENT AND RELEASE

     This Agreement and Release (the "Release"), dated ______, 1999,  is by
the   undersigned   Stockholder  of  Cardinal  Holding  Corp.,  a  Delaware
corporation ("Cardinal").

                             RECITALS

     WHEREAS, Cardinal, Superior Energy Services, Inc. a Delaware corporation ("Superior") and Superior Cardinal Acquisition Company, Inc., a Delaware corporation, among others, have entered into an Agreement and Plan of Merger dated as of April ____, 1999 (the "Merger Agreement"); and

     WHEREAS, it is a condition to the consummation of the transactions contemplated by the Merger Agreement, that the undersigned Stockholder provide the agreements, representations, waivers and releases provided herein;

     NOW THEREFORE, in consideration of the benefits to be derived by Cardinal and its stockholders pursuant to the transactions contemplated by the Merger Agreement, the undersigned Stockholder hereby agrees with Superior and Cardinal and the other stockholders of Cardinal as follows:

     1.   DEFINITIONS.   All capitalized terms used herein but not  defined
herein  shall  have the meaning  ascribed  to  such  terms  in  the  Merger
Agreement.

     2.   INVESTMENT REPRESENTATIONS.

          (1) The Stockholder will acquire SESI Common Stock in the Merger for investment for his or its own account and not with a view to, or for sale or other disposition in connection with, any distribution of all or any part thereof except (i) in an offering covered by a registration statement filed with the Securities and Exchange Commission under the Securities Act covering SESI Common Stock acquired by the Stockholder or
(ii) pursuant to an applicable exemption under the Securities Act. In receiving SESI Common Stock, such Stockholder is not offering or selling, and will not offer and sell, for SESI in connection with any distribution of such SESI Common Stock, except in compliance with Applicable Law, and such Stockholder does not have any contract, undertaking, agreement or arrangement with any person for the distribution of SESI Common Stock and will not participate in any undertaking or in any underwriting of such an undertaking except in compliance with Applicable Law.

          (2) The Stockholder is an "accredited investor" as that term is defined in Rule 501 of Regulation D under the Securities Act.

          (3) The Stockholder has received from SESI and has reviewed with his or its representatives a copy of each of the SESI Commission Filings that the Stockholder has requested. The Stockholder has also been afforded access to information about SESI and SESI's financial position, results of operations, business, property and management sufficient to enable him or it to evaluate an investment in SESI Common Stock, and has had the opportunity to ask questions of and has received satisfactory answers from SESI concerning the foregoing matters.

          (4) The Stockholder understands that shares of SESI Common Stock acquired pursuant hereto have not been registered under the Securities Act on the basis that the sale provided for in the Merger Agreement and the issuance of SESI's Common Stock upon consummation of the Merger is exempt from registration under the Securities Act, and that SESI's reliance on such exemption is based, in part, upon such Stockholder's representations set forth herein.

     3. CONVERSION OF CLASS C PREFERRED STOCK. The Stockholder acknowledges and agrees that Section 3.1 of the Cardinal Disclosure Schedules sets forth all shares of Class C Cardinal Preferred Stock currently owned by the Stockholder or which may be issuable to the Stockholder prior to the Closing Date. The execution of this Release shall constitute the "Conversion Notice" contemplated by the Certificate of Incorporation of Cardinal and the election by the Stockholder to convert all of the shares of Class C Cardinal Preferred Stock held by the Stockholder (including any such shares of Class C Cardinal Preferred Stock which may be issuable to the Stockholder prior to the Closing Date) into Class A Common Stock, on the basis of one share of Class A Common Stock for each full share of Class C Cardinal Preferred Stock to be converted (and to receive cash in lieu of any fractional shares of Class A Common Stock that would otherwise be issuable pursuant to such conversion). The Stockholder further acknowledges and agrees that Exhibit 1attached hereto accurately sets forth the number of shares of Class A Common Stock which are to be issued to the Stockholder as a result of such conversion. Attached hereto are the stock certificates evidencing the Class C Cardinal Preferred Stock to be converted by the Stockholder, properly endorsed for transfer or accompanied by duly executed stock powers, in either case executed in blank, or in favor of Cardinal or its nominee. Notwithstanding anything to the contrary, the foregoing conversion of the Stockholder's Class C Cardinal Preferred Stock shall be null and void and have no force and effect if the Merger is not consummated prior to October 15, 1999. [MAY BE OMITTED IF HOLDERS OF CLASS C CARDINAL PREFERRED VOTE IN FAVOR OF THE MERGER AND CONVERT DIRECTLY TO MERGER SHARES.]

     4. RELEASE OF CARDINAL. Such Stockholder hereby releases and discharges Cardinal, its Subsidiaries, and its officers and directors, from any obligations (including indemnification obligations) arising under charter documents, any contract (other than the Merger Agreement), the Delaware General Corporation Law, or the Louisiana Business Corporation Law, in each case, to the extent relating to actions or omissions of Cardinal, its Subsidiaries, or any acts or omissions of the directors, stockholders or officers (former or present) including those committed while serving in their capacity as stockholders, directors, officers, employees or similar capacities of Cardinal or its Subsidiaries prior to the Closing. Each Stockholder further hereby waives any preemptive rights that he or it may have, or ever had, with respect to any of the capital stock of Cardinal or any of its Subsidiaries, or any other claim the Stockholder may have relating to the dilution of its interest in Cardinal or any other claim to receive any additional securities of Cardinal, and waives any right that he or it may have under the constituent documents of Cardinal, or its Subsidiaries, or otherwise to acquire any shares of capital stock of Cardinal being exchanged pursuant to, or as contemplated by, the Merger Agreement or any transfer that occurred prior to the date hereof, including the $45,000,000 of Class A Cardinal Common Stock to be issued as part of the Equity Contribution as contemplated by the Merger Agreement, the offering price for which issuance shall be determined on the basis of the price per share of the Superior Common Stock on April 20, 1999 ($3.875 per share), and the Stockholder consents and approves of such issuance in all respects, subject to the right of the Stockholder to acquire a portion of the securities to be offered in connection with the Equity Contribution to the extent that such Stockholder has heretofore exercised its preemptive rights provided for in the Cardinal Stockholders Agreement in connection with such issuance.

     5. ACCEPTANCE OF MERGER SHARES. The Stockholder hereby acknowledges that the portion of the Merger Shares received by such Stockholder, and cash in lieu of any fractional share to which such Stockholder would be entitled pursuant to the Merger, represents full payment by SESI for the Class A Group Shares and/or Cardinal Class B Common Stock owned by such Stockholder (including any such portion delivered into escrow pursuant to the instructions of the Stockholder). The Stockholder waives all rights of appraisal with respect to Class A Group Shares and/or Cardinal Class B Common Stock under charter documents, any contract, the Delaware General Corporation Law, or the Louisiana Buisness Corporation Law.

     6. TERMINATION OF REGISTRATION RIGHTS AND STOCKHOLDER AGREEMENT. By execution of this Release, the Stockholder hereby agrees that (a) all registration rights, if any, that such Stockholder has with respect to any of the capital stock of Cardinal are hereby terminated, and (b) the Stockholders Agreement by and among Cardinal and its stockholders dated February 26, 1998, as amended, is hereby terminated and of no other force or effect, except as expressly provided to the contrary in Section 6.1(c) of such Stockholders Agreement. Notwithstanding anything to the contrary, the foregoing termination of the Stockholder's registration rights and the Cardinal Stockholders Agreement shall be null and void and have no force and effect if the Merger is not consummated prior to October 15, 1999.

     7.   REPRESENTATIONS   AND   WARRANTIES.    The   Stockholder   hereby
represents and warrants to and agrees with SESI as follows:

          (1) OWNERSHIP. The Stockholder is the record and beneficial owner of the number of shares of Cardinal Common Stock shown opposite his or its name in Exhibit 1. The Stockholder has good and valid title to all such shares and the absolute right to deliver such shares in accordance with the terms hereof, free and clear of all Liens, except for restrictions on transfer under federal and state securities laws, and any Liens that may be created by SESI.

          (2) AUTHORITY. The Stockholder has full legal right, power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby and by the Merger Agreement. This Agreement and each other agreement, instrument or document executed or to be executed by such Stockholder in connection with the transactions contemplated by the Merger Agreement, has been duly executed and delivered by such Stockholder and constitutes, a valid and legally binding obligation of such Stockholder, enforceable against such Stockholder in accordance with their respective terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally and equitable principles which may limit the availability of certain equitable remedies in certain instances.

          (3) NONCONTRAVENTION. The execution, delivery and performance by the Stockholder of this Agreement and the consummation by the Stockholder of the transactions contemplated hereby and by the Merger Agreement do not (i) result in the creation or imposition of any Lien upon the Cardinal Shares held by such Stockholder or (ii) violate any Applicable Law binding upon such Stockholder.

     The undersigned Stockholder has executed this Agreement as of the date first set forth above.





                                        ___________________________________

                                                                  Exhibit "G"


     SUPERIOR ENERGY SERVICES, INC. 1999 STOCK INCENTIVE PLAN
                     (Intentionally Omitted)

                                                      Exhibit "H"

       FORM OF GARDERE WYNNE SEWELL & RIGGS, L.L.P. OPINION
                     (Intentionally Omitted)

                                                      Exhibit "I"

            FORM OF JONES, WALKER, WAECHTER, POITEVENT,
                CARRERE & DENEGRE,  L.L.P. OPINION
                      (Intentionally Omitted)

                                                                 APPENDIX B

                              April 16, 1999



Board of Directors
Superior Energy Services, Inc.
1105 Peters Road
Harvey, LA  70058

Gentlemen:

     You have asked our opinion as investment bankers as to the fairness from a financial point of view of the terms and consideration to be given to shareholders of Superior Energy Services, Inc., a Louisiana corporation (the "Company") by the proposed merger with Cardinal Services, Inc. ("Cardinal").

     Johnson Rice & Company L.L.C. ("Johnson Rice"), as a part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Neither Johnson Rice nor its principals have a material ownership interest in the Company or Cardinal.

     In connection with the opinion described below, we have reviewed certain business and financial information relating to the Company and Cardinal and performed the following functions:

     1. Reviewed the historical financial statements of Cardinal over the last three years;

     2. Discussed with certain members of the senior management of the Company concerning certain business operations, the financial condition and future prospects of Cardinal;

     3. Discussed the terms of the Merger including the methodology used in determining the Merger value with the senior management of the Company;

     4.  Analyzed the pro forma effect  of  the  proposed  Merger  on  both
Cardinal and the Company utilizing information provided by Cardinal management and the Company; and,

     5. Considered and analyzed the public information with respect to the terms of certain other transactions in the Company's industry.

     In addition, we have considered such other information and have conducted such other analyses as we deemed appropriate under the circumstances. In connection with our review, we have relied upon and assumed the accuracy and completeness of the financial and other information furnished to us by the Company and Cardinal and/or their representatives. We have not independently verified the accuracy or completeness of such information and have not made any independent evaluation or appraisal of the assets or liabilities of Cardinal.

     Our opinion is limited in that it relates solely to the fairness from a financial point of view of the terms and consideration to be given to the shareholders of the Company in the Merger. We express no opinion as to the market value of Cardinal or any security constituting a part thereof, prior to, on the date of, or after consummation of, the Merger. Our opinion herein is based upon conditions and circumstances existing on the date hereof, including current public and private equity markets, and is subject to considerable uncertainty concerning such conditions and circumstances in the future.

     Subject to the foregoing and based upon our experience as investment bankers and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the terms and consideration to be received by the Company's shareholders in the Merger are fair from a financial point of view to the shareholders of the Company.

                                        Sincerely,


                                        /S/ JOHNSON RICE & COMPANY L.C.C.

                                        Johnson Rice & Company L.L.C.

                                                                 APPENDIX C

                        AUTHORIZED SHARE AMENDMENT

     The Board of Directors of the Superior Energy Services, Inc. (the "Corporation"), at a meeting on April 13, 1999, did duly adopt resolutions setting forth the proposed amendment to the first sentence of paragraph FOURTH of the Certificate of Incorporation of the Corporation, resolving that said amendment become effective upon consummation of the Merger, declaring said amendment to be advisable and directing that the proposed amendment be submitted to a vote of the Corporation's stockholders.


          FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is One Hundred Thirty Million
     (130,000,000) shares, of which One Hundred Twenty-Five Million (125,000,000) shares shall be designated Common Stock, par value $.001 per share, and Five Million (5,000,000) shares shall be designated Preferred Stock, par value $.01 per share.

                                                                 APPENDIX D

                           CITIZENSHIP AMENDMENT

     The Board of Directors of the Superior Energy Services, Inc. (the "Corporation"), at a meeting on April 13, 1999, did duly adopt resolutions setting forth the proposed amendment adding a new paragraph TWELFTH to the Certificate of Incorporation of the Corporation, resolving that the amendment become effective upon consummation of the Merger, declaring said amendment to be advisable and directing that the proposed amendment be submitted to a vote of the Corporation's stockholders.

          TWELFTH: A. PURPOSE. The provisions of this Article TWELFTH are intended to assure that the Corporation remains in continuous compliance with the citizenship requirements of the Merchant Marine Act, 1920, as amended, the Merchant Marine Act, 1936, as amended, the Shipping Act, 1916, as amended, and the regulations promulgated thereunder, as such laws and regulations are amended from time to time (collectively, the "Maritime Laws"). It is the policy of the Corporation that Non-Citizens should not Beneficially Own, individually or in the aggregate, any shares of the Corporation's Capital Stock in excess of the Permitted Amount. If the Board of Directors of the Corporation should conclude in its sole discretion at any time that Non-Citizens have become, or are about to become, the Beneficial Owners, individually or in the aggregate, of shares of Capital Stock in excess of the Permitted Amount, the Board of Directors may by resolution duly adopted declare that any or all of the provisions of subparagraphs C, D and E of this Article TWELFTH shall apply. Certificates representing shares of the Capital
     Stock of the Corporation shall bear a legend concerning the restrictions on ownership by Non-Citizens contained in this Article TWELFTH.

          B. DEFINITIONS.   For  purposes of this Article TWELFTH, the
     following  terms  shall  have  the  meanings  specified  below:

               1. A Person shall be deemed to be the "Beneficial Owner" of, or to "Beneficially Own," shares of Capital Stock to the extent such Person would be deemed to be the beneficial owner thereof pursuant to Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as such rule may be amended from time to time.

               2. "Capital Stock" shall mean any class or series of capital stock of the Corporation other than any class or series of capital stock of the Corporation that is permitted by the Maritime Administration of the United States Department of Transportation ("MARAD") to be excluded from the determination of whether the Corporation is in compliance with the citizenship requirements of the Maritime Laws.

               3.   "Citizen" shall mean:

                    (a) any individual who is a citizen of the United States, by birth, naturalization or as otherwise authorized by law;

                    (b) any corporation (i) that is organized under the laws of the United States or of a state, territory, district or possession thereof, (ii) not less than 75% of the capital stock of which is Beneficially Owned by Persons who are Citizens,
     (iii) whose president or chief executive officer, chairman of the board of directors and all officers authorized to act in the absence or disability of such Persons are Citizens and (iv) of which more than 50% of the number of its directors necessary to constitute a quorum are Citizens;

                    (c) any partnership (i) that is organized under the laws of the United States or of a state, territory, district or possession thereof, (ii ) all general partners of which are Citizens and (iii) not less than a 75% interest in which is Beneficially Owned by Persons who are Citizens;

                    (d)  any  association or limited liability company
     (i) that is organized under the laws of the United States or of a state, territory, district or possession thereof, (ii) whose president or chief executive officer (or the Person serving in an equivalent position), chairman of the board of directors (or equivalent position) and all Persons authorized to act in the absence or disability of such Persons are Citizens, (iii) not less than a 75% interest in which or 75% of the voting power of which is Beneficially Owned by Citizens and (iv) of which more than 50% of the number of its directors (or the Persons serving in equivalent positions) necessary to constitute a quorum are Citizens;

                    (e) any joint venture (if not an association, corporation or partnership) (i) that is organized under the laws of the United States or of a state, territory, district or possession thereof and (ii) all co-venturers of which are Citizens; and

                    (f) any trust (i) that is domiciled in and existing under the laws of the United States or of a state, territory, district or possession thereof, (ii) the trustee of which is a Citizen and (iii) of which not less than a 75% of the beneficial interests in both income and principal are held for the benefit of Citizens.

               4. "Non-Citizen" shall mean any Person other than a Citizen.

               5. "Permitted Amount" shall mean shares of Capital Stock that, individually or in the aggregate (a) have Voting
     Power not in excess of 23% of Total Voting Power or (b) constitute not more than 23% of the total number of the issued and outstanding shares of Capital Stock; provided that, if the Maritime Laws are amended to change the amount of Capital Stock that a Non-Citizen may own or have the power to vote, then the Permitted Amount shall be changed to a percentage that is two percentage points less than the percentage that would cause the Corporation to be no longer qualified under the Maritime Laws, after giving effect to such amendment, as a Citizen qualified to
     (i) engage in coastwise trade, (ii) participate in MARAD's Title XI or comparable financing programs, or (iii) participate in operating differential subsidies or similar programs.

               6. "Person" shall mean an individual, partnership, corporation, limited liability company, trust, joint venture or other entity.

               7. "Total Voting Power" shall mean the total number of votes that may be cast by all outstanding shares of Capital Stock having Voting Power.

               8. "Voting Power" shall mean the power to vote with respect to the election of the Corporation's directors.

          C.   RESTRICTIONS ON TRANSFER.

               1. Any transfer, or attempted or purported transfer, of any shares of the Capital Stock of the Corporation or any interest therein or right thereof, that would result in the Beneficial Ownership by Non-Citizens, individually or in the aggregate, of shares of Capital Stock in excess of the Permitted Amount will, until such excess no longer exists, be void and ineffective as against the Corporation and the Corporation will not recognize, with respect to those shares that caused the Permitted Amount to be exceeded, the purported transferee as a stockholder of the Corporation for any purpose other than the transfer by the purported transferee of such excess to a person who is not a Non-Citizen or to the extent necessary to effect any other remedy available to the Corporation under this Article TWELFTH.

               2. The Board of Directors is hereby authorized to effect any and all measures necessary or desirable (consistent with applicable law and the provisions of this Certificate of Incorporation) to fulfill the purpose and implement the provisions of this Article TWELFTH, including without limitation, obtaining, as a condition to recording the transfer of shares on the stock records of the Corporation, affidavits or other proof as to the citizenship of existing or prospective stockholders on whose behalf shares of the Capital Stock of the Corporation or any interest therein or right thereof are or are to be held, or establishing and maintaining a dual stock certificate system under which different forms of stock certificates representing outstanding shares of the Capital Stock of the Corporation are issued to Citizens or Non-Citizens.

          D. SUSPENSION OF VOTING, DIVIDEND AND DISTRIBUTION RIGHTS WITH RESPECT TO EXCESS SHARES. If any shares of Capital Stock in excess of the Permitted Amount are Beneficially Owned by Non-Citizens, individually or in the aggregate, any such excess shares determined in accordance with this subparagraph D (the "Excess Shares"), shall, until such excess no longer exists, not be entitled to (1) receive any dividends or distributions of assets declared payable or paid to the holders of the Capital Stock of the Corporation during such period or (2) vote with respect to any matter submitted to a vote of the stockholders of the Corporation, and such Excess Shares shall not be deemed to be outstanding for purposes of determining the vote required on any matter properly submitted to a vote of the stockholders of the Corporation. At such time as the Permitted Amount is no longer exceeded, full voting rights shall be restored to any shares previously deemed to be Excess Shares, and any dividends or distributions with respect thereto that have been withheld shall be due and paid to the holders of such shares. If the number of shares of Capital Stock Beneficially Owned by Non-Citizens is in excess of the Permitted Amount, the shares deemed to be Excess Shares for purposes of this Article TWELFTH will be those shares Beneficially Owned by Non-Citizens that the Board of Directors determines became so Beneficially Owned most recently, and such determination shall be conclusive.

          E. REDEMPTION OF EXCESS SHARES.   The Corporation shall have
     the power, but not the obligation, to redeem Excess Shares subject to the following terms and conditions:

               1. The per share redemption price (the "Redemption Price") to be paid for the Excess Shares to be redeemed shall be the sum of (a) the average closing sales price of the Capital Stock and (b) any dividend or distribution declared with respect to such shares prior to the date such shares are called for redemption hereunder but which has been withheld by the Corporation pursuant to subparagraph D. As used herein, the term "average closing sales price" shall mean the average of the closing sales prices of the Capital Stock as quoted on the Nasdaq National Market during the 10 trading days immediately prior to the date the notice of redemption is given, or if not so quoted, on the New York Stock Exchange, or on any other national securities exchange selected by the Corporation on which such Capital Stock is listed, or if not so quoted or listed on any national securities exchange, the mean between the representative bid and ask prices as quoted by Nasdaq or another generally recognized reporting system, on each of such 10 trading days, and if not so quoted, as may be determined in good faith by the Board of Directors.

               2. The Redemption Price may be paid in cash or by delivery of a promissory note of the Corporation, at the election of the Corporation. Any such promissory note shall have a maturity of not more than 10 years from the date of issuance and shall bear interest at the rate equal to the then current coupon rate of a 10-year Treasury note as such rate is published in THE WALL STREET JOURNAL or comparable publication.

               3. A notice of redemption shall be given by first class mail, postage prepaid, mailed not less than 10 days prior to the redemption date to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock records of the Corporation. Each such notice shall state
     (a) the redemption date, (b) the number of shares of Capital Stock to be redeemed from such holder, (c) the Redemption Price, and the manner of payment thereof, (d) the place where certificates for such shares are to be surrendered for payment of the Redemption Price, and (e) that dividends on the shares to be redeemed will cease to accrue on such redemption date.

               4. From and after the redemption date, dividends on the shares of Capital Stock called for redemption shall cease to accrue and such shares shall no longer be deemed to be outstanding and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the Redemption Price) shall cease. Upon surrender of the certificates for any shares so redeemed in accordance with the requirements of the notice of redemption (properly endorsed or assigned for transfer if the notice shall so state), such shares shall be redeemed by the Corporation at the Redemption Price. In case fewer than all shares represented by any such certificate are redeemed, a new certificate shall be issued representing the shares not redeemed without cost to the holder thereof.

               5. Such other terms and conditions as the Board of Directors may reasonably determine.




                                                                 APPENDIX E


     SUPERIOR ENERGY SERVICES, INC. 1999 STOCK INCENTIVE PLAN


     1. PURPOSE. The purpose of the 1999 Stock Incentive Plan (the "Plan") of Superior Energy Services, Inc. ("Superior") is to increase stockholder value and to advance the interests of Superior and its subsidiaries (collectively, the "Company") by furnishing a variety of equity incentives (the "Incentives") designed to attract, retain and motivate officers, directors, key employees, consultants and advisers and to strengthen the mutuality of interests between such persons and Superior stockholders. Incentives may consist of opportunities to purchase or receive shares of common stock, $.001 par value per share, of Superior (the "Common Stock"), on terms determined under the Plan.

     2.   ADMINISTRATION.

          2.1. COMPOSITION. The Plan shall be administered by the compensation committee of the Board of Directors of Superior, or by a subcommittee of the compensation committee. The committee or subcommittee that administers the Plan shall hereinafter be referred to as the "Committee". The Committee shall consist of not fewer than two members of the Board of Directors, each of whom shall (a) qualify as a "disinterested person" under Rule 16b-3 under the Securities Exchange Act of 1934 (the "1934 Act"), as currently in effect or any successor rule, and (b) qualify as an "outside director" under Section 162(m) of the Internal Revenue Code (the "Code"), as currently in effect or any successor provision.

          2.2. AUTHORITY. The Committee shall have plenary authority to award Incentives under the Plan, to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate, to enter into agreements with participants as to the terms of the Incentives (the "Incentive Agreements") and to make any other determination that it believes necessary or advisable for the proper administration of the Plan. Its decisions in matters relating to the Plan shall be final and conclusive on the Company and participants. The Committee may delegate its authority hereunder to the extent provided in Section 3 hereof.

     3.   ELIGIBLE PARTICIPANTS.

          3.1. OFFICERS, KEY EMPLOYEES, CONSULTANTS AND ADVISERS. Officers (including officers who also serve as directors of the Company), key employees, consultants and advisers to the Company shall become eligible to receive Incentives under the Plan when designated by the Committee. Participants may be designated individually or by groups or categories, as the Committee deems appropriate. With respect to participants not subject to Section 16 of the 1934 Act or Section 162(m) of the Code, the Committee may delegate to appropriate personnel of the Company its authority to designate participants, to determine the size and type of Incentives to be received by those participants and to determine or modify performance objectives for those participants.

          3.2. OUTSIDE DIRECTORS. Members of the Board of Directors of Superior who are not also full-time employees of the Company ("Outside Directors") may receive awards under the Plan only as specifically provided in Section 9 hereof.

     4.   SHARES SUBJECT TO THE PLAN.

          4.1. NUMBER OF SHARES.

               (A) Subject to adjustment as provided in Section 10.6, a total of ________ [an amount equal to 10% of the outstanding common stock on a fully diluted basis after giving effect to the Merger] shares of Common Stock are authorized to be issued under the Plan. Awards that by their terms may be paid only in cash shall not be counted against such share limit.

               (B) Subject to adjustment as provided in Section 10.6, Incentives with respect to no more than 1,000,000 shares of Common Stock may be granted through the Plan to a single participant in one calendar year.

               (C) In the event that a stock option or other award granted hereunder expires or is terminated or cancelled prior to exercise or issuance of shares, any shares of Common Stock that were issuable thereunder may again be issued under the Plan.

               (D) In the event that shares of Common Stock are issued as Incentives under the Plan and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such forfeited and reacquired shares may again be issued under the Plan.

               (E) The number of shares of Common Stock that may be issued pursuant to incentive stock options under Section 422 of the Code may not exceed 250,000 shares.

               (F) Subject to the other provisions of this Section 4.1, the maximum number of shares of Common Stock with respect to which awards may be issued in the form of restricted stock and Other Stock-Based Awards (as defined herein) payable in shares of Common Stock shall be 250,000 shares.

               (G) If the exercise price of any option is satisfied by tendering shares of Common Stock to the Company, only the number of shares issued net of the shares tendered shall be deemed issued for purposes of determining the maximum number of shares available for issuance under Section 4.1.A. However, all of the shares issued upon exercise shall be deemed issued for purposes of determining the maximum number of shares that may be issued pursuant to incentive stock options under Section 4.1.E.

               (H) Additional rules for determining the number of shares granted under the Plan may be made by the Committee, as it deems necessary or appropriate.

          4.2. TYPE OF COMMON STOCK. Common Stock issued under the Plan may be authorized and unissued shares or issued shares held as treasury shares, including shares acquired in the open market or otherwise obtained by the Company.

     5. TYPES OF INCENTIVES. Incentives may be granted under the Plan to eligible participants in any of the following forms, either individually or in combination, (a) incentive stock options and non-qualified stock options; (b) restricted stock; and (c) other stock-based awards.

     6. STOCK OPTIONS. A stock option is a right to purchase shares of Common Stock from Superior. Stock options granted under this Plan may be incentive stock options under Section 422 of the Code, as amended (the "Code") or non-qualified stock options. Any option that is designated as a non-qualified stock option shall not be treated as an incentive stock option. Each stock option granted by the Committee under this Plan shall be subject to the following terms and conditions:

          6.1. PRICE. The exercise price per share shall be determined by the Committee, subject to adjustment under Section 10.6; provided that in no event shall the exercise price be less than the Fair Market Value of a share of Common Stock on the date of grant.

          6.2. NUMBER. The number of shares of Common Stock subject to the option shall be determined by the Committee, subject to Section 4.1 and subject to adjustment as provided in Section 10.6.

          6.3. DURATION AND TIME FOR EXERCISE. The term of each stock option shall be determined by the Committee. Subject to the automatic acceleration of exercisability under Section 10.12, each stock option shall become exercisable at such time or times during its term as shall be determined by the Committee. Notwithstanding the foregoing, the Committee may accelerate the exercisability of any stock option at any time.

          6.4. REPURCHASE. Upon approval of the Committee, the Company may repurchase a previously granted stock option from a participant by mutual agreement before such option has been exercised by payment to the participant of the amount per share by which: (i) the Fair Market Value (as defined in Section 10.13) of the Common Stock subject to the option on the business day immediately preceding the date of purchase exceeds (ii) the exercise price.

          6.5. MANNER OF EXERCISE. A stock option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased. The exercise notice shall be accompanied by the full purchase price for such shares. The option price shall be payable in United States dollars and may be paid by (a) cash; (b) uncertified or certified check; (c) unless otherwise determined by the Committee, by delivery of shares of Common Stock held by the optionee for at least six months, which shares shall be valued for this purpose at the Fair Market Value on the business day immediately preceding the date such option is exercised; (d) delivering a properly executed exercise notice together with irrevocable instructions to a broker approved in advance by Superior (with a copy to Superior) to promptly deliver to Superior the amount of sale or loan proceeds to pay the exercise price; or (e) in such other manner as may be authorized from time to time by the Committee. In the case of delivery of an uncertified check upon exercise of a stock option, no shares shall be issued until the check has been paid in full. Prior to the issuance of shares of Common Stock upon the exercise of a stock option, a participant shall have no rights as a stockholder.

          6.6. INCENTIVE STOCK OPTIONS. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options that are intended to qualify as incentive stock options (as such term is defined in Section 422 of the Code):

               (A) Any incentive stock option agreement authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify the options as incentive stock options.

               (B) All incentive stock options must be granted within ten years from the date on which this Plan is adopted by the Board of Directors.

               (C) Unless sooner exercised, all incentive stock options shall expire no later than ten years after the date of grant.

               (D) No incentive stock options shall be granted to any participant who, at the time such option is granted, would own (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation.

               (E) The aggregate Fair Market Value (determined with respect to each incentive stock option as of the time such incentive stock option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the Plan or any other plan of Superior or any of its subsidiaries) shall not exceed $100,000. To the extent that such limitation is exceeded, such options shall not be treated, for federal income tax purposes, as incentive stock options.

     7.   RESTRICTED STOCK

          7.1. GRANT OF RESTRICTED STOCK. The Committee may award shares of restricted stock to such persons as the Committee determines to be eligible pursuant to the terms of Section 3. An award of restricted stock may be subject to the attainment of specified performance goals or targets, restrictions on transfer, forfeitability provisions and such other terms and conditions as the Committee may determine, subject to the provisions of the Plan. To the extent restricted stock is intended to qualify as performance based compensation under Section 162(m) of the Code, it must meet the additional requirements imposed thereby.

          7.2. THE RESTRICTED PERIOD. The Committee shall establish a period of time during which the transfer of the shares of restricted stock shall be restricted (the "Restricted Period"). Each award of restricted stock may have a different Restricted Period. The expiration of the Restricted Period shall also occur under the conditions described in Section 10.12 hereof and may occur upon death, disability or retirement, if so determined by the Committee. A Restricted Period of at least three years is required, except that if vesting of the shares is subject to the attainment of specified performance goals, a Restricted Period of one year or more is permitted. The expiration of the Restricted Period shall also occur as provided under Section 10.12.

          7.3. ESCROW. The participant receiving restricted stock shall enter into an Incentive Agreement with the Company setting forth the conditions of the grant. Certificates representing shares of restricted stock shall be registered in the name of the participant and deposited with the Company, together with a stock power endorsed in blank by the participant. Each such certificate shall bear a legend in substantially the following form:

          The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the Superior Energy Services, Inc. 1999 Stock Incentive Plan (the "Plan"), and an agreement entered into between the registered owner and Superior Energy Services, Inc. thereunder. Copies of the Plan and the agreement are on file at the principal office of the Company.

          7.4. DIVIDENDS ON RESTRICTED STOCK. Any and all cash and stock dividends paid with respect to the shares of restricted stock shall be subject to any restrictions on transfer, forfeitability provisions or reinvestment requirements as the Committee may, in its discretion, prescribe in the Incentive Agreement.

          7.5. FORFEITURE. In the event of the forfeiture of any shares of restricted stock under the terms provided in the Incentive Agreement (including any additional shares of restricted stock that may result from the reinvestment of cash and stock dividends, if so provided in the Incentive Agreement), such forfeited shares shall be surrendered and the certificates cancelled. The participants shall have the same rights and privileges, and be subject to the same forfeiture provisions, with respect to any additional shares received pursuant to
     Section 10.6 due to a recapitalization, merger or other change in capitalization.

          7.6. EXPIRATION OF RESTRICTED PERIOD. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to the restricted stock shall lapse and a stock certificate for the number of shares of restricted stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions and legends, except any that may be imposed by law, to the participant or the participant's estate, as the case may be.

          7.7. RIGHTS AS A STOCKHOLDER. Subject to the terms and conditions of the Plan and subject to any restrictions on the receipt of dividends that may be imposed in the Incentive Agreement, each participant receiving restricted stock shall have all the rights of a stockholder with respect to shares of stock during any period in which such shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares.

          7.8. PERFORMANCE-BASED RESTRICTED STOCK. The Committee shall determine at the time of grant if a grant of restricted stock is intended to qualify as "performance-based compensation" as that term is used in Section 162(m) of the Code. Any such grant shall be conditioned on the achievement of one or more performance measures. The performance measures pursuant to which the restricted stock shall vest shall be any or a combination of the following: earnings per share, return on assets, an economic value added measure, stockholder return, earnings, return on equity, return on investment, cash provided by operating activities, increase in cash flow, or safety performance of the Company, a division of the Company or a Subsidiary. For any performance period, such performance objectives may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or relative to levels attained in prior years. For grants of restricted stock intended to qualify as "performance-based compensation," the grants of restricted stock and the establishment of performance measures shall be made during the period required under Section 162(m).

     8.   OTHER STOCK-BASED AWARDS.

          8.1. GRANT OF OTHER STOCK-BASED AWARDS. The Committee is authorized to grant "Other Stock-Based Awards," which shall consist of awards the value of which is based in whole or in part on the value of shares of Common Stock, that is not an instrument or award specified in Sections 6 of 7 of the Plan. Other Stock-Based Awards may be awards of shares of Common Stock or may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock (including, without limitation, restricted stock units or securities convertible or exchangeable into or exercisable for shares of Common Stock ), as deemed by the Committee consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of any such Other Stock-Based Award and may provide that such awards would be payable in whole or in part in cash. An Other Stock-Based Award may be subject to the attainment of such specified performance goals or targets as the Committee may determine, subject to the provisions of the Plan. To the extent that an Other Stock-Based Award is intended to qualify as "performance-based compensation" under Section 162(m) of the Code, it must meet the additional requirements imposed thereby. Except in the case of an Other Stock-Based Award granted in assumption of or in substitution for an outstanding award of a company acquired by the Company or with which the Company combines, the price at which securities may be purchased pursuant to any Other Stock-Based Award granted under this Plan, or the provision, if any, of any such Award that is analogous to the purchase or exercise price, shall not be less than 100% of the fair market value of the securities to which such Award relates on the date of grant. An Other-Stock Based Award, including an outright grant of shares of Common Stock, may be made in lieu of the payment of cash compensation otherwise due to a participant.

          8.2. PERFORMANCE-BASED OTHER STOCK-BASED AWARDS. The Committee shall determine at the time of grant if the grant of an Other Stock-Based Award is intended to qualify as "performance-based compensation" as that term is used in Section 162(m) of the Code. Any such grant shall be conditioned on the achievement of one or more performance measures. The performance measures pursuant to which the Other Stock-Based Award shall vest shall be any or a combination of the following: earnings per share, return on assets, an economic value added measure, stockholder return, earnings, return on equity, return on investment, cash provided by operating activities, increase in cash flow, or the safety record of the Company, a division of the Company or a Subsidiary. For any performance period, such performance objectives may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or relative to levels attained in prior years. For grants of Other Stock-Based Awards intended to qualify as "performance-based compensation," the grants of Other Stock-Based Awards and the establishment of performance measures shall be made during the period required under Section 162(m) of the Code.

     9.   STOCK OPTIONS FOR OUTSIDE DIRECTORS

          9.1. ELIGIBILITY. Each person who serves as an Outside Director shall be entitiled to participate and automatically granted (a) a non-qualified stock option to acquire 20,000 shares of Common Stock on the day that such person first becomes a member of the Board and
     (b) a non-qualified stock option to acquire 5,000 shares of Common Stock on the day following the 2000 annual meeting of stockholders and thereafter on the day following subsequent annual meetings of stockholders, for as long as the Plan remains in effect and shares of Common Stock remain available for grant under Section 4.1 hereof. The exact number of shares with respect to which options shall be granted each year to utside Directors within the range specified above shall be determined by the Committee.

          9.2. EXERCISABILITY OF STOCK OPTIONS.   The stock options granted
     to Outside Directors under this Section 9 shall become exercisable as follows:

          25% of the total number of shares covered by the stock options beginning one year after the date of grant;

          50% of the total number of shares covered by the stock options beginning two years after the date of grant, less any shares previously issued;

          75% of the total number of shares covered by the stock options beginning three years after the date of grant, less any shares previously issued;

          100% of the total number of shares covered by the stock options beginning four years after the date of grant, less any shares previously issued;

     provided, however, that such stock options shall become immediately exercisable under <section>10.12 hereof and in the event of retirement from the Board on or after reaching age 65, death or disability. No stock option granted to an Outside Director under the terms of this
     Section 9 may be exercised more than [TEN] years after the date of grant.

          9.3. EXERCISE PRICE. The per share exercise price of stock options granted to Outside Directors shall be equal to 100% of the Fair Market Value as defined in the Plan, of a share of Common Stock on the date of grant.

          9.4. EXERCISE AFTER TERMINATION OF BOARD SERVICE. In the event that an Outside Director ceases to serve on the Board of Directors for any reason, the stock options granted hereunder must be exercised, to the extent otherwise exercisable at the time of termination of service, within one year from the date of termination of Board service, but in no event later than [TEN] years after the date of grant.

     10.  GENERAL.

          10.1. DURATION. Subject to Section 10.11, the Plan shall remain in effect until all Incentives granted under the Plan have either been satisfied by the issuance of shares of Common Stock or terminated under the terms of the Plan and all restrictions imposed on shares of Common Stock in connection with their issuance under the Plan have lapsed.

          10.2. TRANSFERABILITY OF INCENTIVES.   Options  granted under the
     Plan shall not be transferable except:

               (A)  by will;

               (B)  by the laws of descent and distribution; or

               (C) in the case of stock options only, if permitted by the Committee and so provided in the Incentive Agreement or an amendment thereto, (i) pursuant to a domestic relations order, as defined in the Code, (ii) to Immediate Family Members, (iii) to a partnership in which Immediate Family Members, or entities in which Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the only partners, (iv) to a limited liability company in which Immediate Family Members, or entities in which Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the only members, or (v) to a trust for the sole benefit of Immediate Family Members. "Immediate Family Members" shall be defined as the spouse and natural or adopted children or grandchildren of the participant and their spouses. To the extent that an incentive stock option is permitted to be transferred during the lifetime of the participant, it shall be treated thereafter as a non-qualified stock option.

     Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Incentive, or levy of attachment or similar process upon the Incentive not specifically permitted herein, shall be null and void and without effect.

          10.3. DIVIDEND EQUIVALENTS. In the sole and complete discretion of the Committee, an Incentive may provide the holder thereof with dividends or dividend equivalents, payable in cash, shares, other securities or other property on a current or deferred basis.

          10.4. EFFECT OF TERMINATION OF EMPLOYMENT OR DEATH. In the event that a participant, other than an Outside Director, ceases to be an employee of the Company or to provide services to the Company for any reason, including death, disability, early retirement or normal retirement, any Incentives may be exercised, shall vest or shall expire at such times as may be determined by the Committee in the Incentive Agreement.

          10.5. ADDITIONAL CONDITION. Anything in this Plan to the contrary notwithstanding: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of any Incentive or the issuance of any shares of Common Stock pursuant to any Incentive, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Incentive or the shares of Common Stock issued pursuant thereto for his own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Incentive, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

          10.6. ADJUSTMENT. In the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the Common Stock, the number of shares of Common Stock then subject to the Plan, including shares subject to outstanding Incentives, shall be adjusted in proportion to the change in outstanding shares of Common Stock. In the event of any such adjustments, the purchase price of any option shall be adjusted as and to the extent appropriate, in the reasonable discretion of the Committee, to provide participants with the same relative rights before and after such adjustment.

          10.7. INCENTIVE AGREEMENTS. The terms of each Incentive shall be stated in an agreement or notice approved by the Committee. The Committee may also determine to enter into agreements with holders of options to reclassify or convert certain outstanding options, within the terms of the Plan, as incentive stock options or as non-qualified stock options.

          10.8. WITHHOLDING. At any time that a participant is required to pay to the Company an amount required to be withheld under the applicable tax laws in connection with the issuance of shares of Common Stock under the Plan or upon the lapse of restrictions on shares of restricted stock, the participant may, subject to the Committee's right of disapproval, satisfy this obligation in whole or in part by electing (the "Election") to have the Company withhold from the distribution shares of Common Stock having a value equal to the amount required to be withheld. The value of the shares withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined (the "Tax Date").

          Each Election must be made prior to the Tax Date. The Committee may disapprove of any Election or may suspend or terminate the right to make Elections. If a participant makes an election under Section 83(b) of the Code with respect to shares of restricted stock or an Other Stock-Based Award, an Election is not permitted to be made.

          A participant may also satisfy his or her total tax liability related to the Incentive by delivering shares of Common Stock that have been owned by the participant for at least six months. The value of the shares delivered shall be based on the Fair Market Value of the Common Stock on the Tax Date.

          10.9. NO CONTINUED EMPLOYMENT. No participant under the Plan shall have any right, because of his or her participation, to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation.

          10.10. DEFERRAL PERMITTED. Distribution of shares of Common Stock or cash to which a participant is entitled under any Incentive shall be made as provided in the Incentive Agreement. Payment may be deferred at the option of the participant if provided in the Incentive Agreement.

          10.11. AMENDMENT OF THE PLAN. The Board may amend or discontinue the Plan at any time. In addition, no amendment or discontinuance shall, subject to adjustments permitted under Section 10.6, materially impair, without the consent of the recipient, an Incentive previously granted, except that the Company retains the right to (a) convert any outstanding incentive stock option to a non-qualified stock option, or
     (b) exercise all rights under Section 10.12.

          10.12. CHANGE OF CONTROL.

               (A) A Change of Control shall mean:

                    (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934
          Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of more than 30% of the outstanding shares of the Common Stock; provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control:

                         a) any acquisition of Common Stock directly from the Company,

                         b) any acquisition of Common Stock by the Company,

                         c) any acquisition of Common Stock by any employee
               benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or

                         d) any acquisition of Common Stock by any corporation pursuant to a transaction that complies with clauses a), b) and c) of subsection (iii) of this Section 10.12(A); or

                    (ii) individuals who, as of the date this Plan was adopted by the Board of Directors (the "Approval Date"), constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Approval Date whose election, or nomination for election by the stockholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, unless such individual's initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Incumbent Board; or

                    (iii)  consummation  of  a  reorganization,  merger  or
          consolidation, or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination,

                         a) all or substantially all of the individuals and
               entities who were the beneficial owners of the outstanding Common Stock and the voting securities of the Company entitled to vote generally in the election of directors immediately prior to such Business Combination have direct or indirect beneficial ownership, respectively, of more than 50% of the then outstanding shares of common stock, and more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the corporation resulting from such Business Combination (which, for purposes of this clause a) and clauses b) and c), shall include a corporation that as a result of such transaction owns the Company or all or substantially all of the assets of the Company either directly or through one or more subsidiaries), and

                         b) except to the extent that such ownership existed prior to the Business Combination, no person (excluding any corporation resulting from such Business Combination or any employee benefit plan or related trust of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or 20% or more of the combined voting power of the then outstanding voting securities of such corporation, and

                         c) at least a majority of the members of the board
               of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                    (iv) approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company.

               (B) Upon a Change of Control, or immediately prior to the closing of a transaction that will result in a Change of Control if consummated, all outstanding options granted pursuant to the Plan shall automatically become fully exercisable, all restrictions or limitations on any Incentives shall lapse and all performance criteria and other conditions relating to the payment of Incentives shall be deemed to be achieved and waived by the Company, without the necessity of action by any person.

               (C) No later than 30 days after the approval by the Board of a Change of Control of the types described in subsections (iii) or (iv) of Section 10.12(A) and no later than 30 days after a Change of Control of the type described in subsections (i) and
          (ii) of Section 10.12(A), the Committee (as the Committee was composed immediately prior to such Change of Control and notwithstanding any removal or attempted removal of some or all of the members thereof as directors or Committee members), acting in its sole discretion without the consent or approval of any participant, may act to effect one or more of the alternatives listed below and such act by the Committee may not be revoked or rescinded by persons not members of the Committee immediately prior to the Change of Control:

                    (i) require that  all  outstanding options be exercised
               on or before a specified date (before or after such Change of Control) fixed by the Committee, after which specified date all unexercised options shall terminate,

                    (ii) make such equitable adjustments to Incentives then
               outstanding as the Committee deems appropriate to reflect such Change of Control (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary),

                    (iii) provide for mandatory  conversion  of some or all
               of the outstanding options held by some or all participants as of a date, before or after such Change of Control, specified by the Committee, in which event such options shall be deemed automatically cancelled and the Company shall pay, or cause to be paid, to each such participant an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such option or, as defined and calculated below, over the exercise price(s) of such options or, in lieu of such cash payment, the issuance of Common Stock or securities of an acquiring entity having a Fair Market Value equal to such excess, or

                    (iv) provide that thereafter  upon  any  exercise of an
               option the participant shall be entitled to purchase under such option, in lieu of the number of shares of Common Stock then covered by such option, the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the participant would have been entitled pursuant to the terms of the agreement providing for the reorganization, merger, consolidation or asset sale, if, immediately prior to such Change of Control, the participant had been the holder of record of the number of shares of Common Stock then covered by such options.

                    (v) For the purposes of paragraph (iii) of this Section
               10.12(C) the "Change of Control Value" shall equal the amount determined by whichever of the following items is applicable:

                         a) the per  share price to be paid to stockholders
                    of Superior in any such merger, consolidation or other reorganization.

                         b) the price per  share offered to stockholders of
                    Superior in any tender offer or exchange offer whereby a Change of Control takes place, or

                         c) in all other events, the  Fair Market Value per
                    share of Common Stock into which such options being converted are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of conversion of such options.

                         d) in the event that the consideration  offered to
                    stockholders of Superior in any transaction described in this Section 10.12 consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered that is other than cash.

          10.13. DEFINITION OF FAIR MARKET VALUE. Whenever "Fair Market Value" of Common Stock shall be determined for purposes of this Plan, it shall be determined as follows: (i) if the Common Stock is listed on an established stock exchange or any automated quotation system that provides sale quotations, the closing sale price for a share of the Common Stock on such exchange or quotation system on the applicable date; (ii) if the Common Stock is not listed on any exchange or quotation system, but bid and asked prices are quoted and published, the mean between the quoted bid and asked prices on the applicable date, and if bid and asked prices are not available on such day, on the next preceding day on which such prices were available; and (iii) if the Common Stock is not regularly quoted, the fair market value of a share of Common Stock on the applicable date as established by the Committee in good faith.

     11. STOCKHOLDER APPROVAL. Adoption of this plan by the Board of Directors is subject to approval by the holders of a majority of the Common Stock present and voting at a meeting of the stockholders to be held no later than the date of the first annual meeting after the date of the adoption hereof by the Board of Directors.

                                  [FRONT]

                     SUPERIOR ENERGY SERVICES, INC.
                           1105 PETERS ROAD
                        HARVEY, LOUISIANA  70058


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                       OF SUPERIOR ENERGY SERVICES, INC.



        The undersigned hereby appoints __________________, or any of them, as proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all shares of common stock of Superior Energy Services, Inc. ("SUPERIOR") held of record by the undersigned on ____________, 1999 at the annual meeting of shareholders to be held on ____________, 1999, or any adjournment thereof.





THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSALS BY CHECKING THE BOX MARKED "FOR":

     1. Approval of the issuance of a number of shares of SUPERIOR common stock equal to 51% of the outstanding shares after giving effect to such issuance, calculated on a fully diluted basis, in accordance with the terms of an Agreement and Plan of Merger, pursuant to which a wholly-owned subsidiary of SUPERIOR would merge (the "Merger") with and into CARDINAL HOLDING CORP. ("CARDINAL") and CARDINAL would become a wholly-owned subsidiary of SUPERIOR;

              [  ] FOR              [  ] AGAINST             [  ] ABSTAIN

     2.    The election of six directors;

              [  ] FOR all nominees listed below      [  ] WITHHOLD AUTHORITY
                   (except as marked to the contrary       to vote for all
                   below)                                  nominees listed
                                                           below

           INSTRUCTIONS: To withhold authority to vote for any nominee, strike a line through the nominee's name listed below.

              Terence E. Hall       Justin L. Sullivan    Richard A. Bachmann

              William E. Macaulay   Ben A. Guill          Robert E. Rose

     3. Approval of an amendment to SUPERIOR'S Certificate of Incorporation to increase the number of authorized shares of SUPERIOR common stock to 125,000,000;

              [  ] FOR              [  ]  AGAINST            [  ]  ABSTAIN


     4. Approval of an amendment to SUPERIOR'S Certificate of Incorporation to regulate the ownership of the capital stock of SUPERIOR by persons who are not citizens of the United States;

              [  ] FOR              [  ] AGAINST             [  ] ABSTAIN


     5. Approval of the Superior Energy Services, Inc. 1999 Stock Incentive Plan; and

              [  ] FOR              [  ]  AGAINST            [  ]  ABSTAIN


     6. In their discretion, to transact such other business as may properly come before the meeting and any adjournments thereof.

                              [REVERSE SIDE]




THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 5. THE PROXY HOLDERS NAMED ABOVE WILL VOTE IN THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.



                                  Date:____________________, 1999


                                  _____________________________________________
                                             Signature of Stockholder

                                  _____________________________________________
                                      Additional Signature, if held jointly

                                  PLEASE SIGN EXACTLY AS NAME APPEARS HEREON.
                                  WHEN SIGNING AS ATTORNEY, EXECUTOR,
                                  ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE
                                  GIVE FULL TITLE AS SUCH.  IF A CORPORATION,
                                  PLEASE SIGN FULL CORPORATE NAME BY PRESIDENT
                                  OR OTHER AUTHORIZED OFFICER.  IF A
                                  PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME
                                  BY AUTHORIZED PERSON.

                                  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.